Filed Pursuant to Rule 424(b)(5)
Registration No. 333-203739

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 6, 2016

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 18, 2015)

The Korea Development Bank

US$                             % Notes due 20

US$                             % Notes due 20

Our US$                         aggregate principal amount of notes due 20         (the “20             Notes”) will bear interest at a rate of         % per annum, and our US$                         aggregate principal amount of notes due 20         (the “20         Notes”, and together with the 20         Notes, the “Notes”) will bear interest at a rate of         % per annum. Interest on the Notes is payable semi-annually in arrears on              and              of each year, beginning on                         , 2016. The 20             Notes will mature on                         , 20         and the 20         Notes will mature on                         , 20        .

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company, as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government (as defined herein).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 20 Note		Total	Per 20 Note		Total
Public offering price		%	US$		%	US$
Underwriting discount		%	US$		%	US$
Proceeds to us (before deduction of expenses)		%	US$		%	US$

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including                 , 2016.

Application will be made to the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and the listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes. Currently, there is no public market for the Notes.

We expect to make delivery of the Notes to investors through the book-entry facilities of The Depository Trust Company on or about                 , 2016.

Joint Bookrunners and Lead Managers

Barclays
BofA Merrill Lynch
Citigroup
Credit Suisse
HSBC
KDB Asia
Mizuho Securities
SOCIETE GENERALE

Prospectus Supplement Dated                 , 2016

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms

All references to “we” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

Our separate financial information as of and for the six months ended June 30, 2014 and 2015 included in this prospectus supplement has been prepared in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries. KDB Financial Group (or KDBFG), a financial holding company, and Korea Finance Corporation (or KoFC), a public policy financing vehicle and the parent company of KDBFG, both of which had originally been established by spinning off a portion of our assets, liabilities and equity in October 2009, merged with and into us on December 31, 2014. For information regarding the merger of KDBFG and KoFC into us (the “Merger”) and the amounts of assets and liabilities acquired by us in connection with the Merger, see “The Korea Development Bank—Overview” in the accompanying prospectus and Note 47 of the notes to our separate financial statements as of and for the six months ended June 30, 2014 and 2015 included in this prospectus supplement.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated June 18, 2015. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-203739, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The SGX-ST assumes no responsibility for the correctness of any statements made or opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and the listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$                          aggregate principal amount of             % notes due             , 20             (the “20             Notes”) and US$                          aggregate principal amount of             % notes due             , 20             (the “20             Notes”, and together with the 20             Notes, the “Notes”).

The 20             Notes will bear interest at a rate of             % per annum, and the 20             Notes will bear interest at a rate of             % per annum, in each case payable semi-annually in arrears on              and              of each year, beginning on                          , 2016. Interest on the Notes will accrue from                          , 2016 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest.”

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

We do not have any right to redeem the Notes prior to maturity.

Listing

Application will be made to the SGX-ST for the listing and quotation of the Notes. Settlement of the Notes is not conditioned on obtaining the listing. The Notes will be traded in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies) for so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require. Accordingly, the Notes will be traded in a minimum board lot size of US$200,000.

Form and Settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC, as depositary. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about                          , 2016, which we expect will be the fifth business day following the date of this prospectus supplement, referred to as “T+5.” You should note that initial trading of the Notes may be affected by the T+5 settlement. See “Underwriting—Delivery of the Notes.”

Underwriting

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters.”

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$                         . We will use the net proceeds from the sale of the Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated June 18, 2015. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS.

Overview

As of June 30, 2015, we had ~~W~~138,350.9 billion of loans outstanding (including loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ~~W~~218,943.6 billion and total equity of ~~W~~27,522.8 billion, as compared to ~~W~~136,760.1 billion of loans outstanding, ~~W~~217,833.2 billion of total assets and ~~W~~25,412.6 billion of total equity as of December 31, 2014. For the six months ended June 30, 2015, we recorded interest income of ~~W~~2,811.0 billion, interest expense of ~~W~~2,028.0 billion and net income of ~~W~~202.3 billion, as compared to ~~W~~2,365.9 billion of interest income, ~~W~~1,397.1 billion of interest expense and ~~W~~289.1 billion of net income for the six months ended June 30, 2014.

Capitalization

As of September 30, 2015, our authorized capital was ~~W~~30,000 billion and capitalization was as follows:

September 30, 2015(1)
(billions of won)
(unaudited)
Long-term debt(2)(3):
Won currency borrowings	3,692.4
Foreign currency borrowings	6,597.7
Won currency industrial finance bonds	89,169.1
Foreign currency industrial finance bonds	26,178.4

Total long-term debt	125,637.6

Capital:
Issued capital	17,235.4
Capital surplus	2,589.4
Capital adjustment	—
Retained earnings(4)	6,865.8
Accumulated other comprehensive income	789.0

Total capital	27,479.6

Total capitalization	153,117.2

(1)	Except as disclosed in this prospectus supplement, there has been no material change in our capitalization since September 30, 2015.
(2)	We have translated borrowings in foreign currencies into Won at the rate of ~~W~~1,194.50 to US$1.00, which was the market average exchange rate, as announced by the Seoul Money Brokerage Services Ltd., on September 30, 2015.

(3)	As of September 30, 2015, we had contingent liabilities totaling ~~W~~9,224.0 billion under outstanding guarantees issued on behalf of our clients.
(4)	Includes planned regulatory reserve for possible loan losses of ~~W~~1,370.8 billion as of September 30, 2015. Under Korean IFRS, if our provision for possible loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which will be deducted from retained earnings.

Business

Government Support and Supervision

The Government contributed ~~W~~2,000 billion in the form of shares of common stock of Korea Land & Housing Corporation and Korea Electric Power Corporation to our capital in April 2015 and made additional cash contributions to our capital in the amounts of ~~W~~40 billion and ~~W~~15 billion in July and September 2015, respectively. As of September 30, 2015, our paid-in capital was ~~W~~17,235.4 billion compared to ~~W~~15,180.4 billion as of December 31, 2014.

Selected Financial Statement Data

Recent Developments

As of September 30, 2015, we had ~~W~~141,689.6 billion of loans outstanding (including loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ~~W~~223,420.8 billion and total equity of ~~W~~27,479.6 billion, as compared to ~~W~~104,256.6 billion of loans outstanding, ~~W~~217,833.2 billion of total assets and ~~W~~25,412.6 billion of total equity as of December 31, 2014, on a separate K-IFRS basis. For the nine months ended September 30, 2015, we recorded interest income of ~~W~~4,115.2 billion, interest expense of ~~W~~2,970.9 billion and net income of ~~W~~21.1 billion, as compared to ~~W~~3,574.5 billion of interest income, ~~W~~2,081.6 billion of interest expense and ~~W~~397.9 billion of net income for the nine months ended September 30, 2014, on a separate K-IFRS basis.

The following tables present selected separate financial information for the nine months ended September 30, 2014 and 2015 and as of December 31, 2014 and September 30, 2015, which has been derived from our unaudited separate financial statements as of December 31, 2014 and September 30, 2015 and for the nine months ended September 30, 2014 and 2015 prepared in accordance with Korean IFRS.

Separate K-IFRS Financial Statement Data

	Nine Months Ended September 30,
	2014	2015
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	3,574.5	4,115.2
Total Interest Expenses	2,081.6	2,970.9
Net Interest Income	1,492.9	1,144.3
Operating Income	620.2	801.9
Net Income	397.9	21.1

	As of December 31, 2014	As of September 30, 2015
	(billions of won) (unaudited)
Balance Sheet Data
Total Loans(1)	136,760.1	141,689.6
Total Borrowings(2)	178,851.7	177,709.5
Total Assets	217,833.2	223,420.8
Total Liabilities	192,420.6	195,941.1
Equity	25,412.6	27,479.6

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include financial liabilities designated at fair value through profit or loss (“FVTPL”), due to customers, borrowings and debt issued.

Nine Months Ended September 30, 2015

For the nine months ended September 30, 2015, we had net income of ~~W~~21.1 billion compared to net income of ~~W~~397.9 billion for the nine months ended September 30, 2014, on a separate K-IFRS basis.

Principal factors for the decrease in net income for the nine months ended September 30, 2015 compared to the corresponding period of 2014 included:

•

an increase in loss from equity method investments to ~~W~~720.0 billion in the nine months ended September 30, 2015 from ~~W~~104.8 billion in the corresponding period of 2014, primarily due to loss on valuation of equity method investments on Daewoo Shipbuilding & Marine Engineering (“DSME”) shares;

•

a decrease in net interest income to ~~W~~1,144.3 billion in the nine months ended September 30, 2015 from ~~W~~1,492.9 billion in the corresponding period of 2014, primarily due to an increase in interest expense resulting from an increase in bonds; and

•

a decrease in reversals in provision for acceptance and guarantees to ~~W~~8.5 billion in the nine months ended September 30, 2015 from ~~W~~339.0 billion in the corresponding period of 2014, primarily due to a decrease in guarantees.

The above factors were partially offset by (i) an increase in dividend income to ~~W~~516.7 billion in the nine months ended September 30, 2015 from ~~W~~122.3 billion in the corresponding period of 2014, primarily due to increased dividends from public institutions and our financial subsidiaries and (ii) a decrease in provision for loan losses to ~~W~~838.7 billion in the nine months ended September 30, 2015 from ~~W~~1,182.1 billion in the corresponding period of 2014, primarily due to enhanced asset quality.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including DSME, STX Offshore & Shipbuilding, Dongbu Steel, Daehan Shipbuilding Co., Ltd. and STX Heavy Industries. As of September 30, 2015, our credit extended to these companies totaled ~~W~~12,694.5 billion, accounting for 5.7% of our total assets as of such date.

As of September 30, 2015, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to DSME increased to ~~W~~5,182.4 billion from ~~W~~4,417.4 billion as of December 31, 2014, primarily due to extension of new loans and guarantees. As of September 30, 2015, our exposure to STX Offshore & Shipbuilding increased to ~~W~~4,730.9 billion from ~~W~~3,898.8 billion as of December 31, 2014, primarily due to extension of new loans and guarantees. As of September 30, 2015, our exposure to Dongbu Steel was ~~W~~1,398.2 billion, a decrease from ~~W~~1,551.9 billion as of December 31, 2014, primarily due to repayment of its debt through asset sales. As of September 30, 2015, our exposure to Daehan Shipbuilding increased to ~~W~~841.9 billion from ~~W~~592.1 billion as of December 31, 2014, primarily due to extension of new loans. As of September 30, 2015, our exposure to STX Heavy Industries decreased slightly to ~~W~~541.1 billion from ~~W~~550.1 billion as of December 31, 2014, primarily due to debt-equity swaps.

As of September 30, 2015, we established provisions of ~~W~~8.7 billion for DSME, ~~W~~720.3 billion for STX Offshore & Shipbuilding, ~~W~~221.2 billion for Dongbu Steel, ~~W~~36.5 billion for Daehan Shipbuilding and ~~W~~31.3 billion for STX Heavy Industries.

During the first nine months of 2015, DSME, one of the largest shipbuilding and offshore construction companies in Korea, suffered from financial difficulties due to losses incurred from its offshore construction projects. In October 2015, we announced that we, along with the Export-Import Bank of Korea, would extend additional financing of up to ~~W~~4.2 trillion to DSME by the end of 2016 in the form of debt-equity swaps, loans and other forms of liquidity support. In connection with this additional financing, our equity interest in DSME increased from 31.5% as of June 30, 2015 to 49.7%, and we remain the largest shareholder of DSME.

In the event that the financial condition of these companies or other large corporations to which we extended credits deteriorate in the future, we may be required to record additional provisions for credit losses, as well as charge-offs and valuation or impairment losses or losses on disposal, which may have a material adverse effect on our financial condition and results of operations.

For the nine months ended September 30, 2015, we sold non-performing loans worth ~~W~~479.5 billion to the United Asset Management Corporation and other bad debt clearers in Korea.

Results of Operations

The following tables present selected separate financial information as of December 31, 2014 and June 30, 2015 and for the six months ended June 30, 2014 and 2015, which has been derived from our unaudited separate financial statements as of December 31, 2014 and June 30, 2015 and for the six months ended June 30, 2014 and 2015 prepared in accordance with Korean IFRS and included in this prospectus supplement. For information regarding the merger of KDBFG and KoFC into us (the “Merger”) and the amounts of assets and liabilities acquired by us in connection with the Merger, see “The Korea Development Bank—Overview” in the accompanying prospectus and Note 47 of the notes to our separate financial statements as of and for the six months ended June 30, 2014 and 2015 included in this prospectus supplement. You should read the following financial statement data together with the separate financial statements and notes included in this prospectus supplement:

Separate K-IFRS Financial Statement Data

	Six Months Ended June 30,
	2014	2015
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	2,365.9	2,811.0
Total Interest Expenses	1,397.1	2,028.0
Net Interest Income	968.8	783.0
Operating Income (Expenses)	479.0	566.3
Net Income (Loss)	289.1	202.3

	As of December 31, 2014	As of June 30, 2015
	(billions of won) (unaudited)
Statements of Financial Position Data
Total Loans(1)	136,760.1	138,350.9
Total Borrowings(2)	178,851.7	174,727.9
Total Assets	217,833.2	218,943.6
Total Liabilities	192,420.6	191,420.8
Equity	25,412.6	27,522.8

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include financial liabilities designated at fair value through profit or loss (“FVTPL”), due to customers, borrowings and debt issued.

Six Months Ended June 30, 2015

For the six months ended June 30, 2015, we had net income of ~~W~~202.3 billion compared to net income of ~~W~~289.1 billion for the six months ended June 30, 2014, on a separate basis.

Principal factors for the decrease in net income in the first half of 2015 compared to the corresponding period of 2014 included:

•

provision for acceptances and guarantees of ~~W~~27.9 billion in the six months ended June 30, 2015 compared to reversals in provision for acceptance and guarantees of ~~W~~304.2 billion in the corresponding period of, 2014, primarily due to an increase in guarantees; and

•

an increase in loss from equity method investments to ~~W~~301.4 billion in the six months ended June 30, 2015 from ~~W~~102.4 billion in the corresponding period of 2014, primarily due to loss on valuation of equity method investments on DSME shares.

The above factors were partially offset by (i) an increase in dividend income to ~~W~~430.9 billion in the six months ended June 30, 2015 from ~~W~~118.3 billion in the corresponding period of 2014, primarily due to increased dividends from public institutions and our financial subsidiaries and (ii) an increase in net gain on available-for-sale financial assets to ~~W~~124.0 billion in the six months ended June 30, 2015 from ~~W~~59.4 billion in the corresponding period of 2014, primarily due to decreases in losses on sale and valuation.

Provisions for Possible Loan Losses and Loans in Arrears

As of June 30, 2015, we established provisions of ~~W~~2,380.6 billion for possible loan losses under Korean IFRS. The provisions for possible loan losses under Korean IFRS are recorded for those loans for which objective evidence of impairment exists as a result of one or more events that occurred after initial recognition and, if our provision for possible loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which will be deducted from retained earnings.

Certain of our customers have restructured loans with their creditor banks. As of June 30, 2015, we have provided loans of ~~W~~2,340.9 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of ~~W~~1,104.0 billion following debt-equity swaps. As of June 30, 2015, we had established provisions of ~~W~~844.2 billion for possible loan losses. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

The following table provides information on our loan loss provisions.

		As of June 30, 2015(1)
		Loan Amount		Loan Loss Provisions
		(in billions of won, except percentages)
Loan Classification	Normal(2)	~~W~~	129,880.6	~~W~~	312.4
	Precautionary		5,591.9		831.7
	Substandard		1,763.4		488.9
	Doubtful		576.3		408.3
	Expected Loss		538.7		339.3

	Total	~~W~~	138,350.9	~~W~~	2,380.6

(1)	These figures include loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.
(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss provisions for all loans including loans guaranteed by the Government.

As of June 30, 2015, our non-performing loans totaled ~~W~~2,879.0 billion, representing 2.1% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On June 30, 2015, our legal reserve was ~~W~~5,473.9 billion, representing 4.0% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including STX Offshore & Shipbuilding, Dongbu Steel, Daehan Shipbuilding Co., Ltd., STX Heavy Industries and STX Engine. As of June 30, 2015, our credit extended to these companies totaled ~~W~~7,482.1 billion, accounting for 3.4% of our total assets as of such date.

As of June 30, 2015, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to STX Offshore & Shipbuilding increased to ~~W~~4,330.6 billion from ~~W~~3,898.8 billion as of December 31, 2014, primarily due to extension of new loans and guarantees. As of June 30, 2015, our exposure to Dongbu Steel was ~~W~~1,440.3 billion, a decrease from ~~W~~1,551.9 billion as of December 31, 2014, primarily due to repayment of its debt through asset sales. As of June 30, 2015, our exposure to Daehan Shipbuilding increased to ~~W~~734.3 billion from ~~W~~592.1 billion as of December 31, 2014, primarily due to extension of new loans. As of June 30, 2015, our exposure to STX Heavy Industries decreased to ~~W~~532.0 billion from ~~W~~550.1 billion as of December 31, 2014, primarily due to debt-equity swaps. As of June 30, 2015, our exposure to STX Engine decreased to ~~W~~444.9 billion from ~~W~~470.7 billion as of December 31, 2014, primarily due to debt-equity swaps.

As of June 30, 2015, we established provisions of ~~W~~590.9 billion for our exposure to STX Offshore & Shipbuilding, ~~W~~227.8 billion for Dongbu Steel, ~~W~~33.3 billion for Daehan Shipbuilding, ~~W~~31.2 billion for STX Heavy Industries and ~~W~~25.6 billion for STX Engine.

Companies in the STX Group, a large Korean conglomerate primarily engaged in shipbuilding and trading, have faced financial difficulties for the past several years due to prolonged slowdowns in the Korean construction and shipbuilding industries. Certain troubled companies in the STX Group, such as STX Offshore & Shipbuilding, STX Heavy Industries, STX Engine and STX Corporation, are in voluntary out-of-court debt restructuring programs with their creditor banks. Pan Ocean, which had been in court receivership since 2013, graduated from the rehabilitation proceedings in July 2015. In addition, Kang Duk-soo, former chairman of the STX Group, was indicted in May 2014 for accounting fraud, business malpractice and embezzlement.

Companies in the Dongbu Group, a large Korean conglomerate providing industrial, chemical, shipping, insurance and financial products and services, have also been facing financial difficulties for the past several years due to the prolonged slowdown in the Korean construction industry and in the Korean economy in general. For example, Dongbu LED and Dongbu Construction entered into a court receivership in October 2014 and January 2015, respectively. In May 2015, Dongbu Steel, which has been under a voluntary out-of-court debt restructuring program, left the group after a debt-equity swap transaction executed by its creditor banks. We are the main creditor bank of STX Group and Dongbu Group.

During the first half of 2015, DSME, one of the largest shipbuilding and offshore construction companies in Korea, suffered from financial difficulties due to losses incurred from its offshore construction projects. We are the largest shareholder of DSME holding a 31.5% equity interest in DSME as of June 30, 2015.

In the event that the financial condition of these companies or other large corporations to which we extended credits deteriorate in the future, we may be required to record additional provisions for credit losses, as well as charge-offs and valuation or impairment losses or losses on disposal, which may have a material adverse effect on our financial condition and results of operations.

For the six months ended June 30, 2015, we sold non-performing loans worth ~~W~~479.5 billion to the United Asset Management Corporation and other bad debt clearers in Korea.

Operations

Loan Operations

The following table sets out, by currency and category of loan, our total outstanding loans as of June 30, 2015:

Loans(1)

	June 30, 2015
	(billions of won)
Equipment Capital Loans:
Domestic currency	~~W~~	50,907.5
Foreign currency(2)		8,273.9
Working Capital Loans:
Domestic currency(3)		47,574.5
Foreign currency(2)		6,272.9
Other Loans(4)		25,322.1

Total loans	~~W~~	138,350.9

(1)	Includes loans extended to affiliates.
(2)	Includes loans disbursed and repayable in Won, the amounts of which are based upon an equivalent amount of foreign currency. This type of loan totaled ~~W~~9,964.4 billion as of June 30, 2015. See “The Korea Development Bank—Operations—Loan Operations—Loans by Categories—Local Currency Loans Denominated in Foreign Currencies” in the accompanying prospectus.
(3)	Includes loans on households.
(4)	Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of June 30, 2015, we had ~~W~~138,350.9 billion in outstanding loans, a 1.2% increase from December 31, 2014.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	June 30, 2015		As % of June 30, 2015 Total
	(billions of won, except percentages)
Loans with remaining maturities of one year or less	~~W~~	44,187.6	39.1%
Loans with remaining maturities of more than one year		68,841.1	60.9

Total	~~W~~	113,028.7	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector as of June 30, 2015:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	June 30, 2015		As % of June 30, 2015 Total
	(billions of won, except percentages)
Manufacturing	~~W~~	54,668.6	48.4%
Banking and Insurance		24,975.5	22.1
Transportation and Communication		6,359.6	5.6
Public Administration		730.2	0.6
Electric, Gas and Water Supply Industry		2,700.0	2.4
Others(2)		23,594.8	20.9

Total	~~W~~	113,028.7	100.0%

Percentage increase from December 31, 2014		0.8%

(1)	Includes loans extended to affiliates.
(2)	Includes wholesale and retail trade, real estate and leasing, and construction.

The manufacturing sector accounted for 48.4% of our outstanding equipment capital and working capital loans as of June 30, 2015. As of June 30, 2015, loans to the transportation equipment manufacturing businesses and metal manufacturing businesses accounted for 17.7% and 14.7%, respectively, of our outstanding equipment capital and working capital loans to the manufacturing sector.

Industrial Bank of Korea was our single largest borrower as of June 30, 2015, accounting for 3.7% of our outstanding equipment capital and working capital loans. As of June 30, 2015, our five largest borrowers and 20 largest borrowers accounted for 11.0% and 24.7%, respectively, of our outstanding equipment capital and working capital loans.

The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of June 30, 2015 by industry sector:

20 Largest Borrowers by Industry Sector

As % of June 30, 2015 Total Outstanding Equipment Capital and Working Capital Loans
Banking and Insurance	53.3%
Manufacturing	34.2
Transportation and Communication	7.6
Wholesale and Retail Trade	2.5
Public Administration	2.4

Total	100.0%

Loans by Categories

The following table sets out equipment capital and working capital loans by categories as of June 30, 2015:

	Equipment Capital Loans			Working Capital Loans
	June 30, 2015%			June 30, 2015%
	(billions of won, except percentages)
Industrial fund loans	~~W~~	42,400.3	71.6%	~~W~~	33,689.5	62.6%
Foreign currency loans		6,092.9	10.3		1,180.3	2.2
Loan currency loans denominated in foreign currencies		230.1	0.4		100.1	0.2
Offshore loans in foreign currencies		954.5	1.6		3,627.9	6.7
Government fund loans		458.0	0.8		—	—
Overdraft		—	—		536.1	1.0
Others(1)		9,045.5	15.3		14,713.5	27.3

Total	~~W~~	59,181.3	100.0%	~~W~~	53,847.4	100.0%

(1)	Includes loans on households, special purpose fund loans, loans through on-lending, interbank loans, call loans and other loans.

Guarantee Operations

The following table shows our outstanding guarantees as of June 30, 2015:

	June 30, 2015
	(billions of won)
Acceptances	~~W~~	840.3
Guarantees on local borrowing		1,104.8
Guarantees on foreign borrowing		6,745.4
Letter of guarantee for importers		33.1

Total	~~W~~	8,723.6

Investments

Our equity investments, on a fair value basis, increased to ~~W~~37,476.1 billion as of June 30, 2015 from ~~W~~32,737.2 billion as of December 31, 2014.

As of June 30, 2015, the fair value basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation amounted to 79.9% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “The Korea Development Bank—Financial Statements and the Auditors” in the accompanying prospectus.

The following table sets out our equity investments by industry sector on a fair value basis as of June 30, 2015:

Equity Investments

	Fair Value as of June 30, 2015
	(billions of won)
Electric, Gas and Water Supply Industry	~~W~~	17,954.3
Construction		1,127.5
Banking and Insurance		11,047.5
Real Estate Business		3,895.9
Manufacturing		903.1
Transportation and Communication		1,889.1
Others		658.7

Total	~~W~~	37,476.1

As of June 30, 2015, we held total equity investments, on a fair value basis, of ~~W~~16,844.6 billion in one of our five largest borrowers and ~~W~~25,183.1 billion in five of our 20 largest borrowers.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of June 30, 2015, the aggregate value of our equity investments accounted for approximately 109% of their aggregate cost basis.

Other Activities

As of June 30, 2015, we held in trust cash and other assets totaling ~~W~~33,871.3 billion, and we generated in the first half of 2015 trust fee income equaling ~~W~~88.7 billion.

Source of Funds

Borrowings from the Government

The following table sets out our Government borrowings as of June 30, 2015:

Type of Funds Borrowed	As of June 30, 2015
	(billions of won)
General purpose	~~W~~	459.9
Special purpose		3,718.2

Total	~~W~~	4,178.1

Domestic and International Capital Markets

The following table sets out the outstanding balance of our industrial finance bonds as of June 30, 2015:

Outstanding Balance	As of June 30, 2015
	(billions of won)
Denominated in Won	~~W~~	90,572.4
Denominated in other currencies		25,585.4

Total	~~W~~	116,157.8

As of June 30, 2015, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of June 30, 2015) was ~~W~~129,636.3 billion, equal to 19.1% of our authorized amount under the KDB Act, which was ~~W~~679,629.2 billion.

Foreign Currency Borrowings

As of June 30, 2015, the outstanding amount of our foreign currency borrowings was US$11.6 billion.

Our long term and short term foreign currency borrowings increased to ~~W~~13,095.5 billion as of June 30, 2015 from ~~W~~12,139.6 billion as of December 31, 2014.

Deposits

As of June 30, 2015, demand deposits held by us totaled ~~W~~1,634.6 billion and time and savings deposits held by us totaled ~~W~~35,272.2 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of June 30, 2015:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency(1)(2)	2015		2016		2017		2018		2019		Thereafter
			(billions of won)
Won	~~W~~	12,586.1	~~W~~	26,480.8	~~W~~	20,790.0	~~W~~	7,104.7	~~W~~	5,308.2	~~W~~	20,072.6
Foreign		11,277.4		7,694.7		6,623.2		5,026.1		1,660.0		6,316.8

Total Won Equivalent	~~W~~	23,863.5	~~W~~	34,175.4	~~W~~	27,413.2	~~W~~	12,130.9	~~W~~	6,968.2	~~W~~	26,389.4

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 30, 2015, as announced by the Seoul Money Brokerage Services Ltd.

Directors and Management; Employees

Our Board of Directors has ultimate responsibility for management of our affairs. Under the KDB Act and our Articles of Incorporation, our Board of Directors is to consist of our Chief Executive Offer, Chief Operating Officer and Directors. Currently, the members of our Board of Directors are:

Position	Name	Expiration of Term
Chief Executive Officer and Chairman of the Board of Directors	Kyttack Hong	April 8, 2016
Chief Operating Officer and Vice Chairman of the Board of Directors	Heui Kyoung Ryu	February 2, 2017
Senior Executive Director	Dai Hyun Lee	December 30, 2017
Independent Non-executive Directors	Sang Heon Kim	August 1, 2016
	Hi-Taek Shin	April 26, 2016
	Hay-Young Chung	April 26, 2016
	Cheol-Joon Kang	January 12, 2016
	Jae Woon Koo	October 30, 2016

Financial Statements and the Auditors

Korea Development Bank

Separate Interim Statements of Financial Position

As of June 30, 2015 and December 31, 2014

(Unaudited)

(In millions of won)	Notes	June 30, 2015		December 31, 2014
Assets
Cash and due from banks	4,43,44,47,48	~~W~~	4,643,659	5,974,543
Financial assets held for trading	5,43,44,48		2,017,324	1,418,398
Available-for-sale financial assets	6,43,44,47,48		35,224,312	38,160,025
Held-to-maturity financial assets	7,43,44,48		28,835	17,238
Loans	8,43,44,47,48		135,945,698	134,314,466
Derivative financial assets	9,43,44,45,47,48		5,298,800	4,912,792
Investments in subsidiaries and associates	10,46,47		27,429,146	26,858,662
Property and equipment, net	11,46,47		580,870	535,814
Investment property, net	12,46,47		74,922	74,639
Intangible assets, net	13,46,47		81,721	90,844
Deferred tax assets	34,47		23,583	19,390
Other assets	14,43,44,47,48		7,594,710	5,456,358

Total assets		~~W~~	218,943,580	217,833,169

Liabilities
Financial liabilities designated at fair value through profit or loss	15,43,44,48	~~W~~	1,523,994	1,138,628
Deposits	16,43,44,48		39,651,512	37,605,714
Borrowings	17,43,44,47,48		20,457,230	23,537,531
Bonds	18,43,44,47,48		113,095,210	116,569,796
Derivative financial liabilities	9,43,44,45,47,48		5,158,756	4,789,154
Defined benefit liabilities	19,47		38,476	32,130
Provisions	20,47		351,775	311,825
Deferred tax liabilities	34,47		1,926,784	1,998,496
Income taxes payable			116,782	215,511
Other liabilities	21,43,44,47,48		9,100,245	6,221,781

Total liabilities			191,420,764	192,420,566

Equity
Issued capital	22		17,180,399	15,180,399
Capital surplus	22		2,522,869	2,522,869
Capital adjustments	22		(9,668)	—
Accumulated other comprehensive income	22		782,157	818,422
Retained earnings	22		7,047,059	6,890,913
(Regulatory reserve for loan losses of ~~W~~1,370,828 and ~~W~~1,306,925 as of June 30, 2015 and December 31, 2014, respectively)
(Non-accumulated reserve for credit losses were amounted to ~~W~~0 and ~~W~~17,152 as of June 30, 2015 and December 31, 2014, respectively)
(Obligated amount of provision for regulatory reserve for loan losses of ~~W~~121,395 and ~~W~~46,751 as of June 30, 2015 and December 31, 2014, respectively)
(Planned regulatory reserve for loan losses of ~~W~~121,395 and ~~W~~63,903 as of June 30, 2015 and December 31, 2014, respectively)

Total equity			27,522,816	25,412,603

Total liabilities and equity		~~W~~	218,943,580	217,833,169

See accompanying notes to the separate financial statements

Korea Development Bank

Separate Interim Statements of Comprehensive Income

For the three-month and six-month periods ended June 30, 2015 and 2014

(Unaudited)

(In millions of won, except earnings per share information)		June 30, 2015			June 30, 2014
	Notes	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income	23	~~W~~	1,348,986	2,810,973	1,188,089	2,365,889
Interest expense	23		(969,894)	(2,027,975)	(692,254)	(1,397,094)

Net interest income	46		379,092	782,998	495,835	968,795

Net fees and commission income	24		150,277	259,729	130,912	214,979
Dividend income	25		102,995	430,871	27,345	118,322
Net gain (loss) on financial assets held for trading	26		(11,295)	(4,116)	1,582	(2,273)
Net gain (loss) on financial liabilities designated at fair value through profit or loss	27		43,288	4,075	(25,114)	(31,009)
Net gain on available-for-sale financial assets	28		144,942	124,020	160,514	59,362
Net gain (loss) on derivatives	29		(56,408)	(49,486)	136,909	96,955
Net foreign currency transaction gain (loss)	30		42,097	144,969	(47,431)	(17,721)
Other operating income (loss), net	31		(143,095)	(117,896)	(115,269)	43,867

Non-interest income, net			272,801	792,166	269,448	482,482

Provision for loan losses	8		467,595	697,732	339,263	701,259

General and administrative expenses	32,46		171,698	311,088	144,487	271,026

Operating income	46		12,600	566,344	281,533	478,992

Impairment loss on investments in subsidiaries and associates	10		(301,441)	(301,441)	(93,513)	(102,372)
Other non-operating income	33		341	3,311	626	3,705
Other non-operating expense	33		(1,798)	(2,572)	(513)	(1,238)

Non-operating expense, net			(302,898)	(300,702)	(93,400)	(99,905)

Profit (loss) before income taxes			(290,298)	265,642	188,133	379,087

Income tax expense (benefit)	34		(36,734)	63,317	58,935	90,021

Profit (loss) for the period (Profit (loss) for the period adjusted for regulatory reserve for possible loan losses: (-)~~W~~101,426 million and ~~W~~80,930 million for the three-month and six-month periods ended June 30, 2015, respectively; ~~W~~406,571 million and ~~W~~132,758 million for the three-month and six-month periods ended June 30, 2014, respectively)			(253,564)	202,325	129,198	289,066

Other comprehensive income (loss) for the period, net of tax Items that are or may be reclassified subsequently to profit or loss:	22
Valuation loss on available-for-sale financial assets, net			(188,685)	(35,482)	(165,703)	(54,517)
Exchange differences on translation of foreign operations			7,296	6,884	(23,283)	(14,208)
Valuation gain (loss) on cash flow hedge			3,634	(7,667)	(594)	(527)

			(177,755)	(36,265)	(189,580)	(69,252)

Total comprehensive income (loss) for the period		~~W~~	(431,319)	166,060	(60,382)	219,814

Earnings (loss) per share
Basic and diluted earnings (loss) per share	35	~~W~~	(75)	63	70	156

See accompanying notes to the separate interim financial statements.

Korea Development Bank

Separate Interim Statements of Changes in Equity

For the six-month periods ended June 30, 2015 and 2014

(Unaudited)

(In millions of won)	Issued capital		Capital surplus	Capital adjustment	Accumulated other comprehensive income	Retained earnings	Total equity
Balance at January 1, 2014	~~W~~	9,261,861	44,373	(51)	332,473	6,707,444	16,346,100
Profit for the period		—	—	—	—	289,066	289,066
Changes in valuation gain (loss) on available-for-sale financial assets		—	—	—	(54,517)	—	(54,517)
Changes in exchange differences on translation of foreign operations		—	—	—	(14,208)	—	(14,208)
Changes in valuation gain (loss) on cash flow hedge		—	—	—	(527)	—	(527)

Total comprehensive income for the period		—	—	—	(69,252)	289,066	219,814

Paid in capital increase		20,000	—	(100)	—	—	19,900

Transaction with owners		20,000	—	(100)	—	—	19,900

Balance at June 30, 2014	~~W~~	9,281,861	44,373	(151)	263,221	6,996,510	16,585,814

Balance at January 1, 2015	~~W~~	15,180,399	2,522,869	—	818,422	6,890,913	25,412,603
Profit for the period		—	—	—	—	202,325	202,325
Changes in valuation gain (loss) on available-for-sale financial assets		—	—	—	(35,482)	—	(35,482)
Changes in exchange differences on translation of foreign operations		—	—	—	6,884	—	6,884
Changes in valuation gain (loss) on cash flow hedge		—	—	—	(7,667)	—	(7,667)

Total comprehensive income for the period		—	—	—	(36,265)	202,325	166,060

Paid in capital increase		2,000,000	—	(9,668)	—	—	1,990,332
Dividends		—	—	—	—	(46,179)	(46,179)

Transaction with owners		2,000,000	—	(9,668)	—	(46,179)	1,944,153

Balance at June 30, 2015	~~W~~	17,180,399	2,522,869	(9,668)	782,157	7,047,059	27,522,816

See accompanying notes to the separate interim financial statements.

Korea Development Bank

Separate Interim Statements of Cash Flows

For the six-month periods ended June 30, 2015 and 2014

(Unaudited)

(In millions of won)	Notes	2015		2014
Cash flows from operating activities
Profit for the period		~~W~~	202,325	289,066
Adjustments for:
Income tax expense	34		63,317	90,021
Interest income	23		(2,810,973)	(2,365,889)
Interest expense	23		2,027,975	1,397,094
Dividend income	25		(430,871)	(118,322)
Loss on valuation of financial assets held for trading	26		3,595	534
Loss (gain) on valuation of financial liabilities designated at fair value through profit or loss	27		(3,821)	31,108
Gain on disposal of available-for-sale financial assets	28		(174,138)	(223,951)
Impairment loss on available-for-sale financial assets	28		50,118	164,589
Loss (gain) on valuation of derivatives	29		145,807	(71,585)
Net gain on fair value hedged items	29		(130,229)	(16,390)
Loss (gain) on foreign exchange translations	30		(124,937)	55,451
Loss (gain) on disposal of investments in subsidiaries and associates	31		19,582	(3,825)
Impairment loss on investments in subsidiaries and associates	10		301,441	102,372
Provision for loan losses	8		697,732	701,259
Increase (reversal) of provision for payment guarantees	20,31		27,909	(304,154)
Increase of provision for unused commitments	20,31		4,737	90,263
Increase (reversal) of financial guarantee liability			3,474	(8,863)
Increase of provision for possible losses from lawsuits	20,31		2,780	—
Defined benefit costs	19,32		16,729	18,493
Depreciation of property and equipment	11,32		16,352	13,079
Gain on disposal of property and equipment	33		(35)	(11)
Depreciation of investment property	12,33		744	779
Amortization of intangible assets	13,32		14,825	11,721
Other operating loss, net			1,392	4,173
Loss on redemption of bonds			413	4

			(276,082)	(432,050)

Changes in operating assets and liabilities:
Due from banks			144,964	(42,251)
Financial assets held for trading			(199,964)	(275,832)
Loans			(3,285,705)	(8,370,158)
Derivative financial assets			1,314,701	2,015,420
Other assets			(1,896,512)	(2,813,226)
Financial liabilities designated at fair value through profit or loss			389,187	18,364
Deposits			2,115,676	(161,695)
Derivative financial liabilities			(1,487,030)	(2,052,788)
Defined benefit liabilities			(10,383)	(51)
Other liabilities			3,121,797	2,926,115

			206,731	(8,756,102)

Income taxes received (paid)			(283,628)	24,222
Interest received			2,700,633	2,362,034
Interest paid			(1,994,322)	(1,415,256)
Dividends received			430,871	118,322

Net cash provided by (used in) operating activities		~~W~~	986,528	(7,809,764)

Korea Development Bank

Separate Interim Statements of Cash Flows—(Continued)

For the six-month periods ended June 30, 2015 and 2014

(Unaudited)

(In millions of won)	Notes	2015		2014
Cash flows from investing activities
Disposal of available-for-sale financial assets	6	~~W~~	19,548,540	12,187,239
Acquisition of available-for-sale financial assets	6		(15,198,976)	(8,808,861)
Redemption of held-to-maturity financial assets	7		16	20,196
Acquisition of held-to-maturity financial assets	7		(11,203)	—
Disposal of property and equipment	11		86	33
Acquisition of property and equipment	11		(62,242)	(3,452)
Disposal of intangible assets	13		1	196
Acquisition of intangible assets	13		(5,680)	(5,832)
Disposal of investments in subsidiaries and associates			525,545	139,171
Acquisition of investments in subsidiaries and associates			(550,691)	(265,714)

Net cash provided by investing activities			4,245,396	3,262,976

Cash flows from financing activities
Proceeds from borrowings			19,742,646	21,361,426
Repayment of borrowings			(23,356,847)	(22,045,661)
Proceeds from issuance of bonds			16,205,642	13,528,787
Repayment of bonds			(20,166,612)	(10,471,298)
Dividends paid			(46,179)	—
Paid in capital increase			—	19,899
Stock issuance costs	22		(9,668)	—

Net cash provided by (used in) financing activities			(7,631,018)	2,393,153

Effects from changes in foreign currency exchange rate for cash and cash equivalents held			119,848	182,997

Net decrease in cash and cash equivalents			(2,279,246)	(1,970,638)

Cash and cash equivalents at beginning of period			9,019,914	7,159,964

Cash and cash equivalents at end of period	41	~~W~~	6,740,668	5,189,326

See accompanying notes to the separate interim financial statements.

Korea Development Bank

Notes to the Separate Interim Financial Statements

June 30, 2015

(Unaudited)

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with The Korea Development Bank Act to finance and manage major industrial projects.

The Bank is engaged in the banking industry under The Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

Korea Finance Corporation (KoFC), the former ultimate parent company, and KDB Financial Group Inc. (KDBFG), the former immediate parent company, were established by spin-offs of divisions of the Bank as of October 28, 2009. KoFC and KDBFG merged into the Bank, effective as of December 31, 2014. Issued capital is ~~W~~17,180,399 million with 3,436,079,768 shares of issued and outstanding as of June 30, 2015 and 100% of the Bank’s shares are owned the government of the Republic of Korea.

The Bank’s head office is located in Eunhaneng-ro 14, Yeongdeungpo-gu, Seoul and its service network as of June 30, 2015 is as follows:

	Domestic		Overseas
	Head Office	Branches	Branches	Subsidiaries	Representative offices	Total
Korea Development Bank	1	82	8	5	7	103

2. Basis of Preparation

(1) Statement of compliance

The financial statements have been prepared in accordance with the Korean International Financial Reporting Standards (“K-IFRS”), as prescribed in the Act on External Audits of Corporations in the Republic of Korea.

These financial statements are separate financial statements prepared in accordance with K-IFRS No.1027 ‘Separate Financial Statements’ presented by a parent, a parent, an investor with joint control of, or significant influence over, an investee, in which the investments are accounted for at cost.

(2) Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments measured at fair value through profit or loss

•	Available-for-sale financial instruments measured at fair value

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(3) Functional and presentation currency

These financial statements are presented in Korean won (“~~W~~”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

(4) Use of estimates and judgments

The preparation of the separate interim financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are evaluated on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Information about critical judgments made by management in applying the Bank’s accounting policies that have the most significant effect on the amounts recognized in the separate financial statements is included in the following notes:

•	Note 3.(7)—Impairment of financial assets

•	Note 3.(16)—Employee benefits

Information about assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment within the next financial year is included in the following notes:

•	Note 8—Loans and allowance for loan losses

•	Note 19—Defined benefit liabilities

•	Note 20—Provisions

3. Significant Accounting Policies

The significant accounting policies applied by the Bank in preparation of its separate financial statements are included below. The accounting policies set out below have been applied consistently to all periods presented in these separate financial statements.

(1) Investments in subsidiaries and associates

The accompanying financial statements are separate interim financial statements prepared in accordance with K-IFRS 1027, ‘Separate Financial Statements’ presented by a parent, an investor in an associate or a venturer in a joint venture, in which the investments are accounted for on the basis of the direct equity interest rather than on the basis of the reported results and net assets of the investees. Dividends received from subsidiaries and associates are recognized as income as of the time the right to receive the dividends is established.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(2) Business combination of entities under common control

The assets and liabilities acquired under business combinations under common control are recognized at the carrying amounts recognized previously in the consolidated financial statements of the ultimate parent. The difference between consideration transferred and carrying amounts of net assets acquired is recognized as part of share premium.

(3) Operating segments

The Bank makes decisions regarding allocation of resources to segments and categorizes segments, based on internal reports reviewed periodically by the chief operating decision maker, to assess performance. Information on segments reported to the chief operating decision maker includes items directly attributable to segments as well as those that can be allocated on a reasonable basis. Unallocated items mainly comprise corporate assets (such as the Bank Headquarters), head office expenses, and income tax assets and liabilities. The Bank recognizes the CEO as the chief operating decision maker.

(4) Foreign currency

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the functional currency of the Bank, at exchange rates of the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

Foreign currency differences arising on translation are recognized in profit or loss, except for differences arising on the translation of available for sale equity instruments, a financial liability designated as a hedge of the net investment in a foreign operation, or in a qualifying cash flow hedge, which are recognized in other comprehensive income. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction.

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

Unless the functional currency of foreign operations is in a state of hyper inflation, assets and liabilities of foreign operations are translated at the closing exchange rate at the end of the reporting period. Revenues and expenses on the statement of comprehensive income are translated at the exchange rates of the date of transaction. Foreign currency differences that arise from translation are recognized as other comprehensive income, and the disposal of a foreign operation is re-categorized as profit or loss as of the moment the disposal profit or loss is recognized.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

Any goodwill arising on the acquisition of a foreign operation, and any adjustments in fair value to the carrying amounts of assets and liabilities due to such acquisition, are treated as assets and liabilities of the foreign operation. Therefore, such are expressed in the functional currency of the foreign operations and, alongside other assets and liabilities of the foreign operation, translated at the closing exchange rate.

In the case of the disposal of a foreign operation, cumulative amounts of exchange difference regarding the foreign operation, recognized separately from other comprehensive income, are re-categorized from assets to profit or loss as of the moment the disposal profit or loss is recognized.

(iii) Foreign exchange of net investment in foreign operations

Monetary items receivable from or payable to a foreign operation, with none or little possibility of being settled in the foreseeable future, are considered a part of the net investment in the foreign operation. Therefore, the exchange difference is recognized as comprehensive profit or loss in the financial statement, and re-categorized to profit or loss as of the disposal of the related net investment.

(5) Cash and cash equivalents

Cash and cash equivalents comprise balances with original maturities of or less than three months’ maturity from the date of acquisition that are subject to an insignificant risk of changes in their fair value, including cash on hand, deposits held at call with banks and other highly liquid short-term investments with original maturities of three months or less.

(6) Non-derivative financial assets

The Bank recognizes and measures non-derivative financial assets by the following four categories: financial assets at fair value through profit or loss, held-to-maturity financial assets, loans and receivables, and available-for-sale financial assets. Moreover, the Bank recognizes financial assets in the statement of financial position as of the time the Bank becomes a party to the contractual provisions of the instruments.

Non-derivative financial assets are measured at fair value upon initial recognition and, unless designated at fair value through profit or loss, transaction costs directly regarding acquisition and issuance of such assets are summed to the initial fair value.

(i) Financial assets at fair value through profit or loss

Any financial asset classified as held-for-trading or designated at fair value through profit or loss at initial recognition is categorized under financial assets at fair value through profit or loss. Financial assets at fair value through profit or loss (“FVTPL”) are measured at fair value upon initial recognition, and changes therein are recognized as profit or loss. Furthermore, transaction costs regarding acquisition upon initial recognition are recognized as profit or loss as incurred.

(ii) Held-to-maturity financial assets

If a non-derivative financial asset has a fixed maturity with a fixed or determinable payment, and the Bank has positive intent and ability to hold such an asset, it is classified as held-to-maturity financial assets. Subsequent to initial recognition, held-to-maturity financial assets are measured at amortized costs using the effective interest rate (“EIR”) method.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(iii) Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Subsequent to initial recognition, loans and receivables are measured at amortized cost using the effective interest rate method. Furthermore, the effective interest rate method is applied to recognize interest incomes on financial investments, except short-term loans and receivables, in which case the impact of effective interest the method is immaterial.

(iv) Available-for-sale financial assets

Any non-derivative financial asset, not classified as financial assets at fair value through profit or loss, held-to-maturity financial assets, or loans and receivables, is classified as available-for-sale financial assets. Subsequent to initial recognition, such assets are measured at fair value. However, equity instruments that do not have a quoted market price in an active market and cannot be reliably measured, and any derivatives that are linked to these instruments and need to be settled upon the delivery of such equity instruments are measured at cost. Accumulated other comprehensive income, reflected in equity as fair value changes, is recognized as profit or loss as of the time the related available-for-sale asset is disposed of or the impairment loss is recognized. Furthermore, dividends earned whilst holding available-for-sale financial assets are recognized in the statement of comprehensive income upon the establishment of the right to receive the payment.

(v) De-recognition of financial assets

The Bank de-recognizes a financial asset when the rights to receive cash flow from an asset expire, or when it transfers the rights to receive cash flow and substantially all the risks and rewards from the ownership of a financial asset. In the case that the Bank has neither transferred nor retained substantially all the risks and rewards of an asset, the Bank de-recognizes any assets if it does not have control, and recognizes any assets to the extent of the Bank’s continuing involvement if it does have control. In the latter case, any associated liabilities are recognized by the Bank. In the case the Bank retains substantially all the risks and rewards from the ownership of an asset it does not have control of, the Bank continues to recognize the financial asset, and recognizes consideration received as financial liabilities.

(vi) Offsetting between financial assets and financial liabilities

Financial assets and liabilities are set-off only under the conditions that the Bank has legal rights to set- off the recognized amounts, and the intention to settle on a net basis or to realize assets and settle liabilities at the same time.

(7) Impairment of financial assets

The Bank assesses the possibility of objective evidence that may indicate any impairment of financial assets, except those designated at fair value through profit or loss, at each reporting date. A financial asset is defined as impaired if, as a result of one or more events after initial recognition, the estimated future cash flow of the asset has been affected. However, expected impairments from future events are not recognized, regardless of their likelihood.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

Upon the finding of objective evidence to believe an asset is impaired, the impairment is measured and recognized in profit or loss as follows, according to the asset category:

(i) Impairment of loans and receivables

The Bank assesses, at each reporting date, whether objective evidence that indicate impairment of loans and receivables exist. If objective evidence shows that believe impairment has occurred, the amount of the loss is measured as the difference between the carrying amount of the asset and the present value of estimated future cash flows, discounted using the initial effective interest rate (“EIR”). Furthermore, the carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognized in the statement of comprehensive income.

All individually significant loans and advances are assessed for specific impairment. Those found not to be specifically impaired are then collectively assessed for any impairment that has been incurred but not yet identified. Loans and advances that are not individually significant are collectively assessed for impairment by grouping together loans and advances with similar risk characteristics.

In individual assessment, allowances on losses are computed using the discounted expected recoverable value, estimated by operating cash flows or collateral cash flow; in collective assessment, allowances on losses are computed using statistical methods based on obtainable historical loss experience.

The present value of estimated future cash flows is measured using the asset’s initial EIR. If the loan has a floating interest rate, the Bank uses the current EIR for the measurement. Future cash flows from collateral are estimated at net cash flow from disposal of collateral (deducting transaction cost).

For the purpose of a collective assessment of impairment, assets are analyzed on the basis of the Bank’s internal credit rating system that considers credit risk characteristics such as asset type, industry, geographical location, collateral type, past-due status and other relevant factors.

Future cash flows of the assets collectively assessed are estimated on the basis of historical loss experience for loans with similar credit risk characteristics. Historical loss experience is adjusted on the basis of current observable data to reflect the effects of current conditions on which the historical loss experience is based, and to remove the effects of conditions in the historical period that no longer exist. Estimates of changes in future cash flows reflect, and are directionally consistent with, changes in related observable data from year to year (such as changes in unemployment rates, property prices, commodity prices, payment status, or other factors that are indicative of incurred loss in the Bank and their magnitude). The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

If the terms of a financial asset are renegotiated or modified or an existing financial asset is replaced with a new one due to financial difficulties of the borrower, then an assessment is made of whether the financial asset should be de recognised. If the cash flows of the renegotiated asset are substantially different, then the contractual rights to cash flows from the original financial asset are deemed to have expired. In this case, the original financial asset is derecognised and the new financial asset is recognised at fair value. The impairment loss before an expected restructuring is measured as follows.

•

If the expected restructuring will not result in derecognition of the existing asset, then the estimated cash flows arising from the modified financial asset are included in the measurement of the existing asset based on their expected timing and amounts discounted at the original effective interest rate of the existing financial asset.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

•

If the expected restructuring will result in derecognition of the existing asset, then the expected fair value of the new asset is treated as the final cash flow from the existing financial asset at the time of its derecognition. This amount is discounted from the expected date of derecognition to the reporting date using the original effective interest rate of the existing financial asset.

(ii) Impairment of available-for-sale financial assets

The Bank assesses, at each reporting date, whether objective evidence that indicate impairment of available-for-sale assets exist. If such objective evidence exists, the amount of the loss is measured as the difference between the acquisition cost and the current fair value.

An available-for-sale financial asset is considered to be impaired if there is a significant or prolonged decline in fair value of the asset below the acquisition cost. The Bank considers a 30% to be significant and a period of six months to be prolonged.

If, in a subsequent period, the fair value of a debt instrument increases and the increase can be objectively related to an event occurring after the impairment loss was recognized in, the impairment loss is reversed through the statement of comprehensive income. Moreover, the impairment loss is directly reduced from the carrying amount of the available-for-sale financial asset.

(iii) Impairment of held-to-maturity financial assets

The Bank assesses individually, at each reporting date, whether there is objective evidence that a held-to-maturity financial asset is impaired. If any such evidence exists, the amount of loss is measured as the difference between the carrying amount and the present value of estimated future cash flows, which is discounted using the initial EIR, and recognized in the statement of comprehensive income. If, in a subsequent period, the fair value of a financial asset held to maturity increases and the increase can be objectively related to an event occurring after the impairment was recognized, the impairment loss is reversed through the statement of comprehensive income. Moreover, the impairment loss is directly reduced from the carrying amount of the held-to-maturity financial asset.

(iv) Loss events of financial assets

Objective evidences that a financial asset is impaired include the following loss events:

•	Significant financial difficulty of the issuer or obligor

•	A breach of contract, such as a default or delinquency in interest or principal payments

•	The granting of a concession to the borrower, for economic or legal reasons, that the lender would not otherwise consider

•	A state with high probability that the borrower will enter bankruptcy or other financial reorganization

•	The disappearance of an active market for that financial asset due to financial difficulties

•

The presence of observable data indicating a measurable decrease in the estimated future cash flows of a group of financial assets since the initial recognition of the group, although the decrease cannot yet be identified with the individual financial asset within the group

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(8) Derivative financial instruments including hedge accounting

Derivative financial instruments are initially recognized at the fair value upon agreement of the contract, and re-estimated at fair value subsequently. The recognition of profit or loss due to changes in fair value of derivative instruments is as stated below.

(i) Hedge accounting

Derivative financial instruments are accounted differently depending on whether or not hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives.

Upon the transaction of hedging purpose derivatives, two different hedge accounting are applied; a fair value hedge, and a cash flow hedge. A fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss. For trading purpose derivatives transaction, changes in the fair value of derivatives are recognized in net income.

At inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge, and the method that will be used to assess the effectiveness of the hedging relationship. Also, at the inception of the hedge relationship, a formal assessment is undertaken to ensure the hedging instrument is expected to be highly effective in offsetting the designated risk in the hedged item and actual result was so.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognized in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of the hedged item, attributable to the risk hedged, is recorded as part of the carrying value of the hedged item and is also recognized in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognized directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognized immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income. When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognized when the hedged forecasted transaction is ultimately recognized in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(ii) Embedded derivative instruments

Derivatives embedded in other financial instruments or other host contracts are treated as separate derivatives. The Bank records embedded derivative instruments at fair value if their economic characteristics and risks are not clearly and closely related to those of the host contract. If the embedded derivative cannot be measured separately from the host contract, the Bank aggregately designates the host contract and embedded derivative as a financial instrument at fair value through profit or loss. Changes due to the fair value assessment of embedded derivative instruments are recognized in profit or loss.

(iii) Other derivative financial instruments

Changes in the fair value of other derivative financial instrument, not designated as a hedging instrument, are recognized immediately in profit or loss.

(9) Fair value of financial instruments

The fair value of financial instruments that are traded in active markets is determined by referencing quoted market prices at each reporting date. For financial instruments not traded in an active market, the fair value is determined using appropriate valuation techniques. Such techniques may include discounted cash flow analysis or other valuation methods.

The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

•

Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying amount is considered to be a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

•

Loans: The fair value of loans is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

•	Held-to-maturity financial assets: The fair value of held-to-maturity financial assets is computed by widely-accepted appraisal agencies upon request.

•

Deposits: The fair value of deposits is computed using the discounted cash flow method. However for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

•

Borrowings: For borrowings in Korean won, the fair value is computed using the discounted cash flow method. For borrowings in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

•

Bonds: The fair value of industrial financial debentures in Korean won, except structured debentures in Korean won, is computed using the discounted cash flow method. For structured industrial financial debentures in Korean won and industrial financial debentures in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

•

Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(10) Day one profit or loss recognition

For financial instruments classified as level 3 on the fair value level hierarchy measured using assess variables not observable in the market, the difference between the fair value at initial recognition and the transaction price, which is equivalent to Day one profit or loss, is amortized by using the straight line method over time.

(11) Property and equipment

The Bank’s property and equipment are recognized at the carrying amount as historical costs less accumulated depreciation and accumulated impairment in value. Historical costs include the expenditures directly related to the acquisition of assets.

Subsequent costs are recognized in the carrying amount of assets or, if appropriate, as separate assets if the probabilities future economic benefits associated with the assets will flow into the Bank and the costs can be measured reliably; the carrying amount of the replaced part is derecognized. Furthermore, any other repairs or maintenances are charged to profit or loss as incurred.

Land is not depreciated. Depreciation on other assets is calculated using the straight line method to the amount of residual value less acquisition cost over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Leasehold improvements	4
Movable property	4

Property and equipment are impaired when its carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and makes adjustments to its useful life when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognized in non-operating income (expense) in the statement of comprehensive income.

(12) Investment property

The Bank classifies property held for the purpose of rental income or benefits from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Investment properties are derecognized either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment property.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

Depreciation of investment property is calculated using the straight line method over its estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(13) Intangible assets

An intangible asset is recognized only when its cost can be measured reliably, and the probabilities future economic benefits from the asset will flow into the Bank are high. Separately acquired intangible assets are recognized at the acquisition cost, and subsequently, the cost less accumulated depreciation and accumulated impairment is recognized as the carrying amount.

Intangible assets with finite lives are amortized over the four-year to 30-year period of useful economic lives using the straight line method. At the end of each reporting period, the Bank reviews intangible assets for any evidence that indicate impairment, and upon the presence of such evidence, the Bank estimates the amount recoverable and recognizes the loss accordingly.

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually. Furthermore, the Bank reviews such intangible assets to determine whether or not it is appropriate to consider these assets to have indefinite useful lives. If in the case the Bank concludes an asset is not qualified to be classified as non-finite, prospective measures are taken to consider such an asset as finite.

(14) Impairment of non-financial assets

The Bank tests for any evidence of impairment in assets and reviews whether or not the impairment has taken place by estimating the recoverable amount, at the end of each reporting period. The recoverable amount is the higher of the fair value less cost and value in use of an asset.

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years.

(15) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities, in accordance with the substance of the contractual arrangement and the definitions of financial liability. The Bank recognizes these financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

(i) Financial liabilities at fair value through profit or loss (“FVTPL”)

Financial liabilities at fair value through profit or loss in the current year include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

are classified as financial instruments held for trading if they are acquired for the purpose of repurchasing in the near future. Financial liabilities are classified as financial liabilities at FVTPL upon initial recognition, if the profit or loss from the liabilities indicates to be more purpose-appropriate to be recognized as profit or loss. Financial liabilities at FVTPL are designated at fair value in subsequent measurements, and any related un-realized profit or loss is recognized as profit or loss.

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognized at fair value less cost less transaction cost upon initial recognition, and subsequently at amortized costs. The difference between the proceeds (net of transaction cost) and the redemption value is recognized in the statement of comprehensive income over the periods of the liabilities using the EIR.

Fees paid on the establishment of a loan facility are recognized as transaction costs of the loan, if the probability that some or all of the facility will be drawn down is high. If, however, there is not enough evidence to conclude a draw-down of some or all of the facility will occur, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.

(iii) De-recognition of financial liabilities

A financial liability is de-recognized when the obligation under the liability is discharged, cancelled or expired. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a de-recognition of the original liability and the recognition of a new liability. The difference between the carrying value of the original financial liability and the consideration paid is recognized in profit or loss.

(16) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled wholly before 12 months after the end of the period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognizes the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

(ii) Retirement benefits: defined contribution plans

A defined contribution plan is a pension plan under which the Bank pays fixed contributions into a separate fund. A defined benefit plan defines the amount of pension benefit that an employee will receive on retirement and is usually dependent on one or more factors such as years of service and compensation.

The Bank is no longer responsible for any foreseeable future liability after a certain amount or percentage of money is set aside for defined contribution plans. If the pension plan allows for early retirement, payments are recognized as employee benefits. If the contribution already paid exceeds the contribution due for service before the end of the reporting period, the Bank recognizes that excess as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(iii) Retirement benefits: defined benefit plans

The Bank’s net obligation in respect of defined benefit plans is calculated by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets. The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and have terms to maturity similar to the terms of the related pension liability.

Remeasurements of the net defined benefit liabilities (assets), which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognised immediately in other comprehensive income.

(17) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

(18) Financial guarantees

Financial guarantee contracts are contracts that require the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in accordance with the original or changed terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given, and amortized over the period of the guarantee. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS No. 1037 Provisions, Contingent Liabilities and Contingent Assets and

•	The initial amount less amortization of fees recognized in accordance with K-IFRS No. 1018 Revenue

(19) Securities under resale or repurchase agreements

Securities purchased under agreements to resell are recorded as other loans and receivables and the related interest from these securities is recorded as interest income; securities sold under agreements to repurchase are recorded as other borrowings, and the related interest from these securities is recorded as interest expense.

(20) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest method measures the amortized costs of financial instruments and allocates the interest income or expense during the related period.

Upon the calculation of the effective interest rate, the Bank estimates future cash flows by taking into consideration all contractual terms of the financial instrument, but not future credit loss. The calculation also

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

reflects any fees or points paid or received, transaction costs and any related premiums or discounts. In the case that the cash flow and expected duration of a financial instrument cannot be estimated reliably, the effective interest rate is calculated by the contractual cash flow during the contract period.

Once an impairment loss has been recognized on a financial asset or a group of similar assets, subsequent interest income is recognized on the interest rate that was used to discount future cash flow for the purpose of measuring the impairment loss.

(21) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. However, when financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period of time such as asset management fees, consignment fees and assurance service fees are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS No. 1039 Financial Instrument: Recognition and Measurement is not applied for the commitment, the related loan commitment fees are recognized as revenue proportionally to time over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

(22) Dividend income

Dividend income is recognized upon the establishment of the Bank’s right to receive the payment.

(23) Income tax expense

Income tax expense comprises current and deferred income tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that the tax arises from a transaction or event, which is recognized in other comprehensive income or directly in equity, or a business combination.

The Bank recognizes deferred income tax liabilities for all taxable temporary differences associated with investments in subsidiaries, associates, except to the extent that the Bank is able to control the timing of the

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The Bank recognizes deferred income tax assets for all deductible temporary differences arising from investments in associates, to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the reporting period when the assets are realized or the liabilities settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred income tax assets and liabilities reflects the income tax effects that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are off-set only if the Bank has a legally enforceable right to off-set the related current income tax assets and liabilities, and the assets and liabilities relate to income tax levied by the same tax authority and are intended to be settled on a net basis.

Additional income taxes arising from dividend payments are recognized when expenses related to dividend payments are recognized.

(24) Accounting for trust accounts

The Bank, for the purpose of financial reporting, differentiates trust assets from identifiable assets according to the Financial Investment Services and Capital Markets Act. Furthermore, the Bank receives trust fees from the application, management and disposal of trust assets, and appropriates such amounts for fees from trust accounts.

Meanwhile, in the case the fee from an unspecified principal and interests guaranteed money in trust does not meet the principal or interest amount, even after appropriating deficit with trust fees and special reserve, the Bank fills in the remaining deficit in the trust account and appropriates such amounts for losses on trust accounts.

(25) Regulatory reserve for loan loss

In the case that the total sum of allowance for possible loan loss does not meet the amount prescribed in Article 29(1) of the Regulations on Supervision of Banking Business, the Bank, according to K-IFRS, records the difference at the end of each reporting period, and records the equal amount as a reserve for loan loss.

In the case that the existing total sum of reserve for possible loan loss exceeds the amount needed to be set aside as of the closing date, the surplus is to be reversed. Furthermore, in the case that undisposed deficit exists, reserves for loan loss is saved from the time the undisposed deficit is disposed.

(26) Earnings per share

The Bank represents its diluted and basic earnings per common share in the separate comprehensive statement of income. Basic earnings per share (“EPS”) is calculated by dividing net profit attributable to

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

shareholders of the Bank by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is calculated by adjusting net profit attributable to common shareholders of the Bank, considering dilution effects from all potential common shares, and the weighted average number of common shares outstanding.

(27) New standards and interpretations not yet adopted

The following new standards, interpretations and amendments to existing standards have been published and are mandatory for the Bank for annual periods beginning after January 1, 2015, and the Bank has not early adopted them.

K-IFRS 1027 ‘Separate Financial Statements’

Amendments to K-IFRS 1027 introduced equity accounting as a third option in the entity’s separate financial statements, in addition to the existing cost and fair value options. This amendment is effective for annual periods beginning on or after January 1, 2016, with early adoption permitted. Management is in the process of evaluating the impact of the amendments on the Bank’s financial statements.

4. Cash and Due from Banks

(1)	Cash and due from banks as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Cash	~~W~~	100,392	93,801
Due from banks in Korean won:
Due from Bank of Korea		931,468	1,127,162
Other due from banks in Korean won		2,089	104,687

		933,557	1,231,849

Due from banks in foreign currencies/off-shores		3,609,818	4,648,998
Provisions		(108)	(105)

	~~W~~	4,643,659	5,974,543

(2)	Restricted due from banks as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Reserve deposit	~~W~~	558,871	813,498
Others		107,233	97,086

	~~W~~	666,104	910,584

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

5. Financial Assets Held for Trading

(1)	Financial assets held for trading as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Financial assets held for trading denominated in Korean won:
Equity securities:
Stocks and equity investments	~~W~~	20,442	15,122
Debt securities:
Government and public bonds		1,240,998	986,037
Financial bonds		669,164	347,293
Corporate bonds		—	20,017

		1,910,162	1,353,347

		1,930,604	1,368,469

Financial assets held for trading denominated in foreign currencies /off-shores:
Debt securities		76,524	39,724

		76,524	39,724

Loaned financial assets held for trading:
Debt securities		10,196	10,205

	~~W~~	2,017,324	1,418,398

(2)	The details of debt securities in financial assets held for trading as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Face value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	1,231,000	1,243,812	1,240,998
Financial bonds in Korean won		670,000	668,650	669,164
Debt securities in foreign currencies /off-shores		76,158	74,816	76,524
Loaned debt securities		10,000	10,193	10,196

	~~W~~	1,987,158	1,997,471	1,996,882

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Face value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	975,000	983,679	986,037
Financial bonds in Korean won		350,000	347,345	347,293
Corporate bonds in Korean won		20,000	20,018	20,017
Debt securities in foreign currencies /off-shores		39,681	38,752	39,724
Loaned debt securities		10,000	10,110	10,205

	~~W~~	1,394,681	1,399,904	1,403,276

6. Available-for-Sale Financial Assets

(1)	Available-for-sale financial assets as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Available-for-sale financial assets denominated in Korean won:
Equity securities:
Stocks and equity investments	~~W~~	9,734,171	8,945,741
Beneficiary certificates		5,767,448	4,246,301
Others		—	33,356

		15,501,619	13,225,398

Debt securities:
Government and public bonds		946,334	451,039
Financial bonds		2,371,113	6,964,023
Corporate bonds		12,481,865	13,653,028

		15,799,312	21,068,090

		31,300,931	34,293,488

Available-for-sale financial assets denominated in foreign currencies /off-shores:
Equity securities		399,616	455,793
Debt securities		3,523,765	3,410,744

		3,923,381	3,866,537

	~~W~~	35,224,312	38,160,025

Equity securities with no quoted market prices in active markets and for which the fair value cannot be measured reliably are recorded at cost amounting to ~~W~~6,364,307 million as of June 30, 2015 (~~W~~5,046,707 million as of December 31, 2014).

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(2)	Changes in available-for-sale financial assets for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015		2014
Beginning balance	~~W~~	38,160,025	25,534,233
Acquisition		15,198,976	8,808,861
Disposal		(19,359,962)	(11,960,107)
Change due to amortization		(9,970)	(3,546)
Unrealized change in fair value recorded in equity		(46,809)	(71,913)
Impairment loss		(84,708)	(165,070)
Reversal of impairment loss		34,590	481
Reclassification		(57,093)	(2,652)
Foreign exchange differences		69,819	(117,746)
Others(*1)		1,319,444	64,112

Ending balance	~~W~~	35,224,312	22,086,653

(*1)	Ohers represents KOREA LAND & HOUSING COPORATION’s equity amounts ~~W~~1,200,000 million contributed from the government; the value increase in available-for-sale equity securities acquired from Nexolon Company Limited., CHINHUNG INTERNATIONAL INC. as a result of debt-for-equity swap decision of The Creditor Financial Institutions Committee, based upon The Corporate Restructuring Promotion Act.; the value increase in available-for-sale equity securities acquired from Seobu T&D Co.,Ltd,, SEEGENE, INC. after exercising coversion rights of the convertable bonds during the period ended June 30, 2015. Represents the value increase in available-for-sale equity securities acquired from Hyundai Cement Co.,Ltd., Keangnam Enterprises Ltd., and Osung LST Co., Ltd. during the period ended June 30, 2014 as a result of debt-for-equity swap decision of The Creditor Financial Institutions Committee, based upon Corporate Restructuring Promotion Act.

(3)	Equity securities with disposal restrictions in available-for-sale financial assets as of June 30, 2015 and December 31, 2014 are as follows:

Company	June 30, 2015
	Number of shares	Carrying amount		Restricted period
KUKJE, Machinery Co., Ltd.	3,492,000	~~W~~	9,959	Until December 31, 2016
KUMHO Industrial Co., Ltd.	1,517,608		21,398	Undecided
KUMHO Tire Co., Inc.	21,339,320		155,137	Undecided
Taihan Electric wire Co., Ltd.(*1)	1,996,440		8,463	Until December 31, 2015
Jaeyoung Solutec Co., Ltd.	1,962,000		3,129	Until December 31, 2016
Jin Heung Enterprise Co., Ltd.	13,113,200		27,407	Until December 31, 2016
Hyundai Cement Co., Ltd.	1,433,800		23,084	Until December 31, 2016
Nexolon Company Limited.	55,243,205		52,813	Until September 25, 2015
Samho International Co., Ltd.	183,000		4,877	Until December 31, 2016
Ajin P and P Co., Ltd.	516,270		5,377	Undecided
Young Gwang Stainless Co., Ltd.	413,000		—	Until December 31, 2016
Oriental Precison & Engineering Co., Ltd.(*1)	12,540,102		30,723	Until December 31, 2016
KPM Tech Co., Ltd.	57,714		240	Until December 31, 2015
Cosmetech Co., Ltd.	11,768,000		2,354	Until December 31, 2016
Force Tec Co., Ltd.	1,428,571		1	Until December 31, 2017
Hanchang Paper Co., Ltd.	3,204,600		2,612	Until December 31, 2016

	130,208,830	~~W~~	347,574

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(*1)	The number of shares has decreased after the decision of capital reduction during the peried ended June 30, 2015.

Company	December 31, 2014
	Number of shares	Carrying amount		Restricted period
KUMHO Tire Co., Inc. (*1)	21,339,320	~~W~~	206,351	Undecided
Oriental Precison & Engineering Co., Ltd.	62,700,511		41,257	Until December 31, 2016
KUMHO Industrial Co., Ltd.	1,517,608		34,450	Until December 31, 2016
Osung LST Co., Ltd.	17,290,267		21,008	Until December 31, 2017
Hyundai Cement Co., Ltd.	1,433,800		15,127	Until December 31, 2016
Keangnam Enterprises Ltd.	2,916,400		14,028	Until December 31, 2016
KUKJE, Machinery Co., Ltd.	3,492,000		10,357	Until December 31, 2016
Taihan Electric wire Co., Ltd.	9,982,200		10,231	Until December 31, 2015
Ajin P and P Co., Ltd.	516,270		5,721	Undecided
Jaeyoung Solutec Co., Ltd.	1,962,000		2,786	Until December 31, 2016
Cosmetech Co., Ltd.	11,768,000		2,648	Until December 31, 2016
Samho International Co., Ltd.	183,000		2,406	Until December 31, 2016
Hanchang Paper Co., Ltd. (*1)	3,204,600		2,134	Until December 31, 2016
KPM Tech Co., Ltd.	57,714		111	Until December 31, 2015
Force Tec Co., Ltd.	1,428,571		1	Until December 31, 2017
Young Gwang Stainless Co., Ltd.	413,000		—	Until December 31, 2016

	140,205,261	~~W~~	368,616

(*1)	Disposal of some shares of equity securities acquired through debt-for-equity swap during the year ended December 31, 2014.

(4)	The details of debt securities in available for sale financial assets as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Face value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	933,644	946,657	946,334
Financial bonds in Korean won		2,360,000	2,371,369	2,371,113
Corporate bonds in Korean won		12,562,545	12,560,116	12,481,865
Debt securities denominated in foreign currencies/off shores		3,497,512	3,952,399	3,523,765

	~~W~~	19,353,701	19,830,541	19,323,077

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Face value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	440,644	448,753	451,039
Financial bonds in Korean won		6,976,274	6,870,795	6,964,023
Corporate bonds in Korean won		13,817,691	13,815,262	13,653,028
Debt securities denominated in foreign currencies/off shores		3,370,336	4,122,625	3,410,744

	~~W~~	24,604,945	25,257,435	24,478,834

7. Held-to-Maturity Financial Assets

(1)	Held-to-maturity financial assets as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015			December 31, 2014
	Amortized cost		Fair value	Amortized cost	Fair value
Held-to-maturity financial assets in Korean won:
Government and public bonds	~~W~~	6,018	6,863	5,899	6,850
Held-to-maturity financial assets in foreign currencies:
Corporate bonds		22,817	22,817	11,339	11,339

	~~W~~	28,835	29,680	17,238	18,189

(2)	Changes in held-to-maturity financial assets for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015		2014
Beginning balance	~~W~~	17,238	27,109
Acquisition		11,203	—
Redemption		(16)
Change due to amortization		14	(20,196)
Foreign exchange differences		396	1,164

Ending balance	~~W~~	28,835	8,077

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

8. Loans and Allowance for loan losses

(1)	Loans and allowance for loan losses as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015			December 31, 2014
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for working capital	~~W~~	43,567,453	42,781,006	42,086,815	41,135,493
Loans for facility development		50,890,723	52,117,089	51,574,448	51,779,986
Loans for households		3,890,906	3,961,560	3,181,148	3,232,064
Inter-bank loans		1,257,136	1,143,809	1,149,146	1,064,195

		99,606,218	100,003,464	97,991,557	97,211,738

Loans in foreign currencies:
Loans		14,739,099	15,649,692	15,319,099	15,820,744
Inter-bank loans		1,953,999	1,959,359	588,028	588,069
Loans borrowed from overseas financial institution		206,077	227,743	218,227	224,242
Off-shore loans		8,597,453	9,067,210	8,622,662	8,997,653

		25,496,628	26,904,004	24,748,016	25,630,708

Other loans:
Bills bought in foreign currency		1,675,504	1,654,139	1,599,989	1,582,147
Advance payments on acceptances and guarantees		194,332	90,488	258,087	120,817
Privately-placed corporate bonds		3,304,768	3,245,804	3,053,225	2,870,586
Others		8,073,405	8,047,027	9,109,227	9,110,370

		13,248,009	13,037,458	14,020,528	13,683,920

		138,350,855	139,944,926	136,760,101	136,526,366

Less:
Allowance for possible loan losses		(2,380,649)		(2,398,658)
Present value discount		(35,649)		(55,418)
Deferred loan origination costs and fees		11,141		8,441

	~~W~~	135,945,698		134,314,466

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(2)	Changes in allowance for loan losses for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately- placed corporate bonds	Others	Total
Beginning balance	~~W~~	1,170,313	549,483	11,052	164,621	260,705	242,484	2,398,658
Provision for loan losses		378,311	157,457	2,041	59,270	55,914	44,739	697,732
Write-offs		(187,707)	(144,849)	(1,525)	(39,839)	—	(25,798)	(399,718)
Recovery		48	16,751	—	7,549	—	—	24,348
Sale		(74,732)	(58,577)	—	(11,794)	(5,021)	(3,473)	(153,597)
Debt-for-equity swap		(86,638)	(5,640)	—	—	(26,997)	—	(119,275)
Foreign exchange differences		—	—	—	3,937	240	4,623	8,800
Others		(37,984)	(22,168)	—	12,936	(10,889)	(18,194)	(76,299)

Ending balance	~~W~~	1,161,611	492,457	11,568	196,680	273,952	244,381	2,380,649

	2014
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately- placed corporate bonds	Others	Total
Beginning balance	~~W~~	941,216	229,177	8,126	121,876	323,362	149,393	1,773,150
Provision for loan losses		603,551	60,997	2,105	(17,092)	15,045	36,653	701,259
Write-offs		(94,074)	—	—	—	—	—	(94,074)
Recovery		—	2,440	—	11,402	—	—	13,842
Sale		(45,212)	(13,875)	—	(1,577)	(14,119)	(301)	(75,084)
Debt-for-equity swap		(697,631)	(3,045)	—	—	(188,275)	—	(888,951)
Foreign exchange differences		—	—	—	(12,188)	—	—	(12,188)
Others		(4,302)	(32,051)	—	8,691	30,386	(11,342)	(8,618)

Ending balance	~~W~~	703,548	243,643	10,231	111,112	166,399	174,403	1,409,336

(3)	Losses related to loans for the six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Provision for loan losses	~~W~~	(467,595)	(697,732)	(339,263)	(701,259)
Losses on disposal of loan		(17,763)	(17,746)	(44,518)	(41,275)

	~~W~~	(485,358)	(715,478)	(383,781)	(742,534)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(4)	Changes in loan origination cost (fees) for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015		2014
Beginning balance	~~W~~	8,441	5,328
New deferrals		19,268	18,953
Amortization		(16,568)	(4,091)

Ending balance	~~W~~	11,141	20,190

9. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging fair value risk related to changes in fair value of the underlying assets and liabilities and cash flows risk.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values of funds in Korean won by changes in interest rate and cash flows, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currencies by changing in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

The notional amounts outstanding for derivative contracts and the carrying amounts of the derivative financial instruments as of June 30, 2015 and 2014 are as follows:

	June 30, 2015
	Notional amounts			Carrying amount
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest	~~W~~	288,410,848	292,144,119	2,368,049	2,247,636
Currency		54,823,149	50,976,441	1,975,359	1,876,278
Stock		21,811	106,610	731	656
Commodities		170,031	170,031	15,806	15,806
Embedded derivatives		317,500	—	72,300	—
Allowance and other adjustment		—	—	(21,985)	(3,762)

		343,743,339	343,397,201	4,410,260	4,136,614

Hedging purpose derivative financial instruments (*1):
Interest		24,025,090	24,025,090	832,319	60,851
Currency		6,398,273	7,391,194	58,399	961,380
Allowance and other adjustment		—	—	(2,178)	(89)

		30,423,363	31,416,284	888,540	1,022,142

	~~W~~	374,166,702	374,813,485	5,298,800	5,158,756

(*1)	The maximum period for which the cash flow hedge accounting applied derivative contracts are exposed to risk of cash flow fluctuation is expected until December 2, 2019.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Notional amounts			Carrying amount
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest	~~W~~	298,123,883	300,231,635	2,294,826	2,140,241
Currency		49,230,373	46,584,072	1,687,671	1,705,896
Stock		42,037	118,193	2,008	322
Commodities		282,950	282,950	39,185	39,372
Embedded derivatives		405,633	—	37,966	—
Allowance and other adjustments		—	—	(11,471)	(1,747)

		348,084,876	347,216,850	4,050,185	3,884,084

Hedging purpose derivative financial instruments:
Interest		22,069,120	22,069,120	840,842	57,089
Currency		7,198,098	8,071,890	24,007	848,050
Allowance and other adjustments		—	—	(2,242)	(69)

		29,267,218	30,141,010	862,607	905,070

	~~W~~	377,352,094	377,357,860	4,912,792	4,789,154

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

10. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Subsidiaries:
KDB Asia Ltd.	~~W~~	214,807	214,807
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan		47,937	47,937
KDB Bank Europe Ltd.		151,952	151,952
Banco KDB Do Brazil S.A (*1)		35,848	35,848
Daewoo Securities Co., Ltd.		1,775,758	1,775,758
KDB Capital Corporation		597,290	597,290
KDB Asset Management Co., Ltd.		63,356	63,356
KDB Infrastructure Investment Asset Management Co., Ltd.		16,843	16,843
Korea Infrastructure Fund		14,065	14,917
KDB Consus Value PEF (*2)		451,917	163,766
KDB Value PEF VI		1,670,845	1,636,000
KDB Value PEF VII		39,785	31,630
KDB Turn Around PEF (*3)		2,651	2,651
Components and Materials M&A PEF (*4)		41,994	63,352
KoFC-KDB Materials and Components Investment Fund No. 1		—	46,090
Busan Hi-technology Industrial Complex Co., Ltd.		150	150
Korea BTL Fund I (*5)		222,421	227,693
Korea Railroad Fund I (*5)		211,091	211,628
KDB electronic power PEF (*5)		48,263	68,144
Korea Education Fund (*5)		73,515	75,249
KDB Sigma PEF		—	68,174
KTB Korea-Australia Global Cooperation Fund		18,143	17,136
KDBC IP Investment Fund 2		6,457	8,057
KOFC-KIS Pioneer Champ 2010-4 venture investment fund		17,925	18,498
KOFC-KBIC Frontier Champ 2010-5 PEF		25,825	26,175

	~~W~~	5,811,227	5,645,490

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	June 30, 2015		December 31, 2014
Associates:
Korea Electric Power Co., Ltd.	~~W~~	16,844,556	16,044,556
Daewoo Shipbuilding & Marine Engineering
Co., Ltd. (*6)		800,889	1,052,166
Korea Aerospace Industries Co., Ltd.		273,830	273,830
Korea Tourism Organization		337,286	337,286
Korea Appraisal Board		58,492	58,492
Korea Maritime Guarantee Co., Ltd.		29,856	29,856
GM Korea Company		287,774	287,774
Korea Infrastructure Fund II		188,516	181,289
Troika Resources Investment PEF (*7)		75,950	101,775
Shinbundang Railroad Co., Ltd. (*8)		28,275	29,072
STX Engine Co,. Ltd. (*9)		47,889	4
Others (*10)		2,644,606	2,817,072

		21,617,919	21,213,172

	~~W~~	27,429,146	26,858,662

(*1)	The Bank recognized ~~W~~72,410 million of impairment losses considering the decrease in net asset value due to deterioration in fund return as an indication of impairment for the year ended December 31, 2014.
(*2)	The Bank recognized ~~W~~31,239 million as impairment losses considering the decline in the value in use of the subsidiary, KDB Life Insurance Co., Ltd. (discount rate of 10%) due to reduced rates of return on investments, changes in RBC policy, and other changes in actuarial assumptions as indications of impairment for the year ended December 31, 2014.
(*3)	The Bank recognized ~~W~~1,330 million of impairment losses considering reduced recoverable amounts of loan receivables resulting from financial troubles due to poor management of the subsidiary, Sun Star Co., Ltd., and declined net asset values as indications of impairment for the year ended December 31, 2014.
(*4)	The Bank recognized ~~W~~21,358 million and ~~W~~4,832 million of impairment losses for the six-month period ended June 30, 2015 and the year ended December 31, 2014, respectively, considering the decline in net asset values due to the decrease in fair value of unlisted stocks held as indications of impairment.
(*5)	The investees are financed by KDB and KDB Capital Corporation, and managed by KDB Asset Management Co., Ltd. and KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Group holds less than 50% of the voting rights because the Group has the exposure, to variable returns, and the ability to use power over the investee to affect the amount of the investors returns through its power over the investee.
(*6)	The Bank recognized ~~W~~251,277 million of impairment losses considering financial difficulty of Daewoo Shipbuilding & Marine Engineering Co., Ltd. as an indication of impairment for the six-month period ended June 30, 2015.
(*7)	The Bank recognized ~~W~~25,825 million and ~~W~~81,924 million as impairment losses considering the decrease in fair values of assets held due to the decline in expected cash flows as indications of impairment for the six-month period ended June 30, 2015 and the year ended December 31, 2014, respectively.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(*8)	The Bank recognized ~~W~~797 million and ~~W~~1,927 million as impairment losses considering the encroachment of capital flow due to the delayed opening of railway, and uncollected deposit of operating income as indications of impairment for the six-month period ended June 30, 2015 and the year ended December 31, 2014, respectively.
(*9)	The Bank acquired the additional 9,111,500 shares of the associate’s with voting rights after debt-for-equity swap decision of The Creditor Financial Institutions Committee on March 31, 2015.
(*10)	The Bank recognized ~~W~~2,184 million as impairment losses for Hanjoo Metal CO., LTD. and 4 other companies during the six-month period ended June 30, 2015, and recognized the value in use of ~~W~~11,908 million as the recoverable amount as of June 30, 2015. The Bank recognized ~~W~~8,463 million as impairment losses for GT&E Co. Ltd. and 7 other companies during the year ended December 31, 2014, and recognized the value in use of ~~W~~16,788 million as the recoverable amount as of December 31, 2014.

(2)	The market value of marketable investments in subsidiaries and associates as of June 30, 2015 and December 31, 2014 are as follows:

	Market value			Carrying amount
	June 30 2015		December 31, 2014	June 30 2015	December 31, 2014
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	~~W~~	800,889	1,123,050	800,889	1,052,166
STX Corporation (*1)		51,640	39,928	10,507	10,507
STX Heavy Industries Co., Ltd. (*1)(*2)		46,751	32,012	11,943	2,769
STX Engine Co., Ltd. (*1)(*2)		86,575	14,565	47,889	4
Daewoo Securities Co., Ltd.		2,142,341	1,380,932	1,775,758	1,775,758
Korea Electric Power Co., Ltd.		9,674,575	8,205,229	16,844,556	16,044,556
Korea Aerospace Industries Co., Ltd.		2,046,804	1,024,689	273,830	273,830
Dongbu Steel Co., Ltd.		20,539	—	5	—
Osung LST Co., Ltd.		10,910	—	8,472	—

(*1)	The Bank has obtained significant influence due to The Creditor Financial Institutions Committee’s debt-for-equity swap decision based upon the Corporate Restructuring Promotion Act.
(*2)	The associate’s market value as of December 31, 2014 was the closing price previous to the trading suspension. The value as of June 30, 2015 represents the current market as the active market for the equity has resumed during the period ended June 30, 2015.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(3)	The key financial information of subsidiaries and associates invested and ownership percentage as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total Comprehe -nsive income (loss)	Ratio (%)
Subsidiaries :
KDB Asia Ltd.	Hongkong	December	Finance	~~W~~	1,418,509	1,128,374	290,135	28,442	10,041	13,056	100.00
KDB Ireland Ltd.	Ireland	December	Finance		378,512	293,547	84,965	8,933	2,525	4,259	100.00
KDB Bank Uzbekistan	Uzbekisatan	December	Finance		1,127,324	1,031,344	95,980	22,028	9,799	7,840	86.34
KDB Bank Europe Ltd.	Hungary	December	Finance		875,352	786,831	88,521	86,595	1,291	(4,333)	100.00
Banco KDB Do Brazil S.A	Brazil	December	Finance		179,102	145,631	33,471	74,520	165	(4,793)	100.00
Daewoo Securities Co., Ltd. (*1)	Korea	December	Finance		34,932,259	30,627,275	4,304,984	2,540,490	229,458	215,769	43.00
KDB Capital Corporation	Korea	December	Finance		4,505,625	3,852,210	653,415	315,319	58,776	81,136	99.92
KDB Asset Management Co., Ltd.	Korea	December	Finance		82,664	18,613	64,051	7,223	1,081	1,084	100.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Finance		21,932	3,526	18,406	8,082	3,335	3,393	84.16
Korea Infrastructure Fund	Korea	December	Financial investment		14,282	6	14,276	626	550	550	85.00
KDB Consus Value PEF (*1)	Korea	December	Financial investment		14,646,356	13,783,573	862,783	1,885,717	7,666	(31,682)	58.59
KDB Value PEF VI	Korea	December	Financial investment		11,990,224	8,683,606	3,306,618	4,951,766	(22,695)	(56,107)	99.84
KDB Value PEF VII (*1)	Korea	December	Financial investment		148,426	68,096	80,330	148	2,947	3,783	50.00
KDB Turn Around PEF	Korea	December	Financial investment		3,641	—	3,641	15	15	15	95.17
Components & Materials M&A PEF	Korea	December	Financial investment		56,210	17,322	38,888	2,324	(15,502)	(29,180)	83.33
Korea BTL Fund I (*2)	Korea	December	Financial investment		541,091	366	540,725	12,538	11,721	11,721	41.67
Korea Railroad Fund I (*2)	Korea	December	Financial investment		429,430	13	429,417	10,119	9,583	9,583	50.00
KDB electronic power PEF (*2)	Korea	December	Financial investment		94,838	17	94,821	4,562	4,436	4,436	50.00
Korea Education Fund (*2)	Korea	December	Financial investment		148,325	7	148,318	3,315	3,121	3,121	50.00
KDB Sigma PEF	Korea	December	Financial investment		10,131	—	10,131	63,642	50,775	50,775	60.87
KTB Korea-Australia Global Cooperation Fund	Korea	December	Financial investment		18,768	327	18,441	—	(656)	(656)	95.00
KoFC-KBIC Frontier Champ 2010-5 PEF (*1)	Korea	December	Financial investment		51,586	140	51,446	1,040	(632)	(205)	50.00
KDB Venture M&A PEF	Korea	December	Financial investment		119	7,910	(7,791)	—	—	—	57.56

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	June 30, 2015
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total Comprehe -nsive income (loss)	Ratio (%)
Associates :
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	~~W~~	170,082,899	113,029,612	57,053,287	28,795,684	2,505,265	2,491,791	32.90
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		19,703,511	17,455,075	2,248,436	6,136,240	(2,434,986)	(2,467,250)	31.46
Korea Aerospace Industries Co., Ltd.	Korea	December	Manufacturing		2,277,545	1,164,170	1,113,375	1,300,282	100,573	101,013	26.41
Korea Tourism Organization	Korea	December	Public administration		1,348,904	375,357	973,547	430,461	(1,596)	(1,527)	43.58
Korea Appraisal Board	Korea	December	Appraisal		224,481	32,054	192,427	58,805	4,580	4,580	30.60
Korea Maritime Guarantee Co., Ltd.	Korea	December	Finance		60,028	605	59,423	431	(289)	(289)	50.00
GM Korea Company (*3)(*4)	Korea	December	Manufacturing		8,362,551	7,132,827	1,229,724	6,406,547	(381,555)	(355,436)	17.02
Korea Infrastructure Fund II	Korea	December	Financial investment		721,491	4,345	717,146	25,099	22,104	22,104	26.67
Troika Resources Investment PEF	Korea	December	Financial investment		184,430	1,477	182,953	452	(2,288)	(2,288)	54.94
Shinbundang Railroad Co., Ltd. (*5)	Korea	December	Other		795,187	894,411	(99,224)	28,114	(32,512)	(32,512)	10.98

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total Comprehe -nsive income (loss)	Ratio (%)
Subsidiaries :
KDB Asia Ltd.	Hongkong	December	Finance	~~W~~	1,124,490	847,410	277,080	45,750	16,485	30,866	100.00
KDB Ireland Ltd.	Ireland	December	Finance		355,636	274,930	80,706	18,002	4,867	8,324	100.00
KDB Bank Uzbekistan	Uzbekisatan	December	Finance		950,334	862,194	88,140	39,772	17,759	11,011	86.34
KDB Bank Europe Ltd.	Hungary	December	Finance		767,681	674,827	92,854	69,839	(31,021)	(51,187)	100.00
Banco KDB Do Brazil S.A	Brazil	December	Finance		217,013	178,749	38,264	167,978	(41,478)	(53,198)	100.00
Daewoo Securities Co., Ltd.(*1)	Korea	December	Finance		30,613,292	26,439,033	4,174,259	4,021,794	205,195	310,940	43.00
KDB Capital Corporation	Korea	December	Finance		4,300,919	3,698,273	602,646	431,770	105,251	132,007	99.92
KDB Asset Management Co., Ltd.	Korea	December	Finance		83,646	20,291	63,355	15,784	1,298	1,295	100.00
Korea Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Finance		24,538	4,525	20,013	14,454	6,303	6,249	84.16
Korea Infrastructure Fund	Korea	December	Financial investment		15,349	6	15,343	4,635	4,445	4,445	85.00
KDB Consus Value PEF(*1)	Korea	December	Financial investment		13,884,320	13,308,596	575,724	3,350,635	(76,306)	53,377	40.78
KDB Value PEF VI	Korea	December	Financial investment		11,892,982	8,505,662	3,387,320	10,371,775	(100,766)	(137,814)	99.84
KDB Value PEF VII(*1)	Korea	December	Financial investment		123,758	63,522	60,236	2,150	(5,582)	(3,024)	50.00
KDB Turn Around PEF	Korea	December	Financial investment		3,625	—	3,625	40	(1,613)	(1,613)	95.17
Components & Materials M&A PEF	Korea	December	Financial investment		87,495	5,545	81,950	3,050	(4,098)	22,224	83.33
KoFC-KDB Materials and Components Investment Fund No.1	Korea	December	Financial investment		43,180	—	43,180	2,008	(3,517)	(3,517)	100.00
Korea BTL Fund I(*2)	Korea	December	Financial investment		554,660	379	554,281	27,119	25,412	25,412	41.67
Korea Railroad Fund I(*2)	Korea	December	Financial investment		430,037	17	430,020	18,973	17,943	17,943	50.00
KDB electronic power PEF(*2)	Korea	December	Financial investment		134,197	24	134,173	10,826	10,420	10,420	50.00
Korea Education Fund(*2)	Korea	December	Financial investment		151,977	9	151,968	7,113	6,708	6,708	50.00
KDB Sigma PEF	Korea	December	Financial investment		471,703	393,787	77,916	104,410	(34,082)	(34,082)	60.87
KTB Korea-Australia Global Cooperation Fund	Korea	December	Financial investment		18,735	697	18,038	3	(1,687)	(1,687)	95.00
KoFC-KBIC Frontier Champ 2010-5 PEF(*1)	Korea	December	Financial investment		52,499	148	52,351	15,842	957	(2,292)	50.00

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total Comprehe -nsive income (loss)	Ratio (%)
Associates :
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	~~W~~	163,708,289	108,883,279	54,825,010	57,474,883	2,686,873	2,335,827	29.93
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		20,289,610	15,526,007	4,763,603	16,786,279	112,088	100,761	31.46
Korea Aerospace Industries Co., Ltd.	Korea	December	Manufacturing		2,096,813	1,060,083	1,036,730	2,314,884	111,109	94,736	26.41
Korea Tourism Organization	Korea	December	Public administration		1,395,195	409,939	985,256	887,595	18,633	13,826	43.58
Korea Appraisal Board	Korea	December	Appraisal		221,905	30,734	191,171	113,836	9,585	9,585	30.60
Korea Maritime Guarantee Co., Ltd.	Korea	December	Finance		59,712	—	59,712	—	—	—	50.00
GM Korea Company(*3)(*4)	Korea	December	Manufacturing		8,296,545	6,713,083	1,583,462	15,485,362	(74,753)	(135,102)	17.02
Korea Infrastructure Fund II	Korea	December	Financial investment		689,143	1,326	687,817	46,448	39,239	39,239	26.67
Troika Resources Investment PEF	Korea	December	Financial investment		186,853	1,613	185,240	(89,978)	(120,812)	(120,812)	45.79
Shinbundang Railroad Co., Ltd.(*5)	Korea	December	Other		809,742	876,455	(66,713)	56,004	(66,074)	(66,074)	10.98

(*1)	Although the controlling entity holds less than half of the other entity’s voting rights, the controlling entity exercised its power as an executive member, influenced the other entity’s profit, and is exposed to variable profit, and therefore, the other entity is included in the Group.
(*2)	The investees are financed by KDB and KDB Capital Corporation, and managed by KDB Asset Management Co., Ltd. and KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Group holds less than 50% of the voting rights because the Group has the exposure, to variable returns, and the ability to use power over the investee to affect the amount of the investors returns through its power over the investee.
(*3)	Although the Bank’s ownership of GM Korea Company is less than 20%, the equity method is applied as the Bank is considered to have significant influence over GM Korea Company by exercising rights to elect board of directors, etc.
(*4)	The Bank used the financial statement as of March 31, 2015 in applying the equity method since the Bank was not able to obtain the financial statement as of June 30, 2015. The Bank made adjustments for the effects of any significant events or transactions that occurred between the date of the investee’s financial statement and the date of the Bank’s financial statement.
(*5)	The ownership ratio of Shinbundang Railroad Co. Ltd. is above 20% upon the consideration of shares owned by the Bank’s subsidiaries. Therefore, the Bank excercises significant influence over associate Shinbundang Railroad.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

11. Property and Equipment

Changes in property and equipment for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015
	January 1, 2015		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	June 30, 2015
Acquisition cost:
Land	~~W~~	256,789	20	—	(457)	(1)	256,351
Buildings and structures		374,126	2,037	(17)	(862)	152	375,436
Leasehold improvements		30,286	5,635	—	124	24	36,069
Vehicles		1,294	321	(236)	—	13	1,392
Equipment		46,368	1,979	(16)	—	176	48,507
Construction in progress		124	50,700	—	(124)	—	50,700
Others		112,102	1,550	(37)	—	43	113,658

		821,089	62,242	(306)	(1,319)	407	882,113

Accumulated depreciation :
Buildings and structures		133,912	5,447	(15)	(292)	(1)	139,051
Leasehold improvements		22,510	2,501	—	—	(51)	24,960
Vehicles		889	398	(202)	—	11	1,096
Equipment		35,977	1,932	(15)	—	171	38,065
Others		86,603	6,074	(23)	—	33	92,687

		279,891	16,352	(255)	(292)	163	295,859

Impairment loss:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	535,814	45,890	(51)	(1,027)	244	580,870

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	2014
	January 1, 2014		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	June 30, 2014
Acquisition cost:
Land	~~W~~	206,294	—	—	84	(2)	206,376
Buildings and structures		293,514	270	—	1,879	(6)	295,657
Leasehold improvements		27,521	89	(618)	1,165	(98)	28,059
Vehicles		1,173	78	—	—	(24)	1,227
Equipment		40,385	886	(172)	—	(104)	40,995
Construction in progress		—	1,662	—	(1,616)	—	46
Others		92,068	467	(511)	—	(30)	91,994

		660,955	3,452	(1,301)	1,512	(264)	664,354

Accumulated depreciation :
Buildings and structures		98,398	4,342	—	496	(5)	103,231
Leasehold improvements		18,295	2,163	(618)	—	(84)	19,756
Vehicles		880	66	—	—	(16)	930
Equipment		30,086	1,579	(169)	—	(77)	31,419
Others		68,152	4,929	(492)	—	(33)	72,556

		215,811	13,079	(1,279)	496	(215)	227,892

Impairment loss:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	439,760	(9,627)	(22)	1,016	(49)	431,078

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

12. Investment Property

Changes in investment property for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015
	January 1, 2015		Acquisition/ depreciation	Reclassification	June 30, 2015
Acquisition cost:
Land	~~W~~	52,590	—	457	53,047
Buildings and structures		38,813	—	862	39,675

		91,403	—	1,319	92,722

Accumulated depreciation:
Buildings and structures		13,789	744	292	14,825
Accumulated impairment loss:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	74,639	(744)	1,027	74,922

	2014
	January 1, 2014		Acquisition/ depreciation	Reclassification	June 30, 2014
Acquisition cost:
Land	~~W~~	55,455	—	(84)	55,371
Buildings and structures		43,151	—	(1,428)	41,723

		98,606	—	(1,512)	97,094

Accumulated depreciation:
Buildings and structures		14,936	779	(496)	15,219
Accumulated impairment loss:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	80,695	(779)	(1,016)	78,900

Fair value of the Bank’s investment property, as determined on the basis of a valuation by an independent appraiser, amounted to ~~W~~79,980 million as of June 30, 2015 (~~W~~78,524 million as of December 31, 2014). Additionally, fair value of investment in real properties is classified as level 3 according to the fair value hierarchy in Note 43.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

13. Intangible Assets

Changes in intangible assets for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015
	January 1, 2015		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2015
Development expense	~~W~~	61,119	4,480	—	(10,739)	1	54,861
Equipment usage right		847	—	—	(29)	15	833
Other deposits provided		11,655	—	(1)	—	1	11,655
Others		17,223	1,200	—	(4,057)	6	14,372

	~~W~~	90,844	5,680	(1)	(14,825)	23	81,721

	2014
	January 1, 2014		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2014
Development expense	~~W~~	56,411	3,739	—	(7,866)	—	52,284
Equipment usage right		877	—	—	(29)	(26)	822
Other deposits provided		10,906	356	(196)	—	(6)	11,060
Others		17,457	1,737	—	(3,826)	(51)	15,317

	~~W~~	85,651	5,832	(196)	(11,721)	(83)	79,483

14. Other Assets

Other assets as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Accounts receivable	~~W~~	5,919,909	4,185,497
Unsettled domestic exchange receivables		1,005,369	604,080
Accrued income		496,736	496,646
Guarantee deposits		167,563	161,942
Financial guarantee asset		42,885	40,524
Prepaid expenses		6,155	7,007
Advance payments		1,922	874
Others		29,533	35,319

		7,670,072	5,531,889
Allowance for possible losses		(70,845)	(70,281)
Present value discount		(4,517)	(5,250)

	~~W~~	7,594,710	5,456,358

The carrying amount of financial assets included in other assets above amounted to ~~W~~7,567,073 million as of June 30, 2015, (~~W~~5,421,457 million as of December 31, 2014) and their fair value amounted to ~~W~~7,567,297 million as of June 30, 2015 (~~W~~5,422,962 million as of December 31, 2014).

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

15. Financial Liabilities Designated at Fair Value Through Profit or Loss

(1)	Financial liabilities designated at fair value through profit or loss as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Borrowings	~~W~~	5,242	4,958
Bonds		1,518,752	1,133,670

	~~W~~	1,523,994	1,138,628

Borrowings, designated at “Fair Value Through Profit or Loss,” (FVTPL) consist of equity-index-linked securities and others. Through designating embedded derivatives and host contracts as FVTPL items, changes in fair value of complex financial products are recognized in profit or loss. Additionally, changes in fair value of structured bonds, with hedge accounting applied, are recognized in profit or loss as well. Structured bonds, not applied by hedge accounting, are measured at amortized costs. Therefore, such structured bonds, not applied by hedge accounting, have been designated at FVTPL in order to eliminate mismatch in measurements of accounting profit and loss.

(2)	The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Carrying amount	~~W~~	1,523,994	1,138,628
Contractual cash flow amounts		1,337,552	950,994

Difference	~~W~~	186,442	187,634

16. Deposits

Deposits as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015			December 31, 2014
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	~~W~~	193,853	193,853	160,806	160,806
Time and savings deposits		34,040,495	34,468,437	31,663,351	31,712,090
Certificates of deposit		188,490	190,176	108,786	109,096

		34,422,838	34,852,466	31,932,943	31,981,992

Deposits in foreign currencies:
Demand deposits		1,414,626	1,414,626	744,665	744,665
Time and savings deposits		1,231,745	1,241,315	1,813,628	1,813,962
Certificates of deposit		2,556,171	2,575,182	2,978,027	2,980,481

		5,202,542	5,231,123	5,536,320	5,539,108

Off-shore deposits in foreign currencies
Demand deposits		26,132	26,132	136,451	136,451

	~~W~~	39,651,512	40,109,721	37,605,714	37,657,551

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

17. Borrowings

(1)	Borrowings as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.00	5.00	~~W~~	4,178,074	4,174,510
Borrowings in foreign currencies	0.08	5.05		11,163,706	11,238,519
Off-shore borrowings in foreign currencies	0.19	4.27		1,931,805	1,939,583
Others	0.08	6.55		3,186,603	3,202,878

				20,460,188	20,555,490

Deferred borrowing costs				(2,958)

			~~W~~	20,457,230

	December 31, 2014
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.00	5.05	~~W~~	7,454,823	7,459,870
Borrowings in foreign currencies	0.02	6.65		10,215,872	10,281,576
Off-shore borrowings in foreign currencies	0.19	4.28		1,923,739	1,926,752
Others	0.05	5.15		3,947,181	3,949,164

				23,541,615	23,617,362

Deferred borrowing costs				(4,084)

			~~W~~	23,537,531

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(2)	Borrowings in Korean won before adjusting for deferred borrowing costs as of June 30, 2015 and December 31, 2014 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2015		December 31, 2014
Ministry of Strategy and Finance	Borrowings from government fund (*1)	0.92 ~ 5.00	~~W~~	459,877	495,587
Industrial Bank of Korea	Borrowings from industrial technology fund	0.60 ~ 1.59		4,327	3,092
Small & Medium Business Corp.	Borrowings from small and medium enterprise promotion fund	1.55 ~ 3.77		214,804	248,825
Ministry of Culture and Tourism	Borrowings from tourism promotion fund	0.05 ~ 2.50		1,575,310	1,490,344
Korea Energy Management Corporation	Borrowings from fund for rational use of energy	0.25 ~ 3.65		1,087,187	1,151,113
Local governments	Borrowings from local small and medium enterprise promotion fund	0.20 ~ 4.30		78,965	88,033
The Bank of Korea	Borrowings from Bank of Korea	0.50 ~ 1.00		490,564	3,702,438
Others	Borrowings from environment improvement support fund and others	0.00 ~ 3.35		267,040	275,391

			~~W~~	4,178,074	7,454,823

(*1)	Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for deferred borrowing costs as of June 30, 2015 and December 31, 2014 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2015		December 31, 2014
Japan Bank for International Cooperation (“JBIC”)	Borrowings from JBIC	1.73 ~ 2.16	~~W~~	206,077	218,227
Mizuho and others	Bank loans from foreign funds	3M Libor+0.40 ~ 3M Libor+0.75		1,281,474	1,209,120
Ministry of Strategy and Finance	Exchange equalization fund borrowings in foreign currencies	3M Libor+0.25 ~ 3M Libor+0.74		1,874,855	1,015,786
Central Bank Of The Republic Uzbekistan and others	Off-shore short term borrowings	0.19 ~ 0.20		1,528,762	1,101,689
		3M Telerate+0.40 ~ 3M Telerate+0.42		33,723	32,976

				1,562,485	1,134,665

BNP-PARIBAS, National Bank Of ABU and others	Off-shore long term borrowings	3M Libor+0.30 ~ 3M Libor+0.75		102,063	353,783
		3M Libor+0.75 ~ 3M Telerate+0.75		168,615	329,760

				270,678	683,543

Japan Bank for International Cooperation (“JBIC”)	Off-shore borrowings from JBIC	1.79		63,319	67,850
		6M Libor+1.20 ~ 4.27		35,323	37,681

				98,642	105,531

Others	Short term borrowings in foreign currencies	0.08 ~ 5.05		5,730,374	5,767,387
	Long term borrowings in foreign currencies	0.10 ~ 2.83		2,070,926	2,005,352

			~~W~~	13,095,511	12,139,611

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

18. Bonds

Bonds	as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Bonds in Korean won:
Bonds	1.62	8.11	~~W~~	88,368,772	90,572,374
Discount on bonds				(11,122)
Valuation adjustment for fair value hedges				164,440

				88,522,090	90,572,374

Bonds in foreign currencies:
Bonds	3M Libor+0.20	3M Libor+2.58		16,856,256	17,039,721
Discount on bonds				(36,989)
Premium on bonds				6,926
Valuation adjustment for fair value hedges				(448,975)

				16,377,218	17,039,721

Off-shore bonds:
Bonds	3M Libor+0.35	3M Libor+4.30		8,398,003	8,545,696
Discount on bonds				(23,141)
Premium on bonds				5,610
Valuation adjustment for fair value hedges				(184,570)

				8,195,902	8,545,696

			~~W~~	113,095,210	116,157,791

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Bonds in Korean won:
Bonds	2.03	8.43	~~W~~	91,051,171	92,616,911
Discount on bonds				(34,211)
Premium on bonds				4
Valuation adjustment for fair value hedges				184,771

				91,201,735	92,616,911

Bonds in foreign currencies:
Bonds	3M Libor+0.20	3M Libor+2.58		17,062,488	17,160,814
Discount on bonds				(43,900)
Premium on bonds				9,086
Valuation adjustment for fair value hedges				(412,758)

				16,614,916	17,160,814

Off-shore bonds:
Bonds	3M Libor+0.24	3M Libor+4.30		9,049,836	8,925,601
Discount on bonds				(23,180)
Premium on bonds				8,324
Valuation adjustment for fair value hedges				(281,835)

				8,753,145	8,925,601

			~~W~~	116,569,796	118,703,326

19. Defined Benefit Liabilities

The Bank implements a defined benefit retirement pension plan based on employee compensation benefits and service periods. The plan assets are in trusts with Kookmin Bank, Samsung Life Insurance co., Ltd., etc.

(1)	Details of defined benefit liabilities as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Present value of defined benefit liabilities	~~W~~	219,565	211,148
Fair value of plan assets		(181,089)	(179,018)

	~~W~~	38,476	32,130

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(2)	Changes in defined benefit liabilities for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015
	Present value of defined benefit liabilities		Fair value of plan assets	Defined benefit liabilities (assets)
Beginning balance	~~W~~	211,148	(179,018)	32,130
Current service costs		16,253	—	16,253
Interest expense (income)		3,379	(2,903)	476
Benefits paid by the plan		(11,215)	10,832	(383)
Contribution		—	(10,000)	(10,000)

Ending balance	~~W~~	219,565	(181,089)	38,476

	2014
	Present value of defined benefit liabilities		Fair value of plan assets	Defined benefit liabilities (assets)
Beginning balance	~~W~~	203,285	(178,119)	25,166
Current service costs		18,166	—	18,166
Interest expense (income)		4,100	(3,773)	327
Benefits paid by the plan		(5,463)	5,412	(51)

Ending balance	~~W~~	220,088	(176,480)	43,608

(3)	Fair value of plan assets as of June 30, 2015 and December 31, 2014 is as follows:

	June 30, 2015			December 31, 2014
	Quoted market prices		Unquoted market prices	Quoted market prices	Unquoted market prices
Due from banks	~~W~~	—	181,089	—	179,018

(4)	Defined benefit costs recognized in profit or loss for the six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current service costs	~~W~~	8,120	16,253	9,058	18,166
Interest expense, net		237	476	164	327

	~~W~~	8,357	16,729	9,222	18,493

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(5)	The principal actuarial assumptions used as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015	December 31, 2014
Discount rate (%)	3.28	3.28
Future salary increasing rate (%)	5.96	5.96

(6)	The present value sensitivity of defined benefit liabilities as principal actuarial assumptions change as of December 31, 2014 is as follows:

Sensitivity
	1% increase in assumption	1% decrease in assumption
Discount rate	9.20% decrease	10.81% increase
Future salary increasing rate	10.43% increase	9.07% decrease

(7)	The weighted-average expected time to maturity of defined benefit liabilities is 11.5 years as of December 31, 2014.

20. Provisions

(1)	Changes in provisions for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015
	Provision for payment guarantees		Provision for unused commitments	Lawsuit provision	Other provision	Total
Beginning balance	~~W~~	276,365	20,341	9,043	6,076	311,825
Increase of provision		27,909	4,737	2,780	—	35,426
Foreign exchange differences		4,022	502	—	—	4,524

Ending balance	~~W~~	308,296	25,580	11,823	6,076	351,775

	2014
	Provision for payment guarantees		Provision for unused commitments	Lawsuit provision	Other provision	Total
Beginning balance	~~W~~	511,325	25,847	1,881	1,032	540,085
Increase (reversal) of provision		(304,154)	90,263	—	—	(213,891)
Foreign exchange differences		(14,503)	(528)	—	—	(15,031)

Ending balance	~~W~~	192,668	115,582	1,881	1,032	311,163

(2)	Provision for payment guarantees

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates, and records the provision as a reserve for possible losses on acceptances and guarantees.

(3)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates.

(4)	Provision for possible losses from lawsuits

As of June 30, 2015, the Bank is involved in 22 lawsuits as a plaintiff and 33 lawsuits as a defendant. The aggregate amount of claims as a plaintiff and a defendant amounted to ~~W~~171,347 million and ~~W~~478,326 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of June 30, 2015, and additional losses may be incurred depending on the final result of pending lawsuits.

Major lawsuits in progress as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Contents	Amounts		Status of lawsuit
Plaintiff:
GYENGGI URBAN INNOVATION CORPORATION	Claim for refund of investments	~~W~~	19,100	1st trial in progress
SH Corporation	Claim for damages		9,720	1st trial ruled against the Bank; 2nd trial in progress
Defendant:
Hanhwa Chemical Co., Ltd.	Performance bonds	~~W~~	322,593	1st, 2nd trials ruled in favor of the Bank; Pending appeals
Shinhan Bank and 1 other	Claim for damages		58,474	1st trial in progress
KAMCO 8th JV Securitization Specialty Co., Ltd	Claim for refund of impairment sale payment		36,333	1st trial in progress
GYENGGI URBAN INNOVATION CORPORATION	Delivery of stocks and stock transfer, etc		24,348	1st trial in progress

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Contents	Amounts		Status of lawsuit
Plaintiff:
29 Samsung affiliates (including Samsung Electronics)	Deposit contracts, etc.	~~W~~	3,711,586	Final ruling (2015.01.29)(*1)
GYENGGI URBAN INNOVATION CORPORATION	Claim for refund of investments		19,100	1st trial in progress
SH Corporation	Claim for damages		9,720	1st trial in progress

Defendant:
Hanhwa Chemical Co., Ltd.	Performance bonds	~~W~~	322,593	1st, 2nd trials ruled in favor of the Bank; Pending appeals
KAMCO 8th JV Securitization Specialty Co., Ltd	Claim for refund of impairment sale payment		36,333	1st trial in progress
GYENGGI URBAN INNOVATION CORPORATION	Delivery of stocks and stock transfer, etc		24,348	1st trial in progress

(*1)	The financial institution creditors of Renault Samsung Motors (including KDB) filed a lawsuit against Kun-hee Lee and 28 Samsung affiliates (including Samsung Electronics), claiming compensation for delays in payment of liquidated damages and contract bills based on the agreement signed on August 24, 1999. On January 29, 2015, the court decided partially in favour of the plaintiff in the last instance. On March 27, 2015, the Bank recognized ~~W~~95,110 million of other operating income.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

21. Other Liabilities

Other liabilities as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Accounts payable	~~W~~	5,813,844	2,662,181
Accrued expense		1,754,361	1,784,532
Advance receipts		1,144	1,144
Unearned income		46,968	48,279
Deposits withholding tax		27,458	40,873
Guarantee money received		57,495	89,155
Foreign exchanges payable		26,471	225,199
Domestic exchanges payable		453,188	461,950
Borrowing from trust accounts		752,228	589,081
Financial guarantee liability		75,998	71,323
Suspense payable		11,444	115,356
Others		80,022	133,123

		9,100,621	6,222,196
Present value discount		(376)	(415)

	~~W~~	9,100,245	6,221,781

The carrying amount of financial liabilities included in other liabilities above amounted to ~~W~~8,928,992 million as of June 30, 2015 (~~W~~5,920,686 million as of December 31, 2014) and their fair value amounted to ~~W~~8,927,117 million as of June 30, 2015 (~~W~~5,920,769 million as of December 31, 2014).

22. Equity

(1) Issued capital

The Bank is authorized to issue up to 6,000 million shares of common stock and has 3,436,079,768 shares issued as of June 30, 2015 (3,036,079,768 shares issued as of December 31, 2014), and outstanding with a total par value of ~~W~~17,180,399 million as of June 30, 2015 (~~W~~15,180,399 million as of December 31, 2014).

(2) Capital surplus

Capital surplus as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Surplus from capital reduction(*1)	~~W~~	44,373	44,373
Other capital surplus(*2)		2,478,496	2,478,496

	~~W~~	2,522,869	2,522,869

(*1)	The Bank reduced ~~W~~5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ~~W~~5,134,227 million. As the result of the capital reduction, ~~W~~44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.
(*2)	The difference in the amount of shares issued and the carrying value of net asset acquired occurring from the merger of the Bank with KDB Financial Group Inc. and Korea Finance Corporation are recognized as other capital surplus.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(3) Capital adjustments

Capital adjustments as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Discount on stock issuance	~~W~~	(9,668)	—

(4) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Valuation gain on available-for-sale financial assets:
Valuation gain on available-for-sale financial assets (before tax)	~~W~~	1,029,176	1,075,984
Income tax effect		(249,058)	(260,384)

		780,118	815,600

Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		(28,339)	(37,421)
Income tax effect		6,858	9,056

		(21,481)	(28,365)

Valuation loss on cash flow hedge:
Valuation loss on cash flow hedge		(28,408)	(18,293)
Income tax effect		6,875	4,427

		(21,533)	(13,866)

Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)		59,437	59,437
Income tax effect		(14,384)	(14,384)

		45,053	45,053

	~~W~~	782,157	818,422

(ii)	Changes in accumulated other comprehensive income for the six-month periods ended June 30, 2015 and 2014 are as follows::

	2015
	January 1, 2015		Increase (Decrease)	Tax Effect	June 30, 2015
Valuation gain on available-for-sale financial assets	~~W~~	815,600	(46,808)	11,326	780,118
Exchange differences on translation of foreign operations		(28,365)	9,082	(2,198)	(21,481)
Valuation loss on cash flow hedge		(13,866)	(10,115)	2,448	(21,533)
Remeasurements of defined benefit liabilities		45,053	—	—	45,053

	~~W~~	818,422	(47,841)	11,576	782,157

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	2014
	January 1, 2014		Increase (Decrease)	Tax Effect	June 30, 2014
Valuation gain on available-for-sale financial assets	~~W~~	361,931	(71,913)	17,396	307,414
Exchange differences on translation of foreign operations		(49,667)	(18,744)	4,536	(63,875)
Valuation loss on cash flow hedge		—	(527)	—	(527)
Remeasurements of defined benefit liabilities		20,209	—	—	20,209

	~~W~~	332,473	(91,184)	21,932	263,221

(5) Retained earnings

The Korea Development Bank Act requires the Bank to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit. In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

(i)	Retained earnings as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Legal reserve	~~W~~	5,473,906	5,400,519
Voluntary reserve:
Regulatory reserve for loan losses		1,370,828	1,306,925
Unappropriated retained earnings		202,325	183,469

	~~W~~	7,047,059	6,890,913

(ii)	Changes in legal reserve for the six-month period ended June 30, 2015 and the year ended December 31, 2014 are as follows:

	2015		2014
Beginning balance	~~W~~	5,400,519	6,022,263
Transferred from (contribution to) unappropriated retained earnings		73,387	(621,744)

Ending balance	~~W~~	5,473,906	5,400,519

(iii)	Changes in unappropriated retained earnings (accumulated deficits) for the six-month period ended June 30, 2015 and the year ended December 31, 2014 are as follows:

	2015		2014
Beginning balance	~~W~~	183,469	(621,744)
Profit for the period		202,325	183,469
Transferred from (contribution to) legal reserve		(73,387)	621,744
Contribution to regulatory reserve for loan losses		(63,903)	—
Dividends		(46,179)	—

Ending balance	~~W~~	202,325	183,469

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(6) Regulatory reserve for loan losses

The Bank is required to provide a regulatory reserve for loan losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for loan losses are as follows:

(i)	Regulatory reserve for loan losses as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Beginning balance	~~W~~	1,370,828	1,306,925
Planned reserve for loan losses		121,395	63,903

Ending balance	~~W~~	1,492,223	1,370,828

(ii)	Provision for regulatory reserve for possible loan losses and profit (loss) after adjusting regulatory reserve for loan losses for the six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit (loss) for the period	~~W~~	(253,564)	202,325	129,198	289,066
Provision (reversal) for regulatory reserve for possible loan losses		152,138	(121,395)	277,373	(156,308)

Profit (loss) after adjusting regulatory reserve for possible loan losses	~~W~~	(101,426)	80,930	406,571	132,758

Profit (loss) per share after adjusting regulatory reserve for possible loan losses (in won)	~~W~~	(30)	25	219	72

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

23. Net Interest Income

Net interest income for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income:
Due from banks	~~W~~	9,874	19,787	12,453	25,033
Financial assets held for trading		11,961	25,667	16,858	30,386
Available-for-sale financial assets		155,806	345,494	156,900	323,443
Held-to-maturity financial assets		226	429	1,335	1,778
Loans		1,171,119	2,419,596	1,000,543	1,985,249

		1,348,986	2,810,973	1,188,089	2,365,889

Interest expense:
Financial liabilities designated at fair value through profit or loss		(17,255)	(32,708)	(10,168)	(20,418)
Deposits		(186,438)	(387,972)	(225,366)	(456,643)
Borrowings		(45,692)	(118,473)	(72,503)	(150,308)
Bonds		(720,509)	(1,488,822)	(384,217)	(769,725)

		(969,894)	(2,027,975)	(692,254)	(1,397,094)

Net interest income	~~W~~	379,092	782,998	495,835	968,795

Interest received from impaired assets relating to loan receivables for the six-month periods ended June 30, 2015 was ~~W~~78,671 million and there was no interest received from impaired assets related to financial assets other than loans.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

24. Net Fees and Commission Income

Net fees and commission income for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Fees and commission income:
Loan commissions	~~W~~	56,596	107,208	47,823	93,636
Underwriting and investment consulting commissions		55,368	87,726	59,885	82,860
Brokerage and agency commissions		3,704	8,431	2,846	5,733
Trust and retirement pension plan commissions		14,323	26,858	5,276	13,428
Fees on asset management commissions		461	731	1,243	1,530
Other fees		27,361	44,660	20,155	28,766

		157,813	275,614	137,228	225,953

Fees and commission expenses:
Brokerage and agency fees		(2,987)	(5,162)	(2,124)	(3,973)
Other fees		(4,549)	(10,723)	(4,192)	(7,001)

		(7,536)	(15,885)	(6,316)	(10,974)

	~~W~~	150,277	259,729	130,912	214,979

25. Dividend Income

Dividend income for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Financial assets held for trading	~~W~~	278	300	212	212
Available-for-sale financial assets		36,334	150,124	24,500	78,690
Investments in subsidiaries and associates		66,383	280,447	2,633	39,420

	~~W~~	102,995	430,871	27,345	118,322

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

26. Net Gain (Loss) on Financial Assets Held for Trading

Net gain (loss) related to financial assets held for trading for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial assets held for trading :
Gains on sale	~~W~~	9,343	16,680	4,937	7,253
Gains on valuation		—	1,376	2,359	3,783

		9,343	18,056	7,296	11,036

Losses on financial assets held for trading :
Losses on sale		(11,224)	(17,025)	(3,502)	(8,829)
Losses on valuation		(9,323)	(4,971)	(2,132)	(4,317)
Expense related with purchase		(91)	(176)	(80)	(163)

		(20,638)	(22,172)	(5,714)	(13,309)

	~~W~~	(11,295)	(4,116)	1,582	(2,273)

27. Net Gain (Loss) on Financial Liabilities Designated at Fair Value Through Profit or Loss

Net gain (loss) related to financial liabilities designated at fair value through profit or loss for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial liabilities designated at FVTPL:
Gains on redemption	~~W~~	320	321	109	118
Gains on valuation		43,035	11,447	—	1,082

		43,355	11,768	109	1,200

Losses on financial liabilities designated at FVTPL:
Losses on redemption		(67)	(67)	(11)	(19)
Losses on valuation		—	(7,626)	(25,212)	(32,190)

		(67)	(7,693)	(25,223)	(32,209)

	~~W~~	43,288	4,075	(25,114)	(31,009)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

28. Net Gain on Available-for-sale financial assets

Net gain on available-for-sale financial assets for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on available-for-sale financial assets:
Gains on sale	~~W~~	149,298	195,564	213,136	248,624
Reversal of impairment losses		34,590	34,590	481	481

		183,888	230,154	213,617	249,105

Losses on available-for-sale financial assets:
Losses on sale		(2,666)	(21,426)	(3,345)	(24,673)
Impairment losses		(36,280)	(84,708)	(49,758)	(165,070)

		(38,946)	(106,134)	(53,103)	(189,743)

	~~W~~	144,942	124,020	160,514	59,362

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

29. Net Gain (Loss) on Derivatives

Net gain (loss) on derivatives for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	~~W~~	156,514	1,162,349	718,327	1,206,049
Currency		1,145,164	2,104,827	2,126,554	2,854,152
Stock		662	1,435	144	863
Commodity		33,247	49,760	562	60,083
Embedded derivatives		21,455	77,168	6,549	11,378
Gains on adjustment of derivatives		1,456	3,035	5,767	2,145

		1,358,498	3,398,574	2,857,903	4,134,670

Losses on trading purpose derivatives:
Interest		(194,232)	(1,201,004)	(710,704)	(1,192,939)
Currency		(1,052,248)	(2,016,490)	(2,295,236)	(2,992,980)
Stock		(242)	(818)	(334)	(793)
Commodity		(33,244)	(49,567)	(562)	(60,083)
Embedded derivatives		(5,200)	(7,297)	(10,365)	(38,217)
Losses on adjustment of derivatives		(11,938)	(18,519)	—	(3,316)

		(1,297,104)	(3,293,695)	(3,017,201)	(4,288,328)

		61,394	104,879	(159,298)	(153,658)

Net gain (loss) on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest	~~W~~	—	42,893	104,036	156,650
Currency		129,760	201,461	78,438	135,721
Gains on adjustment of derivatives		292	972	405	938

		130,052	245,326	182,879	293,309

Losses on hedging purpose derivatives:
Interest		(139,420)	(73,017)	(6,161)	(19,688)
Currency		(81,808)	(455,669)	(16,843)	(38,063)
Losses on adjustment of derivatives		(559)	(1,234)	(693)	(1,335)

		(221,787)	(529,920)	(23,697)	(59,086)

		(91,735)	(284,594)	159,182	234,223

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		—	266,061	141,518	184,784
Gains on redemption		49,556	67,591	10,482	40,396

		49,556	333,652	152,000	225,180

Losses on fair value hedged items:
Losses on valuation		(69,005)	(189,224)	(14,205)	(186,231)
Losses on redemption		(6,618)	(14,199)	(770)	(22,559)

		(75,623)	(203,423)	(14,975)	(208,790)

		(26,067)	130,229	137,025	16,390

	~~W~~	(56,408)	(49,486)	136,909	96,955

Related with cash flow hedge, no gain or loss were recognized as the uneffective portion during the periods ended June 30, 2015 and 2014.

30. Net Foreign Currency Transaction Gain (Loss)

Net foreign currency transaction gain (loss) for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on foreign exchange transactions:
Gains on sales	~~W~~	230,251	425,663	153,013	317,652
Losses on sales		(210,384)	(405,631)	(123,809)	(279,922)

		19,867	20,032	29,204	37,730

Net gain (loss) on foreign exchange translations:
Gains on foreign exchange translations		424,302	1,281,155	449,894	807,988
Losses on foreign exchange translations		(402,072)	(1,156,218)	(526,529)	(863,439)

		22,230	124,937	(76,635)	(55,451)

	~~W~~	42,097	144,969	(47,431)	(17,721)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

31. Other Operating Loss, net

Other operating loss for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other operating income:
Gains on sale of loans	~~W~~	71,369	71,386	30,816	34,067
Reversal of other provisions		36	36	—	55
Gains on investments in subsidiaries and associates		—	—	1,240	4,041
Reversal of provisions		—	1,036	24,828	328,842
Others		1,628	97,927	2,644	3,878

		73,033	170,385	59,528	370,883

Other operating expenses:
Losses on sale of loans		(89,132)	(89,132)	(75,335)	(75,342)
Contribution to provision for other assets		(635)	(1,428)	(3,407)	(4,228)
Losses on investments in subsidiaries and associates		(19,032)	(19,582)	(5)	(216)
Provision for other allowances		(35,431)	(36,462)	(28,862)	(114,951)
Insurance expenses		(14,568)	(29,232)	(14,759)	(29,785)
Credit guarantee fund salary		(32,485)	(63,897)	(29,066)	(57,117)
Educational taxes		(16,417)	(21,021)	(9,757)	(18,547)
Foreign security contributions		(3,642)	(14,134)	(4,659)	(9,237)
Others		(4,786)	(13,393)	(8,947)	(17,593)

		(216,128)	(288,281)	(174,797)	(327,016)

	~~W~~	(143,095)	(117,896)	(115,269)	43,867

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

32. General and Administrative Expenses

General and administrative expenses for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Payroll costs:
Short-term employee benefits	~~W~~	93,243	163,612	80,991	144,266
Defined benefit costs		8,357	16,729	9,222	18,493
Defined contribution costs		—	89	—	139
Termination benefits		—	—	779	1,387

		101,600	180,430	90,992	164,285

Depreciation and amortization:
Depreciation of property and equipment		8,192	16,352	6,560	13,079
Amortization of intangible assets		7,309	14,825	5,740	11,721

		15,501	31,177	12,300	24,800

Other:
Employee welfare benefits		6,815	13,450	6,198	12,507
Rent expenses		6,870	12,971	5,934	11,863
Taxes and dues		4,780	9,401	3,791	7,909
Advertising expenses		4,415	7,577	4,642	6,957
Electronic data processing expenses		14,472	25,008	6,765	17,361
Fees and charges		7,216	12,610	6,252	10,415
Others		10,029	18,464	7,613	14,929

		54,597	99,481	41,195	81,941

	~~W~~	171,698	311,088	144,487	271,026

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

33. Non-Operating Income and Expense

Non-operating income and expense for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Non-operating income:
Gain on disposal of property and equipment	~~W~~	11	73	14	15
Rental income on investment property		151	369	157	284
Others		179	2,869	455	3,406

		341	3,311	626	3,705

Non-operating expenses:
Loss on disposal of property and equipment		—	(38)	(4)	(4)
Depreciation of investment property		(374)	(744)	(386)	(779)
Donations		(176)	(251)	(76)	(211)
Others		(1,248)	(1,539)	(47)	(244)

		(1,798)	(2,572)	(513)	(1,238)

	~~W~~	(1,457)	739	113	2,467

34. Income Tax Expense (Benefit)

(1)	Income tax expenses (benefit) for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Three-month period ended	Three-month period ended	Three-month period ended
Current income tax(*1)	~~W~~	(74,878)	117,175	105,489	263,592
Changes in deferred income taxes on temporary differences		71,740	(65,434)	(28,083)	(191,621)
Deferred income tax recognized directly to equity		(33,596)	11,576	(16,489)	21,932
Changes in income taxes due to consolidated tax return		—	—	(1,982)	(3,882)

Income tax expense (benefit)	~~W~~	(36,734)	63,317	58,935	90,021

(*1)	Includes changes such as those that arise from final tax returns.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(2)	Profit before income taxes and income tax expense (benefit) for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015		2014
Profit before income taxes	~~W~~	265,642	379,087
Income taxes calculated using enacted tax rates (24.2%)		64,286	91,508
Adjustments:
Non-deductible losses and tax free gains		(10,236)	(2,780)
Non-recognition effect of deferred income taxes		32,266	20,702
Changes in income taxes due to consolidated tax return		—	(3,882)
Net adjustments for prior year		(25,362)	(13,539)
Others		2,363	(1,988)

		(969)	(1,487)

Income tax expense	~~W~~	63,317	90,021

Effective tax rate		23.84%	23.75%

(3)	Changes in deferred income taxes recognized directly to equity for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015
	June 30, 2015		Deferred tax assets (liabilities)	December 31, 2014	Deferred tax assets (liabilities)	Changes in deferred tax assets (liabilities)
Valuation gain on available-for-sale financial assets	~~W~~	780,118	(249,058)	815,600	(260,384)	11,326
Exchange differences on translation of foreign operations		(21,481)	6,858	(28,365)	9,056	(2,198)
Valuation loss on cash flow hedge		(21,533)	6,875	(13,866)	4,427	2,448
Remeasurements of defined benefit liabilities		45,053	(14,384)	45,053	(14,384)	—

	~~W~~	782,157	(249,709)	818,422	(261,285)	11,576

	2014
	June 30, 2014		Deferred tax assets (liabilities)	December 31, 2013	Deferred tax assets (liabilities)	Changes in deferred tax assets (liabilities)
Valuation gain on available-for-sale financial assets	~~W~~	307,413	(98,136)	361,930	(115,532)	17,396
Exchange differences on translation of foreign operations		(63,874)	20,392	(49,666)	15,856	4,536
Remeasurements of defined benefit liabilities		20,209	(6,452)	20,209	(6,452)	—

	~~W~~	263,748	(84,196)	332,473	(106,128)	21,932

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

35. Earnings (Loss) per Share

(1) Basic earnings (loss) per share

The Bank’s basic earnings (loss) per share for the three-month and six-month periods ended June 30, 2015 and 2014 are computed as follows:

(i) Basic earnings (loss) per share

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit (loss) attributable to ordinary shareholders of the Bank (A)	~~W~~	(253,564,133,506)	202,325,337,009	129,198,230,278	289,065,748,349
Weighted-average number of ordinary shares outstanding (B)		3,431,684,164	3,234,974,796	1,856,372,235	1,855,245,163

Basic earnings (loss) per share (A/B)	~~W~~	(74)	63	70	156

(ii) Weighted-average number of ordinary shares outstanding

	June 30, 2015
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	3,036,079,768	91	276,283,258,888
Increased paid-in capital (B)	400,000,000	90	36,000,000,000

Cumulative shares (C=A+B)			312,283,258,888

Weighted-average number of ordinary shares outstanding (C/91)			3,431,684,164

Six-month period ended:
Number of ordinary shares outstanding (A)	3,036,079,768	181	549,530,438,008
Increased paid-in capital (B)	400,000,000	90	36,000,000,000

Cumulative shares (C=A+B)			585,530,438,008

Weighted-average number of ordinary shares outstanding (C/181)			3,234,974,796

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	June 30, 2014
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	1,852,372,235	91	168,565,873,385
Increased paid-in capital (B)	4,000,000	91	364,000,000

Cumulative shares (C=A+B)			168,929,873,385

Weighted-average number of ordinary shares outstanding (C/91)			1,856,372,235

Six-month period ended:
Number of ordinary shares outstanding (A)	1,852,372,235	181	335,279,374,535
Increased paid-in capital (B)	4,000,000	130	520,000,000

Cumulative shares (C=A+B)			335,799,374,535

Weighted-average number of ordinary shares outstanding (C/181)			1,855,245,163

(2) Diluted earnings (loss) per share

Diluted and basic earnings (loss) per share for the three-month and six-month periods ended June 30, 2015 and 2014 are equal because there is no potential dilutive instrument.

36. Pledged Assets

Assets pledged by the Bank as collateral as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015			December 31, 2014
	Pledged assets		Related liabilities	Pledged assets	Related liabilities
Available-for-sale financial assets (*1)	~~W~~	6,267,975	2,722,833	8,703,923	5,586,234

(*1)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

37. Guarantees and Commitments

Guarantees and commitments as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Confirmed acceptances and guarantees:
Acceptances in foreign currency	~~W~~	839,546	760,550
Guarantees for bond issuance		1,314,291	1,047,027
Guarantees for loans		1,205,349	1,075,100
Acceptances for foreign loans		797	1,056
Acceptances for letter of guarantee		33,115	48,285
Guarantee of on-lending debt		107,894	131,624
Others		5,222,623	5,223,067

		8,723,615	8,286,709

Unconfirmed acceptances and guarantees:
Letter of guarantee		2,089,586	2,036,364
Others		3,896,346	1,811,300

		5,985,932	3,847,664

Commitments:
Commitments on loans		5,026,443	4,970,077
Securities purchase agreement		2,020,595	2,020,595
Others		215,714	151,601

		7,262,752	7,142,273

	~~W~~	21,972,299	19,276,646

38. Day One Profit or Loss

Changes in day one profit or loss for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015		2014
Beginning balance	~~W~~	(23)	(4,263)
New deferrals		1,458	(1,143)
Amortization		(792)	1,874
Others (end of transaction, etc.)		775	355

Ending balance	~~W~~	1,418	(3,177)

Deferred day one profit or loss arose from derivative financial instruments at level 3 on the fair value hierarchy.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

39. Trust Accounts

(1)	Trust accounts as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Accrued trust management fee	~~W~~	37,475	18,447
Deposits		1,512,414	1,720,217
Trust accounts payable		647,336	542,857
Accrued interest on deposits		21,219	14,757

(2)	Transactions with trust accounts for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three- month period ended		Six- month period ended	Three- month period ended	Six- month period ended
Fees on trust accounts	~~W~~	13,881	25,668	4,958	12,815
Gains from trading of derivative instruments		719	1,409	515	1,011
Interest expenses on deposits		(9,906)	(20,169)	(12,026)	(23,568)
Interest expenses of trust accounts payable		(2,662)	(5,139)	(2,565)	(5,055)

(3)	Principals guaranteed money trust and principals and interest guaranteed money trust

The carrying amounts of principals guaranteed money trust and principals and interest guaranteed money trust as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Principals guaranteed money trust	~~W~~	269,891	279,246
Principals and interest guaranteed money trust		218,993	216,052

	~~W~~	488,884	495,298

Principal of money trust	~~W~~	454,801	462,619
Income from trust deposits payable		34,083	32,679

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

40. Related Party Transactions

(1)	The Bank’s related parties as of June 30, 2015 are as follows:

Classification	Corporate name
Subsidiaries	Daewoo Securities Co., Ltd., KDB Capital Corporation, KDB Asset Management Co., Ltd., KDB Infrastructure Investments Asset Management Co., Ltd, KDB Asia Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A, KDB Bank Uzbekistan, Korea Infrastructure Fund and 4 others, KDB Value PEF VI, KDB Value PEF VII, KDB Sigma PEF, KDB Venture M&A PEF, KDB Consus Value PEF, KDB Turn Around PEF, Components and Materials M&A PEF and 2 others, KDBC IP Investment Fund 2, KoFC-KIS Pioneer Champ 2010-4 venture investment fund, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, U-BEST 2nd Securitization Specialty Co., Ltd. and 6 others, KIAMCO Road Investment Private Fund Special Asset Trust 2 and 39 others, Busan Hi—technology Industrial Complex Co., Ltd.
Associates	Korea Electric Power Co., Ltd., Daewoo Shipbuilding & Marine Engineering Co., Ltd., Korea Aerospace Industries Co., Ltd., Korea Tourism Organization, Korea Appraisal Board, Korea Maritime Guarantee Co., Ltd., GM Korea Company, STX Offshore & Shipbuilding Co., Ltd, STX Heavy Industries Co., Ltd, STX Corporation and 112 others, Korea Infrastructure Fund II, Troika Resources Investment PEF and 51 others, NPS 06-2 Neoplux Corporate Restructuring Company and 71 others
Others	Key management personnel

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(2)	Significant balances with related parties as of June 30, 2015 and December 31, 2014 are as follows:

	Account	June 30, 2015		December 31, 2014
Subsidiaries:
Daewoo Securities Co., Ltd.(*1)	Derivative financial assets	~~W~~	124,971	118,964
	Other assets		7,023	5,089
	Deposits		9,786	35,711
	Bonds		753,272	790,584
	Derivative financial liabilities		100,823	96,481
	Other liabilities		4,834	4,434
KDB Capital Corporation(*1)	Loans		30,341	—
	Allowance for loan losses		(8)	—
	Derivative financial assets		6,197	5,030
	Other assets		150	—
	Deposits		17	25,295
	Derivative financial liabilities		687	1,276
	Other liabilities		488	484
KDB Asset Management Co., Ltd.(*1)	Deposits		258	282
KDB Infrastructure Investments Asset Management Co., Ltd.(*1)	Deposits		2,886	2,660
KDB Ireland Ltd.	Loans		288,158	268,111
	Allowance for loan losses		(96)	(87)
	Derivative financial assets		4,015	5,122
	Other assets		390	393
	Derivative financial liabilities		109	222
KDB Bank Europe Ltd.	Cash and due from banks		419,681	321,476
	Loans		11,241	10,992
	Allowance for loan losses		(12)	(11)
	Derivative financial assets		2,949	5,196
	Other assets		1,121	1,009
	Derivative financial liabilities		8,457	256
Banco KDB Do Brazil S.A.	Loans		56,205	54,960
	Allowance for loan losses		(19)	(18)
	Other assets		50	—
KDB Asia Ltd.	Cash and due from banks		227,445	181,873
	Loans		196,686	65,952
	Allowance for loan losses		(20)	(7)
	Derivative financial assets		1,279	1,443
	Other assets		304	210
	Deposits		12	2
	Borrowings		—	19,786
	Derivative financial liabilities		30	35

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	Account	June 30, 2015		December 31, 2014
KDB Value PEF VI	Securities	~~W~~	50,511	50,428
	Loans		1,304,086	1,357,986
	Allowance for loan losses		(3,163)	(3,208)
	Derivative financial assets		26,007	17,994
	Other assets		27,602	28,248
	Allowance of other assets		(59)	(58)
	Deposits		40,731	86,851
	Borrowings		7,057	7,057
	Derivative financial liabilities		47,185	27,889
	Other liabilities		1,207	1,680
	Other provisions		—	1
Others	Securities		286,604	354,946
	Loans		215,905	122,205
	Allowance for loan losses		(6,268)	(1,794)
	Derivative financial assets		19,036	10,644
	Other assets		8,837	5,904
	Allowance of other assets		(3)	—
	Deposits		48,011	19,943
	Derivative financial liabilities		—	253
	Other liabilities		3,157	2,625
	Other provisions		1,332	—
Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Securities		49,998	—
	Loans		2,035,273	1,934,985
	Allowance for loan losses		(3,310)	(1,465)
	Derivatives financial assets		101,571	—
	Other assets		367	476
	Deposits		666,916	14,194
	Derivative financial liabilities		13,613	36,876
	Other liabilities		4,856	40,340
Korea Electric Power Co., Ltd.(*2)	Securities		201,318	1,513,541
	Loans		6,796	59,778
	Derivative financial assets		4,213	4,723
	Other assets		—	4,837
	Deposits		140,000	—
	Borrowings		7,046	7,442
	Derivative financial liabilities		3,795	2,737
	Other liabilities		351	1

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	Account	June 30, 2015		December 31, 2014
Korea Aerospace Industries Co., Ltd.(*2)	Securities		—	50,749
	Loans		101,713	104,484
	Allowances for loan losses		(51)	—
	Other assets		—	201
	Deposits		14,015	1,924
	Other liabilities		258	159
Others	Securities		4,813	52,770
	Loans		5,083,304	3,650,228
	Allowances for loan losses		(838,743)	(433,835)
	Derivative financial assets		59,774	34,906
	Other assets		156	38
	Deposits		711,998	542,548
	Derivative financial liabilities		24,549	50,028
	Other liabilities		155,967	329,520

		~~W~~	12,888,041	12,114,984

(*1)	The Bank’s merge with KoFC and KDBFG during the year 2012 has changed from the companies under common control into the bank’s subsidiaries.
(*2)	The Bank’s merge with KoFC and KDBFG during the year 2012 added the associates of the Bank.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(3)	Significant transactions with related parties for the six-month periods ended June 30, 2015 and 2014 are as follows:

	Account	June 30, 2015		June 30, 2014
Subsidiaries:
Daewoo Securities Co., Ltd.(*1)	Dividend income	~~W~~	35,120	—
	Fees and commission income, other income		128,176	43,896
	Interest expenses		(8,106)	(8,953)
	Other operating expenses		(116,940)	(37,778)
KDB Capital Corporation(*1)	Interest income		644	—
	Dividend income		30,317	—
	Reversal of allowance for loan losses		46	—
	Fees and commission income, other income		5,472	24
	Interest expenses		—	(27)
	Other operating expenses		(2,042)	(7,426)
KDB Asset Management Co., Ltd.(*1)	Dividend income		389	—
	Fees and commission income, other income		29	5
	Interest expenses		(1)	(1)
KDB Infrastructure Investments Asset Management Co., Ltd.(*1)	Dividend income		4,208	—
	Fees and commission income, other income		308	—
	Interest expenses		(17)	(23)
	Other operating expenses		(2)	—
KDB Ireland Ltd.	Interest income		947	1,156
	Reversal of allowance for loan losses		14	22
	Fees and commission income, other income		181	32
	Provision for loan losses		(7)	—
	Other operating expenses		(1,251)	—
KDB Bank Europe Ltd.	Interest income		2,140	2,334
	Reversal of allowance for loan losses		45	117
	Fees and commission income, other income		2,850	4,485
	Provision for loan losses		(43)	(50)
	Other operating expenses		(11,355)	(739)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	Account	June 30, 2015		June 30, 2014
Banco KDB Do Brazil S.A.	Interest income	~~W~~	200	1,984
	Reversal of allowance for loan losses		18	2
	Fees and commission income, other income		—	18
	Provision for loan losses		—	(28)
	Other operating expenses		(8)	—
KDB Asia Ltd.	Interest income		628	1,111
	Reversal of allowance for loan losses		65	65
	Fees and commission income, other income		1,035	816
	Interest expenses		(1)	(2)
	Provision for loan losses		(64)	(46)
	Other operating expenses		(690)	(431)
KDB Value PEF VI	Interest income		28,294	27,999
	Fees and commission income, other income		22,319	15,743
	Interest expenses		(8)	(283)
	Other operating expenses		(20,352)	(16,198)
Others	Interest income		8,897	4,069
	Dividend income		75,307	47,100
	Reversal of allowance for loan losses		4,375	3,682
	Fees and commission income, other income		23,592	20,016
	Interest expenses		(319)	(657)
	Provision for loan losses		(11,891)	(7,405)
	Other operating expenses		(2,339)	(9,099)
Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Interest income		26,813	23,623
	Dividend income		9,033	18,065
	Fees and commission income, other income		62,424	7,119
	Interest expenses		(267)	(572)
	Provision for loan losses		(1,759)	(221)
	Other operating expenses		(5,584)	(106,944)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	Account	June 30, 2015		June 30, 2014
Korea Electric Power Co., Ltd.(*2)	Interest income		15,585	—
	Dividend income		96,080	—
	Fees and commission income, other income		1,956	—
	Interest expenses		(1,380)	—
	Other operating expenses		(1,711)	—
Korea Aerospace Industries Co., Ltd.(*2)	Interest income		2,432	—
	Dividend income		6,436	—
	Fees and commission income, other income		1,722	—
	Interest expenses		(11)	—
	Provision for loan losses		(24)	—
	Other operating expenses		(118)	—
Others	Interest income		133,414	51,321
	Dividend income		80,308	20,538
	Fees and commission income, other income		108,421	300,538
	Interest expenses		(3,552)	(2,177)
	Provision for loan losses		(211,572)	(556,204)
	Other operating expenses		(88,938)	(182,051)
Others:
Korea Finance Corporation(*3)	Fees and commission income, other income		—	13,644
	Interest expenses		—	(13,881)
	Other operating expenses		—	(62,464)
	Fees and commission
KDB Financial Group Inc.(*3)	income, other income		—	1,643
	Interest expenses		—	(150)

		~~W~~	429,888	(402,643)

(*1)	The Bank’s merge with KoFC and KDBFG during the year 2014 has changed from the companies under common control into the bank’s subsidiaries.
(*2)	The Bank’s merge with KoFC and KDBFG during the year 2014 added the associates of the Bank.
(*3)	KoFC, the former ultimate parent company of the Bank, and KDBFG, the former immediate parent company of the Bank have ceased after the the Bank’s merge during the year 2014.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(4)	Details of guarantees and commitments to the related parties as of June 30, 2015 and 2014 are as follows:

	Account	June 30, 2015		June 30, 2014
Subsidiaries:
KDB Value VI PEF	Confirmed acceptances and guarantees	~~W~~	220,788	67,000
Others	Loan commitments		756,600	536,300
Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Confirmed acceptances and guarantees		634,873	413,149
	Unconfirmed acceptances and guarantees		2,011,742	255,753
	Loan commitments		25,227	—
Others	Confirmed acceptances and guarantees		1,727,384	835,029
	Unconfirmed acceptances and guarantees		847,338	964,391
	Loan commitments		247,790	—

		~~W~~	6,471,742	3,071,622

(5)	Details of compensation to key management personnel for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015		2014
Short-term employee benefits	~~W~~	(991)	(473)
Post-employment benefits		(42)	(182)

	~~W~~	(1,033)	(655)

(6)	Details of assets pledged as collaterals to the related parties as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Carrying amounts		Amounts collateralized	Secured party
Available-for-sale debt securities	~~W~~	16,120	16,000	Daewoo Securities Co., Ltd.

	December 31, 2014
	Carrying amounts		Amounts collateralized	Secured party
Available-for-sale debt securities	~~W~~	16,155	16,000	Daewoo Securities Co., Ltd.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(7)	Details of assets pledged as collaterals from the related parties as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Carrying amounts		Amounts collateralized	Secured party
Securities denominated in foreign currencies	~~W~~	56,723	63,681	KDB Ireland Ltd.

	December 31, 2014
	Carrying amounts		Amounts collateralized	Secured party
Securities denominated in foreign currencies	~~W~~	49,333	57,783	KDB Ireland Ltd.

41. Statements of Cash Flows

(1)	Cash and cash equivalents in the statements of cash flows for the six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015		June 30, 2014
Cash and due from banks:
Cash and foreign currencies	~~W~~	100,392	87,144
Due from banks denominated in Korean won		933,557	1,879,503
Due from banks denominated in foreign currencies/off-shores		3,609,710	2,306,655

		4,643,659	4,273,302

Less: Restricted due from banks, others		(2,092,918)	(2,892,693)
Add: Financial instruments reaching maturity within three months from date of acquisition
Financial assets held for trading:
Government and public bonds		452,781	219,933
Loans:
Call-loans		2,935,788	3,427,049
Inter-bank loans		801,358	161,735

		3,737,146	3,588,784

		4,189,927	3,808,717

Cash and cash equivalents	~~W~~	6,740,668	5,189,326

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(2)	Significant transactions not involving cash flows for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015		2014
Decrease in loans due to write-offs	~~W~~	399,718	94,074
Increase in available-for-sale financial assets due to debt-to-equity swap		119,444	64,112
Increase of available-for-sale financial assets due to the contribution from the government		1,200,000	—
Increase of investments in associates due to the contribution from the government		800,000	—
Decrease in accumulated other comprehensive income due to securities valuation		(46,809)	(71,913)
Deferred income tax effect due to securities valuation		11,326	17,396
Reclassification of available-for-sale financial assets to investments in subsidiaries and associates		42,653	9,414
Reclassification of loans to the investments in associates		23,708	—
Reclassification of investments in subsidiaries and associates to available-for-sale financial assets		—	6,762
Transfer from investment property to property and equipment		175	1,016
Transfer from property and equipment to investment property		1,202	—

42. Transfers of Financial Instruments

Details of financial assets and liabilities related to repurchase agreements sold and loaned debt securities that do not qualify for derecognition as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015			December 31, 2014
Characteristics of transactions	Carrying amounts for transferred assets		Carrying amounts for related liabilities	Carrying amounts for transferred assets	Carrying amounts for related liabilities
Repurchase agreements sold	~~W~~	3,364,743	2,232,269	2,857,455	1,860,444
Loaned debt securities		10,196	—	10,205	—

	~~W~~	3,374,939	2,232,269	2,867,660	1,860,444

43. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as fair value level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held for trading	~~W~~	1,151,127	866,197	—	2,017,324
Available-for-sale financial assets		1,998,741	22,599,818	10,625,753	35,224,312
Derivative financial assets		21	5,191,823	106,956	5,298,800

	~~W~~	3,149,889	28,657,838	10,732,709	42,540,436

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	1,518,752	5,242	1,523,994
Derivative financial liabilities		43	5,094,232	64,481	5,158,756

	~~W~~	43	6,612,984	69,723	6,682,750

	December 31, 2014
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held for trading	~~W~~	930,333	488,065	—	1,418,398
Available-for-sale financial assets		1,926,084	26,978,409	9,255,532	38,160,025
Derivative financial assets		3	4,842,756	70,033	4,912,792

	~~W~~	2,856,420	32,309,230	9,325,565	44,491,215

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	1,133,670	4,958	1,138,628
Derivative financial liabilities		5	4,744,243	44,906	4,789,154

	~~W~~	5	5,877,913	49,864	5,927,782

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(ii)	Changes in the fair value of level 3 financial instruments for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015
	January 1, 2015		Profit or loss	Other comprehensive income	Acquisition/ Issue	Sale/ Settlement	June 30, 2015
Financial assets:
Available-for-sale financial assets	~~W~~	9,255,532	(21,929)	14,449	1,631,947	(254,246)	10,625,753
Derivative financial assets		70,033	(160,469)	—	214,393	(17,001)	106,956

	~~W~~	9,325,565	(182,398)	14,449	1,846,340	(271,247)	10,732,709

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	4,958	776	—	—	(492)	5,242
Derivative financial liabilities		44,906	(139,433)	—	160,466	(1,458)	64,481

	~~W~~	49,864	(138,657)	—	160,466	(1,950)	69,723

	2014
	January 1, 2014		Profit or loss	Other comprehensive income	Acquisition/ Issue	Sale/ Settlement	June 30, 2014
Financial assets:
Available-for-sale financial assets	~~W~~	1,848,853	(52,165)	(173,358)	154,900	(71,549)	1,706,681
Derivative financial assets		83,989	(48,964)	—	59,136	(28,765)	65,396

	~~W~~	1,932,842	(101,129)	(173,358)	214,036	(100,314)	1,772,077

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	9,289	(642)	—	1,293	(2,830)	7,110
Derivative financial liabilities		23,723	(22,512)	—	27,082	(7,016)	21,277

	~~W~~	33,012	(23,154)	—	28,375	(9,846)	28,387

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(iii)	Details of valuation technique and inputs used in the fair value measurement categorized within level 2 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2015 and December 31, 2014 are as follows:

	Valuation technique	Input
Financial assets held for trading:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate

Available-for-sale financial assets:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate

Derivatives financial assets:
Interest rate swaps	Discounted cash flow method,	Discount rate,
Currency forwards, swaps	black-Scholes model,	volatility,
Currency options	modified Black model,	exchange rate,
Commodities options	formula model.	commodity index.

Financial liabilities designated at FVTPL:
Bonds	Discounted cash flow method	Discount rate

(iv)	Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2015 and December 31, 2014 are as follows:

June 30, 2015
	Valuation technique	Unobservable input	Range (%)
Available-for-sale financial assets:
Equity securities	Discounted cash flow	Discount rate	3.53 ~ 20.23
	method,	Growth rate	0.00
	risk-adjusted discount	Rate of increase in
	rate method,	liquidation value	0.00
	relative value approach.	Discount rate of
		rent cash flow Rate of increase in property disposal price	2.11 8.01

Derivatives financial assets:
Interest rate swaps	Discounted cash flow	Volatility	19.30 ~ 22.80
	method	Correlation coefficient	0.24 ~ 0.98
Interest rate options	Modified Black model	Volatility	19.30 ~ 22.80
Stock index options	Black-Scholes model	Volatility	17.55 ~ 67.25
Equity options	Finite difference	Volatility	17.55 ~ 67.25
	method	Correlation coefficient	0.02 ~ 0.50

Financial liabilities designated at FVTPL:
Borrowings	Finite difference	Volatility	17.55 ~ 67.25
	method	Correlation coefficient	0.02 ~ 0.50

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

December 31, 2014
	Valuation technique	Unobservable input	Range (%)
Available-for-sale financial assets:
Equity securities	Discounted cash flow	Discount rate	4.48 ~ 19.40
	method,	Growth rate	0.00
	risk- adjusted discount	Rate of increase in
	rate method,	liquidation value	0.00
	relative value approach.	Discount rate of rent cash flow	8.01
		Rate of increase in property disposal price	2.00

Derivatives financial assets:
Interest rate swaps	Discounted cash flow	Volatility	12.50 ~ 21.20
	method	Correlation coefficient	(-)0.63 ~ 0.94
Interest rate options	Modified Black model	Volatility	12.50 ~ 21.20
Stock index options	Black-Scholes model	Volatility	19.00 ~ 57.00
Equity options	Finite difference	Volatility	19.00 ~ 57.00
	method	Correlation coefficient	0.1 ~ 0.48

Financial liabilities designated at FVTPL:
Borrowings	Finite difference	Volatility	19.00 ~ 57.00
	method	Correlation coefficient	0.1 ~ 0.48

(v)	The sensitivity analysis on changes in unobservable inputs for financial instruments categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Profit (loss) for the year			Comprehensive income (loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Available-for-sale financial assets(*1)	~~W~~	—	—	1,117,119	(332,117)
Derivatives financial instruments(*2)		9,856	(9,265)	—	—
Financial liabilities designated at FVTPL(*2)		45	(47)	—	—

	~~W~~	9,901	(9,312)	1,117,119	(332,117)

	December 31, 2014
	Profit (loss) for the year			Comprehensive income (loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Available-for-sale financial assets(*1)	~~W~~	—	—	1,640,978	(389,774)
Derivatives financial instruments(*2)		10,786	(10,968)	—	—
Financial liabilities designated at FVTPL(*2)		71	(76)	—	—

	~~W~~	10,857	(11,044)	1,640,978	(389,774)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(*1)	Sensitivity amounts of equity securities are calculated by increasing and decreasing the correlations between the discount rates(-1~1%) and the growth rates(0~1%) or the rate of increase in liquidation value(-1~1%) which are significant unobservable inputs. Sensitivity amounts for beneficiary certificates are calculated by increasing and decreasing the correlations between the discount rate of rent cash flow(-1~1%) and the rate of increase in property disposal price(-1~1%), only when it is consists of real property. Other than that, it is difficult to measure the sensitivity amounts of beneficiary certificates for practical reasons.
(*2)	Sensitivity amounts of derivatives financial instruments and financial liabilities designated at FVTPL are calculated by increasing and decreasing the correlation coefficient and volatility(-10~10%) which are significant unobservable inputs.

(2)	Fair value hierarchy of financial instruments disclosed by fair value

(i)	The fair value hierarchy of financial instruments disclosed by fair value as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*1)	~~W~~	2,550,742	2,092,917	—	4,643,659
Loans(*1)		—	3,764,849	136,180,077	139,944,926
Held-to-maturity financial assets		6,863	22,817	—	29,680
Other financial assets(*1)		—	6,684,821	882,476	7,567,297

		~~W~~2,557,605	12,565,404	137,062,553	152,185,562

Financial liabilities:
Deposits(*1)	~~W~~	—	1,634,611	38,475,110	40,109,721
Borrowings(*1)		—	953,648	19,601,842	20,555,490
Bonds		—	116,157,791	—	116,157,791
Other financial liabilities(*1)		—	6,132,878	2,794,239	8,927,117

	~~W~~	—	124,878,928	60,871,191	185,750,119

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*1)	~~W~~	3,736,663	2,237,880	—	5,974,543
Loans(*1)		—	4,933,613	131,592,753	136,526,366
Held-to-maturity financial assets		6,850	11,339	—	18,189
Other financial assets(*1)		—	3,215,399	2,207,563	5,422,962

	~~W~~	3,743,513	10,398,231	133,800,316	147,942,060

Financial liabilities:
Deposits(*1)	~~W~~	—	1,041,922	36,615,629	37,657,551
Borrowings(*1)		—	2,085,951	21,531,411	23,617,362
Bonds		—	118,703,326	—	118,703,326
Other financial liabilities(*1)		—	3,072,936	2,847,833	5,920,769

	~~W~~	—	124,904,135	60,994,873	185,899,008

(*1)	For financial instruments categorized as level 2, the carrying amount is considered a reasonable approximation of the fair value and is thus, disclosed as the fair value.

(ii)	Details of valuation technique and inputs used in the fair value measurement categorized within level 2 and 3 of the fair value hierarchy of financial instruments disclosed by fair value as of June 30, 2015 and December 31, 2014 are as follows:

	Valuation technique	Input
Level 2
Financial assets:
Held-to-maturity financial assets	Discounted cash flow method	Discount rate
Financial liabilities:
Bonds	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans	Discounted cash flow method	Credit spread, Other spread, Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread, Prepayment rate
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

44. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Cash and cash equivalents		Financial instruments held for trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loan and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivatives instruments	Total
Financial assets:
Cash and due from banks	~~W~~	2,550,741	—	—	—	—	2,092,918	—	—	4,643,659
Financial assets held for trading		452,781	1,564,543	—	—	—	—	—	—	2,017,324
Available-for- sale financial assets		—	—	—	35,224,312	—	—	—	—	35,224,312
Held-to-maturity financial assets		—	—	—	—	28,835	—	—	—	28,835
Loans		3,737,146	—	—	—	—	132,208,55 2	—	—	135,945,698
Derivative financial assets		—	4,410,260	—	—	—	—	—	888,540	5,298,800
Other financial assets		—	—	—	—	—	7,567,073	—	—	7,567,073

	~~W~~	6,740,668	5,974,803	—	35,224,312	28,835	141,868,54 3	—	888,540	190,725,701

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	—	1,523,994	—	—	—	—	—	1,523,994
Deposits		—	—	—	—	—	—	39,651,512	—	39,651,512
Borrowings		—	—	—	—	—	—	20,457,230	—	20,457,230
Bonds		—	—	—	—	—	—	113,095,210	—	113,095,210
Derivative financial liabilities		—	4,136,614	—	—	—	—	—	1,022,142	5,158,756
Other financial liabilities		—	—	—	—	—	—	8,928,992	—	8,928,992

	~~W~~	—	4,136,614	1,523,994	—	—	—	182,132,944	1,022,142	188,815,694

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Cash and cash equivalents		Financial instruments held for trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loan and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivatives instruments	Total
Financial assets:
Cash and due from banks	~~W~~	3,736,663	—	—	—	—	2,237,880	—	—	5,974,543
Financial assets held for trading		50,224	1,368,174	—	—	—	—	—	—	1,418,398
Available-for-sale financial assets		—	—	—	38,160,025	—	—	—	—	38,160,025
Held-to-maturity financial assets		—	—	—	—	17,238	—	—	—	17,238
Loans		5,233,027	—	—	—	—	129,081,439	—	—	134,314,466
Derivative financial assets		—	4,050,185	—	—	—	—	—	862,607	4,912,792
Other financial assets		—	—	—	—	—	5,421,457	—	—	5,421,457

	~~W~~	9,019,914	5,418,359	—	38,160,025	17,238	136,740,776	—	862,607	190,218,919

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	—	1,138,628	—	—	—	—	—	1,138,628
Deposits		—	—	—	—	—	—	37,605,714	—	37,605,714
Borrowings		—	—	—	—	—	—	23,537,531	—	23,537,531
Bonds		—	—	—	—	—	—	116,569,796	—	116,569,796
Derivative financial liabilities		—	3,884,084	—	—	—	—	—	905,070	4,789,154
Other financial liabilities		—	—	—	—	—	—	5,920,686	—	5,920,686

	~~W~~	—	3,884,084	1,138,628	—	—	—	183,633,727	905,070	189,561,509

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

45. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Gross amounts of recognized financial assets		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amount
					Financial instruments	Cash collateral received
Derivative financial assets(*1)	~~W~~	5,298,800	—	5,298,800	3,529,795	41,758	1,727,247
Receivable spot exchange(*1)		5,679,452	—	5,679,452	5,676,352	—	3,100
Unsettled domestic exchange receivables		2,274,395	1,269,026	1,005,369	—	—	1,005,369
Security deposits for repurchase agreements sold		3,364,743	—	3,364,743	2,232,269	—	1,132,474
Repurchase agreements bought		556,723	—	556,723	556,723	—	—
Loaned debt securities		10,196	—	10,196	10,196	—	—
Receivables from securities transaction		132,436	—	132,436	132,436	—	—

	~~W~~	17,316,745	1,269,026	16,047,719	12,137,771	41,758	3,868,190

	June 30, 2015
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amount
					Financial instruments	Cash collateral received
Derivative financial liabilities(*1)	~~W~~	5,158,756	—	5,158,756	3,927,107	—	1,231,649
Outstanding spot exchange(*1)		5,679,690	—	5,679,690	5,676,352	—	3,338
Unsettled domestic exchange payables		1,722,213	1,269,025	453,188	—	—	453,188
Repurchase agreements sold		2,232,269	—	2,232,269	2,232,269	—	—
Payables from securities transaction		86,452	—	86,452	86,452	—	—

	~~W~~	14,879,380	1,269,025	13,610,355	11,922,180	—	1,688,175

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Gross amounts of recognized financial assets		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amount
					Financial instruments	Cash collateral received
Derivative financial assets(*1)	~~W~~	4,912,792	—	4,912,792	3,411,752	41,758	1,459,282
Receivable spot exchange(*1)		2,611,319	—	2,611,319	2,575,345	—	35,974
Unsettled domestic exchange		1,723,326	1,119,246	604,080	—	—	604,080
Security deposits for repurchase agreements sold		2,857,455	—	2,857,455	1,860,444	—	997,011
Repurchase agreements bought		299,451	—	299,451	299,451	—	—
Loaned debt securities		10,205	—	10,205	10,205	—	—
Receivables from securities transaction		13,046	—	13,046	13,046	—	—

	~~W~~	12,427,594	1,119,246	11,308,348	8,170,243	41,758	3,096,347

	December 31, 2014
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amount
					Financial instruments	Cash collateral received
Derivative financial liabilities(*1)	~~W~~	4,789,154	—	4,789,154	3,628,140	—	1,161,014
Outstanding spot exchange(*1)		2,610,986	—	2,610,986	2,575,345	—	35,641
Unsettled domestic exchange payables		1,581,196	1,119,246	461,950	—	—	461,950
Repurchase agreements sold		1,860,444	—	1,860,444	1,860,444	—	—
Payables from securities transaction		566	—	566	566	—	—

	~~W~~	10,842,346	1,119,246	9,723,100	8,064,495	—	1,658,605

(*1)	For the derivatives covered by the ISDA derivative contracts, all contracts are settled and the net amount of derivative contracts is measured and paid based on the liquidation value if the counter party files for bankruptcy or has any credit issues.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

46. Operating Segments

(1)	The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. The following summary describes the operations in each of the Bank’s reportable segments:

Industry	General information
Corporate finance	Provides trading services, and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

(2)	Operating income (loss) from external customers and among operating segments for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	372,886	(291,198)	25,743	458,913	566,344
Operating income (loss) from intersegment sales		(9,823)	257,114	—	(247,291)	—

	~~W~~	363,063	(34,084)	25,743	211,622	566,344

	2014
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	561,691	(245,343)	10,311	152,333	478,992
Operating income (loss) from intersegment sales		(4,238)	(95,841)	—	100,079	—

	~~W~~	557,453	(341,184)	10,311	252,412	478,992

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(3)	Details of segment results for the Bank’s reportable segments for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	567,944	52,584	3,221	159,249	782,998
Non-interest income (loss)
Income (loss) related to securities(*1)		12,042	64,903	—	42,959	119,904
Other non-interest income (loss)		419,507	281,971	27,383	17,185	746,046

		431,549	346,874	27,383	60,144	865,950
Provision for loan losses and others(*2)		(380,817)	(390,269)	—	(430)	(771,516)
General administrative expenses		(255,613)	(43,273)	(4,861)	(7,341)	(311,088)

Operating income (loss)	~~W~~	363,063	(34,084)	25,743	211,622	566,344

	2014
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	732,326	(27,376)	3,002	260,843	968,795
Non-interest income (loss)
Income (loss) related to securities(*1)		128,684	(109,931)	—	42,160	60,913
Other non-interest income (loss)		139,508	105,349	12,496	6,936	264,289

		268,192	(4,582)	12,496	49,096	325,202
Provision for loan losses and others(*2)		(269,544)	(266,504)	—	(7,931)	(543,979)
General administrative expenses		(173,521)	(42,722)	(5,187)	(49,596)	(271,026)

Operating income (loss)	~~W~~	557,453	(341,184)	10,311	252,412	478,992

(*1)	Income (loss) related to securities is composed of losses (gains) related to financial assets held for trading and available-for-sale financial assets.
(*2)	Provision for loan losses and others comprises provision for loan losses, provision for derivative credit risks, losses (gains) on sales of loans, and provision for other losses.

(4)	Geographical revenue information about the Bank’s operating segments for the six-month periods ended June 30, 2015 and 2014 and the geographical non-current asset information as of June 30, 2015 and December 31, 2014 are as follows:

	Revenues(*1)			Non-current assets(*2)
	June 30, 2015		June 30, 2014	June 30, 2015	December 31, 2014
Domestic	~~W~~	8,507,617	8,059,026	28,163,018	27,556,072
Overseas		426,842	360,902	3,641	3,887

	~~W~~	8,934,459	8,419,928	28,166,659	27,559,959

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(*1)	Revenues consist of interest income, fees and commission income, income related to securities, foreign currency transaction gain, gain on derivative, other operating income and provision for loan losses.
(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipment, investment property, and intangible assets.

47. Merger with Controlling Entities

(1) General Information

The Bank merged with its controlling entities, KDB Financial Group Inc. and Korea Finance Corporation, in accordance with the Korean Development Bank Act as of December 31, 2014. Through the merger, KDB Financial Group Inc. and Korea Finance Corporation become predecessor entities, and the Bank, the sole existing entity after the merger. Progress of the merger is as follows:

•	October 7, 2014, Merger agreement approved and agreed by board of directors (*1)

•	October 17, 2014, Merger agreement signed

•	October 29, 2014, Merger plans approved by the Financial Service Commission

•	December 31, 2014, Announcement of merger during the general meeting of shareholders, merger registration

(*1)	the merger agreement approval during the general shareholders meeting is replaced with the agreement approved by the board of directors according to the Korean Development Bank Act.

All of the 1,856,372,235 shares(par value of ~~W~~9,281,861 million, ~~W~~5,000 per share) that were originally issued and 100% retained by KDB Financial Group Inc., were retired following the merger. The government of the Republic of Korea, a shareholder of KDB Financial Group Inc. and Korea Finance Corporation, was issued new shares of 3,036,079,768 shares (par value of ~~W~~15,180,399 million, ~~W~~5,000 per share).

(2) Measurement of assets and liabilities

The business combination is a transaction under common control. Therefore the Group recognized the acquired assets and liabilities at their carrying amounts in the consolidated financial statements of the ultimate parent company, KoFC, as of December 30, 2014. The Group reflects the difference between the consideration paid and the capital of the acquiree in the capital surplus.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(3) Amount of acquired assets and liabilities

The acquired assets and liabilities recognized as of December 31, 2014 are as follows.

Classification	Amounts
Assets
Cash and due from banks	~~W~~	3,135,742
Available-for-sale financial assets		14,496,982
Loans		26,739,472
Derivative financial assets		254,739
Investments in subsidiaries and associates		21,884,099
Property and equipment		64,428
Investment property		18,064
Intangible assets		14,094
Deferred tax assets		650
Other assets		1,533,263

		68,141,533

Liabilities
Borrowings		3,677,446
Bonds		52,077,882
Derivative financial liabilities		299,430
Defined benefit liabilities		11,224
Provisions		41,234
Deferred tax liabilities		2,838,223
Other liabilities		420,149

		59,365,588

Equity
Valuation gain on available-for-sale financial assets		404,892
Valuation loss on cash flow hedge		(12,843)
Remeasurements of defined benefit liabilities		(598)

		391,451

The acquired assets, liabilities and equity	~~W~~	8,384,494

Consideration transferred in the acquisition		5,898,538
Registration tax		7,309

Other capital surplus	~~W~~	2,478,647

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

48. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

•	recognized timely, evaluated exactly and managed effectively,

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management, and seeks to change from its previously adaptive and limited role to more leading and comprehensive role.

Furthermore, the Bank focuses on consistent communication among different departments in order to establish a progressive consensus on risk management.

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is composed of the President of the committee (an outside director), and seven other commissioners including the CEO of the Bank. The Committee functions to establish policies of risk management, evaluate the capital adequacy of the Bank, discuss material issues relating to risk management, and present preliminary decisions on such matters.

The CEO of the Bank and the head of Risk Management Department

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management in order to sustain efficiency and internal control. The head of the Risk Management Department is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

Risk Management Practice Committee

The Bank’s Risk Management Practice Committee is composed of the main leaders of business segments, and exercises its role to review matters for decision on allocation by segment of internal capital limits and other material risk-related matters.

(iv) Performance of Risk Management Committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the six-month period ended June 30, 2015 the key activities of the Risk Management Committee are as follows:

•	Major deliberation and resolution

•	Changes in probability of default for BIS capital ratio

•	The management of the interest of the retirement pension product with guarantee of principal and interest

•	The management of BIS ratio management, and limit of internal capital for the year 2015

•	The emergency financing plan for the year 2015

•	Major reporting

•	Resolutions from the Credit Committee on the quarterly basis

•	Integrated crisis analysis on the semi-annually basis

•	Recent global financial trends and regulatory countermeasures

•	Allocation and management standards of internal capital limits for 2015

•	The management plan for the risk from the financial subsidiaries

•	The plan for the improvement of the credit rating system

•	The plan of proceeding of the enterprise credit rating system

•	The result of the simulation of the Business continuity plan

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (“FSS”) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (“LDP”)

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

•	Pre-operation of the Advanced Measurement Approach (“AMA”) since 2009, in arrangement with the FSS, to apply the risk management AMA

•	Expansion of risk management infrastructure to the global IB level

•	Establishment of the RAPM system in order to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s Front Office

•	Risk management of retail banking

•	On-going planning of asset expansion in the retail banking risk management operations sector of the department of risk management since the introduction of retail loan business in 2010

•

Establishment and application of assessment and approval standards by retail loan instruments, and expansion of retail banking risk management infrastructure such as accumulating databases in order to support analytic decision-making and develop a personal credit assessment model through the establishment of a “retail banking Data Mart”

•	To supplement the limit of a evaluation process with computerized system, the group adopted ‘underwriter’ which compensate the evaluation system in sophisticated level

(vi) Risk management reporting and measuring system

The Bank endeavours consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Jun. 2004 Mar. 2008 Mar. 2010	Calculate corporate credit rating
Credit Risk Measurement System	Credit Risk+ Credit Metrics	Jul. 2003 Nov. 2007	Summarize exposures, manage exposure limits and calculate Credit VaR
Market Risk Management System	Risk Watch	Jun. 2002	Summarize position, manage exposure limits and calculate Market VaR
Interest/Liquidity Risk Management System	FERMAT	Feb. 2006	Calculate repricing gap, duration gap, VaR and EaR
Operational Risk Management System	Standardized Approach AMA	May. 2006 May. 2009	Manage process and calculate CSA, KRI, OP and VaR Pre-operate the AMA

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(vii) Response to Basel

The Korean authority implemented Basel II as of January 2008, and adopted the Standardized Approach and the Foundation Internal Ratings-Based Approach. The Advanced Approaches were adopted later in 2009.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

To establish credibility and maintain financial soundness, the Bank plans to adopt the Advanced Approaches (Credit risk: Advanced Internal Ratings-Based Approach, Operational risk: Advanced Measurement Approach etc) by continuously improving related systems and policies. Furthermore, the Bank completed the “Basel III standard risk management system” in preparation of the adoption of the Basel III regulations announced on December 1, 2013. Starting from 2013 year-end, the BIS capital adequacy ratio was measured in accordance to the Basel III regulations.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy.

•	Internal capital adequacy assessment

For the purpose of the internal capital adequacy assessment, the Bank calculates its aggregated internal capital and available capital by evaluating all significant risks and taking into account the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, in order to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements(“BIS”) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management.

•	Allocation of internal capital

The Bank’s entire internal capital is allocated to each headquarter and department, according to the extent of possible risk faced and size of operations, after the Risk Management Committee’s deliberation and the board of directors’ approval. The allocated internal capital is monitored regularly

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non- quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be redeemed properly or from substitute payments.

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most significant risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (“RM”), the credit officer (“CO”) and the Credit Review Committee manage each borrower’s credit risk.

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently, and inspects the borrower’s status regularly and frequently in order to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

Under the early warning system, a borrower that is highly likely to be insolvent is classified as an early warning borrower or a precautionary borrower The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used in order to provision an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward Looking Criteria (“FLC”), which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Loans

The details of loans as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Neither past due nor impaired	~~W~~	131,801,261	129,807,569
Past due but not impaired		98,614	128,759
Impaired		6,450,980	6,823,773

		138,350,855	136,760,101
Allowance for loan losses		(2,380,649)	(2,398,658)
Present value discount		(35,649)	(55,418)
Deferred loan origination costs and fees		11,141	8,441

Net value	~~W~~	135,945,698	134,314,466

Ratio of allowance for loan losses to total loans		1.72%	1.75%

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

Loans that are neither past due nor impaired

Loans that are neither past due nor impaired as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
AAA ~ B- (Normal)	~~W~~	38,792,128	49,076,599	5,138,015	25,061,821	2,685,936	8,927,244	129,681,743
CCC (Precautionary)		944,058	358,981	—	174,930	26,447	356,090	1,860,506
CC (Substandard)		150,196	82,720	—	224	8,220	17,652	259,012
C (Doubtful)		—	—	—	—	—	—	—
D (Estimated loss)		—	—	—	—	—	—	—

	~~W~~	39,886,382	49,518,300	5,138,015	25,236,975	2,720,603	9,300,986	131,801,261

	December 31, 2014
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
AAA ~ B- (Normal)	~~W~~	37,482,930	49,669,053	4,322,696	24,353,063	2,417,248	9,960,031	128,205,021
CCC (Precautionary)		673,429	300,685	—	177,311	34,668	294,278	1,480,371
CC (Substandard)		31,866	9,362	—	218	56,932	23,799	122,177
C (Doubtful)		—	—	—	—	—	—	—
D (Estimated loss)		—	—	—	—	—	—	—

	~~W~~	38,188,225	49,979,100	4,322,696	24,530,592	2,508,848	10,278,108	129,807,569

Loans that are past due but not impaired

Loans that are past due but not impaired as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Within 30 days	~~W~~	5,065	—	1,010	—	—	—	6,075
Within 30 ~ 60 days		39,967	38,236	2,658	4,964	2,000	352	88,177
Within 60 ~ 90 days		2,252	2,050	—	—	—	60	4,362

	~~W~~	47,284	40,286	3,668	4,964	2,000	412	98,614

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Within 30 days	~~W~~	21,549	59,255	2,876	39,598	1,450	574	125,302
Within 30 ~ 60 days		368	450	274	—	—	—	1,092
Within 60 ~ 90 days		—	317	178	—	1,870	—	2,365

	~~W~~	21,917	60,022	3,328	39,598	3,320	574	128,759

Impaired loans

Impaired loans as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Impaired Loans:
Individual	~~W~~	3,532,020	1,293,874	—	162,574	575,316	616,963	6,180,747
Collective		101,768	38,263	6,358	92,115	6,850	24,879	270,233

	~~W~~	3,633,788	1,332,137	6,358	254,689	582,166	641,842	6,450,980

	December 31, 2014
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Impaired Loans:
Individual	~~W~~	3,794,515	1,498,110	—	114,604	533,207	668,579	6,609,015
Collective		82,158	37,215	4,271	63,222	7,850	20,042	214,758

	~~W~~	3,876,673	1,535,325	4,271	177,826	541,057	688,621	6,823,773

(iii) Measurement methodology of credit risk

Pursuant to Basel II, the Bank selects the measurement methodology of credit risk considering the complexity of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating(*1)	Corporate	Country	Bank	Asset securitization
AAA ~ AA-	20.00%	0.00%	20.00%	20.00%
A+ ~ A-	50.00%	20.00%	50.00%	50.00%
BBB+ ~ BBB-	100.00%	50.00%	100.00%	100.00%
BB+ ~ BB-	100.00%	100.00%	100.00%	350.00%
B+ ~ B-	150.00%	100.00%	100.00%	Deducted from Equity (1,250%)
Below B-	150.00%	150.00%	150.00%	”
Unrated	100.00%	100.00%	100.00%	”

(*1)	Credit rating refer to those evaluated by global credit rating agencies such as S&P or Moody’s

The OECD, S&P, Moody’s and Fitch are designated as foreign ECAI and Korea Investors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (second best criteria) is applied.

Internal Ratings-Based Approach (“IRB”)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach as of December 31, 2013.

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures according to the interpretation of the FSS permanently, and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

The Standard Approach is applied to special finance, non-residents, non-banking financial institutions currently, and will be replaced by the Internal Ratings-Based Approach in the future.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent
	SA(*1)	—Countries, public institutions and banks
	SA(*2)	—Overseas subsidiaries and branches, and other assets
Foundation Internal Ratings-Based Approach		—Corporate and small and medium enterprises and asset securitization (at each credit level)
Application of IRB by phase		—Special lending, non-residence, non-bank financial institutions

(*1)	Pursuant to the interpretation of the FSS, the Standardized Approach is applied to the exposures of governments, banks and other public institutions.
(*2)	The Standardized Approach is applied, pursuant to prior consultation with the FSS, in the case the credit risk-weighted assets of a specific business segment is less than 15% of the entire credit risk-weighted assets.

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Exposure less credit risk mitigation by asset type as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Exposure		Credit risk mitigation	Exposure less credit risk mitigation
Government	~~W~~	11,995,664	—	11,995,664
Bank		18,923,353	—	18,923,353
Corporate		132,601,487	(175,465)	132,426,022
Stock		30,176,184	—	30,176,184
Indirect investments		4,273,888	—	4,273,888
Asset securitization		4,341,405	—	4,341,405
Over-the-counter derivatives		8,975,918	(5,057,789)	3,918,129
Retail assets		3,943,040	(47,375)	3,895,665
Others		56,848,492	(1,837,090)	55,011,402

	~~W~~	272,079,431	(7,117,719)	264,961,712

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Exposure		Credit risk mitigation	Exposure less credit risk mitigation
Government	~~W~~	17,598,368	—	17,598,368
Bank		19,771,779	—	19,771,779
Corporate		133,890,444	(314,084)	133,576,360
Stock		28,961,181	—	28,961,181
Indirect investments		3,080,647	—	3,080,647
Asset securitization		4,026,945	—	4,026,945
Over-the-counter derivatives		8,331,185	(4,932,238)	3,398,947
Retail assets		3,289,945	(54,860)	3,235,085
Others		54,382,011	(1,972,114)	52,409,897

	~~W~~	273,332,505	(7,273,296)	266,059,209

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 10 grades (AAA~D). Plus sign (+) and minus sign (-) are attached to the grades (AA~B) to distinguish the difference between credits in the identical grade. As a result, the Bank’s credit rating model uses 20 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating is applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for bad debts assessment.

Credit process control structure

According to the Principle of Checks and Balances the Bank has established the credit process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (CO) are independently operated

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s Risk Management Department.

•	Independent verification of credit rating system: Credit rating system is independently verified by the validation team of the Consulting Service Department.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt serviceability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method

(iv) Credit exposure

Geographical information of credit exposure

Geographical information of credit exposure as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	2,217,336	227,039	139,356	1,028,175	3,611,906
Available-for-sale financial assets:
Bonds (excluding government bonds)		13,910,416	683,005	558,108	371,825	15,523,354
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	—	—	22,817	22,817
Loans		130,283,167	343,655	619,590	4,616,620	135,863,032
Derivative financial assets		889,038	1,596	—	83	890,717
Other assets		7,564,818	11,143	31,504	34,971	7,642,436

		154,864,775	1,266,438	1,348,558	6,074,491	163,554,262

Financial guarantees		14,187,683	—	153,370	368,494	14,709,547
Credit related commitment (Commitments on loans and others)		6,653,420	25,399	238,050	345,883	7,262,752

		20,841,103	25,399	391,420	714,377	21,972,299

	~~W~~	175,705,878	1,291,837	1,739,978	6,788,868	185,526,561

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	3,367,266	121,938	261,916	1,002,566	4,753,686
Available-for-sale financial assets:
Bonds (excluding government bonds)		13,662,439	677,198	510,356	442,494	15,292,487
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	—	—	11,340	11,340
Loans		128,650,703	276,292	650,727	4,652,097	134,229,819
Derivative financial assets		863,183	1,474	—	191	864,848
Other assets		5,351,109	45,985	6,432	28,762	5,432,288

		151,894,700	1,122,887	1,429,431	6,137,450	160,584,468

Financial guarantees		11,863,362	—	143,317	127,695	12,134,374
Credit related commitment (Commitments on loans and others)		6,485,046	111,516	199,731	345,980	7,142,273

		18,348,408	111,516	343,048	473,675	19,276,647

	~~W~~	170,243,108	1,234,403	1,772,479	6,611,125	179,861,115

Industry information of credit exposure

Industry information of credit exposure as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	3,233,307	378,599	3,611,906
Available-for-sale financial assets:
Bonds (excluding government bonds)		4,691,801	8,966,997	1,864,556	15,523,354
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	—	22,817	22,817
Loans		63,676,075	61,051,241	11,135,716	135,863,032
Derivative financial assets		—	890,717	—	890,717
Other assets		150,933	218,000	7,273,503	7,642,436

		68,518,809	74,360,262	20,675,191	163,554,262

Financial guarantees		10,891,916	2,675,177	1,142,454	14,709,547
Credit related commitment (Commitments on loans and others)		642,509	4,506,089	2,114,154	7,262,752

		11,534,425	7,181,266	3,256,608	21,972,299

	~~W~~	80,053,234	81,541,528	23,931,799	185,526,561

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	4,182,831	570,855	4,753,686
Available-for-sale financial assets:
Bonds (excluding government bonds)		4,532,118	8,919,309	1,841,060	15,292,487
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	—	11,340	11,340
Loans		62,661,910	60,470,685	11,097,224	134,229,819
Derivative financial assets		—	864,848	—	864,848
Other assets		96,384	217,810	5,118,094	5,432,288

		67,290,412	74,655,483	18,638,573	160,584,468

Financial guarantees		8,682,351	2,245,665	1,206,358	12,134,374
Credit related commitment (Commitments on loans and others)		615,758	4,210,578	2,315,937	7,142,273

		9,298,109	6,456,243	3,522,295	19,276,647

	~~W~~	76,588,521	81,111,726	22,160,868	179,861,115

Credit rate information of credit exposure

Credit rate information of credit exposure as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	~~W~~	219,451	2,253,429	—	2,472,880
A+ ~ A-		2,011,365	3,943,783	—	5,955,148
BBB+ ~ BB-		1,032,626	8,013,104	11,479	9,057,209
Less than BB-		—	243,194	—	243,194
Unrated		348,464	1,069,844	11,338	1,429,646

	~~W~~	3,611,906	15,523,354	22,817	19,158,077

	December 31, 2014
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	~~W~~	709,082	2,107,957	—	2,817,039
A+ ~ A-		3,255,871	3,494,789	—	6,750,660
BBB+ ~ BB-		601,381	7,772,633	11,340	8,385,354
Less than BB-		—	443,804	—	443,804
Unrated		187,352	1,473,304	—	1,660,656

	~~W~~	4,753,686	15,292,487	11,340	20,057,513

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk-weighted assets since the end of June, 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for the purpose of such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis. The equity capital ratio and equity capital are calculated on a consolidated basis. In conformity with the Banking Act, which is based on the implementation of Basel III on December 1, 2013, the regulatory capital is divided into the following two categories.

Tier 1 capital

- Common Equity Tier 1

Regulatory capital that represents the most subordinated claim in liquidation of the Bank, takes the first and proportionately greatest share of any losses as they occur, and which principal is never repaid outside of liquidation meets the criteria for classification as common equity, including capital stock, capital surplus, retained earnings, qualifying non-controlling interest in subsidiaries, and accumulated other comprehensive income as common equity Tier 1.

- Additional Tier 1 capital

Capital stock and capital surplus related to issuance of capital securities that are subordinated, have non- cumulative and conditional dividends or interests, and have no maturity or step-up conditions.

Tier 2 capital (Supplementary Tier 2 capital)

Regulatory capital that fulfills supplementary capital adequacy requirements, and includes subordinated debt with maturities over 5 years and allowance for loan losses in conformity with external regulatory standards and internal standards.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

The BIS capital adequacy ratio and capital in accordance to Basel III standards as of June 30, 2015 and December 31, 2014 are as follows:

BIS capital adequacy ratio

	June 30, 2015		December 31, 2014
Equity capital based on BIS (A):
Tier 1 capital
Common Equity Tier 1	~~W~~	27,099,567	23,956,799
Additional Tier 1 capital		1,594,930	1,882,284

		28,694,497	25,839,083
Tier 2 capital		3,740,911	3,897,953

		32,435,408	29,737,036

Risk-weighted assets (B):
Credit risk-weighted assets		212,980,303	204,073,901
Market risk-weighted assets		5,937,960	7,371,563
Operational risk-weighted assets		7,457,046	6,033,418

	~~W~~	226,375,309	217,478,882

BIS capital adequacy ratio (A/B):		14.33%	13.67%
Tier 1 capital ratio		12.67%	11.88%
Common Equity Tier 1 ratio		11.97%	11.01%
Additional Tier 1 capital ratio		0.70%	0.87%
Tier 2 capital ratio		1.65%	1.79%

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

Equity capital based on BIS

	June 30, 2015		December 31, 2014
Equity capital (A+B)	~~W~~	32,435,408	29,737,036
Tier 1 capital (A=C+D):
Common Equity Tier 1 (C)
Capital stock		17,180,399	15,180,399
Capital surplus		1,577,780	1,608,052
Retained earnings		7,654,470	6,657,673
Non-controlling interest		2,265	1,831
Other comprehensive income		731,725	718,536
Other capital adjustments		221,382	220,562
Common stock deductibles		(268,454)	(430,254)

		27,099,567	23,956,799
Additional Tier 1 capital (D)
Non-controlling interest		1,594,930	1,882,284

		28,694,497	25,839,083

Tier 2 capital (B):
Allowance for doubtful accounts, etc.		1,141,839	1,050,981
Non-qualified capital securities		1,806,418	2,064,477
Qualified capital securities		700,000	700,000
Non-controlling interest		92,654	82,495

	~~W~~	3,740,911	3,897,953

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss on a trading position resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks and derivatives. Trading position is exposed to risks, such as interest rate, stock price, and foreign exchange rate, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

Trading position includes securities, foreign exchange position, and derivatives which are traded for short-term profits.

Market risk is managed using VaR limit and loss limit. VaR limit is calculated in the view of entire bank and the calculated VaR limit is distributed into each department and each type (stock price, interest rate, foreign exchange rate and option). The trading department regulates and operates terms of stop loss and investment limits.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

Using the Standardized Approach and internal model of VaR, the Bank’s VaR is measured daily and the measured VaR is used for risk monitoring and limit management. In the estimation of VaR, the historical simulation and two other supplemental procedures are used: variance-covariance matrix and Monte Carlo simulation. Through the stress test and back test, the estimation of VaR is validated daily.

In estimating market risk, the Standardized Approach and the internal model are used. The Standardized Approach is used in order to calculate the required capital from market risk and the internal model is used in order to manage risks internally.

Since July 2007 the Bank has measured one-day VaR through the historical simulation method using the time series data of past 250 days under a 99% confidence level. The calculated VaR is monitored on a daily basis.

In the implementation of the stress test, the Bank applies three scenarios based on the fluctuation of market index that occurred at the time of the historical events that resulted in the significant shock such as the IMF crisis and the 9/11 attacks. The stress test is implemented by the system daily in order to provide for crisis occurrences. Furthermore, the Bank is conducting a contingency plan for market risk management. The plan distinguishes the crisis condition into three stages—precautious stage, precrisis stage and crisis stage—through the measurement of the market volatility.

For the validation of the market risk measurement methodology, the Bank daily implements the back testing that compares the simulated loss, the actual loss and the previous day’s VaR. In addition, the Bank enforces the market risk management relating to irregular compound derivatives through the validation of the derivative pricing model developed by the Bank’s Front Office.

VaR of trading position

The Bank’s VaR of trading position as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Average		Max	Min	June 30, 2015
Interest rates	~~W~~	2,855	4,443	1,737	3,895
Stock price		356	734	107	194
Foreign exchange rates		1,720	3,327	774	1,641
Option		324	587	146	152
Diversification effect		(1,687)	(3,291)	(693)	(1,413)

	~~W~~	3,568	5,800	2,071	4,469

	December 31, 2014
	Average		Max	Min	December 31, 2014
Interest rates	~~W~~	2,652	5,214	1,005	1,280
Stock price		747	1,358	110	546
Foreign exchange rates		808	3,777	243	1,040
Option		272	1,192	80	252
Diversification effect		(1,310)	(5,468)	(65)	(1,040)

	~~W~~	3,169	6,073	1,373	2,078

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by interest rate VaR and interest rate EaR.

Interest rate VaR is the maximum amount of decrease in net asset value resulting from the unfavorable fluctuation of interest rate. Interest rate EaR is the maximum amount of decrease in net interest income resulting from the unfavorable fluctuation of interest rate for a year.

The Bank’s interest rate VaR and interest rate EaR are measured through the simulation of conclusive interest rate scenario with the FERMAT and are reported on a monthly basis to the Risk Management Committee. The Management’s target of interest rate VaR and interest rate EaR are approved at the beginning of the year. Additionally, the interest rate VaR and interest rate EaR on consolidated basis are calculated using the Standardized Approach in order to retain the consistency in the methods used by the Bank and its subsidiaries.

EaR/VaR of non-trading positions

The Bank’s EaR and VaR of non-trading positions as of June 30, 2015 December 31, 2014 are as follows:

June 30, 2015
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	~~W~~1,091,215	93,481

December 31, 2014
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	~~W~~1,870,845	164,035

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	1,023,309	3,493,216	24,478	26,731	1,715	74,210	4,643,659
Financial assets held for trading		1,940,800	76,524	—	—	—	—	2,017,324
Available-for-sale financial assets		31,300,931	3,631,266	56,283	155,528	—	80,304	35,224,312
Held-to-maturity financial assets		6,018	22,817	—	—	—	—	28,835
Loans		102,053,532	31,587,265	640,048	1,491,215	27,672	145,966	135,945,698
Derivative financial assets		4,293,911	961,077	30,247	8,750	—	4,815	5,298,800
Other assets		4,861,810	2,033,071	129,312	100,850	15,919	426,111	7,567,073

Total financial assets	~~W~~	145,480,311	41,805,236	880,368	1,783,074	45,306	731,406	190,725,701

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	1,523,994	—	—	—	—	—	1,523,994
Deposits		34,422,838	4,920,007	21,747	286,026	82	812	39,651,512
Borrowings		6,724,995	12,039,076	390,813	1,298,729	—	3,617	20,457,230
Bonds		87,737,672	16,928,172	1,659,117	1,621,753	461,412	4,687,084	113,095,210
Derivative financial liabilities		4,299,055	822,462	27,689	6,895	—	2,655	5,158,756
Other liabilities		5,067,110	3,255,181	64,177	36,241	21,591	484,692	8,928,992

Total financial liabilities		139,775,664	37,964,898	2,163,543	3,249,644	483,085	5,178,860	188,815,694

Net financial position	~~W~~	5,704,647	3,840,338	(1,283,175)	(1,466,570)	(437,779)	(4,447,454)	1,910,007

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	1,316,343	4,549,959	4,891	57,706	1,294	44,350	5,974,543
Financial assets held for trading		1,378,674	39,724	—	—	—	—	1,418,398
Available-for-sale financial assets		34,293,488	3,567,314	62,315	150,914	—	85,994	38,160,025
Held-to-maturity financial assets		5,898	11,340	—	—	—	—	17,238
Loans		100,839,819	30,665,306	760,736	1,802,938	79,205	166,462	134,314,466
Derivative financial assets		3,860,104	995,400	39,640	8,864	—	8,784	4,912,792
Other assets		2,434,937	2,568,998	256,556	79,303	10,269	71,394	5,421,457

Total financial assets	~~W~~	144,129,263	42,398,041	1,124,138	2,099,725	90,768	376,984	190,218,919

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	1,138,628	—	—	—	—	—	1,138,628
Deposits		31,932,943	5,230,164	35,575	406,094	73	865	37,605,714
Borrowings		9,851,886	11,507,929	705,425	1,466,261	—	6,030	23,537,531
Bonds		90,357,163	16,875,121	1,847,216	1,910,870	433,870	5,145,556	116,569,796
Derivative financial liabilities		3,818,699	897,559	38,599	30,417	—	3,880	4,789,154
Other liabilities		3,539,019	1,974,354	229,820	64,519	11,244	101,730	5,920,686

Total financial liabilities		140,638,338	36,485,127	2,856,635	3,878,161	445,187	5,258,061	189,561,509

Net financial position	~~W~~	3,490,925	5,912,914	(1,732,497)	(1,778,436)	(354,419)	(4,881,077)	657,410

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(ii) Approach to liquidity risk management

The Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets liquidity ratio and remaining maturity gap

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines

<Measurement Methodology>

•	LCR : (Maturing liquidity asset in the interval / Maturing liquidity liability in the interval) X 100

•	Foreign currency liquidity ratio : (Maturing liquidity asset in the interval / Maturing liquidity liability in the interval) X 100

•	Remaining maturity gap : (Maturing liquidity asset in the interval—Maturing liquidity liability in the interval) / total assets X 100

Early Warning Indicator

In order to identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 13 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly, weekly and daily as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crisis specific to the Bank, market risk and complex emergency, and reports to the Risk Management Committee for the purpose of the Bank’s solvency securitization.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity risks of non-derivative financial instruments including interest payment as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Within 1 month		1~3 Months	3~12 months	1~5 Years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	3,359,915	361,209	640,653	301,084	3,033	4,665,894
Financial assets held for trading		2,017,324	—	—	—	—	2,017,324
Available-for-sale financial assets		345,457	644,913	8,419,251	14,260,807	13,036,334	36,706,762
Held-to-maturity financial assets		599	864	12,433	17,023	—	30,919
Loans		11,405,976	11,206,410	45,785,554	62,665,211	14,682,394	145,745,545
Other assets		6,692,690	—	—	—	877,583	7,570,273

Total financial asset	~~W~~	23,821,961	12,213,396	54,857,891	77,244,125	28,599,344	196,736,717

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	72,972	210,903	396,951	365,087	1,134,081	2,179,994
Deposits		13,815,795	5,855,553	18,117,570	2,382,597	265,906	40,437,421
Borrowings		5,289,236	3,172,100	5,417,842	5,407,143	1,436,186	20,722,507
Bonds		3,402,143	5,077,665	32,925,585	64,488,792	16,215,372	122,109,557
Other liabilities		6,956,172	1,892,205	—	—	71,240	8,919,617

Total financial liabilities	~~W~~	29,536,318	16,208,426	56,857,948	72,643,619	19,122,785	194,369,096

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	4,885,386	317,448	436,954	250,801	105,064	5,995,653
Financial assets held for trading		1,418,398	—	—	—	—	1,418,398
Available-for-sale financial assets		370,345	4,201,999	7,980,954	15,502,215	11,838,387	39,893,900
Held-to-maturity financial assets		35	—	2,038	16,819	—	18,892
Loans		11,099,336	11,724,522	41,696,127	65,649,662	14,993,470	145,163,117
Other assets		3,220,682	—	—	—	7,174,423	10,395,105

Total financial asset	~~W~~	20,994,182	16,243,969	50,116,073	81,419,497	34,111,344	202,885,065

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	—	318,061	335,726	1,122,980	1,776,767
Deposits		5,810,417	6,836,178	18,463,724	7,272,797	376,997	38,760,113
Borrowings		5,289,378	5,743,308	6,799,281	4,619,720	1,444,371	23,896,058
Bonds		3,833,701	7,764,941	29,405,642	68,274,544	17,332,918	126,611,746
Other liabilities		3,777,958	2,130,024	10,950	48,306	7,943,813	13,911,051

Total financial liabilities	~~W~~	18,711,454	22,474,451	54,997,658	80,551,093	28,221,079	204,955,735

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

Remaining contractual maturity risks of derivative financial instruments as of June 30, 2015 and December 31, 2014 are as follows:

Net settlement of derivative financial instruments

	June 30, 2015
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	234	(312)	702	—	—	624
Interest rate		(8,791)	12,309	402,164	5,512	(64,220)	346,974
Stock		407	—	—	—	—	407
Hedging purpose derivatives:
Interest rate		793	74,437	112,205	662,396	4,321,518	5,171,349

	~~W~~	(7,357)	86,434	515,071	667,908	4,257,298	5,519,354

	December 31, 2014
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	893	1,260	1,926	—	—	4,079
Interest rate		(3,795)	(3,113)	(48,398)	(24,433)	150,673	70,934
Stock		217	34	3	—	—	254
Hedging purpose derivatives:
Interest rate		9,658	132,619	100,586	746,674	3,816,007	4,805,544

	~~W~~	6,973	130,800	54,117	722,241	3,966,680	4,880,811

Gross settlement of derivative instruments

	June 30, 2015
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	20,542,732	15,827,694	42,745,107	35,102,119	2,149,022	116,366,674
Outflow		20,472,134	15,840,440	42,611,309	34,977,954	2,162,927	116,064,764
Hedging purpose derivatives:
Currency
Inflow		1,378,885	55,842	6,264,773	14,416,207	1,354,433	23,470,140
Outflow		1,467,447	54,831	6,587,729	14,812,406	1,339,805	24,262,218

Total inflow	~~W~~	21,921,617	15,883,536	49,009,880	49,518,326	3,503,455	139,836,814

Total outflow	~~W~~	21,939,581	15,895,271	49,199,038	49,790,360	3,502,732	140,326,982

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	12,935,380	12,999,424	37,026,139	33,702,490	1,348,906	98,012,339
Outflow		12,865,373	12,959,933	36,932,889	33,548,466	1,357,014	97,663,675
Hedging purpose derivatives:
Currency
Inflow		175,735	529,898	6,366,830	16,797,720	1,448,433	25,318,616
Outflow		181,838	564,432	6,593,476	17,191,962	1,432,264	25,963,972

Total inflow	~~W~~	13,111,115	13,529,322	43,392,969	50,500,210	2,797,339	123,330,955

Total outflow	~~W~~	13,047,211	13,524,365	43,526,365	50,740,428	2,789,278	123,627,647

Remaining contractual maturity risks of guarantees and commitments as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Off-Balance:
Guarantees	~~W~~	1,419,551	2,209,047	3,827,363	7,185,851	67,735	14,709,547
Commitments		395,307	79,685	1,135,390	3,252,905	2,399,465	7,262,752

	~~W~~	1,814,858	2,288,732	4,962,753	10,438,756	2,467,200	21,972,299

	December 31, 2014
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Off-Balance:
Guarantees	~~W~~	1,535,124	1,743,053	3,991,669	4,797,363	67,164	12,134,373
Commitments		525,607	27,480	1,083,979	3,013,767	2,491,440	7,142,273

	~~W~~	2,060,731	1,770,533	5,075,648	7,811,130	2,558,604	19,276,646

THE REPUBLIC OF KOREA

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in the first nine months of 2015 was 2.5% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.1% and gross domestic fixed capital formation increased by 3.3% but exports of goods and services decreased by 0.1%, each compared with the corresponding period of 2014.

Prices, Wages and Employment

The inflation rate was 0.6% in the first quarter of 2015, 0.5% in the second quarter of 2015 and 0.7% in the third quarter of 2015. The unemployment rate was 4.1% in the first quarter of 2015, 3.8% in the second quarter of 2015 and 3.4% in the third quarter of 2015.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 2,074.2 on June 30, 2015, 2,030.2 on July 31, 2015, 1,941.5 on August 31, 2015, 1,962.8 on September 30, 2015, 2,029.5 on October 31, 2015, 1,992.0 on November 30, 2015, 1,960.3 on December 30, 2015 and 1,930.5 on January 5, 2016.

Monetary Policy

Interest Rates

On June 11, 2015, The Bank of Korea lowered its policy rate to 1.5% from 1.75%, in response to the sluggishness of the global and domestic economies.

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,124.1 to US$1.00 on June 30, 2015, Won 1,166.3 to US$1.00 on July 31, 2015, Won 1,176.3 to US$1.00 on August 31, 2015, Won 1,194.5 to US$1.00 on September 30, 2015, Won 1,142.3 to US$1.00 on October 31, 2015, Won 1,150.4 to US$1.00 on November 30, 2015, Won 1,172.0 to US$1.00 on December 31, 2015 and Won 1,184.3 to US$1.00 on January 5, 2016.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of approximately US$80.6 billion in the first nine months of 2015. The current account surplus in the first nine months of 2015 increased from the current account surplus of US$62.0 billion in the corresponding period of 2014, primarily due to an increase in surplus from the goods account which more than offset an increase in deficit from the services account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$66.1 billion in the first nine months of 2015. Exports decreased by 6.6% to US$396.9 billion and imports decreased by 16.5% to US$330.8 billion from US$425.0 billion of exports and US$396.2 billion of imports, respectively, in the corresponding period of 2014.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$368.5 billion as of November 30, 2015.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the forms of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no. 333-203739.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of February 15, 1991, as amended and supplemented from time to time, between us and The Bank of New York (now The Bank of New York Mellon), as fiscal agent. The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

The 20             Notes are initially limited to US$                         aggregate principal amount, and the 20             Notes are initially limited to US$                         aggregate principal amount. The 20             Notes will mature on             , 20             (the “20             Maturity Date”), and the 20             Notes will mature on             , 20             (the “20             Maturity Date”, and together with the 20             Maturity Date, the “Maturity Dates”). The 20         Notes will bear interest at the rate of             % per annum, and the 20             Notes will bear interest at the rate of             % per annum, in each case payable semi-annually in arrears on              and              of each year (each, an “Interest Payment Date”), beginning on             , 2016. Interest on the Notes will accrue from             , 2016. If any Interest Payment Date or any Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Notes in immediately available funds in U.S. dollars.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, we will appoint and maintain a paying agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption (if required), in the event that we issue the Notes in definitive form in the limited circumstances set forth in the accompanying prospectus. In addition, an announcement of such issue will be made through the SGX-ST. Such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

All notices regarding the Notes will be published in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of the Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of certain Korean tax considerations that may be relevant to you if you invest in the Notes, see “Taxation—Korean Taxation” in the accompanying prospectus.

United States Tax Considerations

Stated interest on the Notes will be treated as qualified stated interest for U.S. federal income tax purposes. Under certain circumstances as described under “Taxation—Korean Taxation” in the accompanying prospectus, a U.S. holder may be subject to Korean withholding tax upon the sale or other disposition of Notes. A U.S. holder eligible for benefits of the Korea-U.S. tax treaty, which exempts capital gains from tax in Korea, would not be eligible to credit against its U.S. federal income tax liability any such Korean tax withheld. U.S. holders should consult their own tax advisers with respect to their eligibility for benefits under the Korea-U.S. tax treaty and, in the case of U.S. holders that are not eligible for treaty benefits, their ability to credit any Korean tax withheld upon sale of the Notes against their U.S. federal income tax liability. For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus. For purposes of such discussion, the date “January 1, 2017” under the heading “—Foreign Account Tax Compliance Act” is replaced with “January 1, 2019.”

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated                     , 2016 (the “20     Notes Terms Agreement”) with respect to the 20     Notes relating to the Underwriting Agreement—Standard Terms (together with the 20     Notes Terms Agreement, the “20     Notes Underwriting Agreement”) filed as an exhibit to the registration statement and a Terms Agreement dated                     , 2016 (the “20     Notes Terms Agreement”) with respect to the 20     Notes relating to the Underwriting Agreement—Standard Terms (together with the 20     Notes Terms Agreement, the “20     Notes Underwriting Agreement”, and the 20     Notes Underwriting Agreement together with the 20     Notes Underwriting Agreement, the “Underwriting Agreements”) filed as an exhibit to the registration statement. Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, The Hongkong and Shanghai Banking Corporation Limited, KDB Asia Limited, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc. and SG Americas Securities, LLC are acting as representatives of the Underwriters. Subject to the terms and conditions set forth in the Underwriting Agreements, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has, severally and not jointly, agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of Underwriters	Principal Amount of the 20 Notes	Principal Amount of the 20 Notes
Barclays Bank PLC	US$	US$
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
The Hongkong and Shanghai Banking Corporation Limited
KDB Asia Limited
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mizuho Securities USA Inc.
SG Americas Securities, LLC

	US$	US$

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons.

Under the terms and conditions of the Underwriting Agreements, if the Underwriters take any series of the Notes, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on our behalf in such jurisdiction.

The Notes are a new class of securities with no established trading market. Application will be made to the SGX-ST for the listing and quotation of the Notes. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of net proceeds from our 20     Notes is US$                         after deducting underwriting discounts but not estimated expenses. Expenses associated with the 20     Notes offering are estimated to be US$                        . The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 20     Notes.

The amount of net proceeds from our 20     Notes is US$                         after deducting underwriting discounts but not estimated expenses. Expenses associated with the 20     Notes offering are estimated to be US$                        . The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 20     Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about                     , 2016, which we expect will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in three business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on the date of this prospectus supplement or the next succeeding business day, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, and (ii) any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us, and (ii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended); it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Financial Instruments and Exchange Law of Japan, and (ii) in compliance with the other relevant laws of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “Companies Ordinance”) or which do not constitute an offer to the public within the meaning of the Companies Ordinance; and

•

it has not issued, or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are or are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

Each Underwriter has severally represented and agreed that neither the preliminary prospectus nor the prospectus has been, or will be, registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore)(the “SFA”). Accordingly, each Underwriter has severally represented, warranted and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the preliminary prospectus or the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than under exemptions provided in the SFA for offers made (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribe or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia) in relation to the offering of the Notes has been or will be lodged with or registered by Australian Securities and Investments Commission or the Australian Securities Exchange Limited. Each Underwriter has represented and agreed that it has not:

(a)	made or invited, and will not make or invite, an offer of the Notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(b)	distributed or published and will not distribute or publish any draft, preliminary or final form offering memorandum, advertisement or other offering material relating to the Notes in Australia,

unless:

(i)	the minimum aggregate consideration payable by each offeree is at least AUD 500,000 (or its equivalent in an alternate currency) (disregarding money lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 and Part 7 of the Corporations Act 2001 of Australia; and

(ii)	such action complies with all applicable laws, directives and regulations and does not require any document to be lodged with, or registered by, the Australian Securities and Investments Commission.

Each Underwriter has agreed that it will not sell the Notes in circumstances where employees of the Underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect, that the Notes, or an interest in or right in respect of the Notes, was being, or would later be, acquired either directly or indirectly by a resident of Australia, or a non-resident who is engaged in carrying on business in Australia at or through a permanent establishment of that non-resident in Australia (the expressions “resident of Australia”, “non-resident” and “permanent establishment” having the meanings given to them by the Australian Tax Act).

Canada

Prospective Canadian investors are advised that the information contained within the preliminary prospectus and prospectus has not been prepared with regard to matters that may be of particular concern to Canadian investors. Accordingly, prospective Canadian investors should consult with their own legal, financial and tax advisers concerning the information contained within the preliminary prospectus and prospectus and as to the suitability of an investment in the Notes in their particular circumstances.

Each Underwriter has severally represented and agreed that the Notes may only be offered or sold in the provinces of Alberta, British Columbia, Ontario and Québec or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by a dealer duly registered under the applicable securities laws of that province or by a dealer that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 31-103). Furthermore, the Notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) or subsection 73.3 (1) of the Securities Act (Ontario) and a “permitted client” as defined in NI 31-103. By purchasing any Notes and accepting delivery of a purchase confirmation a purchaser is representing to the underwriters and the dealer from whom the purchase confirmation is received that it is an “accredited investor” and “permitted client” as defined above. The distribution of the Notes in Canada is being made on a private placement basis only and any resale of the Notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this preliminary prospectus or prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the Underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (exemption based on U.S. disclosure).

We and the Underwriters hereby notify prospective Canadian purchasers that: (a) we may be required to provide personal information pertaining to the purchaser as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, telephone number and the aggregate purchase price of any Notes purchased) (“personal information”), which Form 45-106F1 may be required to be filed by us under NI 45-106, (b) such personal information may be delivered to the Ontario Securities Commission (the “OSC”) in accordance with NI 45-106, (c) such personal information is collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario, (d) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (e) the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administrative Support Clerk at the OSC, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3684. Prospective Canadian purchasers that purchase Notes in this offering will be deemed to have authorized the indirect collection of the personal information by the OSC, and to have acknowledged and consented to its name, address, telephone number and other specified information, including the aggregate purchase price paid by the purchaser, being disclosed to other Canadian securities regulatory authorities, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.

Upon receipt of this prospectus, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce prospectus, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Price Stabilization and Short Position

In connection with this offering, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. A penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Kim & Chang, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Davis Polk & Wardwell LLP, New York, New York. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Davis Polk & Wardwell LLP may rely as to matters of Korean law upon the opinions of Kim & Chang, and Kim & Chang may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chief Executive Officer and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Korea Development Bank.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended. The address of our registered office is 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

Our Board of Directors can be reached at the address of our registered office: c/o 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by a resolution of our Board of Directors passed on December 23, 2015 and a decision of our Chief Executive Officer and Chairman of the Board of Directors dated December 23, 2015. On December 23, 2015, we filed our reports on the proposed issuance of the Notes with the Ministry of Strategy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP	COMMON CODE
20 Notes
20 Notes

PROSPECTUS

$7,097,380,000

The Korea Development Bank

Debt Securities

Warrants to Purchase Debt Securities

Guarantees

The Republic of Korea

Guarantees

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 18, 2015

i

CERTAIN DEFINED TERMS AND CONVENTIONS

All references to the “Bank”, “we”, “our” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus mean The Republic of Korea. All references to the “Government” mean the government of Korea.

Unless otherwise indicated, all references to “won”, “Won” or “~~W~~” contained in this prospectus are to the currency of Korea, references to “U.S. dollars”, “Dollars”, “$”, “USD” or “US$” are to the currency of the United States of America, references to “Euro”, “EUR” or “€” are to the currency of the European Union, references to “Japanese yen”, “JPY” or “¥” are to the currency of Japan, references to “Singapore dollar” or “SGD” are to the currency of Singapore, references to “Swiss franc” or “CHF” are to the currency of Switzerland, references to “pound sterling”, “GBP” or “£” are to the currency of the United Kingdom, references to “Chinese offshore renminbi” or “CNH” are to the currency of the People’s Republic of China traded outside of mainland China, references to “Hong Kong dollar” or “HKD” are to the currency of Hong Kong, S.A.R., references to “Malaysian ringgit” or “MYR” are to the currency of Malaysia, references to “Indian rupee” or “INR” are to the currency of India, references to “Thai baht” or “THB” are to the currency of Thailand, references to “Australian dollar” or “AUD” are to the currency of Australia, references to “Norwegian krone” or “NOK” are to the currency of Norway and references to “Brazilian real” or “BRL” are to the currency of the Federative Republic of Brazil.

All discrepancies in any table between totals and the sums of the amounts listed are due to rounding.

Our separate financial information as of and for the years ended December 31, 2013 and 2014 included in this prospectus has been prepared in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries. KDB Financial Group (or KDBFG), a financial holding company, and Korea Finance Corporation (or KoFC), a public policy financing vehicle and the parent company of KDBFG, both of which had originally been established by spinning off a portion of our assets, liabilities and equity in October 2009, merged with and into us on December 31, 2014. Note 47 of the notes to our separate financial statements as of and for the years ended December 31, 2013 and 2014 included in this prospectus provides information regarding the merger and the amounts of assets and liabilities acquired by us in connection with the merger.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for our general operations.

THE KOREA DEVELOPMENT BANK

Overview

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended (the “KDB Act”). Since our establishment, we have been the leading bank in the Republic with respect to the provision of long-term financing for projects designed to assist the nation’s economic growth and development. The Government directly owns all of our paid-in capital. Our registered office is located at 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul, The Republic of Korea.

In June 2008, the Financial Services Commission announced the Government’s preliminary plan for our privatization and, in May 2009, the KDB Act was amended to facilitate our privatization. The preliminary plan reflected the Government’s intention to nurture a more competitive corporate and investment banking sector and trigger reorganization and further advancement of the Korean financial industry.

To implement our privatization, the Government established KDB Financial Group, or KDBFG, a financial holding company, and Korea Finance Corporation, or KoFC, a public policy financing vehicle, in October 2009, by spinning off a portion of our assets, liabilities and equity. In the spin-off, our interests in Daewoo Securities Co., Ltd., KDB Asset Management Co., Ltd. and KDB Capital Corp. were transferred to KDBFG, and our equity holdings in certain government-controlled companies, including Korea Electric Power Corporation, or KEPCO, and certain companies under restructuring programs, including Hyundai Engineering & Construction Co., Ltd., were transferred to KoFC. The Government transferred its ownership interest in us to KDBFG in exchange for all of KDBFG’s share capital on November 24, 2009.

The following diagram shows our ownership structure before and after the spin-off and the share transfer.

In April 2013, in light of continued uncertainties surrounding the global economy and the prolonged effects of the global financial crisis that commenced in the second half of 2008 on the Korean economy, as well as certain overlap of financial policy roles among different Government-owned banks and financial corporations, the Government launched a task force (the “Task Force”) to consider the reorganization of the financial policy roles of Government-owned banks and financial corporations, including the Government’s plan for our privatization. The Task Force, composed of representatives from various government branches responsible for overseeing such Government-owned entities as well as members of the academia, held a series of closed meetings, considered various reorganization options with respect to policy financing functions and reported their findings to the Financial Services Commission. In August 2013, pursuant to the findings of the Task Force, the Financial Services Commission announced the Government’s plan to reorganize Government-owned policy banks and financial corporations in order to streamline their overlapping functions and reinforce their policy financing roles for start-ups and small- and medium-sized enterprises, new growth industries and overseas projects. The plan called for, among other things, (i) the merger of KoFC and KDBFG into us and the transfer of

KoFC’s overseas assets of approximately ~~W~~2 trillion to The Export-Import Bank of Korea, or KEXIM, (ii) the sale of our subsidiaries that do not have policy financing roles and (iii) the gradual reduction of our retail banking services.

In May 2014, the National Assembly amended the KDB Act to largely reflect the plan announced by the Financial Services Commission and halt our privatization and streamline the financial policy roles among Government-owned banks and financial corporations in order to better respond systematically to rapidly changing domestic and international economic conditions. Under the amended KDB Act, which was amended in May 2014, the public policy financing role was consolidated and strengthened, and KDBFG and KoFC (together with its subsidiaries) were merged into us on December 31, 2014 in order to utilize our rich experience and expertise in public policy financing, and we took over KoFC’s role of providing public policy financial support to Korean companies, including managing and operating the Financial Market Stabilization Fund established pursuant to the Act on the Structural Improvement of the Financial Industry enacted in 2009, while KoFC’s overseas assets of approximately ~~W~~2 trillion were transferred to KEXIM. On December 31, 2014, the Government transferred all of its ownership interest in KoFC and KDBFG to us and in return received 3,036,079,768 new shares of us with an aggregate par value of ~~W~~15,180.4 billion. As a newly merged entity, we have an authorized share capital of up to ~~W~~30,000 billion and our paid-in capital was ~~W~~15,180.4 billion. As of the date of this prospectus, the Government owns 100% of our share capital.

The following diagram shows our ownership structure before and after the merger was effected under the amended KDB Act. Our ownership structure returned to our original ownership structure that existed prior to the spin-off and reorganization in October 2009.

While the Government has halted its plan for our privatization, it has expressed its intention to privatize our subsidiaries that do not have policy financing roles, subject to market conditions.

Our primary purpose, as stated in the KDB Act, the KDB Decree and our Articles of Incorporation, is to “furnish funds in order to expedite the development of the national economy.” We make loans available to major industries for equipment, capital investment and the development of high technology, as well as for working capital.

As of December 31, 2014, we had ~~W~~136,760.1 billion of loans outstanding (including loans, call loans, domestic usance, bills of exchange bought, local letters of credit negotiation and loan-type suspense accounts pursuant to the applicable guidelines without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ~~W~~217,833.2 billion and total equity of ~~W~~25,412.6 billion, as compared to ~~W~~98,119.8 billion of loans outstanding, ~~W~~143,607.5 billion of total assets and ~~W~~16,346.1 billion of total equity as of December 31, 2013. In 2014, we recorded interest income of ~~W~~4,750.4 billion, interest expense of ~~W~~2,761.9 billion and net income of ~~W~~183.5 billion, as compared to ~~W~~4,766.6 billion of interest income, ~~W~~3,036.1 billion of interest expense and ~~W~~1,447.4 billion of net loss in 2013. See “—Selected Financial Statement Data.”

Currently, the Government directly holds all of our paid-in capital. In addition to contributions to our capital, the Government provides direct financial support for our financing activities, in the form of loans or guarantees. The Government has the power to elect or dismiss our Chairman and Chief Executive Officer, members of our Board of Directors and Auditor. Pursuant to the KDB Act, the Financial Services Commission has supervisory power and authority over matters relating to our general business including, but not limited to, capital adequacy and managerial soundness.

The Government supports our operations pursuant to Article 32 of the KDB Act. Article 32 provides that “the annual net losses of the Korea Development Bank shall be offset each year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.” As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 32 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 32, may be amended at any time by action of the National Assembly.

In January 1998, the Government amended the KDB Act to:

•	subordinate our borrowings from the Government to other indebtedness incurred in our operations;

•

allow the Government to offset any deficit that arises if our reserve fails to cover our annual net losses by transferring Government-owned property, including securities held by the Government, to us; and

•	allow direct injections of capital by the Government without prior National Assembly approval.

The Government amended the KDB Act in May 1999 and the KDB Decree in March 2000, to allow the Financial Services Commission to supervise and regulate us in terms of capital adequacy and managerial soundness.

In March 2002, the Government amended the KDB Act to enable us, among other things, to:

•

obtain low-cost funds from The Bank of Korea and from the issuance of debt securities (in addition to already permitted Industrial Finance Bonds), which funds may be used for increased levels of lending to small and medium size enterprises;

•

broaden the scope of borrowers to which we may extend working capital loans to include companies in the manufacturing industry, enterprises which are “closely related” to enhancing the corporate competitiveness of the manufacturing industry and leading-edge high-tech companies; and

•	extend credits to mergers and acquisitions projects intended to facilitate corporate restructuring efforts.

In July 2005 and May 2009, the Government amended Article 43 of the KDB Act. The revised Article 43 provides that:

(1)	our annual net profit, after adequate allowances are made for depreciation in assets, shall be distributed as follows:

(i)	forty percent or more of the net profit shall be credited to reserve, until the reserve amounts equal the total amount of paid-in capital; and

(ii)	any net profit remaining following the apportionment required under subparagraph (i) above shall be distributed in accordance with the resolution of our Board of Directors and the approval of our shareholders;

(2)	accumulated amounts in reserve may be capitalized; and

(3)	any distributions made in accordance with paragraph (1)(ii) above may be in the form of cash dividends or dividends in kind, provided that any distributions of dividends in kind must be made in accordance with applicable provisions of the KDB Decree.

In February 2008, the Government further amended the KDB Act, primarily to transfer most of the Government’s supervisory authority over us from the Ministry of Strategy and Finance (formerly the Ministry of Finance and Economy) to the Financial Services Commission.

In May 2009, the Government amended the KDB Act to facilitate our privatization. The amendment provided for, among others:

•	the preparation for the transformation of us from a special statutory entity into a corporation, including the application of the Banking Act as applicable;

•	the expansion of our operation scope that enables us to engage in commercial banking activities, including retail banking;

•

the provision of government guarantees for our mid-to-long term foreign currency debt outstanding at the time of initial sale of the Government’s stake in KDBFG (subject to the National Assembly’s authorization of the Government guarantee amount) and possible guarantees for our foreign currency debt incurred for the refinancing of such mid-to-long term foreign currency debt with the government guarantee during the period when the Government owns more than 50% of our shares; and

•	the establishment of KDBFG and KoFC and application of the Financial Holding Company Act to KDBFG.

In May 2014, the Government and the National Assembly amended the KDB Act to streamline the financial policy roles among Government-owned banks and financial corporations in order to better respond systematically to rapidly changing domestic and international economic conditions by merging KDBFG and KoFC into us. The amended KDB Act provides, among others, that:

•	the Government will halt its plan for our privatization;

•	public policy financing will be consolidated and strengthened through the newly merged entity;

•	we will comprehensively succeed to the properties, rights and obligations of KDBFG and KoFC upon the consummation of the merger;

•	the bonds issued by KDBFG and the policy bank bonds issued by the KoFC shall be deemed as the industrial financial bonds issued by us;

•	the business engaged in by KoFC in accordance with the Korea Finance Corporation Act or other laws and decrees will be continuously performed by us; and

•

the repayment of the principal of and interest on foreign currency debt (with an original maturity of one year or more at the time of issuance) incurred by KoFC and us before this amended KDB Act comes into force shall be guaranteed by the Government at the time of initial sale by the Government of its equity interest in us, subject to the approval by the National Assembly.

Under the amended KDB Act, each of Article 43 and Article 44 was restated as Article 31 and Article 32, respectively, without any amendment.

The Minister of Strategy and Finance of the Republic has, on behalf of the Republic, signed the registration statement of which this prospectus forms a part.

Capitalization

As of December 31, 2014, our authorized capital was ~~W~~30,000 billion and capitalization was as follows:

	December 31, 2014(1)
	(billions of won)
Long-term debt:
Won currency borrowings	~~W~~	4,074.2
Industrial finance bonds		89,591.2
Foreign currency borrowings		6,215.4

Total long-term debt		99,880.8	(2)(3)

Capital:
Paid-in capital		15,180.4
Capital surplus		2,522.9
Capital adjustments		—
Retained earnings(4)		6,890.9
Accumulated other comprehensive income		818.4

Total capital		25,412.6

Total capitalization	~~W~~	125,293.4

(1)	Except as disclosed in this prospectus, there has been no material adverse change in our capitalization since December 31, 2014.
(2)	We have translated borrowings in foreign currencies into Won at the rate of ~~W~~1,099.2 to US$1.00, which was the market average exchange rate, as announced by the Seoul Monetary Brokerage Services Ltd., on December 31, 2014.
(3)	As of December 31, 2014, we had contingent liabilities totaling ~~W~~8,286.7 billion under outstanding guarantees issued on behalf of our clients.
(4)	Includes regulatory reserve for bad loans of ~~W~~1,306.9 billion as of December 31, 2014. If our provision for bad loans is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for bad loans, which is shown as a separate item included in retained earnings.

Business

Purpose and Authority

Since our establishment, we have been the leading bank in the Republic in providing long-term financing for projects designed to assist the nation’s economic growth and development.

Under the KDB Act, the KDB Decree and our Articles of Incorporation, our primary purpose is to “contribute to the sound development of the financial industry and the national economy by supplying and managing funds necessary for the development and promotion of industries, expansion of social infrastructure, development of regions, stabilization of the financial markets and facilitation of sustainable growth.” Since we serve the public policy objectives of the Government, we do not seek to maximize profits. We do, however, strive to maintain a level of profitability to strengthen our equity base and support growth in the volume of our business.

Under the KDB Act, we may:

•	carry out activities necessary to accomplish the expansion of the national economy, subject to the approval of the Financial Services Commission;

•	provide loans or discount notes;

•	subscribe to, underwrite or invest in securities;

•	guarantee or assume indebtedness;

•

raise funds by accepting demand deposits and time and savings deposits from the general public, issuing securities, borrowing from the Government, The Bank of Korea or other financial institutions, and borrowing from overseas;

•	execute foreign exchange transactions, including currency and interest swap transactions;

•	provide planning, management, research and other support services at the request of the Government, public bodies, financial institutions or enterprises; and

•	carry out other businesses incidental to the foregoing (subject to the approval of the Financial Services Commission).

Government Support and Supervision

The Government owns directly all of our paid-in capital. On February 20, 2000, the Government contributed ~~W~~100 billion in cash to our capital. On December 29, 2000, we reduced our paid-in capital by ~~W~~959.8 billion to offset our expected net loss for the year. To compensate for the resulting deficit under the KDB Act, on June 20, 2001, the Government contributed ~~W~~3 trillion in the form of shares of common stock of KEPCO to our capital. On December 29, 2001, the Government contributed ~~W~~50 billion in cash to our capital. On August 13, 2003, the Government contributed ~~W~~80 billion in cash to our capital to support our existing fund for facilitating the Republic’s regional economies. On April 30, 2004, the Government contributed ~~W~~1 trillion in the form of shares of common stock of KEPCO and Korea Water Resources Corporation to our capital to support our lending to small-and medium-sized companies and to compensate for our contribution to LG Card Ltd. in the form of loans, cash injections and debt-for-equity swaps. On December 19, 2008, the Government contributed ~~W~~500 billion in the form of shares of common stock of Korea Expressway Corporation to our capital and, in January 2009, the Government contributed ~~W~~900 billion in cash to our capital, in each case to bolster our capital base in order to stabilize the Korean financial market by supporting small and medium-sized enterprises and providing increased liquidity to corporations. In October 2009, our paid-in capital decreased by ~~W~~400.0 billion in connection with the establishment by the Government of KDBFG and KoFC by spinning off a portion of our assets, liabilities and equity (including paid-in capital). In March 2010, the Government, through KDBFG, made a further capital contribution of ~~W~~10 billion in cash to our capital. In December 2013, the Government contributed ~~W~~10 billion in cash to our capital. In December 2014, our paid-in capital increased by ~~W~~5,918.5 billion in connection with the merger of KDBFG and KoFC into us as described under the heading “Overview” and “Selected Financial Statement Data” in this prospectus. Taking into account these capital contributions, reduction and merger, as of December 31, 2014, our total paid-in capital was ~~W~~15,180.4 billion. See “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2014 and 2013—Note 22.” In April 2015, the Government further contributed ~~W~~2 trillion in the form of shares of common stock of Korea Land & Housing Corporation and KEPCO to our capital to support our fund for infrastructure projects, new growth engine, high-tech and new renewable energy industries and business enterprises in general and as of April 30, 2015, our total paid-in capital was ~~W~~17,180.4 billion.

In addition to capital contributions, the Government directly supports our financing activities by:

•	lending us funds to on-lend;

•	allowing us to administer Government loans made from a range of special Government funds;

•	allowing us to administer some of The Bank of Korea’s surplus foreign exchange holdings; and

•	allowing us to receive credit from The Bank of Korea.

The Government also supports our operations pursuant to Articles 31 and 32 of the KDB Act. Article 31 provides that “40% or more of the annual net profit of the Korea Development Bank shall be transferred to reserve, until the reserve amounts equal the total amount of authorized capital” and that accumulated amounts in reserve may be capitalized. Article 32 provides that “the net losses of the Korea Development Bank shall be offset each fiscal year by the reserve, and if the reserve be insufficient, the deficit shall be replenished by the Government.”

As a result of the KDB Act, the Government is generally responsible for our operations and is legally obligated to replenish any deficit that arises if our reserve, consisting of our surplus and capital surplus items, is insufficient to cover our annual net losses. In light of the above, if we had insufficient funds to make any payment under any of our obligations, including the debt securities and the guarantees covered by this prospectus, the Government would take appropriate steps, such as by making a capital contribution, by allocating funds or by taking other action, to enable us to make such payment when due. The provisions of Article 32 do not, however, constitute a direct guarantee by the Government of our obligations under the debt securities or the guarantees, and the provisions of the KDB Act, including Article 32, may be amended at any time by action of the National Assembly.

The Government closely supervises our operations in the following ways:

•	the Government has the power to elect or dismiss our Chairman and Chief Executive Officer, members of our Board of Directors and Auditor;

•	within three months after the end of each fiscal year, we must submit our financial statements for the fiscal year to the Financial Services Commission;

•

the Financial Services Commission has broad authority to require reports from us on any matter and to examine our books, records and other documents. On the basis of the reports and examinations, the Financial Services Commission may issue any orders deemed necessary to enforce the KDB Act;

•	the Financial Services Commission must approve our operating manual, which sets out the guidelines for all principal operating matters;

•

the Financial Services Commission may supervise our operations to ensure managerial soundness based upon the KDB Decree and the Bank Supervisory Regulations of the Financial Services Commission and may issue orders deemed necessary for such supervision; and

•	we may amend our Articles of Incorporation only with the approval of the Financial Services Commission.

In addition, the conditions of the IMF aid package stated that domestic banks in the Republic, including us, should undergo external audits from internationally recognized accounting firms. Accordingly, we have had our annual financial statements for years commencing 1998 audited by an external auditor. See “—Financial Statements and the Auditors” and “Experts.”

Pursuant to our most recently approved program of operations, we expect to support the reform and restructuring of the Republic’s economic and industrial structure, including financing of promising small and medium sized enterprises, providing export finance and encouraging investments in infrastructure necessary to promote consumer demand and industrial reorganization.

Selected Financial Statement Data

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS.

Merger of KDBFG and KoFC into KDB

In May 2014, the Government and the National Assembly amended the KDB Act, which came into effect on December 31, 2014, to streamline the financial policy roles among Government-owned banks and financial corporations in order to better respond systematically to rapidly changing domestic and international economic conditions by merging KDBFG and KoFC into us (the “Merger”). The Merger was effective on December 31, 2014. After the Merger, our ownership and organizational structure returned to our original ownership and organizational structure that existed prior to the establishment of KDBFG and KoFC through spin off and transfer of a portion of our assets, liabilities and equity in October 2009.

Consolidated Statements of Financial Position Data

The following table presents selected statements of financial position data regarding our assets, liabilities and shareholders’ equity on a consolidated basis as of December 31, 2013 (before the Merger) and December 31, 2014 (after the Merger), as well as selected statements of financial position data of KoFC, which was our ultimate parent company before the Merger, on a consolidated basis as of December 31, 2013 (before the Merger), and has been derived from our audited consolidated financial statements as of and for the years ended December 31, 2013 and 2014 and KoFC’s audited consolidated financial statements as of and for the year ended December 31, 2013.

	KDB Before Merger	KoFC Before Merger	KDB After Merger
	As of December 31, 2013	As of December 31, 2013	As of December 31, 2014
		(consolidated) (billions of Won)
Statements of Financial Position Data
Assets
Cash and due from banks	7,436.4	12,621.0	10,895.3
Financial assets held for trading	1,857.1	13,605.3	13,580.9
Financial assets designated at fair value through profit or loss	240.8	2,959.1	3,761.0
Available-for-sale financial assets	34,254.9	50,155.8	55,446.5
Loans (net of provision for possible loan losses and present value discounts)	98,059.2	133,300.6	143,484.4
Derivative financial assets	4,364.1	4,695.9	5,370.1
Investments in associates	3,073.2	20,726.3	22,013.9
Property and equipment	1,181.6	1,538.2	1,655.4
Other assets	17,257.4	19,200.3	21,070.5

Total assets	167,724.7	258,802.5	277,278.0

Liabilities and Shareholders’ Equity
Deposits	39,335.8	40,581.4	41,665.8
Financial liabilities designated at fair value through profit or loss	677.9	8,547.1	11,545.8
Borrowings	25,910.9	37,133.1	37,814.4
Bonds	57,221.3	111,837.2	120,731.3
Other liabilities	25,824.0	31,890.9	35,316.3

Total liabilities	148,969.9	229,989.7	247,073.6

Paid-in capital	9,261.9	15,000.0	15,180.4
Capital surplus	60.0	84.9	1,621.6
Capital adjustments	1.8	(165.7)	223.7
Accumulated other comprehensive income (loss)	416.5	213.8	687.1
Retained Earnings	7,032.9	7,592.1	8,080.7
Non-controlling interests	1,981.7	6,087.7	4,410.9

Total shareholders’ equity	18,754.8	28,812.8	30,204.4

Total liabilities and shareholders’ equity	167,724.7	258,802.5	277,278.0

Consolidated Income Statement Data

The following income statement data show our selected income statement items on a consolidated basis for the years ended December 31, 2013 (before the Merger) and December 31, 2014 (after the Merger), as well as selected income statement items of KoFC, which was our ultimate parent company before the Merger, on a consolidated basis for the year ended December 31, 2013 (before the Merger), and has been derived from our consolidated financial statements as of and for the years ended December 31, 2013 and 2014 and KoFC’s audited consolidated financial statements as of and for the year ended December 31, 2013.

	KDB Before Merger	KoFC Before Merger	KDB After Merger
	Year Ended December 31,
	2013	2013	2014
		(consolidated) (billions of Won)
Income Statement Data
Interest income	5,188.4	7,353.8	7,565.2
Interest expense	(3,099.7)	(5,375.2)	(5,186.0)
Net interest income	2,088.7	1,978.6	2,379.2
Non-interest income (loss), net	(974.8)	(209.6)	1,600.0
Provision for loan losses	1,618.0	1,888.4	1,996.8
Operating income (loss)	(1,897.6)	(2,179.7)	150.2
Non-operating income (expense)	(358.8)	(262.0)	772.7
Profit (loss) before income taxes	(2,256.4)	(2,441.8)	922.9
Income tax benefit (expense)	605.4	905.5	203.6
Net income	(1,651.0)	(1,536.2)	1,126.5

Separate Financial Statement Data

The following tables present selected separate financial information as of and for the years ended December 31, 2013 and 2014, which has been derived from our audited separate K-IFRS financial statements as of and for the years ended December 31, 2013 and 2014 included in this prospectus. You should read the following financial statement data together with the financial statements and notes included in this prospectus.

Our statements of financial position data included in the following table have been derived from our audited separate financial statements as of and for the years ended December 31, 2013 and 2014 included in this prospectus. Note 47 of the notes to our separate financial statements as of and for the years December 31, 2013 and 2014 included in this prospectus provides information regarding the Merger and the amounts of assets and liabilities acquired by us in connection with the Merger.

	As of December 31,
	2013	2014
	(billions of won)
Statements of Financial Position Data
Total Loans(1)	98,119.8	136,760.1
Total Borrowings(2)	117,550.8	178,851.7
Total Assets	143,607.5	217,833.2
Total Liabilities	127,261.4	192,420.6
Equity(3)	16,346.1	25,412.6

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include deposits, financial liabilities designated at fair value through profit or loss, borrowings and debt issued.

As of December 31, 2014, our total assets increased by 51.7% to ~~W~~217,833.2 billion from ~~W~~143,607.5 billion as of December 31, 2013, primarily due to an increase in investments in subsidiaries and associates to ~~W~~26,858.7 billion from ~~W~~4,971.7 billion, an increase in available-for-sale financial assets to ~~W~~38,160.0 billion from ~~W~~25,534.2 billion and an increase in loans to ~~W~~134,314.5 billion from ~~W~~96,308.4 billion, which were attributable principally to the acquisition of equity and debt securities and loans from KoFC and KDBFG in connection with the Merger.

As of December 31, 2014, our total liabilities increased by 51.2% to ~~W~~192,420.6 billion from ~~W~~127,261.4 billion as of December 31, 2013, primarily due to an increase in bonds to ~~W~~116,569.8 billion from ~~W~~55,924.9 billion and an increase in deferred tax liabilities to ~~W~~1,998.5 billion from ~~W~~0 billion, which were attributable principally to the acquisition of borrowings and deferred tax liabilities from KoFC and KDBFG in connection with the Merger.

As of December 31, 2014, our total shareholders’ equity increased by 55.5% to ~~W~~25,412.6 billion from ~~W~~16,346.1 billion as of December 31, 2013, primarily due to an increase in paid-in capital to ~~W~~15,180.4 billion from ~~W~~9,261.9 billion as a result of the Merger.

Our income statement data included in the following table have been derived from our audited separate financial statements as of and for the years ended December 31, 2013 and 2014 included in this prospectus. As the Merger was effective on December 31,2014, our income statement data for the years ended December 31, 2013 and 2014 were not affected by the Merger.

	Year Ended December 31,
	2013	2014
	(billions of Won)
Income Statement Data
Total Interest Income	4,766.6	4,750.4
Total Interest Expense	3,036.1	2,761.9
Net Interest Income	1,730.5	1,988.5
Operating Income (Loss)	(858.1)	424.7
Income before Income Tax	(1,963.3)	216.8
Income Tax Benefit (expense)	515.9	(33.3)
Net Income	(1,447.4)	183.5

2014

We had net income of ~~W~~183.5 billion in 2014 compared to net loss of ~~W~~1,447.4 billion in 2013, on a separate K-IFRS basis.

Principal factors for the net income of ~~W~~183.5 billion in 2014 compared to the net loss of ~~W~~1,447.4 billion in 2013 included:

•

a decrease in impairment losses on investments in subsidiaries and associates to ~~W~~211.1 billion in 2014 from ~~W~~1,095.4 billion in 2013; the ~~W~~211.1 billion of impairment losses on investment in subsidiaries and associates in 2014 reflected principally the impairment loss on investments in Troica PE, primarily due to a decrease in oil price, and the ~~W~~1,095.4 billion of impairment losses on investments in subsidiaries and associates in 2013 reflected principally the impairment loss on investments in Daewoo Engineering & Constructions Co., Ltd., which suffered losses in 2013 due in part to difficulties in the Korean construction industry;

•

net gain on foreign currency transactions of ~~W~~384.7 billion in 2014 compared to net loss of ~~W~~252.9 billion in 2013, primarily due to the appreciation of the Won against foreign currencies in the first half of 2014;

•

a decrease in provision for other allowances to ~~W~~45.3 billion in 2014 from ~~W~~461.9 billion in 2013, primarily due to a decrease in provision for payment guarantees, which in turn was due to an improvement in our guarantee quality;

•

an increase in reversals of provisions to ~~W~~314.6 billion in 2014 from ~~W~~11.2 billion in 2013, primarily due to an increase in reversals of provision for guarantee losses resulting from an improvement in our guarantee quality; and

•	an increase in net interest income to ~~W~~1,988.5 billion in 2014 from ~~W~~1,730.5 billion in 2013, primarily due to an increase in loans.

The above factors were partially offset by net loss on derivatives of ~~W~~319.6 billion in 2014 compared to net gain of ~~W~~251.3 billion in 2013, primarily due to valuation loss on derivative financial instruments.

2013

We had net loss of ~~W~~1,447.4 billion in 2013 compared to net income of ~~W~~946.9 billion in 2012, on a separate K-IFRS basis.

Principal factors for the net loss of ~~W~~1,447.4 billion in 2013 compared to the net income of ~~W~~946.9 billion in 2012 included:

•	an increase in provision for loan losses to ~~W~~1,611.5 billion in 2013 from ~~W~~455.4 billion in 2012, primarily due to an increase in non-performing loans;

•

an increase in impairment losses on investments in subsidiaries and associates to ~~W~~1,095.4 billion in 2013 from ~~W~~135.3 billion in 2012; the ~~W~~1,095.4 billion of impairment losses on investments in subsidiaries and associates in 2013 reflected principally the impairment loss on investments in Daewoo Engineering & Constructions Co., Ltd., which suffered losses in 2013 due in part to difficulties in the Korean construction industry, and the ~~W~~135.3 billion of impairment losses on investments in subsidiaries and associates in 2012 reflected principally the impairment loss on investments in our subsidiaries providing banking and financial services;

•

net loss on available-for-sale financial assets of ~~W~~200.9 billion in 2013 compared to net gain of ~~W~~130.8 billion in 2012, primarily due to impairment losses on investments in equity securities of companies under restructuring procedures (including STX Pan Ocean Co., Ltd.) in 2013 due in part to the prolonged slowdown in the global shipping and shipbuilding industries;

•	a decrease in net gain on derivatives to ~~W~~251.3 billion in 2013 from ~~W~~385.4 billion in 2012, primarily due to a decrease in valuation gain on derivative financial instruments; and

•	a decrease in net fees and commission income to ~~W~~453.7 billion in 2013 from ~~W~~573.7 billion in 2012, primarily due to a decrease in fees from financial advisory, syndication and underwriting.

The above factors were partially offset by net gain on financial instruments designated at fair value through profit or loss of ~~W~~45.6 billion in 2013 compared to net loss of ~~W~~64.1 billion in 2012, primarily due to an increase in valuation gains from financial liabilities designated at fair value through profit or loss.

Provisions for Possible Loan Losses and Loans in Arrears

We establish provisions for possible losses from problem loans, including guarantees and other extensions of credit, based on the length of the delinquent periods and the nature of the loans, including guarantees and other extensions of credit. As of December 31, 2014, we established provisions of ~~W~~2,398.7 billion for possible loan losses, 35.3% higher than the provisions as of December 31, 2013 of ~~W~~1,773.2 billion, primarily due to an increase in loans resulting from the Merger. The provisions for possible loan losses under Korean IFRS are recorded for those loans for which objective evidence of impairment exists as a result of one or more events that occurred after initial recognition and, if our provision for possible loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which will be deducted from retained earnings. See Note 22(6) of the notes to our separate financial statements included in this prospectus.

Certain of our customers have restructured loans with their creditor banks. As of December 31, 2014, we have provided loans of ~~W~~2,511.8 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of ~~W~~1,425.1 billion following debt-equity swaps. As of December 31, 2014, we had established provisions of ~~W~~821.3 billion for possible loan losses. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

The following table provides information on our loan loss provisions.

		As of December 31, 2013(1)				As of December 31, 2014(1)
		Loan Amount		Loan Loss Provisions		Loan Amount		Loan Loss Provisions
		(billions of won)
Loan Classification	Normal(2)	~~W~~	91,696.7	~~W~~	208.0	~~W~~	128,501.3	~~W~~	292.0
	Precautionary		3,546.8		509.4		5,422.6		788.2
	Substandard		2,126.5		609.3		1,731.1		499.9
	Doubtful		305.1		205.9		369.5		304.0
	Expected Loss		444.7		240.7		735.6		514.6

	Total	~~W~~	98,119.8	~~W~~	1,773.2	~~W~~	136,760.1	~~W~~	2,398.7

(1)	These figures include loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.
(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss provisions for all loans including loans guaranteed by the Government.

As of December 31, 2014, our non-performing loans totaled ~~W~~2,836.2 billion, representing 2.1% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On December 31, 2014, our legal reserve was ~~W~~5,400.5 billion, representing 3.9% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including STX Offshore & Shipbuilding, Dongbu Steel, Daehan Shipbuildng Co., Ltd., STX Heavy Industries and STX Engine. As of December 31, 2014, our credit extended to these companies totaled ~~W~~7,063.6 billion, accounting for 3.2% of our total assets as of such date.

As of December 31, 2014, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to STX Offshore & Shipbuilding increased to ~~W~~3,898.8 billion from ~~W~~2,554.5 billion as of December 31, 2013, primarily due to the Merger and extension of new loans. As of December 31, 2014, our exposure to Dongbu Steel was ~~W~~1,551.9 billion, an increase from ~~W~~922.5 billion as of December 31, 2013, primarily due to the extension of new loans. As of December 31, 2014, our exposure to Daehan Shipbuilding increased to ~~W~~592.1 billion from ~~W~~198.1 billion as of December 31, 2013, primarily due to an increase in revolving loans. As of December 31, 2014, our exposure to STX Heavy Industries increased to ~~W~~550.1 billion from ~~W~~445.9 billion as of December 31, 2013, primarily due to the Merger. As of December 31, 2014, our exposure to STX Engine increased to ~~W~~470.7 billion from ~~W~~293.7 billion as of December 31, 2013, primarily due to the Merger.

As of December 31, 2014, we established provisions of ~~W~~389.9 billion for our exposure to STX Offshore & Shipdbuiling, ~~W~~305.1 billion for Dongbu Steel, ~~W~~29.3 billion for Daehan Shipbuidling, ~~W~~33.1 billion for STX Heavy Industries and ~~W~~57.6 billion for STX Engine.

Companies in the STX Group, a large Korean conglomerate primarily engaged in shipbuilding and trading, have faced financial difficulties for the past several years due to prolonged slowdowns in the Korean construction and shipbuilding industries. STX Construction and STX Pan Ocean have been in court receivership since April and June 2013, respectively, and the remaining troubled companies (including STX Corporation, STX Engine and STX Heavy Industries) are in voluntary out-of-court debt restructuring programs with their creditors. Kang Duk-soo, former chairman of the STX Group, was indicted in May 2014 for accounting fraud, business malpractice and embezzlement. Companies in the Dongbu Group, a large Korean conglomerate providing industrial, chemical, shipping, insurance and financial products and services, have also been facing financial difficulties for the past several years due to the prolonged slowdown in the Korean construction industry and in the Korean economy in general. Certain troubled companies in the Dongbu Group are in voluntary out-of-court debt restructuring programs with their creditors, and recently, Dongbu Steel entered into a voluntary workout agreement with its creditors. We are the main creditor bank of STX Group and Dongbu Group.

In the event that the financial condition of these companies or other large corporations to which we extended credits deteriorate in the future, we may be required to record additional provisions for credit losses, as well as charge-offs and valuation or impairment losses or losses on disposal, which may have a material adverse effect on our financial condition and results of operations.

On July 14, 2014, according to press reports, the Financial Supervisory Service had decided to launch a special audit into KDB, as the lead creditor bank of the troubled STX Group and Dongbu Group, for alleged mismanagement and loose oversight of the two conglomerates, which allegedly contributed to further losses. Although we believe we have extended loans to both Groups in compliance with relevant guidelines and procedures, we cannot predict the outcome of such special audit. In addition, further investigations may be launched by governmental authorities with respect to the alleged legal violations by us and our employees and any adverse determination, decision or resolution in such matter could encourage other parties to bring related claims and actions against us. While our management is not able to estimate the possible penalties and losses that may result from this special audit at this time, an adverse determination by the Financial Supervisory Service or other governmental authorities in this special audit may result in regulatory sanctions and significant financial liability as well as reputational harm to us.

In 2014, we did not sell any non-performing loans to the Korea Asset Management Corporation, or KAMCO.

Operations

Loan Operations

We mainly provide equipment capital loans, project loans and working capital loans to private Korean enterprises that undertake major industrial projects either directly or indirectly through on-lending. The loans generally cover over 50%, and in some cases as much as 100%, of the total project cost. Equipment capital loans include loans to major industries for development of high technology and for acquisition, improvement or repair of machinery and equipment. We disburse loan proceeds in installments to ensure that the borrower uses the loan for its intended purpose.

Before approving a loan, we consider:

•	the economic benefits of the project to the Republic;

•	the extent to which the project serves priorities established by the Government’s industrial policy;

•	the project’s operational feasibility;

•	the loan’s and the project’s profitability; and

•	the quality of the borrower’s management.

We charge, on average, interest of 1.8% over our prime rate, although we provide a discount between 0.2% and 0.7% to small- and medium-sized companies. We adjust the prime rate monthly. The spread depends on the purpose of the loan, maturity date and the borrower’s credit ratings. Certain loans bear interest at below market rates. Equipment capital loans generally have original maturities of three to five years, although we occasionally make equipment capital loans with longer maturities. Working capital loans usually mature within two years.

The Business Planning Department functions as our centralized policy-making and planning division with respect to our lending activities. The Business Planning Department formulates and revises our internal regulations on loan programs as well as setting basic lending guidelines.

We have multiple levels of loan approval authority, depending on the loan amount and other factors such as the availability of collateral or guarantee, debt repayment ability and business prospects. The Credit Review Committee, Division Credit Review Committee, Division Credit Review Sub-Committee, General Manager each has authority to approve loans up to a specified amount. The amount differs depending on the type of loan and certain other factors, for example, whether a loan is collateralized or guaranteed.

Our overall risk management policy is set by the Risk Management Committee. For detailed information regarding our risk management policy and procedures, see “—Financial Statements and Auditors—Notes to Separate Financial Statements of December 31, 2014 and 2013—Note 48.”

The following table sets out, by currency and category of loan, our total outstanding loans:

Loans(1)

	December 31,
	2013		2014
	(billions of won)
Equipment Capital Loans:
Domestic Currency	~~W~~	33,839.6	~~W~~	51,574.4
Foreign Currency(2)		6,467.8		9,134.4

		40,307.4		60,708.8
Working Capital Loans:
Domestic Currency(3)		29,761.2		45,268.0
Foreign Currency(2)		5,425.0		6,184.7

		35,186.2		51,452.7
Other Loans(4)		22,626.2		24,598.6

Total Loans	~~W~~	98,119.8	~~W~~	136,760.1

(1)	Includes loans extended to affiliates.
(2)	Includes loans disbursed and repayable in Won, the amounts of which are based upon an equivalent amount of foreign currency. This type of loan totaled ~~W~~6,751.2 billion as of December 31, 2013 and ~~W~~10,323.1 billion as of December 31, 2014. See “—Operations—Loan Operations—Loans by Categories—Local Currency Loans Denominated in Foreign Currencies.”
(3)	Includes loans on households.
(4)	Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of December 31, 2014, we had ~~W~~136,760.1 billion in outstanding loans, which represents a 39.4% increase from ~~W~~98,119.8 billion of outstanding loans as of December 31, 2013 principally as a result of the Merger.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	December 31,				As % of December 31, 2014 Total
	2013		2014
	(billions of won, except percentages)
Loans with Remaining Maturities of One Year or Less	~~W~~	34,820.8	~~W~~	39,925.4	35.6%
Loans with Remaining Maturities of More Than One Year		40,672.8		72,236.1	64.4%

Total	~~W~~	75,493.6	~~W~~	112,161.5	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	December 31,				As % of December 31, 2014 Total
	2013		2014
	(billions of won, except percentages)
Manufacturing	~~W~~	42,969.6	~~W~~	53,630.1	47.8%
Banking and Insurance		7,253.6		24,307.6	21.7
Transportation and Communication		5,768.5		7,266.4	6.5
Public Administration		30.6		730.2	0.7
Electric, Gas and Water Supply Industry		2,293.0		3,052.2	2.7
Others(2)		17,178.3		23,175.0	20.6

Total	~~W~~	75,493.6	~~W~~	112,161.5	100.0%

Percentage increase from previous period		9.7%		48.6%

(1)	Includes loans extended to affiliates.
(2)	Includes wholesale and retail trade, real estate and leasing, and construction.

The manufacturing sector accounted for 47.8% of our outstanding equipment capital and working capital loans as of December 31, 2014. As of December 31, 2014, loans to the transportation equipment manufacturing businesses and chemical product manufacturing businesses accounted for 15.8% and 15.1%, respectively, of our outstanding equipment capital and working capital loans to the manufacturing sector.

Industrial Bank of Korea was our single largest borrower as of December 31, 2014, accounting for 4.0% of our outstanding equipment capital and working capital loans. As of December 31, 2014, our five largest borrowers and 20 largest borrowers accounted for 10.9% and 24.1%, respectively, of our outstanding equipment capital and working capital loans.

The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of December 31, 2014 by industry sector:

20 Largest Borrowers by Industry Sector

As % of December 31, 2014 Total Outstanding Equipment Capital and Working Capital Loans
Manufacturing	51.6%
Banking and Insurance	18.4
Transportation and Communication	12.4
Public Administration	3.0
Others(1)	14.6

Total	100.0%

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

The following table categorizes the new loans made by us by industry sector:

New Loans by Industry Sector

	Year Ended December 31,				As % of Year Ended December 31, 2014 Total
	2013		2014
	(billions of won, except percentages)
Manufacturing	~~W~~	22,082.3	~~W~~	27,464.7	61.0%
Banking and Insurance		2,594.2		3,283.3	7.3
Transportation and Communication		2,386.7		2,586.7	5.8
Electric, Gas and Water Supply Industry		524.4		776.9	1.7
Others(1)		9,488.7		10,926.0	24.2

Total	~~W~~	37,076.3	~~W~~	45,037.6	100.0%

Percentage increase (decrease) from previous period		12.2%		21.5%

(1)	Includes wholesale and retail trade, real estate and leasing, and construction.

Loans by Categories

In addition to dividing our loans into equipment capital and working capital loans, we classify loans into several groupings, the most important being:

•	industrial fund loans;

•	foreign currency loans;

•	local currency loans denominated in foreign currencies;

•	offshore loans in foreign countries; and

•	government fund loans.

The following table sets out equipment capital and working capital loans by categories as of December 31, 2014:

	Equipment Capital Loans(1)			Working Capital Loans(1)
	December 31, 2014%			December 31, 2014%
	(billions of won, except percentages)
Industrial fund loans	~~W~~	42,186.2	69.5%	~~W~~	33,298.1	64.7%
Foreign currency loans		6,692.0	11.0		1,225.5	2.4
Local currency loans denominated in foreign currencies		340.5	0.6		1,440.7	2.8
Offshore loans in foreign currencies		1,055.9	1.7		1,225.5	2.4
Government fund loans		493.7	0.8		—	—
Overdraft		—	—		509.3	1.0
Others(1)		9,940.5	16.4		13,753.6	26.7

Total	~~W~~	60,708.8	100.0%	~~W~~	51,452.7	100.0%

(1)	Includes loans on households and loans extended to affiliates.

Industrial Fund Loans. Industrial fund loans are equipment capital and working capital loans denominated in Won to borrowers in major industries to finance equipment and facilities.

We currently make equipment capital industrial fund loans at floating or fixed rates for terms of up to 10 years and for up to 100% of the equipment cost being financed. We make working capital industrial fund loans at floating or fixed rates and in amounts constituting up to 40% of the borrower’s estimated annual sales.

Foreign Currency Loans. We extend loans denominated in U.S. dollars, Japanese yen or other foreign currencies principally to finance the purchase of industrial equipment from abroad or the implementation of overseas industrial development projects by Korean companies. We make these loans at floating interest rates with original maturities, in the case of equipment capital foreign currency loans, of up to 10 years and, in the case of working capital foreign currency loans, of up to three years.

Local Currency Loans Denominated in Foreign Currencies. We make local currency loans denominated in foreign currencies for the same purposes, and to the same borrowers, as foreign currency loans. Although we denominate the loans in foreign currency, the borrower receives and repays the loans in Won based on foreign exchange rates at the time of receipt and repayment. We currently make loans of this type at floating interest rates, with original maturities, in the case of equipment capital loans, of up to 10 years and, in the case of working capital loans, of up to three years.

Offshore Loans in Foreign Currencies. We extend offshore loans in foreign currencies to finance:

•	the purchase of industrial equipment and the implementation of overseas industrial projects by overseas subsidiaries and branches of Korean companies; and

•	the overseas industrial development projects of foreign government entities, international organizations and foreign companies.

We make these loans at floating interest rates with original maturities, in the form of equipment capital foreign currency loans, of up to 10 years and, working capital foreign currency loans, of up to three years.

Government Fund Loans. We make government fund loans primarily to finance:

•	water supply and drainage facilities;

•	the Seoul subway system;

•	freight terminal facilities;

•	hospitals; and

•	other facilities.

Government fund loans that are equipment capital loans require approval by the appropriate Government ministry. We currently make government fund loans in Won at floating interest rates with original maturities of 10 to 20 years.

Other Loans. We also make special purpose fund loans for particular industries or projects using funds lent to us by the Government and foreign financial institutions. The Government funds that finance these loans include, among others:

•	the Tourism Promotion Fund (hotel and resort projects);

•	the Rational Use of Energy Fund (energy conservation projects and collective energy supply projects); and

•	the Small- and Medium-sized Enterprises Promotion Fund (small- and medium-sized enterprises).

For further information relating to such loans, see “—Sources of Funds.”

Guarantee Operations

We extend guarantees to our clients to facilitate their other borrowings and to finance major industrial projects. We guarantee Won-denominated corporate debentures, local currency loans, and other Won liabilities and foreign currency loans from domestic and overseas Korean financial institutions and from foreign institutions. The KDB Act and our Articles of Incorporation limit the aggregate amount of our industrial finance bond obligations and guarantee obligations. See “—Sources of Funds.”

We generally obtain collateral valued in excess of the original guarantee. We appraise the value of our collateral at least once a year. Depending on the borrower, the collateral may be industrial plants, real estate and/or marketable securities.

The following table shows our outstanding guarantees:

Guarantees Outstanding

	As of December 31,
	2013		2014
	(billions of won)
Acceptances	~~W~~	766.1	~~W~~	761.6
Guarantees on local borrowing		821.3		1,573.9
Guarantees on foreign borrowing		5,949.6		5,902.9
Letter of guarantee for importers		42.4		48.3

Total	~~W~~	7,579.4	~~W~~	8,286.7

On November 13, 2002, we entered into a guarantee agreement with KEPCO with respect to certain of KEPCO’s debt securities in connection with KEPCO’s restructuring and privatization. Pursuant to the guarantee agreement, we issued in February 2003 our guarantee to holders of KEPCO’s Yankee and Global debt securities with final maturities ranging from 2003 to 2096 (although our guarantee obligations only run through 2016) in an aggregate principal amount of approximately ~~W~~3.3 trillion, based on exchange rates prevailing on the guarantee issuance date, February 25, 2003. As of December 31, 2014, the aggregate outstanding principal amount of KEPCO’s debt securities that are covered by our guarantees was ~~W~~198.7 billion. The guarantees described above constitute full, irrevocable and unconditional guarantees, on an unsecured and unsubordinated basis, in respect of the principal, interest and other payments due with respect to those debt obligations. KEPCO paid and will continue to pay us an annual guarantee fee of 0.05% of (i) the aggregate outstanding principal amount of all issues of debt securities that will be covered by the benefit of our guarantee and (ii) the sum of all interest payments due on such debt securities from the date of calculation until the earlier of their maturity or their stated redemption date.

We currently own approximately 32.9% of the outstanding shares of common stock of KEPCO, and the Government, which directly owns all of our paid-in capital, owns an additional 18.2% of such shares of KEPCO.

Investments

We invest in a range of Korean private and Government-owned enterprises but we will not take a controlling interest in a company unless the acquisition is necessary for the corporate restructuring of the company. Although generally a long-term investor, we sell investments from time to time. In recent years, sales resulted principally from the Government’s privatization program, and we expect to continue such sales in the future. The Government plans to sell its direct or indirect interest in certain private sector companies acquired during previous restructuring programs, including Daewoo Shipbuilding & Marine Engineering Co. Ltd., depending on market conditions. In accordance with such plan, we expect to sell our equity holdings in certain private sector companies if favorable opportunities for sale arise. Our equity investments increased to ~~W~~32,737.2 billion as of December 31, 2014 from ~~W~~7,241.2 billion as of December 31, 2013, principally due to the Merger.

The KDB Act and our Articles of Incorporation provide that the cost basis of our total equity investments may not exceed twice the sum of our paid-in capital and our reserve from profit. In addition, pursuant to the KDB Decree, we may not acquire equity securities of a single company in excess of 15% of its entire voting shares. The 15% limit, however, does not apply to certain investments, including those in Government-controlled companies financed by capital contributions from the Government. As of December 31, 2014, the cost basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation totaled ~~W~~32,737.2 billion, equal to 79.5% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “—Financial Statements and the Auditors.”

The following table sets out our equity investments by industry sector on a book value basis as of December 31, 2014:

Equity Investments

	Book Value as of December 31, 2014
	(billions of won)
Electric, Gas and Water Supply Industry	~~W~~	13,390.7
Construction		1,117.0
Banking and Insurance		8,484.1
Real Estate Business		2,605.2
Manufacturing		1,373.4
Transportation and Communication		1,772.2
Others		3,994.6

Total	~~W~~	32,737.2

As of December 31, 2014, we held total equity investments, on a book value basis, of ~~W~~743.3 billion in one of our five largest borrowers and ~~W~~1,797.3 billion in five of our 20 largest borrowers. We have not established a policy addressing loans to enterprises in which we hold equity interests or equity interests in enterprises to which we have extended loans.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of December 31, 2014, the aggregate value of our equity investments accounted for approximately 105% of their aggregate cost basis.

As part of our investment activities, we underwrite straight and convertible bond issuances in Won for domestic corporations. We also invest in municipal bonds, extending funds to municipalities at subsidized interest rates, mostly to finance water supply and drainage infrastructure projects.

Other Activities

We engage in a range of industrial development activities in addition to providing loans and guarantees, including:

•	conducting economic and industrial research;

•	performing engineering surveys;

•	providing business analyses and managerial assistance; and

•	offering trust services.

As of December 31, 2014, we held in trust cash and other assets totaling ~~W~~30,827.3 billion, and we generated in 2014 trust fee income equaling ~~W~~175.8 billion. As of December 31, 2013, we held in trust cash and other assets totaling ~~W~~30,723.9 billion, and we generated in 2013 trust fee income equaling ~~W~~249.4 billion. Pursuant to Korean law, we segregate trust assets from our other assets; trust assets are not available to satisfy claims of our depositors or other creditors. Accordingly, we account for our trust accounts separately from our banking accounts. However, if our trust operations fail to preserve the principal of our clients’ trust assets, we are responsible for covering the deficit either from previously established provisions in our trust accounts or by a transfer from our banking accounts. In 2013 and 2014, we did not transfer any funds from our banking accounts to cover deficits in our trust accounts. Surplus funds generated by the trust assets may be deposited into the clients’ accounts and earn interest. We reflect trust fees earned by us on our trust account management services as other operating revenues in the income statement of the banking accounts.

Sources of Funds

In addition to our capital and reserves, we obtain funds primarily from:

•	borrowings from the Government;

•	issuances of bonds in the domestic and international capital markets;

•	borrowings from international financial institutions or foreign banks; and

•	deposits.

All of our borrowings are unsecured.

Borrowings from the Government

We borrow from the Government’s general purpose funds and its special purpose funds. General purpose loans generally are in Won and have fixed interest rates and maturities ranging from five to 20 years. We incur special purpose loans, principally from the Tourism Promotion Fund, the Rational Use of Energy Fund and the

Small- and Medium-sized Enterprises Promotion Fund, in connection with specific projects we finance. The Government links the interest rate and maturity of each special purpose borrowing to the terms of the financing we provide for the specific project.

The following table sets out our Government borrowings as of December 31, 2014:

Type of Funds Borrowed	As of December 31, 2014
	(billions of won)
General Purpose	~~W~~	495.6
Special Purpose		6,959.2

Total	~~W~~	7,454.8

Domestic and International Capital Markets

We issue industrial finance bonds both in Korea and abroad, some of which the Government directly guarantees. We generally issue domestic bonds at fixed interest rates with original maturities of one to ten years.

The following table sets out the outstanding balance of our industrial finance bonds as of December 31, 2014:

Outstanding Balance	As of December 31, 2014
	(billions of won)
Denominated in Won	~~W~~	92,616.9
Denominated in Other Currencies		26,086.4

Total	~~W~~	118,703.3

The KDB Act provides that the aggregate outstanding principal amount of our industrial finance bonds, other than those directly guaranteed or purchased by the Government, plus the aggregate outstanding amount of our on-balance sheet and off-balance sheet guarantee obligations, other than those excepted by statute, may not exceed 30 times the sum of our paid-in capital and our reserve from profit. As of December 31, 2014, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of December 31, 2014) was ~~W~~129,955.2 billion, equal to 21.0% of our authorized amount under the KDB Act, which was ~~W~~617,427.5 billion.

In 2014, we have issued ~~W~~40.7 trillion in Won denominated industrial finance bonds and ~~W~~6.7 trillion in industrial finance bonds denominated in other currencies. In 2015, we are targeting to issue approximately ~~W~~39.8 trillion in Won denominated industrial finance bonds and approximately ~~W~~6.6 trillion in industrial finance bonds denominated in other currencies, subject to change depending on our funding needs and market conditions.

Foreign Currency Borrowings

We borrow money from institutions, principally syndicates of commercial banks, outside the Republic in foreign currencies. We frequently enter into related interest rate and currency swap transactions. The loans generally have original maturities of one to five years. As of December 31, 2014, the outstanding amount of our foreign currency borrowings was US$11.0 billion.

Our long term and short term foreign currency borrowings decreased to ~~W~~12,139.6 billion as of December 31, 2014 from ~~W~~12,938.4 billion as of December 31, 2013.

Deposits

We take demand deposits and time and savings deposits from the general public. Time and savings deposits generally have maturities shorter than three years and bear interest at fixed rates. As of December 31, 2014, demand deposits held by us totaled ~~W~~1,041.9 billion and time and savings deposits held by us totaled ~~W~~33,477.0 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of December 31, 2014:

Debt Principal Repayment Schedule(1)

	Maturing on or before December 31,
Currency(2)(3)	2015		2016		2017		2018		Thereafter
	(billions of won)
Won	~~W~~	31,418.2	~~W~~	19,487.3	~~W~~	18,111.0	~~W~~	4,762.8	~~W~~	25,398.8
Foreign		15,938.3		6,354.7		5,680.8		3,820.2		6,720.4

Total Won Equivalent	~~W~~	47,356.5	~~W~~	25,842.0	~~W~~	23,791.8	~~W~~	8,583.0	~~W~~	32,119.2

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on December 31, 2014, as announced by the Seoul Money Brokerage Services Ltd.
(3)	We categorize debt with respect to which we have entered into currency swap agreements by our repayment currency under such agreements.

The following table summarizes, as of December 31 of the years indicated, our outstanding direct internal debt:

Direct Internal Debt

	(billions of Won)
2010	~~W~~	36,802.2
2011		39,185.4
2012		37,515.4
2013		46,237.4
2014		99,441.9

The following table summarizes, as of December 31 of the years indicated, our outstanding direct external debt:

Direct External Debt

	(billions of Won)
2010	~~W~~	26,476.2
2011		31,107.9
2012		29,780.4
2013		31,080.3
2014		37,260.0

The following table sets out, by currency and the equivalent amount in U.S. Dollars, our outstanding external bonds as of December 31, 2014:

External Bonds

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$	15,144.0	US$	15,144.0
Japanese yen (¥)		¥189,600.0		1,778.6
Euro (EUR)	EUR	1,298.0		1,697.5
Singapore dollar (SGD)	SGD	66.0		52.5
Hong Kong dollar (HKD)	HKD	4,703.0		605.2
Chinese offshore renminbi (CNH)	CNH	1,960.0		310.7
Swiss franc (CHF)	CHF	1,100.0		1,202.9
Brazilian real (BRL)	BRL	598.5		305.8
Australian dollar (AUD)	AUD	1,572.5		1,545.6
Great Britain Sterling (GBP)	GBP	250.0		393.4
Malaysian Ringgit (MYR)	MYR	500.0		163.5
Turkish Lira (TRY)	TRY	323.9		175.7
New Zealand dollar (NZD)	NZD	200.0		162.4
Mexican Peso (MXN)	MXN	144.0		10.8
Norwegian Krone (NOK)	NOK	300.0		50.0
South African Rand (ZAR)	ZAR	822.0		80.1

Total			US$	23,678.7

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the exchange rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2014.

For further information on our outstanding indebtedness, see “—Tables and Supplementary Information.”

Debt Record

We have never defaulted in the payment of principal or interest on any of our obligations.

Overseas Operations

We operate overseas subsidiaries in Hong Kong, Dublin, Budapest, Sao Paulo and Tashkent. The subsidiaries engage in a variety of banking and merchant banking services, including:

•	managing and underwriting new securities issues;

•	syndicating medium and long-term loans;

•	trading securities;

•	trading in the money market; and

•	providing investment management and advisory services.

We currently maintain eight branches in Tokyo, Shanghai, Singapore, New York, London, Beijing, Guangzhou and Shenyang and seven overseas representative offices in Frankfurt, Ho Chi Minh City, Abu Dhabi, Yangon, Moscow, Manila and Bangkok.

Property

Our head office is located at 14 Eunhaeng-ro Yeongdeungpo-gu, Seoul, Korea, a 35,996 square meter building completed in July 2001 and owned by us. In addition to the head office, we maintain 82 branches in major cities throughout the Republic, including 29 in Seoul. We generally lease our domestic and overseas offices under long-term leases.

Directors and Management; Employees

Our Board of Directors has ultimate responsibility for management of our affairs. Under the KDB Act and our Articles of Incorporation, our Board of Directors is to consist of not more than eight directors, including our Chief Executive Officer and Chairman of the Board of Directors. Under the KDB Act, the President of the Republic appoints our Chief Executive Officer and Chairman of the Board of Directors upon the recommendation of the Chairman of the Financial Services Commission. The Financial Services Commission appoints all of our Directors upon the recommendation of our Chief Executive Officer. Under our Articles of Incorporation, our executive directors serve for three-year terms and they may be re-appointed, and our independent non-executive directors serve for two-year terms and they may be re-appointed; provided, however, that our independent non-executive directors shall not serve more than one year for each reappointment and shall not serve more than five years consecutively. Currently, the members of our Board of Directors are:

Position	Name	Expiration of Term
Chief Executive Officer and Chairman of the Board of Directors:	Kyttack Hong	April 8, 2016

Chief Operating Officer and Vice Chairman of the Board of Directors	Heui Kyoung Ryu	February 2, 2017

Executive Directors	Hyung Chul Shin	April 10, 2017
	Dai Hyun Lee	December 30, 2017

Independent Non-executive Directors	Sang Heon Kim	April 26, 2016
	Cheol-Joon Kang	April 26, 2016
	Hi-Taek Shin	August 1, 2015
	Hay-Young Chung	February 12, 2016
	Jae Woon Koo	October 30, 2015

As of December 31, 2014, we employed 3,302 persons with 1,900 located in our Seoul head office.

Tables and Supplementary Information

A. External Debt of KDB

(1) External Bonds of KDB

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2014
USD	50,000,000	3M USD Libor + 4.3	May 13, 2009	May 13, 2016	50,000,000
USD	550,000,000	4.375	February 10, 2010	August 10, 2015	550,000,000
USD	200,000,000	4.375	February 10, 2010	August 10, 2015	200,000,000
USD	450,000,000	3.250	September 9, 2010	March 9, 2016	450,000,000
USD	250,000,000	3.250	September 9, 2010	March 9, 2016	250,000,000
USD	200,000,000	3.250	September 9, 2010	March 9, 2016	200,000,000
USD	750,000,000	4.000	March 9, 2011	September 9, 2016	750,000,000
USD	700,000,000	3.875	November 4, 2011	May 4, 2017	700,000,000
USD	300,000,000	3.875	November 4, 2011	May 4, 2017	300,000,000
USD	150,000,000	3.50	February 22, 2012	August 22, 2017	150,000,000
USD	100,000,000	3.50	February 22, 2012	August 22, 2017	100,000,000
USD	500,000,000	3.50	February 22, 2012	August 22, 2017	500,000,000
USD	15,000,000	3M USD Libor + 1.45	June 15, 2012	June 15, 2015	15,000,000
USD	500,000,000	3.50	July 5, 2012	August 22, 2017	500,000,000
USD	300,000,000	3.00	September 14, 2012	September 14, 2022	300,000,000
USD	350,000,000	3.00	September 14, 2012	September 14, 2022	350,000,000
USD	100,000,000	3.00	September 14, 2012	September 14, 2022	100,000,000
USD	20,000,000	3M USD Libor + 0.95	September 27, 2012	September 29, 2015	20,000,000
USD	30,000,000	3M USD Libor + 0.87	October 19, 2012	October 19, 2015	30,000,000
USD	200,000,000	1.00	January 22, 2013	January 22, 2016	200,000,000
USD	300,000,000	1.00	January 22, 2013	January 22, 2016	300,000,000
USD	500,000,000	1.50	January 22, 2013	January 22, 2018	500,000,000
USD	30,000,000	3M USD Libor + 0.60	March 21, 2013	March 21, 2016	30,000,000
USD	30,000,000	3M USD Libor + 1.00	June 10, 2013	June 10, 2018	30,000,000
USD	150,000,000	0.90	August 20, 2013	February 20, 2015	150,000,000
USD	23,500,000	1.17	August 20, 2013	August 20, 2015	23,500,000
USD	76,500,000	3M USD Libor + 0.70	August 20, 2013	August 20, 2015	76,500,000
USD	250,000,000	4.00	August 27, 2013	September 9, 2016	250,000,000
USD	300,000,000	3.00	September 17, 2013	March 17, 2019	300,000,000
USD	450,000,000	3.00	September 17, 2013	March 17, 2019	450,000,000
USD	35,000,000	1.24	October 2, 2013	October 2, 2015	35,000,000
USD	25,000,000	1.10	October 7, 2013	October 2, 2015	25,000,000
USD	40,000,000	3.81	October 30, 2013	October 30, 2023	40,000,000
USD	30,000,000	4.00	November 1, 2013	November 1, 2023	30,000,000
USD	50,000,000	3.74	November 5, 2013	November 5, 2023	50,000,000
USD	50,000,000	3.70	November 6, 2013	November 6, 2023	50,000,000
USD	100,000,000	3M USD Libor + 0.85	November 8, 2013	November 8, 2016	100,000,000
USD	30,000,000	3.79	November 13, 2013	November 13, 2023	30,000,000
USD	50,000,000	3.8	November 13, 2013	November 13, 2023	50,000,000
USD	50,000,000	3.75	November 15, 2013	November 15, 2023	50,000,000
USD	20,000,000	3.66	November 26, 2013	November 26, 2023	20,000,000
USD	60,000,000	3.68	November 26, 2013	November 26, 2023	60,000,000
USD	100,000,000	3M USD Libor + 0.45	December 11, 2013	June 11, 2015	100,000,000
USD	50,000,000	3.8	December 12, 2013	December 12, 2023	50,000,000
USD	20,000,000	3.8	December 18, 2013	December 18, 2023	20,000,000
USD	20,000,000	3.81	December 18, 2013	December 18, 2023	20,000,000
USD	150,000,000	3M USD Libor + 0.625	January 22, 2014	January 22, 2017	150,000,000
USD	600,000,000	3M USD Libor + 0.625	January 22, 2014	January 22, 2017	600,000,000
USD	750,000,000	3.75	January 22, 2014	January 22, 2024	750,000,000
USD	20,000,000	0.545	January 17, 2014	January 20, 2015	20,000,000
USD	30,000,000	0.545	January 17, 2014	January 20, 2015	30,000,000
USD	50,000,000	0.545	January 17, 2014	January 20, 2015	50,000,000
USD	50,000,000	3M USD Libor + 0.25	March 14, 2014	March 15, 2015	50,000,000
USD	20,000,000	1.39	March 17, 2014	March 17, 2017	20,000,000
USD	50,000,000	3M USD Libor + 0.28	April 1, 2014	April 2, 2015	50,000,000
USD	100,000,000	0.55	April 1, 2014	April 2, 2015	100,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2014
USD	50,000,000	3M USD Libor + 0.28	April 25, 2014	April 27, 2015		50,000,000
USD	30,000,000	3.605	April 29, 2014	April 29, 2024		30,000,000
USD	50,000,000	3.62	April 29, 2014	April 29, 2024		50,000,000
USD	20,000,000	3.615	April 30, 2014	April 30, 2024		20,000,000
USD	15,000,000	1.22	May 9, 2014	November 9, 2016		15,000,000
USD	50,000,000	1.22	May 9, 2014	November 9, 2016		50,000,000
USD	200,000,000	0.5125	May 7, 2014	May 8, 2015		200,000,000
USD	350,000,000	2.5	September 11, 2014	March 11, 2020		350,000,000
USD	400,000,000	2.5	September 11, 2014	March 11, 2020		400,000,000
USD	80,000,000	3M USD Libor + 0.2	September 30, 2014	October 1, 2015		80,000,000
USD	50,000,000	3.25	November 14, 2014	November 14, 2024		50,000,000
USD	20,000,000	3M USD Libor + 0.25	December 15, 2014	December 16, 2015		20,000,000
USD	200,000,000	0.0325	September 20, 2010	September 20, 2016		200,000,000
USD	550,000,000	0.0325	September 20, 2010	September 20, 2016		550,000,000
USD	750,000,000	0.04625	November 16, 2011	November 16, 2021		750,000,000
USD	200,000,000	0.0225	August 7, 2012	August 7, 2017		200,000,000
USD	300,000,000	0.0225	August 7, 2012	August 7, 2017		300,000,000
USD	300,000,000	0.0225	September 24, 2012	August 7, 2017		300,000,000
USD	200,000,000	0.02875	August 22, 2013	August 22, 2018		200,000,000
USD	300,000,000	0.02875	August 22, 2013	August 22, 2018		300,000,000
USD	200,000,000	0.0385	February 20, 2014	February 20, 2024		200,000,000
USD	50,000,000	3M USD Libor + 0.35	January 15, 2014	January 16, 2015		50,000,000
USD	50,000,000	3M USD Libor + 0.28	March 26, 2014	March 27, 2015		50,000,000
USD	20,000,000	3.72	April 9, 2014	April 9, 2024		20,000,000
USD	30,000,000	3.72	April 10, 2014	April 10, 2024		30,000,000
USD	30,000,000	3.7	April 11, 2014	April 11, 2024		30,000,000
USD	50,000,000	3.7	April 11, 2014	April 11, 2024		50,000,000
USD	50,000,000	1.46	April 22, 2014	April 22, 2017		50,000,000
USD	100,000,000	0.52	April 16, 2014	April 17, 2015		100,000,000
USD	24,000,000	0.88	May 16, 2014	May 16, 2016		24,000,000
USD	50,000,000	3M USD Libor + 0.92	August 8, 2013	August 8, 2016		50,000,000

		Subtotal in Original Currency			USD	15,144,000,000

		Subtotal in Equivalent Amount of Won(1)			~~W~~	16,646,284,800,000

SGD	36,000,000	0.88	March 21, 2013	March 21, 2016		36,000,000
SGD	30,000,000	3M SGD SOR + 0.165	March 17, 2014	March 19, 2015		30,000,000

		Subtotal in Original Currency			SGD	66,000,000

		Subtotal in Equivalent Amount of Won(2)			~~W~~	54,895,500,000

JPY	15,000,000,000	3.22	May 30, 2008	May 30, 2018		15,000,000,000
JPY	2,400,000,000	1.91	October 21, 2011	October 21, 2016		2,400,000,000
JPY	2,000,000,000	1.21	January 30, 2012	January 30, 2015		2,000,000,000
JPY	5,100,000,000	1.17	June 20, 2012	June 19, 2015		5,100,000,000
JPY	3,700,000,000	1.31	June 20, 2012	June 20, 2017		3,700,000,000
JPY	20,000,000,000	0.54	June 7, 2013	June 5, 2015		20,000,000,000
JPY	3,500,000,000	0.66	June 7, 2013	June 7, 2016		3,500,000,000
JPY	6,500,000,000	0.89	June 7, 2013	June 7, 2018		6,500,000,000
JPY	4,500,000,000	0.47	November 11, 2013	November 11, 2015		4,500,000,000
JPY	35,000,000,000	0.43	January 29, 2014	January 29, 2016		35,000,000,000
JPY	15,000,000,000	0.69	January 29, 2014	January 29, 2019		15,000,000,000
JPY	10,100,000,000	0.28	October 24, 2014	October 24, 2016		10,100,000,000
JPY	24,800,000,000	0.35	October 24, 2014	October 24, 2017		24,800,000,000
JPY	3,000,000,000	0.01	May 11, 2011	May 11, 2016		3,000,000,000
JPY	7,000,000,000	0.0136	September 22, 2011	September 23, 2016		7,000,000,000
JPY	3,000,000,000	0.00685	November 7,2012	November 7, 2017		3,000,000,000
JPY	18,000,000,000	0.0038	May 2, 2014	November 2, 2015		18,000,000,000
JPY	7,000,000,000	0.0045	May 2, 2014	May 2, 2017		7,000,000,000
JPY	4,000,000,000	0.2	May 16, 2014	May 18, 2015		4,000,000,000

		Subtotal in Original Currency			JPY	189,600,000,000

		Subtotal in Equivalent Amount of Won(3)			~~W~~	1,744,585,440,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2014
HKD	150,000,000	5.00	November 20, 2007	November 20, 2017		150,000,000
HKD	80,000,000	4.71	December 18, 2007	December 18, 2017		80,000,000
HKD	300,000,000	3.25	July 20, 2010	July 20, 2015		300,000,000
HKD	144,000,000	3.30	October 20, 2011	October 20, 2016		144,000,000
HKD	303,000,000	4.30	October 21, 2011	October 21, 2021		303,000,000
HKD	219,000,000	2.40	September 6, 2011	September 6, 2016		219,000,000
HKD	89,000,000	3.60	September 16, 2011	September 16, 2021		89,000,000
HKD	500,000,000	2.80	April 3, 2012	April 3, 2017		500,000,000
HKD	326,000,000	1.40	November 23, 2012	November 23, 2015		326,000,000
HKD	300,000,000	1.82	April 26, 2013	April 26, 2018		300,000,000
HKD	160,000,000	2.28	October 31, 2013	October 31, 2018		160,000,000
HKD	1,042,000,000	3.2	April 3, 2014	October 3, 2021		1,042,000,000
HKD	460,000,000	0.0342	March 15, 2011	March 15, 2016		460,000,000
HKD	388,000,000	0.0442	April 12, 2011	April 12, 2021		388,000,000
HKD	112,000,000	0.0265	October 28, 2011	October 28, 2015		112,000,000
HKD	130,000,000	0.0228	November 4, 2013	November 4, 2018		130,000,000

		Subtotal in Original Currency			HKD	4,703,000,000

		Subtotal in Equivalent Amount of Won(4)			~~W~~	666,415,100,000

CNH	1,000,000,000	3.3	June 21, 2012	June 21, 2015		1,000,000,000
CNH	600,000,000	3.3	September 13, 2012	June 21, 2015		600,000,000
CNH	150,000,000	4.45	November 8, 2013	November 8, 2023		150,000,000
CNH	210,000,000	4.1	December 18, 2013	December 18, 2023		210,000,000

		Subtotal in Original Currency			CNH	1,960,000,000

		Subtotal in Equivalent Amount of Won(5)			~~W~~	346,547,600,000

EUR	50,000,000	1.015	November 6, 2012	November 6, 2015		50,000,000
EUR	20,000,000	1.17	December 24, 2012	December 15, 2017		20,000,000
EUR	200,000,000	1.50	May 30, 2013	May 30, 2018		200,000,000
EUR	300,000,000	1.50	May 30, 2013	May 30, 2018		300,000,000
EUR	200,000,000	1.50	July 23, 2013	May 30, 2018		200,000,000
EUR	36,000,000	0.00952	October 29, 2013	October 29, 2015		36,000,000
EUR	36,000,000	0.00936	October 30, 2013	October 30, 2015		36,000,000
EUR	25,000,000	0.55	January 17, 2014	March 20, 2015		25,000,000
EUR	30,000,000	3M Euribor + 0.23	April 1, 2014	April 2, 2015		30,000,000
EUR	30,000,000	0.49	May 23, 2014	January 15, 2016		30,000,000
EUR	105,000,000	0.21	September 22, 2014	September 21, 2016		105,000,000
EUR	50,000,000	3M Euribor + 0.235	September 24, 2014	September 24, 2017		50,000,000
EUR	100,000,000	3M Euribor + 0.45	October 28, 2014	October 28, 2019		100,000,000
EUR	100,000,000	3M Euribor + 0.25	May 19, 2014	May 20, 2015		100,000,000
EUR	16,000,000	3M Euribor + 0.45	October 30, 2014	October 30, 2019		16,000,000

		Subtotal in Original Currency			EUR	1,298,000,000

		Subtotal in Equivalent Amount of Won(6)			~~W~~	1,734,802,960,000

CHF	180,000,000	1.438	May 23, 2012	May 23, 2016		180,000,000
CHF	180,000,000	1.000	December 21, 2012	December 21, 2018		180,000,000
CHF	100,000,000	0.01375	October 2, 2013	July 2, 2018		100,000,000
CHF	150,000,000	0.01375	October 2, 2013	July 2, 2018		150,000,000
CHF	175,000,000	0.02	July 13, 2011	July 13, 2015		175,000,000
CHF	150,000,000	0.02	October 29, 2012	October 29, 2018		150,000,000
CHF	100,000,000	3M CHF Libor + 0.5	October 29, 2012	October 29, 2015		100,000,000
CHF	20,000,000	0.004625	August 22, 2013	February 22, 2015		20,000,000
CHF	45,000,000	3M CHF Libor + 0.19	January 21, 2014	January 22, 2015		45,000,000

		Subtotal in Original Currency			CHF	1,100,000,000

		Subtotal in Equivalent Amount of Won(7)			~~W~~	1,222,573,000,000

BRL	150,000,000	7.35	February 27, 2012	February 27, 2015		150,000,000
BRL	45,500,000	7.02	June 19, 2012	June 21, 2017		45,500,000
BRL	403,000,000	5.81	July 3, 2012	July 2, 2015		403,000,000

		Subtotal in Original Currency			BRL	598,500,000

		Subtotal in Equivalent Amount of Won(8)			~~W~~	247,551,570,000

AUD	400,000,000	3M BBSW + 1.15	December 7, 2012	December 7, 2015		400,000,000
AUD	100,000,000	4.50	April 30, 2013	April 30, 2018		100,000,000

Currency	Original Principal Amount	Interest Rate (%)	Issue Date	Maturity Date	Principal Amount Outstanding as of December 31, 2014
AUD	20,000,000	4.14	May 16, 2013	May 16, 2016		20,000,000
AUD	25,000,000	3M BBSW + 1.45	July 30, 2013	July 30, 2018		25,000,000
AUD	30,000,000	5.15	July 31, 2013	July 31, 2018		30,000,000
AUD	47,500,000	4.23	September 27, 2013	September 26, 2017		47,500,000
AUD	250,000,000	3M BBSW + 3.05	February 17, 2012	February 17, 2016		250,000,000
AUD	50,000,000	3M BBSW + 1.10	May 22, 2014	November 22, 2019		50,000,000
AUD	150,000,000	3M BBSW + 1.10	May 22, 2014	November 22, 2019		150,000,000
AUD	200,000,000	4.50	May 22, 2014	November 22, 2019		200,000,000
AUD	300,000,000	3M BBSW + 1.27	June 5, 2013	June 5, 2017		300,000,000

		Subtotal in Original Currency			AUD	1,572,500,000

		Subtotal in Equivalent Amount of Won(9)			~~W~~	1,413,819,025,000

MYR	300,000,000	4.05	February 24, 2012	February 24, 2016		300,000,000
MYR	200,000,000	4.10	February 24, 2012	February 24, 2017		200,000,000

		Subtotal in Original Currency			MYR	500,000,000

		Subtotal in Equivalent Amount of Won(10)			~~W~~	157,120,000,000

MXN	144,000,000	4.78	September 27, 2013	September 26, 2017		144,000,000

		Subtotal in Original Currency			MXN	144,000,000

		Subtotal in Equivalent Amount of Won(11)			~~W~~	10,740,960,000

NOK	300,000,000	4.00	October 23, 2013	April 23, 2020		300,000,000

		Subtotal in Original Currency			NOK	300,000,000

		Subtotal in Equivalent Amount of Won(12)			~~W~~	44,373,000,000

ZAR	822,000,000	7.76	September 27, 2013	September 26, 2017		822,000,000

		Subtotal in Original Currency			ZAR	822,000,000

		Subtotal in Equivalent Amount of Won(13)			~~W~~	78,098,220,000

TRY	323,900,000	8.35	June 19, 2012	June 18, 2015		323,900,000

		Subtotal in Original Currency			TRY	323,900,000

		Subtotal in Equivalent Amount of Won(14)			~~W~~	152,874,322,000

NZD	100,000,000	5.25	April 3, 2014	April 3, 2018		100,000,000
NZD	100,000,000	5.125	November 13, 2014	November 13, 2020		100,000,000

		Subtotal in Original Currency			NZD	200,000,000

		Subtotal in Equivalent Amount of Won(15)			~~W~~	172,102,000,000

GBP	100,000,000	2.00	November 20, 2014	December 20, 2018		100,000,000
GBP	150,000,000	2.00	November 20, 2014	December 20, 2018		150,000,000

		Subtotal in Original Currency			GBP	250,000,000

		Subtotal in Equivalent Amount of Won(16)			~~W~~	427,617,500,000

Total External Bonds of KDB in Equivalent Amount of Won					~~W~~	25,120,400,997,000

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to Won 1,099.20, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(2)	Singapore dollar amounts are converted to Won amounts at the rate of SGD 1.00 to Won 831.75, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(3)	Japanese yen amounts are converted to Won amounts at the rate of JPY 100.00 to Won 920.14, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(4)	Hong Kong dollar amounts are converted to Won amounts at the rate of HKD 1.00 to Won 141.70, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(5)	Chinese offshore renminbi amounts are converted to Won amounts at the rate of CNH 1.00 to Won 176.81, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(6)	Euro amounts are converted to Won amounts at the rate of EUR 1.00 to Won 1,336.52, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(7)	Swiss franc amounts are converted to Won amounts at the rate of CHF 1.00 to Won 1,111.43, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(8)	Brazilian real amounts are converted to Won amounts at the rate of BRL 1.00 to Won 413.62, the prevailing market rate on December 31, 2014.

(9)	Australian dollar amounts are converted to Won amounts at the rate of AUD 1.00 to Won 889.09, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(10)	Malaysian ringgit amounts are converted to Won amounts at the rate of MYR 1.00 to Won 314.24, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(11)	Mexican Peso amounts are converted to Won amounts at the rate of MXN 1.00 to Won 74.59, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(12)	Norwegian Krone amounts are converted to Won amounts at the rate of NOK 1.00 to Won 147.91, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(13)	South African Rand amounts are converted to Won amounts at the rate of ZAR 1.00 to Won 95.01, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(14)	Turkish lira amounts are converted to Won amounts at the rate of TRY 1.00 to Won 471.98, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(15)	New Zealand dollar amounts are converted to Won amounts at the rate of NZD 1.00 to Won 860.51, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.
(16)	Great Britain Sterling amounts are converted to Won amounts at the rate of GBP 1.00 to Won 1,710.47, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of KDB

Lender	Classifications	Range of Interest Rates	Range of Years of Issue	Range of Years of Maturity	Principal Amount Outstanding as of December 31, 2014(1)
		(%)			(millions of Won)
JBIC	Borrowings from JBIC	1.44~2.16	2009~2012	2015~2025		218,227
Mizuho and others	Borrowings from foreign banks	3M Libor + 0.40~1.95	2009~2013	2015~2016		1,209,120
Ministry of Strategy and Finance	Exchange equalization fund borrowings in foreign currencies	3M Libor + 0.35~0.69	2014	2017~2029		1,015,786
Citi Bank and others	Off-shore short-term borrowings	0.19~3m telerate+0.50	2014	2015		1,134,665
BNP Paribas and others	Off-shore long-term borrowings	3MLibor+0.30~+0.75	2012~2013	2015~2016		683,543
JBIC	Off-shore borrowings from JBIC	1.79~6m Libor+1.20	2010~2012	2015~2022		105,531
Others	Short-term borrowings in foreign currency	0.02~6.65	2014	2015		5,767,387
	Long-term borrowings in foreign currency	0.10~6.50	2011~2013	2015~2016		2,005,352

Total External Borrowings of KDB					~~W~~	12,139,611

(1)	Converted to Won amounts at the relevant market average exchange rates in effect on December 31, 2014 as announced by Seoul Money Brokerage Services, Ltd.

B. Internal Debt of KDB

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2014
	(%)			(millions of Won)
1. Bonds
Short-term Industrial Finance Bonds	2.06 ~ 4.38	2010~2014	2010~2015		11
Long-term Industrial Finance Bonds	2.03~12.00	2004~2014	2010~2033		89,591,160

Total Bonds	2.03~12.00	2004~2014	2010~2033		89,591,171
2. Borrowings
Borrowings from the Ministry of Strategy and Finance	1.46~5.00	1994~2012	2015~2032	~~W~~	495,587
Borrowings from Industrial Bank of Korea	0.77~2.40	2006~2008	2015~2016		3,092
Borrowings from Small Business Corp.	1.52~3.91	2004~2013	2015~2023		248,825
Borrowings from the Ministry of Culture and Tourism	0.21~2.50	2005~2013	2015~2023		1,490,344
Borrowings from Korea Energy Management Corporation	0.25~3.75	1999~2013	2015~2028		1,151,113
Others	0.00~5.05	1999~2013	2015~2044		4,065,862

Total Borrowings(1)					7,454,823
3. Other Debt(2)					2,395,925

Total Internal Floating Debt(3)					1,460,011
Total Internal Funded Debt(4)					97,981,908

Total Internal Debt				~~W~~	99,441,919

(1)	Consist of short term borrowings in the amount of ~~W~~3,724,610 million and long term borrowings in the amount of ~~W~~3,730,213 million.
(2)	Other debt includes bonds sold under repurchase agreements and call money.
(3)	Floating debt is debt that has a maturity at issuance of less than one year.
(4)	Funded debt is debt that has a maturity at issuance of one year or more.

Financial Statements and the Auditors

The Governmentelects our Auditor who is responsible for examining our financial operations and auditing our financial statements and records. The present Auditor is Hyung-Chul Shin, who was appointed by the Financial Services Commission for a three-year term on April 11, 2014.

We prepare our financial statements annually for submission to the Financial Services Commission, accompanied by an opinion of the Auditor. Although we are not legally required to have financial statements audited by external independent auditors, an independent public accounting firm has audited our separate and consolidated financial statements commencing with such financial statements as of and for the year ended December 31, 1998. As of the date of this prospectus, our external independent auditor is KPMG Samjong Accounting Corp., located at 10th Floor, Star Tower, 152, Teheran-ro, Gangnam-gu, Seoul, Korea, which has audited our separate financial statements as of and for the years ended December 31, 2014 and 2013 included in this prospectus.

Our separate financial statements appearing in this prospectus were prepared in conformity with Korean IFRS, as summarized in “—Financial Statements and the Auditors—Notes to Separate Financial Statements of December 31, 2014 and 2013—Note 2.” These principles and procedures differ in certain material respects from generally accepted accounting principles in the United States.

We generally record our debt securities investments, except for our trading portfolio of marketable debt securities, at the cost of acquisition (including incidental expenses related to purchase), computed on the specific identification method. We record our trading portfolio of marketable debt securities at market value. Starting in April 1999, we record all our debt securities investments at market value except for debt securities invested with the intention of holding until maturity, which we record at the cost of acquisition or amortized cost.

We record the value of our premises and equipment on our statements of financial position on the basis of a revaluation conducted as of July 1, 1998. The Minister of Strategy and Finance approved the revaluation in accordance with applicable Korean law. We value additions to premises and equipment since such date at cost.

Independent Auditors’ Report

The Board of Directors and Shareholders

Korea Development Bank

We have audited the accompanying separate financial statements of Korea Development Bank (the “Bank”), which comprise the separate statements of financial position as at December 31, 2014 and 2013, the separate statements of comprehensive income (loss), changes in equity and cash flows for the years then ended, and notes, comprising a summary of significant accounting policies and other explanatory information.

Management’s Responsibilities for the Separate Financial Statements

Management is responsible for the preparation and fair presentation of these separate financial statements in accordance with Korean International Financial Reporting Standards, and for such internal control as management determines is necessary to enable the preparation of separate financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these separate financial statements based on our audits. We conducted our audits in accordance with Korean Standards on Auditing. Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the separate financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the separate financial statements, whether due to fraud or error. In making those risk assessments, We consider internal control relevant to the entity’s preparation and fair presentation of the separate financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the separate financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the separate financial statements present fairly, in all material respects, the separate financial position of the Bank as of December 31, 2014 and 2013 and its separate financial performance and its separate cash flows for the years then ended in accordance with Korean International Financial Reporting Standards.

Emphasis of Matter

Without qualifying our opinion, we draw attention to Note 47 to the separate financial statements which states that KDB Financial Group Inc. and Korea Finance Corporation merged into the Bank, effective as of December 31, 2014. After the merger, the Bank is the merged entity, which is the surviving entity, while both KDB Financial Group Inc. and Korea Finance Corporation ceased to exist.

Other Matters

The accompanying separate statement of financial position of the Bank as of December 31, 2013, and the related separate statements of comprehensive loss, changes in equity and cash flows for the year then ended, were audited by us in accordance with the previous auditing standards generally accepted in Republic of Korea.

The procedures and practices utilized in the Republic of Korea to audit such separate financial statements may differ from those generally accepted and applied in other countries.

/s/ KPMG Samjong Accounting Corp.

KPMG Samjong Accounting Corp.

Seoul, Korea

March 25, 2015

This report is effective as of March 25, 2015, the audit report date. Certain subsequent events or circumstances, which may occur between the audit report date and the time of reading this report, could have a material impact on the accompanying separate financial statements and notes thereto. Accordingly, the readers of the audit report should understand that the above audit report has not been updated to reflect the impact of such subsequent events or circumstances, if any.

Korea Development Bank

Separate Statements of Financial Position

As of December 31, 2014 and 2013

(In millions of won)	Notes	December 31, 2014		December 31, 2013
Assets
Cash and due from banks	4,43,44,47,48	~~W~~	5,974,543	5,710,337
Financial assets held for trading	5,43,44,48		1,418,398	1,425,653
Available-for-sale financial assets	6,43,44,47,48		38,160,025	25,534,233
Held-to-maturity financial assets	7,43,44,48		17,238	27,109
Loans	8,43,44,47,48		134,314,466	96,308,413
Derivative financial assets	9,43,44,45,47,48		4,912,792	4,319,272
Investments in subsidiaries and associates	10,46,47		26,858,662	4,971,662
Property and equipment, net	11,46,47		535,814	439,760
Investment property, net	12,46,47		74,639	80,695
Intangible assets, net	13,46,47		90,844	85,651
Deferred tax assets	34,47		19,390	534,783
Other assets	14,43,47,48		5,456,358	4,169,902

Total assets		~~W~~	217,833,169	143,607,470

Liabilities
Financial liabilities designated at fair value through profit or loss	15,43,44,48	~~W~~	1,138,628	677,916
Deposits	16,43,44,48		37,605,714	37,727,270
Borrowings	17,43,44,47,48		23,537,531	23,220,773
Bonds	18,43,44,47,48		116,569,796	55,924,868
Derivative financial liabilities	9,43,44,45,47,48		4,789,154	3,880,101
Defined benefit liabilities	19,47		32,130	25,166
Provisions	20,47		311,825	540,085
Deferred tax liabilities	34,47		1,998,496	—
Income taxes payable			215,511	19,240
Other liabilities	21,43,47,48		6,221,781	5,245,951

Total liabilities			192,420,566	127,261,370

Equity
Issued capital	22		15,180,399	9,261,861
Capital surplus	22		2,522,869	44,373
Capital adjustments	22		—	(51)
Accumulated other comprehensive income	22		818,422	332,473
Retained earnings	22		6,890,913	6,707,444
(Regulatory reserve for loan losses of ~~W~~1,306,925 and ~~W~~1,306,925 as of December 31, 2014 and 2013, respectively)
(Non-accumulated reserve for credit losses were amounted to ~~W~~17,152 and ~~W~~0 as of December 31, 2014 and 2013, respectively)
(Obligated amount of provision for regulatory reserve for loan losses of ~~W~~46,751 and ~~W~~17,152 as of December 31, 2014 and 2013, respectively)
(Planned regulatory reserve for loan losses of ~~W~~63,903 and ~~W~~0 as of December 31, 2014 and 2013, respectively)

Total equity			25,412,603	16,346,100

Total liabilities and equity		~~W~~	217,833,169	143,607,470

See accompanying notes to the separate financial statements.

Korea Development Bank

Separate Statements of Comprehensive Income (Loss)

For the years ended December 31, 2014 and 2013

(In millions of won, except earnings per share information)	Notes	2014		2013
Interest income	23	~~W~~	4,750,441	4,766,552
Interest expense	23		(2,761,947)	(3,036,087)

Net interest income			1,988,494	1,730,465

Net fees and commission income	24		442,244	453,734
Dividend income	25		158,164	137,869
Net loss on financial instruments held-for-trading	26		(6,324)	(14,351)
Net gain (loss) on financial instruments designated at fair value through profit and loss	27		(72,665)	45,571
Net gain (loss) on available-for-sale financial assets	28		49,056	(200,851)
Net gain (loss) on derivatives	29		(319,618)	251,279
Net foreign currency transaction gain (loss)	30		384,669	(252,881)
Other operating income (loss), net	31		14,228	(850,583)

Non-interest income (loss), net			649,754	(430,213)

Provision for loan losses	8		1,656,759	1,611,502

General and administrative expenses	32		556,800	546,875

Operating income (loss)	46		424,689	(858,125)

Impairment loss on investments in subsidiaries and associates	10		(211,086)	(1,095,391)
Other non-operating income	33		13,816	7,953
Other non-operating expense	33		(10,608)	(17,722)

Non-operating expense, net			(207,878)	(1,105,160)

Profit (loss) before income taxes			216,811	(1,963,285)
Income tax expense (benefit)	34		33,342	(515,894)

Profit (loss) for the year			183,469	(1,447,391)

(Profit (loss) for the year adjusted for regulatory reserve for loan losses : ~~W~~136,718 million and (-)~~W~~1,464,543 million for the years ended December 31, 2014 and 2013)
Other comprehensive income (loss) for the year, net of tax Items that are or may be reclassified subsequently to profit or loss:
Valuation gain (loss) on available-for-sale financial assets, net			48,777	(197,006)
Exchange differences on translation of foreign operations			21,302	(12,282)
Valuation loss on cash flow hedge			(1,023)	—
Items that will not be reclassified to profit or loss:
Remeasurements of defined benefit liabilities			25,442	7,580

			94,498	(201,708)

Total comprehensive income (loss) for the year		~~W~~	277,967	(1,649,099)

Earnings (loss) per share
Basic and diluted earnings (loss) per share (in won)	35	~~W~~	99	(782)

See accompanying notes to the separate financial statements.

Korea Development Bank

Separate Statements of Changes in Equity

For the years ended December 31, 2014 and 2013

(In millions of won)	Issued capital		Capital surplus	Capital adjustment	Accumulated other comprehensive income	Retained earnings	Total equity
Balance at January 1, 2013	~~W~~	9,251,861	44,373	—	534,181	8,387,982	18,218,397
Loss for the year		—	—	—	—	(1,447,391)	(1,447,391)
Changes in valuation loss on available-for-sale financial assets		—	—	—	(197,006)	—	(197,006)
Changes in exchange differences on translation of foreign operations		—	—	—	(12,282)	—	(12,282)
Changes in remeasurements of defined benefit liabilities		—	—	—	7,580	—	7,580

Total comprehensive loss for the year		—	—	—	(201,708)	(1,447,391)	(1,649,099)

Dividends		—	—	—	—	(233,147)	(233,147)
Paid in capital increase		10,000	—	(51)	—	—	9,949

Transaction with owners		10,000	—	(51)	—	(233,147)	(223,198)

Balance at December 31, 2013	~~W~~	9,261,861	44,373	(51)	332,473	6,707,444	16,346,100

Balance at January 1, 2014	~~W~~	9,261,861	44,373	(51)	332,473	6,707,444	16,346,100
Profit for the year		—	—	—	—	183,469	183,469
Changes in valuation gain on available-for-sale financial assets		—	—	—	48,777	—	48,777
Changes in exchange differences on translation of foreign operations		—	—	—	21,302	—	21,302
Changes in valuation loss on cash flow hedge		—	—	—	(1,023)	—	(1,023)
Changes in remeasurements of defined benefit liabilities		—	—	—	25,442	—	25,442

Total comprehensive income for the year		—	—	—	94,498	183,469	277,967

Paid in capital increase		20,000	—	(100)	—	—	19,900
Merger with controlling entities (Note 47)		5,898,538	2,478,496	151	391,451	—	8,768,636

Transaction with owners		5,918,538	2,478,496	51	391,451	—	8,788,536

Balance at December 31, 2014	~~W~~	15,180,399	2,522,869	—	818,422	6,890,913	25,412,603

See accompanying notes to the separate financial statements.

Korea Development Bank

Separate Statements of Cash Flows

For the years ended December 31, 2014 and 2013

(In millions of won)	Notes	2014		2013
Cash flows from operating activities
Profit (loss) for the year		~~W~~	183,469	(1,447,391)
Adjustments for:
Income tax expense (benefit)	34		33,342	(515,894)
Interest income	23		(4,750,441)	(4,766,552)
Interest expense	23		2,761,947	3,036,087
Dividend income	25		(158,164)	(137,869)
Loss (gain) on valuation of financial assets held for trading	26		(96)	2,130
Loss (gain) on valuation of financial liabilities designated at fair value through profit or loss	27		73,092	(43,084)
Gain on disposal of available-for-sale financial assets	28		(383,221)	(414,712)
Impairment loss on available-for-sale financial assets	28		334,165	615,563
Loss on valuation of derivatives	29		349,289	416,488
Net gain on fair value hedged items	29		(110,621)	(611,966)
Loss (gain) on foreign exchange translations	30		(272,816)	223,343
Gain on disposal of investments in subsidiaries and associates	31		(4,839)	(237)
Impairment loss on investments in subsidiaries and associates	10		211,086	1,095,391
Provision for loan losses	8		1,656,759	1,611,502
Increase (reversal) of provision for payment guarantees	20,31		(269,485)	461,859
Reversal of provision for unused commitments	20,31		(6,961)	(11,208)
Increase (reversal) of provision for possible losses from lawsuits	20,31		7,162	(19)
Defined benefit costs	19,32		34,705	36,755
Depreciation of property and equipment	11,32		26,547	26,987
Gain on disposal of property and equipment	33		(8,407)	(315)
Depreciation of investment property	12,33		1,559	1,693
Amortization of intangible assets	13,32		24,671	19,347
Impairment loss on intangible assets	13,33		738	—
Other operating loss, net			2,417	2,535
Loss (gain) on redemption of debentures			21	(11)

			(447,551)	1,047,813

Changes in operating assets and liabilities:
Due from banks			612,464	(1,492,439)
Financial assets held for trading			(32,786)	537,525
Loans			(12,720,448)	(8,088,537)
Derivative financial assets			3,131,856	3,249,718
Other assets			64,893	6,029,923
Financial liabilities designated at fair value through profit or loss			387,620	(154,198)
Deposits			2,967,543	(1,067,586)
Derivative financial liabilities			(3,206,500)	(3,014,343)
Defined benefit liabilities			(5,400)	(20,473)
Other liabilities			436,429	(6,467,782)

			(8,364,329)	(10,488,192)

Income taxes paid			(32,664)	(94,708)
Interest received			4,721,132	4,906,737
Interest paid			(2,622,194)	(3,232,464)
Dividends received			158,164	195,210

Net cash used in operating activities		~~W~~	(6,403,973)	(9,112,995)

Korea Development Bank

Separate Statements of Cash Flows—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)	Notes	2014		2013
Cash flows from investing activities
Disposal of available-for-sale financial assets	6	~~W~~	26,104,387	28,509,101
Acquisition of available-for-sale financial assets	6		(23,942,377)	(29,488,413)
Redemption of held-to-maturity financial assets	7		21,146	62,375
Acquisition of held-to-maturity financial assets	7		(11,465)	(379)
Disposal of property and equipment	11		11,229	1,316
Acquisition of property and equipment	11		(38,411)	(18,692)
Disposal of intangible assets	13		211	5
Acquisition of intangible assets	13		(16,740)	(33,518)
Disposal of investments in subsidiaries and associates			180,326	105,316
Acquisition of investments in subsidiaries and associates			(371,403)	(184,486)

Net cash provided by (used in) investing activities			1,936,903	(1,047,375)

Cash flows from financing activities
Proceeds from borrowings			38,025,988	45,555,768
Repayment of borrowings			(40,206,113)	(43,644,061)
Proceeds from issuance of bonds			28,764,309	26,779,601
Repayment of bonds			(20,526,376)	(16,944,191)
Paid in capital increase			19,900	9,949
Dividends paid	22		—	(233,147)
Consideration transferred in the acquisition	47		(7,309)	—

Net cash provided by financing activities			6,070,399	11,523,919

Effects from changes in foreign currency exchange rate for cash and cash equivalents held			256,621	170,912

Net increase in cash and cash equivalents			1,859,950	1,534,461

Cash and cash equivalents at beginning of year			7,159,964	5,625,503

Cash and cash equivalents at end of year	41	~~W~~	9,019,914	7,159,964

See accompanying notes to the separate financial statements.

Korea Development Bank

Notes to the Separate Financial Statements

For the years ended December 31, 2014 and 2013

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with The Korea Development Bank Act to finance and manage major industrial projects.

The Bank is engaged in the banking industry under The Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

Korea Finance Corporation (KoFC), the former ultimate parent company, and KDB Financial Group Inc. (KDBFG), the former immediate parent company, were established by spin-offs of divisions of the Bank as of October 28, 2009. KoFC and KDBFG merged into the Bank, effective as of December 31, 2014. Issued capital is ~~W~~15,180,399 million with 3,036,079,768 shares of issued and outstanding as of December 31, 2014 and 100% of the Bank’s shares are owned the government of the Republic of Korea.

The Bank’s head office is located in Yeouido-dong, Yeongdeungpo-gu, Seoul and its service network as of December 31, 2014 is as follows:

	Domestic		Overseas
	Head Office	Branches	Branches	Subsidiaries	Representative offices	Total
KDB	1	82	8	5	7	103

2. Basis of Preparation

(1) Statement of compliance

The financial statements have been prepared in accordance with the Korean International Financial Reporting Standards (“K-IFRS”), as prescribed in the Act on External Audits of Corporations in the Republic of Korea.

These financial statements are separate financial statements prepared in accordance with K-IFRS No.1027 ‘Separate Financial Statements’ presented by a parent, a parent, an investor with joint control of, or significant influence over, an investee, in which the investments are accounted for at cost.

(2) Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments measured at fair value through profit or loss

•	Available-for-sale financial instruments measured at fair value

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets and unrecognized past service costs

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(3) Functional and presentation currency

These financial statements are presented in Korean won (“~~W~~”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

(4) Use of estimates and judgments

The preparation of the financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are evaluated on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Information about critical judgments made by management in applying the Bank’s accounting policies that have the most significant effect on the amounts recognized in the separate financial statements is included in the following notes:

•	Note 3.(7)—Impairment of financial assets

•	Note 3.(16)—Employee benefits

Information about assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment within the next financial year is included in the following notes:

•	Note 8—Loans and allowance for loan losses

•	Note 19—Defined benefit liabilities

•	Note 20—Provisions

(5) Approval date for the separate financial statements

The separate financial statements were authorized for issue by the Board of Directors on March 13, 2015, which will be submitted for approval to the shareholders’ meeting to be held on March 30, 2015.

3. Significant Accounting Policies

The significant accounting policies applied by the Bank in preparation of its separate financial statements are included below. The accounting policies set out below have been applied consistently to all periods presented in these separate financial statements.

(1) Investments in subsidiaries and associates

The accompanying financial statements are separate financial statements in accordance with K-IFRS No.1027 ‘Separate Financial Statements’ and investments in subsidiaries and associates are accounted for at cost, not by performance and net asset reported by the investee. Dividends received from subsidiaries and associates are recognized as income as of the time the right to receive the dividends is established.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(2) Business combination of entities under common control

The assets and liabilities acquired under business combinations under common control are recognized at the carrying amounts recognized previously in the consolidated financial statements of the ultimate parent. The difference between consideration transferred and carrying amounts of net assets acquired is recognized as part of share premium.

(3) Operating segments

The Bank makes decisions regarding allocation of resources to segments and categorizes segments, based on internal reports reviewed periodically by the chief operating decision maker, to assess performance. Information on segments reported to the chief operating decision maker includes items directly attributable to segments as well as those that can be allocated on a reasonable basis. Unallocated items mainly comprise corporate assets (such as the Bank Headquarters), head office expenses, and income tax assets and liabilities. The Bank recognizes the CEO as the chief operating decision maker.

(4) Foreign currency

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the functional currency of the Bank, at exchange rates of the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

Foreign currency differences arising on translation are recognized in profit or loss, except for differences arising on the translation of available for sale equity instruments, a financial liability designated as a hedge of the net investment in a foreign operation, or in a qualifying cash flow hedge, which are recognized in other comprehensive income. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction.

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

Unless the functional currency of foreign operations is in a state of hyper inflation, assets and liabilities of foreign operations are translated at the closing exchange rate at the end of the reporting period. Revenues and expenses on the statement of comprehensive income are translated at the exchange rates of the date of transaction. Foreign currency differences that arise from translation are recognized as other comprehensive income, and the disposal of a foreign operation is re-categorized as profit or loss as of the moment the disposal profit or loss is recognized.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

Any goodwill arising on the acquisition of a foreign operation, and any adjustments in fair value to the carrying amounts of assets and liabilities due to such acquisition, are treated as assets and liabilities of the foreign operation. Therefore, such are expressed in the functional currency of the foreign operations and, alongside other assets and liabilities of the foreign operation, translated at the closing exchange rate.

In the case of the disposal of a foreign operation, cumulative amounts of exchange difference regarding the foreign operation, recognized separately from other comprehensive income, are re-categorized from assets to profit or loss as of the moment the disposal profit or loss is recognized.

(iii) Foreign exchange of net investment in foreign operations

Monetary items receivable from or payable to a foreign operation, with none or little possibility of being settled in the foreseeable future, are considered a part of the net investment in the foreign operation. Therefore, the exchange difference is recognized as comprehensive profit or loss in the financial statement, and re-categorized to profit or loss as of the disposal of the related net investment.

(5) Cash and cash equivalents

Cash and cash equivalents comprise balances with original maturities of three months or less from the date of acquisition that are subject to an insignificant risk of changes in their fair value, including cash on hand, deposits held at call with banks and other highly liquid short-term investments with original maturities of three months or less.

(6) Non-derivative financial assets

The Bank recognizes and measures non-derivative financial assets by the following four categories: financial assets at fair value through profit or loss, held-to-maturity financial assets, loans and receivables, and available-for-sale financial assets. Moreover, the Bank recognizes financial assets in the statement of financial position as of the time the Bank becomes a party to the contractual provisions of the instruments.

Non-derivative financial assets are measured at fair value upon initial recognition and, unless designated at fair value through profit or loss, transaction costs directly regarding acquisition and issuance of such assets are summed to the initial fair value.

(i) Financial assets at fair value through profit or loss

Any financial asset classified as held-for-trading or designated at fair value through profit or loss at initial recognition is categorized under financial assets at fair value through profit or loss. Financial assets at fair value through profit or loss (“FVTPL”) are measured at fair value upon initial recognition, and changes therein are recognized as profit or loss. Furthermore, transaction costs regarding acquisition upon initial recognition are recognized as profit or loss as incurred.

(ii) Held-to-maturity financial assets

If a non-derivative financial asset has a fixed maturity with a fixed or determinable payment, and the Bank has positive intent and ability to hold such an asset, it is classified as held-to-maturity financial assets. Subsequent to initial recognition, held-to-maturity financial assets are measured at amortized costs using the effective interest rate (“EIR”) method.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(iii) Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Subsequent to initial recognition, loans and receivables are measured at amortized cost using the effective interest rate method. Furthermore, the effective interest rate method is applied to recognize interest incomes on financial investments, except short-term loans and receivables, in which case the impact of effective interest the method is immaterial.

(iv) Available-for-sale financial assets

Any non-derivative financial asset, not classified as financial assets at fair value through profit or loss, held-to-maturity financial assets, or loans and receivables, is classified as available-for-sale financial assets. Subsequent to initial recognition, such assets are measured at fair value. However, equity instruments that do not have a quoted market price in an active market and cannot be reliably measured, and any derivatives that are linked to these instruments and need to be settled upon the delivery of such equity instruments are measured at cost. Accumulated other comprehensive income, reflected in equity as fair value changes, is recognized as profit or loss as of the time the related available-for-sale asset is disposed of or the impairment loss is recognized. Furthermore, dividends earned whilst holding available-for-sale financial assets are recognized in the statement of comprehensive income upon the establishment of the right to receive the payment.

(v) De-recognition of financial assets

The Bank de-recognizes a financial asset when the rights to receive cash flow from an asset expire, or when it transfers the rights to receive cash flow and substantially all the risks and rewards from the ownership of a financial asset. In the case that the Bank has neither transferred nor retained substantially all the risks and rewards of an asset, the Bank de-recognizes any assets if it does not have control, and recognizes any assets to the extent of the Bank’s continuing involvement if it does have control. In the latter case, any associated liabilities are recognized by the Bank. In the case the Bank retains substantially all the risks and rewards from the ownership of an asset it does not have control of, the Bank continues to recognize the financial asset, and recognizes consideration received as financial liabilities.

(vi) Offsetting between financial assets and financial liabilities

Financial assets and liabilities are set-off only under the conditions that the Bank has legal rights to set-off the recognized amounts, and the intention to settle on a net basis or to realize assets and settle liabilities at the same time.

(7) Impairment of financial assets

The Bank assesses the possibility of objective evidence that may indicate any impairment of financial assets, except those designated at fair value through profit or loss, at each reporting date. A financial asset is defined as impaired if, as a result of one or more events after initial recognition, the estimated future cash flow of the asset has been affected. However, expected impairments from future events are not recognized, regardless of their likelihood.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

Upon the finding of objective evidence to believe an asset is impaired, the impairment is measured and recognized in profit or loss as follows, according to the asset category:

(i) Impairment of loans and receivables

The Bank assesses, at each reporting date, whether objective evidence that indicate impairment of loans and receivables exist. If objective evidence shows that believe impairment has occurred, the amount of the loss is measured as the difference between the carrying amount of the asset and the present value of estimated future cash flows, discounted using the initial effective interest rate (“EIR”). Furthermore, the carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognized in the statement of comprehensive income.

All individually significant loans and advances are assessed for specific impairment. Those found not to be specifically impaired are then collectively assessed for any impairment that has been incurred but not yet identified. Loans and advances that are not individually significant are collectively assessed for impairment by grouping together loans and advances with similar risk characteristics.

In individual assessment, allowances on losses are computed using the discounted expected recoverable value, estimated by operating cash flows or collateral cash flow; in collective assessment, allowances on losses are computed using statistical methods based on obtainable historical loss experience.

The present value of estimated future cash flows is measured using the asset’s initial EIR. If the loan has a floating interest rate, the Bank uses the current EIR for the measurement. Future cash flows from collateral are estimated at net cash flow from disposal of collateral (deducting transaction cost).

For the purpose of a collective assessment of impairment, assets are analyzed on the basis of the Bank’s internal credit rating system that considers credit risk characteristics such as asset type, industry, geographical location, collateral type, past-due status and other relevant factors.

Future cash flows of the assets collectively assessed are estimated on the basis of historical loss experience for loans with similar credit risk characteristics. Historical loss experience is adjusted on the basis of current observable data to reflect the effects of current conditions on which the historical loss experience is based, and to remove the effects of conditions in the historical period that no longer exist. Estimates of changes in future cash flows reflect, and are directionally consistent with, changes in related observable data from year to year (such as changes in unemployment rates, property prices, commodity prices, payment status, or other factors that are indicative of incurred loss in the Bank and their magnitude). The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

If the terms of a financial asset are renegotiated or modified or an existing financial asset is replaced with a new one due to financial difficulties of the borrower, then an assessment is made of whether the financial asset should be de recognised. If the cash flows of the renegotiated asset are substantially different, then the contractual rights to cash flows from the original financial asset are deemed to have expired. In this case, the original financial asset is derecognised and the new financial asset is recognised at fair value. The impairment loss before an expected restructuring is measured as follows:

•

If the expected restructuring will not result in derecognition of the existing asset, then the estimated cash flows arising from the modified financial asset are included in the measurement of the existing asset based on their expected timing and amounts discounted at the original effective interest rate of the existing financial asset.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

•

If the expected restructuring will result in derecognition of the existing asset, then the expected fair value of the new asset is treated as the final cash flow from the existing financial asset at the time of its derecognition. This amount is discounted from the expected date of derecognition to the reporting date using the original effective interest rate of the existing financial asset .

(ii) Impairment of available-for-sale financial assets

The Bank assesses, at each reporting date, whether objective evidence that indicate impairment of available-for-sale assets exist. If such objective evidence exists, the amount of the loss is measured as the difference between the acquisition cost and the current fair value.

An available-for-sale financial asset is considered to be impaired if there is a significant or prolonged decline in fair value of the asset below the acquisition cost. The Bank considers a 30% to be significant and a period of six months to be prolonged.

If, in a subsequent period, the fair value of a debt instrument increases and the increase can be objectively related to an event occurring after the impairment loss was recognized in, the impairment loss is reversed through the statement of comprehensive income. Moreover, the impairment loss is directly reduced from the carrying amount of the available-for-sale financial asset.

(iii) Impairment of held-to-maturity financial assets

The Bank assesses individually, at each reporting date, whether there is objective evidence that a held-to-maturity financial asset is impaired. If any such evidence exists, the amount of loss is measured as the difference between the carrying amount and the present value of estimated future cash flows, which is discounted using the initial EIR, and recognized in the statement of comprehensive income. If, in a subsequent period, the fair value of a financial asset held to maturity increases and the increase can be objectively related to an event occurring after the impairment was recognized, the impairment loss is reversed through the statement of comprehensive income. Moreover, the impairment loss is directly reduced from the carrying amount of the held-to-maturity financial asset.

(iv) Loss events of financial assets

Objective evidence that a financial asset is impaired include the following loss events:

•	Significant financial difficulty of the issuer or obligor

•	A breach of contract, such as a default or delinquency in interest or principal payments

•	The granting of a concession to the borrower, for economic or legal reasons, that the lender would not otherwise consider

•	A state of high probability that the borrower will enter bankruptcy or other financial reorganization

•	The disappearance of an active market for that financial asset due to financial difficulties

•

The presence of observable data indicating a measurable decrease in the estimated future cash flows of a group of financial assets since the initial recognition of the group, although the decrease cannot yet be identified with the individual financial asset within the group

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(8) Derivative financial instruments including hedge accounting

Derivative financial instruments are initially recognized at fair value upon agreement of the contract, and re-estimated at fair value subsequently. The recognition of profit or loss due to changes in fair value of derivative instruments is as stated below.

(i) Hedge accounting

Derivative financial instruments are accounted differently depending on whether or not hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives.

Upon the transaction of hedging purpose derivatives, two different types of hedge accounting are applied; a fair value hedge, and a cash flow hedge. A fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss. For trading purpose derivatives transaction, changes in the fair value of derivatives are recognized in net income.

At inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge, and the method that will be used to assess the effectiveness of the hedging relationship. Also, at the inception of the hedge relationship, a formal assessment is undertaken to ensure the hedging instrument is expected to be highly effective in offsetting the designated risk in the hedged item and actual result was so.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognized in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of the hedged item, attributable to the risk hedged, is recorded as part of the carrying value of the hedged item and is also recognized in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognized directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognized immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income. When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognized when the hedged forecasted transaction is ultimately recognized in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(ii) Embedded derivative instruments

Derivatives embedded in other financial instruments or other host contracts are treated as separate derivatives. The Bank records embedded derivative instruments at fair value if their economic characteristics and risks are not clearly and closely related to those of the host contract. If the embedded derivative cannot be measured separately from the host contract, the Bank aggregately designates the host contract and embedded derivative as a financial instrument at fair value through profit or loss. Changes due to the fair value assessment of embedded derivative instruments are recognized in profit or loss.

(iii) Other derivative financial instruments

Changes in the fair value of other derivative financial instrument, not designated as a hedging instrument, are recognized immediately in profit or loss.

(9) Fair value of financial instruments

The fair value of financial instruments that are traded in active markets is determined by referencing quoted market prices at each reporting date. For financial instruments not traded in an active market, the fair value is determined using appropriate valuation techniques. Such techniques may include discounted cash flow analysis or other valuation methods.

The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

•

Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying amount is considered to be a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

•

Loans: The fair value of loans is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

•	Held-to-maturity financial assets: The fair value of held-to-maturity financial assets is computed by widely-accepted appraisal agencies upon request.

•

Deposits: The fair value of deposits is computed using the discounted cash flow method. However for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

•

Borrowings: For borrowings in Korean won, the fair value is computed using the discounted cash flow method. For borrowings in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

•

Bonds: The fair value of industrial financial debentures in Korean won, except structured debentures in Korean won, is computed using the discounted cash flow method. For structured industrial financial debentures in Korean won and industrial financial debentures in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

•

Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(10) Day one profit or loss recognition

For financial instruments classified as level 3 on the fair value level hierarchy measured using assess variables not observable in the market, the difference between the fair value at initial recognition and the transaction price, which is equivalent to Day one profit or loss, is amortized by using the straight line method over time.

(11) Property and equipment

The Bank’s property and equipment are recognized at the carrying amount at historical costs less accumulated depreciation and accumulated impairment in value. Historical costs include the expenditures directly related to the acquisition of assets.

Subsequent costs are recognized in the carrying amount of assets or, if appropriate, as separate assets if the probabilities future economic benefits associated with the assets will flow into the Bank and the costs can be measured reliably; the carrying amount of the replaced part is derecognized. Furthermore, any other repairs or maintenances are charged to profit or loss as incurred.

Land is not depreciated. Depreciation on other assets is calculated using the straight line method to the amount of residual value less acquisition cost over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Leasehold improvements	4
Movable property	4

Property and equipment are impaired when the carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and makes adjustments to useful lives when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognized in non-operating income (expense) in the statement of comprehensive income.

(12) Investment property

The Bank classifies property held for the purpose of rental income or benefits from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Investment properties are derecognized either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment property.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

Depreciation of investment property is calculated using the straight line method over its estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(13) Intangible assets

An intangible asset is recognized only when its cost can be measured reliably, and the probabilities future economic benefits from the asset will flow into the Bank are high. Separately acquired intangible assets are recognized at the acquisition cost, and subsequently, the cost less accumulated depreciation and accumulated impairment is recognized as the carrying amount.

Intangible assets with finite lives are amortized over the four-year to 30-year period of useful economic lives using the straight line method. At the end of each reporting period, the Bank reviews intangible assets for any evidence that indicate impairment, and upon the presence of such evidence, the Bank estimates the amount recoverable and recognizes the loss accordingly.

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually. Furthermore, the Bank reviews such intangible assets to determine whether or not it is appropriate to consider these assets to have indefinite useful lives. If in the case the Bank concludes an asset is not qualified to be classified as non-finite, prospective measures are taken to consider such an asset as finite.

(14) Impairment of non-financial assets

The Bank tests for any evidence of impairment in assets and reviews whether or not the impairment has taken place by estimating the recoverable amount, at the end of each reporting period. The recoverable amount is the higher of the fair value less cost and value in use of an asset.

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years.

(15) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities, in accordance with the substance of the contractual arrangement and the definitions of financial liability. The Bank recognizes these financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

(i) Financial liabilities at fair value through profit or loss

Financial liabilities at fair value through profit or loss in the current year include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

are classified as financial instruments held for trading if they are acquired for the purpose of repurchasing in the near future. Financial liabilities are classified as financial liabilities at FVTPL upon initial recognition, if the profit or loss from the liabilities indicates to be more purpose-appropriate to be recognized as profit or loss. Financial liabilities at FVTPL are designated at fair value in subsequent measurements, and any related un-realized profit or loss is recognized as profit or loss.

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognized at fair value less cost less transaction cost upon initial recognition, and subsequently at amortized costs. The difference between the proceeds (net of transaction cost) and the redemption value is recognized in the statement of comprehensive income over the periods of the liabilities using the EIR.

Fees paid on the establishment of a loan facility are recognized as transaction costs of the loan, if the probability that some or all of the facility will be drawn down is high. If, however, there is not enough evidence to conclude a draw-down of some or all of the facility will occur, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.

(iii) De-recognition of financial liabilities

A financial liability is de-recognized when the obligation under the liability is discharged, cancelled or expired. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a de-recognition of the original liability and the recognition of a new liability. The difference between the carrying value of the original financial liability and the consideration paid is recognized in profit or loss.

(16) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled wholly before 12 months after the end of the period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognizes the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

(ii) Retirement benefits: defined contribution plans

A defined contribution plan is a pension plan under which the Bank pays fixed contributions into a separate fund. A defined benefit plan defines the amount of pension benefit that an employee will receive on retirement and is usually dependent on one or more factors such as years of service and compensation.

The Bank is no longer responsible for any foreseeable future liability after a certain amount or percentage of money is set aside for defined contribution plans. If the pension plan allows for early retirement, payments are recognized as employee benefits. If the contribution already paid exceeds the contribution due for service before the end of the reporting period, the Bank recognizes that excess as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(iii) Retirement benefits: defined benefit plans

The Bank’s net obligation in respect of defined benefit plans is calculated by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets. The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and have terms to maturity similar to the terms of the related pension liability.

Remeasurements of the net defined benefit liabilities (assets), which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognised immediately in other comprehensive income.

(17) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

(18) Financial guarantees

Financial guarantee contracts are contracts that require the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in accordance with the original or changed terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given, and amortized over the period of the guarantee. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS No. 1037 Provisions, Contingent Liabilities and Contingent Assets and

•	The initial amount less amortization of fees recognized in accordance with K-IFRS No. 1018 Revenue

(19) Securities under resale or repurchase agreements

Securities purchased under agreements to resell are recorded as other loans and receivables and the related interest from these securities is recorded as interest income; securities sold under agreements to repurchase are recorded as other borrowings, and the related interest from these securities is recorded as interest expense.

(20) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest method measures the amortized costs of financial instruments and allocates the interest income or expense during the related period.

Upon the calculation of the effective interest rate, the Bank estimates future cash flows by taking into consideration all contractual terms of the financial instrument, but not future credit loss. The calculation also reflects any fees or points paid or received, transaction costs and any related premiums or discounts. In the case

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

that the cash flow and expected duration of a financial instrument cannot be estimated reliably, the effective interest rate is calculated by the contractual cash flow during the contract period.

Once an impairment loss has been recognized on a financial asset or a group of similar assets, subsequent interest income is recognized on the interest rate that was used to discount future cash flow for the purpose of measuring the impairment loss.

(21) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. However, when financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period of time such as asset management fees, consignment fees and assurance service fees are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS No. 1039 Financial Instrument: Recognition and Measurement is not applied for the commitment, the related loan commitment fees are recognized as revenue proportionally to time over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

(22) Dividend income

Dividend income is recognized upon the establishment of the Bank’s right to receive the payment.

(23) Income tax expense

Income tax expense comprises current and deferred income tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that the tax arises from a transaction or event, which is recognized in other comprehensive income or directly in equity, or a business combination.

The Bank recognizes deferred income tax liabilities for all taxable temporary differences associated with investments in subsidiaries, associates, except to the extent that the Bank is able to control the timing of the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

foreseeable future. The Bank recognizes deferred income tax assets for all deductible temporary differences arising from investments in associates, to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the reporting period when the assets are realized or the liabilities settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred income tax assets and liabilities reflects the income tax effects that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are off-set only if the Bank has a legally enforceable right to off-set the related current income tax assets and liabilities, and the assets and liabilities relate to income tax levied by the same tax authority and are intended to be settled on a net basis.

Additional income taxes arising from dividend payments are recognized when expenses related to dividend payments are recognized.

(24) Accounting for trust accounts

The Bank, for the purpose of financial reporting, differentiates trust assets from identifiable assets according to the Financial Investment Services and Capital Markets Act. Furthermore, the Bank receives trust fees from the application, management and disposal of trust assets, and appropriates such amounts for fees from trust accounts.

Meanwhile, in the case the fee from an unspecified principal and interests guaranteed money in trust does not meet the principal or interest amount, even after appropriating deficit with trust fees and special reserve, the Bank fills in the remaining deficit in the trust account and appropriates such amounts for losses on trust accounts.

(25) Regulatory reserve for loan loss

In the case that the total sum of allowance for possible loan loss does not meet the amount prescribed in Article 29(1) of the Regulations on Supervision of Banking Business, the Bank, according to K-IFRS, records the difference at the end of each reporting period, and records the equal amount as a reserve for loan loss.

In the case that the existing total sum of reserve for possible loan loss exceeds the amount needed to be set aside as of the closing date, the surplus is to be reversed. Furthermore, in the case that undisposed deficit exists, reserves for loan loss is saved from the time the undisposed deficit is disposed.

(26) Earnings per share

The Bank represents its diluted and basic earnings per common share in the separate comprehensive statement of income. Basic earnings per share (“EPS”) is calculated by dividing net profit attributable to

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

shareholders of the Bank by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is calculated by adjusting net profit attributable to common shareholders of the Bank, considering dilution effects from all potential common shares, and the weighted average number of common shares outstanding.

(27) Changes in accounting policies and the impact of changes

(i) Changes in accounting policies

Except for the following new standards and amendments to existing standards, the Bank applies its accounting policies consistently to which were used for preparing its separate financial statements for all periods presented.

The Bank has applied the following amendments to standards and interpretation, with a date of initial application of January 1, 2014.

•	Offsetting Financial Assets and Financial Liabilities (Amendments to K-IFRS 1032 ‘Financial Instruments: Presentation’)

•	Recoverable Amount Disclosures for Non-Financial Assets (Amendments to K-IFRS 1036)

•	K-IFRS 2121 ‘Levies’

Followings are characteristics of the accounting policy changes.

Offsetting Financial Assets and Financial Liabilities

The Bank has adopted amendments to K-IFRS 1032, ‘Offsetting Financial Assets and Financial Liabilities’ since January 1, 2014. The amendments clarify the meaning of ‘currently has a legally enforceable right of set-off’. According to the amendments, the right to set off should not be contingent on a future event, and legally enforceable in the normal course of business, in the event of default, and in the event of insolvency or bankruptcy of the entity and all of the counterparties. The amendments also state that some gross settlement systems would be considered equivalent to net settlement if they eliminate or result in insignificant credit and liquidity risk and process receivables and payables in a single settlement process or cycle.

In accordance with the transitional requirements of amendments to K-IFRS 1032, the Bank applied the amendments retrospectively. The adoption of the amendments had no impact on the prior year’s financial statements.

Recoverable Amount Disclosures for Non-Financial Assets

The Bank has adopted amendments to K-IFRS 1036 ‘Impairment of Assets’ since January 1, 2014. The amendments require the disclosure of information about the recoverable amount of impaired assets, if that amount is based on fair value less costs of disposal. They also require the disclosure of additional information about that fair value measurement. In addition, if the recoverable amount of impaired assets based on fair value less costs of disposal was measured using a present value technique, the amendments also require the disclosure of the discount rates that have been used in the current and previous measurements.

The adoption of the amendments had no impact on the prior year’s financial statements.

K-IFRS 2121 ‘Levies’

The Bank has adopted K-IFRS 2121, ‘Levies’ since January 1, 2014. K-IFRS 2121 is an Interpretation of K-IFRS 1037 ‘Provisions, Contingent Liabilities and Contingent Assets’, on the accounting for levies imposed

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

by governments. K-IFRS 1037 sets out criteria for the recognition of a liability, one of which is the requirement for the entity to have a present obligation as a result of a past event (or ‘obligating event’). K-IFRS 2121 clarifies that the obligating event that gives rise to a liability to pay a levy is the activity described in the relevant legislation that triggers the payment of the levy.

The interpretation does not provide guidance on the accounting for the costs arising from recognizing the liability to pay a levy. Other K-IFRSs should be applied to determine whether the recognition of a liability to pay a levy gives rise to an asset or an expense.

The Bank retrospectively applied the interpretation in accordance with the transitional requirements. The adoption of the amendments had no significant impact on the Bank’s financial statements.

(28) New standards and interpretations not yet adopted

The following new standards, interpretations and amendments to existing standards have been published and are mandatory for the Bank for annual periods beginning after January 1, 2014, and the Bank has not early adopted them. Management believes the impact of the amendments on the Bank’s separate financial statements is not significant.

K-IFRS 1019 ‘Employee Benefits’—Employee contributions

Amendments to K-IFRS 1019 introduced a practical expedient to accounting for defined benefit plan, when employees or third parties pay contributions if certain criteria are met. According to the amendments, the entity is permitted to recognize those contributions as a reduction of the service cost in the period in which the related service is rendered, instead of forecast future contributions from employees or third parties and attribute them to periods or service as negative benefits. This amendment is effective for annual periods beginning on or after July 1, 2014.

K-IFRS 1027 ‘Separate Financial Statements’

Amendments to K-IFRS 1027 introduced equity accounting as a third option in the entity’s separate financial statements, in addition to the existing cost and fair value options. This amendment is effective for annual periods beginning on or after January 1, 2016, with early adoption permitted. Management is in the process of evaluating the impact of the amendments on the Bank’s financial statements.

4. Cash and Due from Banks

(1)	Cash and due from banks as of December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013
Cash	~~W~~	93,801	153,965
Due from banks in Korean won:
Due from Bank of Korea		1,127,162	1,973,652
Other due from banks in Korean won		104,687	462

		1,231,849	1,974,114

Due from banks in foreign currencies/off-shores		4,648,998	3,582,359
Provisions		(105)	(101)

	~~W~~	5,974,543	5,710,337

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(2)	Restricted due from banks as of December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013
Reserve deposit	~~W~~	813,498	1,779,520
Others		97,086	94,012

	~~W~~	910,584	1,873,532

5. Financial Assets Held for Trading

(1)	Financial assets held for trading as of December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013
Financial assets held for trading denominated in Korean won:
Equity securities
Stocks and equity investments	~~W~~	15,122	21,432
Debt securities
Government and public bonds		986,037	1,063,318
Financial bonds		347,293	320,009
Corporate bonds		20,017	—

		1,353,347	1,383,327

		1,368,469	1,404,759

Financial assets held for trading denominated in foreign currencies/off-shores:
Debt securities		39,724	20,894

		39,724	20,894

Loaned financial assets held for trading:
Debt securities		10,205	—

	~~W~~	1,418,398	1,425,653

(2)	Details of debt securities in financial assets held for trading as of December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Face value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	975,000	983,679	986,037
Financial bonds in Korean won		350,000	347,345	347,293
Corporate bonds in Korean won		20,000	20,018	20,017
Debt securities in foreign currencies /off-shores		39,681	38,752	39,724
Loaned debt securities		10,000	10,110	10,205

	~~W~~	1,394,681	1,399,904	1,403,276

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	December 31, 2013
	Face value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	1,058,000	1,075,699	1,063,318
Financial bonds in Korean won		320,000	320,772	320,009
Debt securities in foreign currencies /off-shores		21,106	21,173	20,894

	~~W~~	1,399,106	1,417,644	1,404,221

Debt securities in Korean won are measured at the lower of the fair values provided by KIS Bonds Pricing Inc and FN Pricing Inc. Debt securities in foreign currencies are measured at the lower of the fair values provided by KIS Bonds Pricing Inc and NICE Pricing & Information Inc.

6. Available-for-Sale Financial Assets

(1)	Available-for-sale financial assets as of December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013
Available-for-sale financial assets denominated in Korean won:
Equity securities:
Stocks and equity investments	~~W~~	8,945,741	2,254,628
Beneficiary certificates		4,246,301	3,967,455
Others		33,356	—

		13,225,398	6,222,083

Debt securities:
Government and public bonds		451,039	732,834
Financial bonds		6,964,023	2,030,408
Corporate bonds		13,653,028	12,594,249

		21,068,090	15,357,491

		34,293,488	21,579,574

Available-for-sale financial assets denominated in foreign currencies/off-shores:
Equity securities		455,793	386,817
Debt securities		3,410,744	3,508,314

		3,866,537	3,895,131

Loaned available-for-sale financial assets:
Debt securities		—	59,528

	~~W~~	38,160,025	25,534,233

Equity securities with no quoted market prices in active markets and for which the fair value cannot be measured reliably are recorded at cost in the amount of ~~W~~5,046,707 million as of December 31, 2014 (~~W~~200,287 million as of December 31, 2013).

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(2)	Changes in available-for-sale financial assets for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Beginning balance	~~W~~	25,534,233	24,886,010
Acquisition		23,942,377	29,488,413
Disposal		(25,724,134)	(28,094,389)
Change due to amortization		(1,054)	20,804
Unrealized change in fair value recorded in equity		64,363	(259,860)
Impairment loss		(355,532)	(637,701)
Reversal of impairment loss		21,367	22,138
Reclassification		(14,994)	(3,033)
Foreign exchange differences		86,180	(67,745)
Others(*)		108,652	179,596
Acquisition of parent company		14,498,567	—

Ending balance	~~W~~	38,160,025	25,534,233

(*)	Represents the value increase in available-for-sale equity securities acquired from Hyundai Cement Co., Ltd., Osung LST Co., Ltd., SSangyong Engineering & Construction, and Keangnam Enterprises Ltd. during the year ended December 31, 2014 after debt-for-equity swap decision of The Creditor Financial Institutions Committee, based upon Corporate Restructuring Promotion Act.

(3)	Equity securities with disposal restrictions in available-for-sale financial assets as of December 31, 2014 and 2013 are as follows:

Company	December 31, 2014
	Number of shares	Carrying amount		Restricted period
KUMHO Tire Co., Inc.(*)	21,339,320	~~W~~	206,351	Undecided
Oriental Precison & Engineering Co., Ltd.	62,700,511		41,257	Until December 31, 2016
KUMHO Industrial Co., Ltd.	1,517,608		34,450	Until December 31, 2016
Osung LST Co., Ltd.	17,290,267		21,008	Until December 31, 2017
Hyundai Cement Co., Ltd	1,433,800		15,127	Until December 31, 2016
Keangnam Enterprises LTD.	2,916,400		14,028	Until December 31, 2016
KUKJE, Machinery Co., Ltd.	3,492,000		10,357	Until December 31, 2016
Taihan Electric wire Co., Ltd.	9,982,200		10,231	Until December 31, 2015
Ajin P and P Co., Ltd.	516,270		5,721	Undecided
Jaeyoung Solutec Co., Ltd.	1,962,000		2,786	Until December 31, 2016
Cosmetech Co., Ltd.	11,768,000		2,648	Until December 31, 2016
Samho International Co., Ltd	183,000		2,406	Until December 31, 2016
Hanchang Paper Co., Ltd(*)	3,204,600		2,134	Until December 31, 2016
KPM Tech Co., Ltd.	57,714		111	Until December 31, 2015
Force Tec Co., Ltd.	1,428,571		1	Until December 31, 2017
Young Gwang Stainless Co., Ltd	413,000		—	Until December 31, 2016

	140,205,261	~~W~~	368,616

(*)	Disposal of some shares of equity securities acquired through debt-for-equity swap during the year ended December 31, 2014.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

Company	December 31, 2013
	Number of shares	Carrying amount		Restricted period
KUMHO Tire Co., Inc.	27,357,555	~~W~~	314,612	Until December 31, 2014
Oriental Precison & Engineering Co., Ltd.	60,511,999		78,666	Until December 31, 2016
Ssangyong Cement Industry Co., Ltd.	11,090,842		75,972	Undecided
KUMHO Industrial Co., Ltd.	1,272,921		14,957	Until December 31, 2014
Taesan LCD Co., Ltd.	1,405,514		3,718	Until December 31, 2013
Hanchang Paper Co., Ltd.	6,409,200		3,878	Until December 31, 2014
Jaeyoung Solutec Co., Ltd.	1,962,000		2,659	Until December 31, 2013
Byucksan Engineering & Construction Co., Ltd.	188,830		632	Until June 30, 2014
Hanil Engineering & Construction Co., Ltd.	183,803		—	Until December 31, 2014
Ssangyong Engineering & Construction Co., Ltd.	4,347,327		—	Until July 31, 2014
Taihan Electric wire Co., Ltd.	4,991,100		24,698	Until December 20, 2014

	119,721,091	~~W~~	519,792

(4)	Details of debt securities in available-for-sale financial assets as of December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Face value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	440,644	448,753	451,039
Financial bonds in Korean won		6,976,274	6,870,795	6,964,023
Corporate bonds in Korean won		13,817,691	13,815,262	13,653,028
Debt securities denominated in foreign currencies /off shores		3,370,336	4,122,625	3,410,744

	~~W~~	24,604,945	25,257,435	24,478,834

	December 31, 2013
	Face value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	747,644	757,703	732,834
Financial bonds in Korean won		2,030,000	2,032,254	2,030,408
Corporate bonds in Korean won		12,729,304	12,722,855	12,594,249
Debt securities denominated in foreign currencies/off shores		3,452,166	3,557,521	3,508,314
Loaned debt securities		60,000	60,410	59,528

	~~W~~	19,019,114	19,130,743	18,925,333

Debt securities in Korean won are measured at the lower of fair values provided by KIS Bonds Pricing Inc and FN Pricing Inc. Debt securities in foreign currencies are measured at the lower of the fair values provided by KIS Bonds Pricing Inc and NICE Pricing & Information Inc.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

7. Held-to-Maturity Financial Assets

(1)	Held-to-maturity financial assets as of December 31, 2014 and 2013 are as follows:

	December 31, 2014			December 31, 2013
	Amortized cost		Fair value	Amortized cost	Fair value
Held-to-maturity financial assets in Korean won:
Government and public bonds	~~W~~	5,899	6,850	7,109	7,703
Corporate bonds		—	—	20,000	20,200
Held-to-maturity financial assets in foreign currencies:
Corporate bonds		11,339	11,339	—	—

	~~W~~	17,238	18,189	27,109	27,903

(2)	Changes in held-to-maturity financial assets for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Beginning balance	~~W~~	27,109	88,690
Acquisition		11,465	379
Redemption		(21,146)	(62,375)
Change due to amortization		(166)	415
Foreign exchange differences		(24)	—

Ending balance	~~W~~	17,238	27,109

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

8. Loans and Allowance for Loan Losses

(1)	Loans and allowance for loan losses as of December 31, 2014 and 2013 are as follows:

	December 31, 2014			December 31, 2013
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for working capital	~~W~~	42,086,815	41,135,493	27,862,944	27,073,271
Loans for facility development		51,574,448	51,779,986	33,839,619	33,888,705
Loans for households		3,181,148	3,232,064	1,898,211	1,908,753
Inter-bank loans		1,149,146	1,064,195	870,808	797,131

		97,991,557	97,211,738	64,471,582	63,667,860

Loans in foreign currencies:
Loans		15,319,099	15,820,744	11,944,025	12,296,262
Inter-bank loans		588,028	588,069	650,349	650,407
Loans borrowed from overseas financial institutions		218,227	224,242	288,502	293,119
Off-shore loans receivables		8,622,662	8,997,653	7,570,030	7,827,279

		24,748,016	25,630,708	20,452,906	21,067,067

Other loans receivables:
Bills bought in foreign currency		1,599,989	1,582,147	1,225,933	1,224,039
Advance payments on acceptances and guarantees		258,087	120,817	144,304	116,486
Privately-placed corporate bonds		3,053,225	2,870,586	3,847,056	3,651,106
Others		9,109,227	9,110,370	7,978,031	7,890,162

		14,020,528	13,683,920	13,195,324	12,881,793

		136,760,101	136,526,366	98,119,812	97,616,720

Less:
Allowance for loan losses		(2,398,658)		(1,773,150)
Present value discount		(55,418)		(43,577)
Deferred loan origination costs and fees		8,441		5,328

	~~W~~	134,314,466		96,308,413

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(2)	Changes in allowance for loan losses for the years ended December 31, 2014 and 2013 are as follows:

	2014
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Beginning balance	~~W~~	941,216	229,177	8,126	121,876	323,362	149,393	1,773,150
Provision for loan losses		1,067,839	328,070	2,926	(75,232)	222,972	110,184	1,656,759
Write-offs		(167,618)	(76,061)	—	—	(101,410)	(12,409)	(357,498)
Recovery		—	4,715	—	83,179	—	—	87,894
Sale		(48,742)	(16,819)	—	(1,576)	(32,121)	(203)	(99,461)
Debt-for-equity swap		(700,661)	7,271	—	—	(192,452)	—	(885,842)
Foreign exchange differences		—	—	—	8,460	—	—	8,460
Acquisition of parent company		89,129	102,787	—	32,302	11,831	1,268	237,317
Others		(10,850)	(29,657)	—	(4,388)	28,523	(5,749)	(22,121)

Ending balance	~~W~~	1,170,313	549,483	11,052	164,621	260,705	242,484	2,398,658

	2013
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Beginning balance	~~W~~	334,652	183,359	2,720	120,995	88,108	52,707	782,541
Provision for loan losses		926,149	118,371	5,406	14,809	426,688	120,079	1,611,502
Write-offs		(94,086)	(40,391)	—	(22,404)	(173,149)	(6,500)	(336,530)
Recovery		—	26,164	—	10,266	—	—	36,430
Sale		(22,859)	(43,607)	—	(701)	(2,369)	(8,291)	(77,827)
Debt-for-equity swap		(181,469)	(10,969)	—	—	(10,147)	—	(202,585)
Foreign exchange differences		—	—	—	(496)	—	—	(496)
Others		(21,171)	(3,750)	—	(593)	(5,769)	(8,602)	(39,885)

Ending balance	~~W~~	941,216	229,177	8,126	121,876	323,362	149,393	1,773,150

(3)	Losses related to loans for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Provision for loan losses	~~W~~	(1,656,759)	(1,611,502)
Losses on disposal of loan		(10,295)	(148,286)

	~~W~~	(1,667,054)	(1,759,788)

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(4)	Changes in net deferred loan origination cost and fees for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Beginning balance	~~W~~	5,328	(9,235)
New deferrals		38,984	15,296
Amortization		(15,674)	(733)
Acquisition of parent company		(20,197)	—

Ending balance	~~W~~	8,441	5,328

9. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Group enters into hedging derivative transactions mainly for the purpose of hedging risk related to changes in fair values of the underlying assets and liabilities and future cash flows.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values and cash flows of funds in Korean won by changes in interest rate, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currencies by changing in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

The notional amounts outstanding for derivative contracts and the carrying amounts of the derivative financial instruments as of December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate	~~W~~	298,123,883	300,231,635	2,294,826	2,140,241
Currency		49,230,373	46,584,072	1,687,671	1,705,896
Stock		42,037	118,193	2,008	322
Commodities		282,950	282,950	39,185	39,372
Embedded derivatives		405,633	—	37,966	—
Allowance and other adjustments		—	—	(11,471)	(1,747)

		348,084,876	347,216,850	4,050,185	3,884,084

Hedging purpose derivative financial instruments:
Interest rate(*)		22,069,120	22,069,120	840,842	57,089
Currency		7,198,098	8,071,890	24,007	848,050
Allowance and other adjustments		—	—	(2,242)	(69)

		29,267,218	30,141,010	862,607	905,070

	~~W~~	377,352,094	377,357,860	4,912,792	4,789,154

(*)	The maximum period for which the cash flow hedge accounting applied derivative contracts are exposed to risk of cash flow fluctuation is expected until May 12, 2019.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	December 31, 2013
	Notional amounts			Carrying amounts
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest rate	~~W~~	266,390,480	267,034,987	1,490,043	1,451,269
Currency		52,285,925	50,541,850	2,167,852	2,068,589
Stock		14,807	66,362	1,375	79
Commodities		443,279	443,279	747	747
Embedded derivatives		365,975	—	38,790	—
Allowance and other adjustment		—	—	(9,857)	2,683

		319,500,466	318,086,478	3,688,950	3,523,367

Hedging purpose derivative financial instruments:
Interest rate		12,163,375	12,163,375	472,907	120,809
Currency		5,418,326	5,481,823	158,774	235,955
Allowance and other adjustment		—	—	(1,359)	(30)

		17,581,701	17,645,198	630,322	356,734

	~~W~~	337,082,167	335,731,676	4,319,272	3,880,101

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

10. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013
Subsidiaries:
KDB Asia Ltd.	~~W~~	214,807	214,807
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan		47,937	47,937
KDB Bank Europe Ltd.		151,952	151,952
Banco KDB Do Brazil S.A(*1)		35,848	—
Daewoo Securities Co., Ltd.		1,775,758	—
KDB Capital Corporation		597,290	—
KDB Asset Management Co., Ltd.		63,356	—
Korea Infrastructure Investment Asset Management Co., Ltd.		16,843	—
Korea Infrastructure Fund		14,917	30,861
KDB Consus Value PEF(*2)		163,766	191,801
KDB Value PEF VI(*3)		1,636,000	1,565,968
KDB Turn Around PEF(*4)		2,651	3,981
Components and Materials M&A PEF(*5)		63,352	142,184
KoFC-KDB Materials and Components Investment Fund No.1		46,090	27,500
Busan Hi-technology Industrial Complex		150	150
Korea BTL Fund I(*6)		227,693	—
Korea Railroad Fund I(*6)		211,628	—
KDB electronic power PEF(*6)		68,144	—
Korea Education Fund(*6)		75,249	—
KDB Value PEF VII		31,630	—
KDB Sigma PEF		68,174	—
KTB Korea-Austalia Global Cooperation Fund		17,136	—
KDBC IP Investment Fund 2		8,057	—
KoFC-KIS Pioneer Champ 2010-4 venture investment fund		18,498	—
KoFC-KBIC Frontier Champ 2010-5 PEF		26,175	—

	~~W~~	5,645,490	2,439,530

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	December 31, 2014		December 31, 2013
Associates:
Korea Electric Power Co., Ltd.	~~W~~	16,044,556	—
Daewoo Shipbuilding & Marine Engineering Co., Ltd.		1,052,166	1,052,166
Korea Aerospace Industries Co., Ltd.		273,830	—
Korea Tourism Organization		337,286	—
Korea Appraisal Board		58,492	—
Korea Marine Guarantee Insurance		29,856	—
GM Korea Company		287,774	287,774
Korea BTL Fund I(*6)		—	239,227
Korea Railroad Fund I(*6)		—	200,895
KDB electronic power PEF(*6)		—	92,278
Korea Education Fund(*6)		—	85,115
Korea Infrastructure Fund II		181,289	162,835
Troika Resources Investment PEF(*7)		101,775	133,311
Shinbundang Railroad Co., Ltd.(*8)		29,072	30,999
Daehan Shipbuilding Co., Ltd.(*9)		—	10,209
Others(*10)		2,817,076	237,323

		21,213,172	2,532,132

	~~W~~	26,858,662	4,971,662

(*1)	The Bank recognized ~~W~~72,410 million and ~~W~~48,523 million as impairment losses for the funds held for the year ended December 31, 2014 and 2013 respectively, due to the decrease in net asset value from the deteriorating rate of return for the funds.
(*2)	The Bank recognized ~~W~~31,239 million as impairment losses considering the decline in the value in use of the subsidiary, KDB Life Insurance Co., Ltd. (discount rate of 10%) due to reduced rates of return on investments, changes in RBC policy, and other changes in actuarial assumptions as indications of impairment for the year ended December 31, 2014. The Bank also recognized ~~W~~69,994 million as impairment losses considering the decrease in the value in use of KDB Life Insurance Co., Ltd (discount rate of 10%) due to declined rates of return on investments and values of new contracts as indications of impairment for the year ended December 31, 2013.
(*3)	The Bank recognized ~~W~~860,613 million of impairment losses considering the declined value in use for the subsidiary, Daewoo Engineering & Construction Co., Ltd. (discount rate of 9.92%), due to the contraction of the foreign and domestic construction markets as an indications of impairment for the year ended December 31, 2013.
(*4)	The Bank recognized ~~W~~1,330 million and ~~W~~10,464 million of impairment losses considering reduced recoverable amounts of loan receivables resulting from financial troubles due to poor management of the subsidiary, SunStar Co., Ltd., and declined net asset values as indications of impairment for the years ended December 31, 2014 and 2013.
(*5)	The Bank recognized ~~W~~4,832 million and ~~W~~23,572 million of impairment losses for the years ended December 31, 2014 and 2013, considering the decline in net asset values due to the decrease in fair value of unlisted stocks held as indications of impairment.
(*6)	KDB Asset Management Co., Ltd. and KDB Infrastructure Investment Asset Management Co., Ltd. are merged with the Bank, through beneficiary certificates that were invested in by the Bank, and managed by

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

KDB Asset Management Co., Ltd. and KDB Infrastructure Investment Asset Management Co., Ltd, and therefore, are included in the consolidation
(*7)	The Bank recognized ~~W~~81,924 million as impairment losses considering the decrease in fair values of assets held due to the decline in expected cash flows as indications of impairment for the year ended December 31, 2014.
(*8)	The Bank recognized ~~W~~1,927 million as impairment losses considering the encroachment of capital flow due to the delayed opening of railway, and uncollected deposit of operating income as indications of impairment for the year ended December 31, 2014.
(*9)	The Bank recognized ~~W~~8,961 million and ~~W~~76,571 million as impairment losses considering the decline in value in use of Daehan Shipbuilding Co., Ltd. (discount rate of 8.86%) due to decreased order volumes and increased contract cancellations resulting from the recession in the shipbuilding industry as indications of impairment for the years ended December 31, 2014 and 2013. The recoverable amounts are ~~W~~1,248 million and ~~W~~10,209 million as of December 31, 2014 and 2013. Daehan Shipbuilding Co., Ltd. entered into corporate restructuring as of July 7, 2014, and therefore, is categorized as available-for-sale financial assets as of December 31, 2014.
(*10)	The Bank recognized ~~W~~8,463 million as impairment losses for GT&E Co. Ltd. and 7 other companies during the year ended December 31, 2014, and recognized the value in use of ~~W~~16,788 million as the recoverable amount as of December 31, 2014. The Bank recognized ~~W~~5,654 million as impairment losses for Arena Park Development Co. Ltd. and 7 other companies during the year ended December 31, 2013, and recognized the value in use of ~~W~~10,110 million as the recoverable amount as of December 31, 2013.

(2)	The market value of marketable investments in subsidiaries and associates as of December 31, 2014 and 2013 are as follows:

	Market value			Carrying amounts
	December 31, 2014		December 31, 2013	December 31, 2014	December 31, 2013
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	~~W~~	1,123,050	2,107,601	1,052,166	1,052,166
STX Corporation(*1)		39,928	—	10,507	—
STX Offshore & Shipbuilding
Co., Ltd.(*1)(*2)		—	68,487	373	10
STX Heavy Industries Co., Ltd(*1)(*3)		32,012	58,773	2,769	18
STX Engine Co,. Ltd.(*1)(*3)		14,565	19,088	4	4
Daewoo Securities Co., Ltd.		1,380,932	—	1,775,758	—
Korea Electric Power Co., Ltd.		8,205,229	—	16,044,556	—
Korea Aerospace Industries Co., Ltd.		1,024,689	—	273,830	—

(*1)	The Bank was able to obtain significant influence due to The Creditor Financial Institutions Committee’s debt-for-equity swap decision based upon the Corporate Restructuring Promotion Act.
(*2)	Active market disappeared as the equity investment was delisted in June 2014.
(*3)	The active market for the equity investments disappeared because stock trading was suspended in June 2014. Therefore, the value represents the closing price previous to the trading suspension.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(3)	The key financial information of subsidiaries and associates invested and ownership ratios as of and for the years ended December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total Comprehe -nsive income (loss)	Ratio (%)
Subsidiaries :
KDB Asia Ltd.	Hongkong	December	Finance	~~W~~	1,124,490	847,410	277,080	45,750	16,485	30,866	100.00
KDB Ireland Ltd.	Ireland	December	Finance		355,636	274,930	80,706	18,002	4,867	8,324	100.00
KDB Bank Uzbekistan	Uzbekisatan	December	Finance		950,334	862,194	88,140	39,772	17,759	11,011	86.34
KDB Bank Europe Ltd.	Hungary	December	Finance		767,681	674,827	92,854	69,839	(31,021)	(51,187)	100.00
Banco KDB Do Brazil S.A	Brazil	December	Finance		217,013	178,749	38,264	167,978	(41,478)	(53,198)	100.00
Daewoo Securities Co., Ltd.(*1)	Korea	December	Finance		30,613,292	26,439,033	4,174,259	4,021,794	205,195	310,940	43.00
KDB Capital Corporation	Korea	December	Finance		4,300,919	3,698,273	602,646	431,770	105,251	132,007	99.92
KDB Asset Management Co., Ltd.	Korea	December	Finance		83,646	20,291	63,355	15,784	1,298	1,295	100.00
Korea Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Finance		24,538	4,525	20,013	14,454	6,303	6,249	84.16
Korea Infrastructure Fund	Korea	December	Financial investment		15,349	6	15,343	4,635	4,445	4,445	85.00
KDB Consus Value PEF(*1)	Korea	December	Financial investment		13,884,320	13,308,596	575,724	3,350,635	(76,306)	53,377	40.78
KDB Value PEF VI	Korea	December	Financial investment		11,892,982	8,505,662	3,387,320	10,371,775	(100,766)	(137,814)	99.84
KDB Turn Around PEF	Korea	December	Financial investment		3,625	—	3,625	40	(1,613)	(1,613)	95.17
Components & Materials M&A PEF	Korea	December	Financial investment		87,495	5,545	81,950	3,050	(4,098)	22,224	83.33
KoFC-KDB Materials and Components Investment Fund No.1	Korea	December	Financial investment		43,180	—	43,180	2,008	(3,517)	(3,517)	100.00
Korea BTL Fund I(*3)	Korea	December	Financial investment		554,660	379	554,281	27,119	25,412	25,412	41.67
Korea Railroad Fund I(*3)	Korea	December	Financial investment		430,037	17	430,020	18,973	17,943	17,943	50.00
KDB electronic power PEF(*3)	Korea	December	Financial investment		134,197	24	134,173	10,826	10,420	10,420	50.00
Korea Education Fund(*3)	Korea	December	Financial investment		151,977	9	151,968	7,113	6,708	6,708	50.00
KDB Value PEF VII(*1)	Korea	December	Financial investment		123,758	63,522	60,236	2,150	(5,582)	(3,024)	50.00
KDB Sigma PEF	Korea	December	Financial investment		471,703	393,787	77,916	104,410	(34,082)	(34,082)	60.87
KTB Korea-Australia Global Cooperation Fund	Korea	December	Financial investment		18,735	697	18,038	3	(1,687)	(1,687)	95.00
KoFC-KBIC Frontier Champ 2010-5 PEF(*1)	Korea	December	Financial investment		52,499	148	52,351	15,842	957	(2,292)	50.00

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	December 31, 2014
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total Comprehe -nsive income (loss)	Ratio (%)
Associates :
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	~~W~~	163,708,289	108,883,279	54,825,010	57,474,883	2,686,873	2,335,827	29.93
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		20,289,610	15,526,007	4,763,603	16,786,279	32,952	52,369	31.46
Korea Aerospace Industries Co., Ltd.	Korea	December	Manufacturing		2,096,813	1,060,083	1,036,730	2,314,884	111,109	94,736	26.41
Korea Tourism Organization	Korea	December	Culture and Tourism administration		1,395,195	409,939	985,256	887,595	18,633	13,826	43.58
Korea Appraisal Board	Korea	December	Appraisal		221,905	30,734	191,171	113,836	9,585	9,585	30.60
Korea Marine Guarantee Insurance	Korea	December	Finance		59,712	—	59,712	—	—	—	50.00
GM Korea Company(*4)	Korea	December	Manufacturing		8,296,545	6,713,083	1,583,462	15,485,362	(74,753)	(135,102)	17.02
Korea Infrastructure Fund II	Korea	December	Financial investment		689,143	1,326	687,817	46,448	39,239	39,239	26.67
Troika Resources Investment PEF	Korea	December	Financial investment		186,853	1,613	185,240	(89,978)	(120,812)	(120,812)	45.79
Shinbundang Railroad Co., Ltd.(*5)	Korea	December	Other		809,742	876,455	(66,713)	56,004	(66,074)	(66,074)	10.98

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	December 31, 2013
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total Comprehe -nsive income (loss)	Ratio (%)
Subsidiaries :
KDB Asia Ltd.	Hongkong	December	Finance	~~W~~	847,478	590,224	257,254	54,675	17,408	6,203	100.00
KDB Ireland Ltd.	Ireland	December	Finance		355,293	277,391	77,902	20,927	5,074	3,688	100.00
KDB Bank Uzbekistan	Uzbekistan	December	Finance		852,484	773,554	78,930	37,058	17,313	9,291	86.34
KDB Bank Europe Ltd.	Hungary	December	Finance		1,167,824	1,023,783	144,041	91,684	5,871	6,536	100.00
Banco KDB Do Brazil S.A	Brazil	December	Finance		232,742	249,126	(16,384)	80,008	(47,828)	(52,405)	100.00
Korea Infrastructure Fund	Korea	December	Financial investment		32,998	13	32,985	2,376	2,038	2,038	85.00
KDB Consus Value PEF(*1)	Korea	December	Financial investment		12,480,110	12,014,285	465,825	3,485,533	(102,895)	(174,390)	40.71
KDB Value PEF III	Korea	December	Financial investment		107	7	100	194	(7,969)	(1,761)	100.00
KDB Value PEF VI	Korea	December	Financial investment		11,976,687	8,497,564	3,479,123	9,070,118	(532,624)	(582,550)	99.84
KDB Turn Around PEF	Korea	December	Financial investment		5,535	296	5,239	135	(2,537)	9,095	95.17
Components and Materials M&A PEF	Korea	December	Financial investment		154,865	6,175	148,690	23,781	(32,510)	(43,462)	83.33
KoFC-KDB Materials and Components Investment Fund No.1	Korea	December	Financial investment		52,697	—	52,697	1,873	(2,435)	(2,435)	50.00
Associates :
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufactur -ing	~~W~~	18,488,879	13,709,509	4,779,370	15,305,281	241,893	303,528	31.46
GM Korea Company(*4)	Korea	December	Manufactur -ing		10,082,452	8,366,881	1,715,571	18,624,412	(695,856)	(695,856)	17.02
Korea BTL Fund I	Korea	December	Financial investment		583,292	398	582,894	29,016	27,216	27,216	41.67
Korea Railroad Fund I	Korea	December	Financial investment		408,373	15	408,358	18,947	17,915	17,915	50.00
Korea Infrastructure Fund II	Korea	December	Financial investment		666,116	50,832	615,284	44,253	33,133	33,133	26.67
Troika Resources Investment PEF	Korea	December	Financial investment		234,373	1,344	233,029	(10,814)	(15,946)	(15,946)	45.93
KDB electronic power PEF	Korea	December	Financial investment		181,937	2,493	179,444	12,947	4,962	4,962	50.00
Korea Education Fund	Korea	December	Financial investment		172,704	9	172,695	9,000	8,544	8,544	50.00
Shinbundang Railroad Co., Ltd.(*5)	Korea	December	Other		838,124	838,763	(639)	49,321	(77,381)	(77,381)	10.98

(*1)	Although the Bank holds less than half of all voting rights, it is considered to have significant control of KDB Consus Value PEF. The Bank is notably open to variable profit of the investee company’s performance and influences variable profit through the decision of performance.
(*2)	Although the controlling entity holds less than half of the other entity’s voting rights, the controlling entity exercised its power as an executive member, influenced the other entity’s profit, and is exposed to variable profit, and therefore, the other entity is included in the Group.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(*3)	Although the Group holds less than half of the voting rights, through the beneficiary certificates that were invest by the Bank and managed by KDB Infrastructure Investment Asset Management Co., Ltd., the Group is exposed to the variable profit of the investee, and can influence the investee’s variable profit, and therefore, the investee is included in the consolidation.
(*4)	Although the Bank’s ownership of GM Korea Company is less than 20%, the equity method is applied as the Bank is considered to have significant influence over GM Korea Company by exercising rights to elect board of directors, etc. The Bank used the financial statement of GM Korea Company as of September 30, 2014 in applying the equity method since the Bank was not able to obtain the financial statement as of December 31, 2014. The Bank made adjustments for the effects of any significant events or transactions that occurred between the date of the investee’s financial statement and the date of the Bank’s financial statement.
(*5)	The ownership ratio of Shinbundang Railroad Co. Ltd. is above 20% upon the consideration of shares owned by the Bank’s subsidiaries. Therefore, the Bank exercises significant influence over associate Shinbundang Railroad.

11. Property and Equipment

Changes in property and equipment for the years ended December 31, 2014 and 2013 are as follows:

	2014
	January 1, 2014		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	Acquisition of parent company	December 31, 2014
Acquisition cost:
Land	~~W~~	206,294	9,448	(1,996)	12,332	(20)	30,731	256,789
Buildings and structures		293,514	10,777	(1,364)	22,056	(53)	49,196	374,126
Leasehold improvements		27,521	602	(657)	2,386	(68)	502	30,286
Vehicles		1,173	267	(154)	—	8	—	1,294
Equipment		40,385	2,580	(901)	—	(60)	4,364	46,368
Construction in progress		—	5,987	—	(5,863)	—	—	124
Others		92,068	8,750	(766)	—	22	12,028	112,102

		660,955	38,411	(5,838)	30,911	(171)	96,821	821,089

Accumulated depreciation:
Buildings and structures		98,398	8,796	(602)	8,350	(46)	19,016	133,912
Leasehold improvements		18,295	4,451	(637)	—	(98)	499	22,510
Vehicles		880	160	(154)	—	3	—	889
Equipment		30,086	3,217	(871)	—	(65)	3,610	35,977
Others		68,152	9,923	(752)	—	12	9,268	86,603

		215,811	26,547	(3,016)	8,350	(194)	32,393	279,891

Impairment loss:
Land		3,023	—	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	—	2,361

		5,384	—	—	—	—	—	5,384

	~~W~~	439,760	11,864	(2,822)	22,561	23	64,428	535,814

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	2013
	January 1, 2013		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	December 31, 2013
Acquisition cost:
Land	~~W~~	199,865	—	(82)	6,568	(57)	206,294
Buildings and structures		286,590	1,148	(1,401)	7,872	(695)	293,514
Leasehold improvements		26,346	651	(619)	1,716	(573)	27,521
Vehicles		1,136	262	(179)	—	(46)	1,173
Equipment		38,315	3,348	(1,142)	—	(136)	40,385
Construction in progress		100	3,778	—	(3,878)	—	—
Others		83,748	9,505	(1,105)	—	(80)	92,068

		636,100	18,692	(4,528)	12,278	(1,587)	660,955

Accumulated depreciation:
Buildings and structures		88,165	8,959	(632)	2,180	(274)	98,398
Leasehold improvements		13,441	5,773	(617)	—	(302)	18,295
Vehicles		832	129	(51)	—	(30)	880
Equipment		28,297	3,024	(1,124)	—	(111)	30,086
Others		60,208	9,102	(1,103)	—	(55)	68,152

		190,943	26,987	(3,527)	2,180	(772)	215,811

Impairment loss:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	439,773	(8,295)	(1,001)	10,098	(815)	439,760

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

12. Investment Property

Changes in investment property for the years ended December 31, 2014 and 2013 are as follows:

	2014
	January 1, 2014		Acquisition/ depreciation	Reclassification	Acquisition of parent company	December 31, 2014
Acquisition cost:
Land	~~W~~	55,455	—	(12,332)	9,467	52,590
Buildings and structures		43,151	—	(18,579)	14,241	38,813

		98,606	—	(30,911)	23,708	91,403

Accumulated depreciation:
Buildings and structures		14,936	1,559	(8,350)	5,644	13,789
Accumulated impairment loss:
Land		1,197	—	—	—	1,197
Buildings and structures		1,778	—	—	—	1,778

		2,975	—	—	—	2,975

	~~W~~	80,695	(1,559)	(22,561)	18,064	74,639

Fair value of the Bank’s investment property, as determined on the basis of valuation by an independent appraiser, amounts to ~~W~~78,524 million as of December 31, 2014 (~~W~~88,091 million as of December 31, 2013). Additionally, fair value of investment in property is classified as level 3 according to the fair value hierarchy in Note 43.

	2013
	January 1, 2013		Acquisition/ depreciation	Reclassification	December 31, 2013
Acquisition cost:
Land	~~W~~	62,023	—	(6,568)	55,455
Buildings and structures		48,862	—	(5,710)	43,152

		110,885	—	(12,278)	98,607

Accumulated depreciation:
Buildings and structures		15,424	1,693	(2,180)	14,937
Accumulated impairment loss:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	92,486	(1,693)	(10,098)	80,695

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

13. Intangible Assets

Changes in intangible assets for the years ended December 31, 2014 and 2013 are as follows:

	2014
	January 1, 2014		Acquisition	Disposal	Amortization	Impairment loss	Foreign exchange differences	Acquisition of parent company	December 31, 2014
Development expense	~~W~~	56,411	12,088	—	(17,313)	—	2	9,931	61,119
Equipment usage right		877	—	—	(57)	—	27	—	847
Other deposits provided		10,906	363	(211)	—	(738)	(1)	1,336	11,655
Others		17,457	4,289	—	(7,301)	—	(49)	2,827	17,223

	~~W~~	85,651	16,740	(211)	(24,671)	(738)	(21)	14,094	90,844

	2013
	January 1, 2013		Acquisition	Disposal	Amortization	Foreign exchange differences	December 31, 2013
Development expense	~~W~~	44,259	24,706	—	(12,554)	—	56,411
Equipment usage right		949	—	5	(63)	(14)	877
Other deposits provided		10,904	14	—	—	(12)	10,906
Others		15,391	8,798	—	(6,730)	(2)	17,457

	~~W~~	71,503	33,518	5	(19,347)	(28)	85,651

14. Other Assets

Other assets as of December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013
Accounts receivable	~~W~~	4,185,497	2,720,714
Unsettled domestic exchange receivables		604,080	851,673
Accrued income		496,646	436,844
Guarantee deposits		161,942	160,619
Financial guarantee asset		40,524	40,711
Prepaid expenses		7,007	8,175
Advance payments		874	741
Others		35,319	28,558

		5,531,889	4,248,035
Allowance for possible losses		(70,281)	(72,941)
Present value discount		(5,250)	(5,192)

	~~W~~	5,456,358	4,169,902

The carrying amount of financial assets included in other assets above amounted to ~~W~~5,421,457 million as of December 31, 2014, (~~W~~4,139,475 million as of December 31, 2013) and their fair value amounted to ~~W~~5,422,962 million as of December 31, 2014 (~~W~~4,144,727 million as of December 31, 2013).

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

15. Financial Liabilities Designated at Fair Value Through Profit or Loss

(1)	Financial liabilities designated at fair value through profit or loss as of December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013
Borrowings	~~W~~	4,958	9,289
Bonds		1,133,670	668,627

	~~W~~	1,138,628	677,916

The borrowings designated at “Fair Value Through Profit or Loss” (FVTPL) consist of equity-index-linked securities. Through designating embedded derivatives and host contracts as FVTPL items, changes in fair value of complex financial products are recognized in profit or loss. Changes in fair value of structured bonds which hedge accounting are applied, are recognized in profit or loss, but structured bonds with no hedge accounting applied, are measured at amortized costs. Therefore, such structured bonds, not applied by hedge accounting, have been designated at FVTPL in order to eliminate mismatch in measurements of accounting profit and loss.

(2)	The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013
Carrying amount	~~W~~	1,138,628	677,916
Contractual cash flow amounts		950,994	560,201

Difference	~~W~~	187,634	117,715

16. Deposits

Deposits as of December 31, 2014 and 2013 are as follows:

	December 31, 2014			December 31, 2013
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	~~W~~	160,806	160,806	286,104	286,104
Time and savings deposits		31,663,351	31,712,090	31,408,611	31,423,333
Certificates of deposit		108,786	109,096	72,914	73,027

		31,932,943	31,981,992	31,767,629	31,782,464

Deposits in foreign currencies:
Demand deposits		744,665	744,665	1,936,949	1,936,949
Time and savings deposits		1,813,628	1,813,962	2,397,261	2,398,323
Certificates of deposit		2,978,027	2,980,481	1,625,431	1,626,113

		5,536,320	5,539,108	5,959,641	5,961,385

Off-shore deposits in foreign currencies:
Demand deposits		136,451	136,451	—	—

	~~W~~	37,605,714	37,657,551	37,727,270	37,743,849

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

17. Borrowings

(1)	Borrowings as of December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.00	5.05	~~W~~	7,454,823	7,459,870
Borrowings in foreign currencies	0.02	6.65		10,215,872	10,281,576
Off-shore borrowings in foreign currencies	0.19	4.28		1,923,739	1,926,752
Others	0.05	5.15		3,947,181	3,949,164

				23,541,615	23,617,362

Deferred borrowing costs				(4,084)

			~~W~~	23,537,531

	December 31, 2013
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.22	5.30	~~W~~	4,605,373	4,605,345
Borrowings in foreign currencies	0.01	6.20		10,676,197	10,699,495
Off-shore borrowings in foreign currencies	0.19	4.27		2,262,188	2,265,441
Others	0.05	8.90		5,685,391	5,686,032

				23,229,149	23,256,313

Deferred borrowing costs				(8,376)

			~~W~~	23,220,773

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(2)	Borrowings in Korean won before adjusting for gains and losses on deferred borrowing costs as of December 31, 2014 and 2013 are as follows:

Lender	Classification	Annual interest rate (%)	December 31, 2014		December 31, 2013
Ministry of Strategy and Finance	Borrowings from government fund(*)	1.46 ~ 5.00	~~W~~	495,587	564,288
Industrial Bank of Korea	Borrowings from industrial technology fund	0.77 ~ 2.40		3,092	2,425
Small & Medium Business Corp.	Borrowings from small and medium enterprise promotion fund	1.52 ~ 3.91		248,825	306,085
Ministry of Culture and Tourism	Borrowings from tourism promotion fund	0.21 ~ 2.50		1,490,344	1,222,208
Korea Energy Management Corporation	Borrowings from fund for rational use of energy	0.25 ~ 3.75		1,151,113	1,187,543
Local governments	Borrowings from local small and medium enterprise promotion fund	1.00 ~ 5.05		88,033	95,204
The Bank of Korea	Borrowings from Bank of Korea	0.50 ~ 1.00		3,702,438	—
Others	Borrowings from environment improvement support fund	0.00 ~ 3.35		275,391	1,227,800

			~~W~~	7,454,823	4,605,373

(*)	Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for gains and losses on deferred borrowing costs as of December 31, 2014 and 2013 are as follows:

Lender	Classification	Annual interest rate (%)	December 31, 2014		December 31, 2013
Japan Bank for International Cooperation (“JBIC”)	Borrowings from JBIC	1.44 ~ 2.16	~~W~~	218,227	288,502
Mizuho and others	Bank loans from foreign funds	3M Libor+0.40 ~ 3M Telerate+1.95		1,209,120	2,307,530
Ministry of Strategy and Finance	Exchange equalization fund borrowings in foreign currencies	3M Libor+0.35 ~ 3M Libor+0.69		1,015,786	—
Citi Bank and others	Off-shore short term borrowings	0.19 ~ 0.20		1,101,689	1,109,858
		3M Telerate+0.50		32,976	31,659
		9M Telerate+0.35		—	73,871
		1Y Telerate+0.40		—	52,765

				1,134,665	1,268,153

BNP-Paribas and Others	Off-shore long term borrowings	3M Libor+0.30 ~ 3M Libor+0.75		353,783	551,713
		3M Libor+0.75 ~ 3M Telerate+0.75		329,760	316,590

				683,543	868,303

Japan Bank for International Cooperation (“JBIC”)	Off-shore borrowings from JBIC	1.79		67,850	83,526
		4.27 ~ 6M Libor+1.20		37,681	42,206

				105,531	125,732

Others	Short term borrowings in foreign currencies	0.02 ~ 6.65		5,767,387	6,007,762
	Long term borrowings in foreign currencies	0.10 ~ 6.50		2,005,352	2,072,403

			~~W~~	12,139,611	12,938,385

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

18. Bonds

(1)	Bonds as of December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Bonds in Korean won:
Bonds	2.03	8.43	~~W~~	91,051,171	92,616,911
Discount on bonds				(34,211)
Premium on bonds				4
Valuation adjustment for fair value hedges				184,771

				91,201,735	92,616,911

Bonds in foreign currencies:
Bonds	3M Libor+0.20	3M Libor+2.58		17,062,488	17,160,814
Discount on bonds				(43,900)
Premium on bonds				9,086
Valuation adjustment for fair value hedges				(412,758)

				16,614,916	17,160,814

Off-shore bonds:
Bonds	3M Libor+0.24	3M Libor+4.30		9,049,836	8,925,601
Discount on bonds				(23,180)
Premium on bonds				8,324
Valuation adjustment for fair value hedges				(281,835)

				8,753,145	8,925,601

			~~W~~	116,569,796	118,703,326

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	December 31, 2013
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Bonds in Korean won:
Bonds	2.42	8.05	~~W~~	37,230,294	37,236,767
Discount on bonds				(37,739)
Valuation adjustment for fair value hedges				33,534

				37,226,089	37,236,767

Bonds in foreign currencies:
Bonds	3M Libor+0.24	3M Libor+6.28		11,760,585	12,262,063
Discount on bonds				(32,036)
Premium on bonds				14,098
Valuation adjustment for fair value hedges				(66,308)

				11,676,339	12,262,063

Off-shore bonds:
Bonds	3M Libor+0.005	3M Libor+6.18		7,283,719	7,233,416
Discount on bonds				(20,845)
Premium on bonds				14,103
Valuation adjustment for fair value hedges				(254,537)

				7,022,440	7,233,416

			~~W~~	55,924,868	56,732,246

19. Defined Benefit Liabilities

The Bank implements a defined benefit retirement pension plan based on employee compensation benefits and service periods. The plan assets are in trusts with Kookmin Bank, Samsung Life Insurance co., Ltd., etc.

(1)	Details of defined benefit liabilities as of December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013
Present value of defined benefit liabilities	~~W~~	211,148	203,285
Fair value of plan assets		(179,018)	(178,119)

	~~W~~	32,130	25,166

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(2)	Changes in defined benefit liabilities for the years ended December 31, 2014 and 2013 are as follows:

	2014
	Present value of defined benefit liabilities		Fair value of plan assets	Defined benefit liabilities (assets)
Beginning balance	~~W~~	203,285	(178,119)	25,166
Current service costs		36,288	—	36,288
Past service costs		(2,237)	—	(2,237)
Interest expense (income)		8,199	(7,545)	654
Remeasurements of defined benefit liabilities:
Demographic assumption		(63,526)	—	(63,526)
Financial assumption		23,894	2,966	26,860
Experience adjustment		3,101	—	3,101

		(36,531)	2,966	(33,565)

Benefits paid by the plan		(9,080)	8,680	(400)
Contribution		—	(5,000)	(5,000)
Acquisition of parent company		11,224	—	11,224

Ending balance	~~W~~	211,148	(179,018)	32,130

	2013
	Present value of defined benefit liabilities		Fair value of plan assets	Defined benefit liabilities (assets)
Beginning balance	~~W~~	183,401	(164,516)	18,885
Current service costs		36,225	—	36,225
Interest expense (income)		6,529	(5,999)	530
Remeasurements of defined benefit liabilities:
Demographic assumption		(2,278)	—	(2,278)
Financial assumption		1,697	766	2,463
Experience adjustment		(10,185)	—	(10,185)

		(10,766)	766	(10,000)

Benefits paid by the plan		(12,104)	12,032	(72)
Contribution		—	(20,402)	(20,402)

Ending balance	~~W~~	203,285	(178,119)	25,166

(3)	Fair value of plan assets for each type as of December 31, 2014 and 2013 are as follows:

	December 31, 2014			December 31, 2013
	Quoted market prices		Unquoted market prices	Quoted market prices	Unquoted market prices
Due from banks	~~W~~	—	179,018	—	178,119

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(4)	Defined benefit costs recognized in profit or loss for the years ended December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013
Current service costs	~~W~~	36,288	36,225
Past service costs		(2,237)	—
Interest expense (income), net		654	530

	~~W~~	34,705	36,755

(5)	The principal actuarial assumptions used as of December 31, 2014 and 2013 are as follows:

	December 31, 2014	December 31, 2013
Discount rate (%)	3.28	4.27
Future salary increasing rate (%)	5.96	5.60

(6)	The present value sensitivity of defined benefit liabilities as principal actuarial assumptions change as of December 31, 2014 is as follows:

Sensitivity
	1% increase in assumption	1% decrease in assumption
Discount rate	9.20% decrease	10.81% increase
Future salary increasing rate	10.43% increase	9.07% decrease

(7)	The weighted-average expected time to maturity of defined benefit liabilities is 11.5 years as of December 31, 2014 (13.2 years as of December 31, 2013), and the expected contributions to the plan until the upcoming annual reporting period amount to ~~W~~25,499 million (~~W~~9,800 million as of December 31, 2013).

20. Provisions

(1)	Changes in provisions for the years ended December 31, 2014 and 2013 are as follows:

	2014
	Provision for payment guarantees		Provision for unused commitments	Lawsuit provision	Other provision	Total
Beginning balance	~~W~~	511,325	25,847	1,881	1,032	540,085
Increase (reversal) of provision		(269,485)	(6,961)	7,162	—	(269,284)
Foreign exchange differences		(599)	389	—	—	(210)
Acquisition of parent company		35,124	1,066	—	5,044	41,234

Ending balance	~~W~~	276,365	20,341	9,043	6,076	311,825

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	2013
	Provision for payment guarantees		Provision for unused commitments	Lawsuit provision	Other provision	Total
Beginning balance	~~W~~	49,180	37,031	1,900	1,032	89,143
Increase (reversal) of provision		461,859	(11,208)	(19)	—	450,632
Foreign exchange differences		286	24	—	—	310

Ending balance	~~W~~	511,325	25,847	1,881	1,032	540,085

(2)	Provision for payment guarantees

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off- statement of financial position items in the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates, and records the provision as a reserve for possible losses on acceptances and guarantees.

(3)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates.

(4)	Provision for possible losses from lawsuits

As of December 31, 2014, the Bank is involved in 15 lawsuits as a plaintiff and 21 lawsuits as a defendant. The aggregate amount of claims as a plaintiff and a defendant amounted to ~~W~~3,836,075 million and ~~W~~409,472 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of December 31, 2014 and additional losses may be incurred depending on the final result of pending lawsuits.

The financial institution creditors of Renault Samsung Motors (including KDB) filed a lawsuit against Kun-hee Lee and 28 Samsung affiliates (including Samsung Electronics), claiming compensation for delays in payment of liquidated damages and contract bills based on the agreement signed on August 24, 1999. On January 29, 2015, the court decided partially in favour of the plaintiff in the last instance. It is expected to be ~~W~~103,687 million that Korea Development Bank will receive in 2015.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

Major lawsuits in progress as of December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Contents	Amounts		Status of lawsuit
Plaintiff:
29 Samsung affiliates (including Samsung Electronics)	Deposit contracts, etc.	~~W~~	3,711,586	Final ruling (2015.01.29)
Gyenggi Urban Innovation Corporation	Claim for refund of investments		19,100	1st trials in progress
SH Corporation	Claim for damages		9,720	1st trials in progress

Defendant:
Hanhwa Chemical Co., Ltd.	Performance bonds	~~W~~	322,593	1st, 2nd trials ruled in favor of the Bank; Pending appeals
KAMCO 8th JV Securitization Specialty Co., Ltd	Claim for refund of impairment sale payment		36,333	1st trials in progress
Gyeonggi Urban Innovation Corporation	Delivery of stocks and Stock transfer, etc		24,348	1st trials in progress

	December 31, 2013
	Contents	Amounts		Status of lawsuit
Plaintiff:
29 Samsung affiliates (including Samsung Electronics)	Deposit contracts, etc.	~~W~~	3,711,586	1st, 2nd trials ruled in part favor of the Bank; Pending appeals
Gyenggi Urban Innovation Corporation	Claim for refund of investments		19,100	1st trials in progress
SH Corporation	Claim for damages		9,720	1st trials in progress

Defendant:
Hanhwa Chemical Co., Ltd.	Performance bonds	~~W~~	322,593	1st, 2nd trials ruled in favor of the Bank; Pending appeals
Simmtech Co., Ltd.	Claim for damages		115,465	1st trials in progress
Cheonan city	Delivery of stocks, etc.		29,292	1st trials in progress
Standard Chartered Bank Korea Ltd.	Claim for sales billings		20,177	1st trial ruled against the Bank; Pending appeals

In December 2013, the Supreme Court of Korea ruled that all fixed payments such as bonuses and allowances that have been uniformly provided to employees on a regular basis must now be included when calculating the employee’s ordinary wage. As of December 31, 2014, there is no lawsuit related with ordinary wage from the Bank’s employees and management cannot reliably estimate the potential impacts, if any, on the Bank’s financial position, financial performance and cash flows.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

21. Other Liabilities

Other liabilities as of December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013
Accounts payable	~~W~~	2,662,181	2,674,054
Accrued expense		1,784,532	1,385,434
Advance receipts		1,144	1,311
Unearned income		48,279	37,994
Deposits withholding tax		40,873	25,926
Guarantee money received		89,155	101,319
Foreign exchanges payable		225,199	22,923
Domestic exchanges payable		461,950	285,965
Borrowing from trust accounts		589,081	487,220
Financial guarantee liability		71,323	59,083
Suspense payable		115,356	108,200
Others		133,123	56,956

		6,222,196	5,246,385
Present value discount		(415)	(434)

	~~W~~	6,221,781	5,245,951

The carrying amount of financial liabilities included in other liabilities above amounted to ~~W~~5,920,686 million as of December 31, 2014 (~~W~~4,982,513 million as of December 31, 2013) and their fair value amounted to ~~W~~5,920,769 million as of December 31, 2014 (~~W~~4,982,526 million as of December 31, 2013).

22. Equity

(1) Issued capital

The Bank is authorized to issue up to 6,000 million shares of common stock and has 3,036,079,768 shares issued as of December 31, 2014 (1,852,372,235 shares issued as of December 31, 2013), and outstanding with a total par value of ~~W~~15,180,399 million as of December 31, 2014 (~~W~~9,261,861 million as of December 31, 2013).

(2) Capital surplus

Capital surplus as of December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013
Surplus from capital reduction(*1)	~~W~~	44,373	44,373
Other capital surplus(*2)		2,478,496	—

(*1)	The Bank reduced ~~W~~5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ~~W~~5,134,227 million. As the result of the capital reduction, ~~W~~44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.
(*2)	The difference in the amount of shares issued and the carrying value of net asset acquired occurring from the merger of the Bank with KDB Financial Group Inc. and Korea Finance Corporation are recognized as other capital surplus.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(3) Capital adjustments

Capital adjustments as of December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013
Discount on stock issuance	~~W~~	—	(51)

(4) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income as of December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013
Valuation gain on available-for-sale financial assets:
Valuation gain on available-for-sale financial assets (before tax)	~~W~~	1,075,984	477,463
Income tax effect		(260,384)	(115,532)

		815,600	361,931

Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		(37,421)	(65,523)
Income tax effect		9,056	15,856

		(28,365)	(49,667)

Valuation loss on cash flow hedge
Valuation loss on cash flow hedge (before tax)		(18,293)	—
Income tax effect		4,427	—

		(13,866)	—

Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)		59,437	26,661
Income tax effect		(14,384)	(6,452)

		45,053	20,209

	~~W~~	818,422	332,473

(ii)	Changes in accumulated other comprehensive income for the years ended December 31, 2014 and 2013 are as follows:

	2014
	January 1, 2014		Increase (decrease)	Tax effect	Acquisition of parent company	December 31, 2014
Valuation gain on available-for-sale financial assets	~~W~~	361,931	64,363	(15,586)	404,892	815,600
Exchange differences on translation of foreign operations		(49,667)	28,102	(6,800)	—	(28,365)
Valuation loss on cash flow hedge		—	(1,350)	327	(12,843)	(13,866)
Remeasurements of defined benefit liabilities		20,209	33,565	(8,123)	(598)	45,053

	~~W~~	332,473	124,680	(30,182)	391,451	818,422

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	2013
	January 1, 2013		Increase (decrease)	Tax effect	December 31, 2013
Valuation gain on available-for-sale financial assets	~~W~~	558,937	(259,860)	62,854	361,931
Exchange differences on translation of foreign operations		(37,385)	(16,203)	3,921	(49,667)
Remeasurements of defined benefit liabilities		12,629	10,000	(2,420)	20,209

	~~W~~	534,181	(266,063)	64,355	332,473

(5) Retained earnings

The Korea Development Bank Act requires the Bank to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit. In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

(i)	Retained earnings as of December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013
Legal reserve	~~W~~	5,400,519	6,022,263
Voluntary reserve
Regulatory reserve for loan losses		1,306,925	1,306,925
Unappropriated retained earnings (accumulated deficits)		183,469	(621,744)

	~~W~~	6,890,913	6,707,444

(ii)	Changes in legal reserve for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Beginning balance	~~W~~	6,022,263	5,641,363
Transfer from (contribution to) unappropriated retained earnings		(621,744)	380,900

Ending balance	~~W~~	5,400,519	6,022,263

(iii)	Changes in unappropriated retained earnings (accumulated deficits) for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Beginning balance	~~W~~	(621,744)	1,711,670
Profit (loss) for the year		183,469	(1,447,391)
Transfer from (contribution to) legal reserve		621,744	(380,900)
Contribution to regulatory reserve for loan losses		—	(271,976)
Dividends		—	(233,147)

Ending balance	~~W~~	183,469	(621,744)

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(iv)	Statements of appropriation of retained earnings (disposal of deficits) for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
I. Unappropriated retained earnings (accumulated deficits):
Unappropriated retained earning carried forward from the prior year	~~W~~	—	825,647
Profit (loss) for the year		183,469	(1,447,391)

		183,469	(621,744)

II. Appropriation of retained earnings (disposal of deficits):
Legal reserve (transfer from legal reserve)		73,388	(621,744)
Regulatory reserve for loan losses		63,903	—
Dividends
(Dividends per share ~~W~~15 for 2014 and ~~W~~0 for 2013)		46,178	—

		183,469	(621,744)

III. Unappropriated retained earnings (accumulated deficits) to be carried over to subsequent year	~~W~~	—	—

(6) Regulatory reserve for loan losses

The Bank is required to provide a regulatory reserve for loan losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for loan losses are as follows:

(i)	Regulatory reserve for loan losses as of December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013
Beginning balance	~~W~~	1,306,925	1,306,925
Planned reserve for loan losses		63,903	—

Ending balance	~~W~~	1,370,828	1,306,925

(ii)	Obligated amount of provision for regulatory reserve for loan losses and profit (loss) after adjusting regulatory reserve for loan losses for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Profit (loss) for the year	~~W~~	183,469	(1,447,391)
Obligated amount of provision for regulatory reserve for loan losses		(46,751)	(17,152)

Profit (loss) after adjusting regulatory reserve for loan losses	~~W~~	136,718	(1,464,543)

Profit (loss) per share after adjusting regulatory reserve for loan losses (won)	~~W~~	73	(791)

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

23. Net Interest Income

Net interest income for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Interest income:
Due from banks	~~W~~	46,647	34,225
Financial assets held for trading		59,293	58,519
Available-for-sale financial assets		614,257	738,508
Held-to-maturity financial assets		629	3,144
Loans		4,029,615	3,932,156

		4,750,441	4,766,552

Interest expense:
Financial liabilities designated at fair value through profit or loss		(44,837)	(45,267)
Deposits		(894,555)	(1,091,342)
Borrowings		(273,205)	(325,831)
Bonds		(1,549,350)	(1,573,647)

		(2,761,947)	(3,036,087)

Net interest income	~~W~~	1,988,494	1,730,465

Interest received from impaired assets relating to loan receivables for the years ended December 31, 2014 and 2013 were ~~W~~22,947 million and ~~W~~40,628 million, respectively, and there was no interest received from impaired assets related to financial assets other than loans.

24. Net Fees and Commission Income

Net fees and commission income for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Fees and commission income:
Loan commissions	~~W~~	190,133	189,704
Underwriting and investment consulting commissions		168,597	199,877
Brokerage and agency commissions		13,146	16,436
Trust and retirement pension plan commissions		28,510	29,799
Fees on asset management commissions		2,612	1,162
Other fees		64,993	59,088

		467,991	496,066

Fees and commission expenses:
Brokerage and agency fees		(8,702)	(8,510)
Other fees		(17,045)	(33,822)

		(25,747)	(42,332)

	~~W~~	442,244	453,734

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

25. Dividend Income

Dividend income for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Financial assets held for trading	~~W~~	377	191
Available-for-sale financial assets		76,622	66,061
Investments in subsidiaries and associates		81,165	71,617

	~~W~~	158,164	137,869

26. Net Loss on Financial Assets Held for Trading

Net loss related to financial assets held for trading for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Gains on financial assets held for trading:
Gains on sale	~~W~~	20,319	20,954
Gains on valuation		3,837	1,110

		24,156	22,064

Losses on financial assets held for trading:
Losses on sale		(26,442)	(32,934)
Losses on valuation		(3,741)	(3,240)
Purchase related expense		(297)	(241)

		(30,480)	(36,415)

	~~W~~	(6,324)	(14,351)

27. Net Gain (Loss) on Financial Liabilities Designated at Fair Value Through Profit or Loss

Net gain (loss) related to financial liabilities designated at fair value through profit or loss for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Gains on financial liabilities designated at FVTPL:
Gains on redemption	~~W~~	469	2,606
Gains on valuation		2,789	44,021

		3,258	46,627

Losses on financial liabilities designated at FVTPL:
Losses on redemption		(42)	(119)
Losses on valuation		(75,881)	(937)

		(75,923)	(1,056)

	~~W~~	(72,665)	45,571

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

28. Net Gain (Loss) on Available-for-sale Financial Assets

Net gain (loss) on available-for-sale financial assets for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Gains on available-for-sale financial assets:
Gains on sale	~~W~~	416,182	446,280
Reversal of impairment losses		21,367	22,138

		437,549	468,418

Losses on available-for-sale financial assets:
Losses on sale		(32,961)	(31,568)
Impairment losses		(355,532)	(637,701)

		(388,493)	(669,269)

	~~W~~	49,056	(200,851)

29. Net Gain (Loss) on Derivatives

Net gain (loss) on derivatives for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Net gain (loss) on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	~~W~~	2,701,958	1,858,925
Currency		4,680,371	4,703,321
Stock		2,136	6,013
Commodity		99,411	38,610
Embedded derivatives		21,261	22,260
Gains on adjustment of derivatives		6,222	6,158

		7,511,359	6,635,287

Losses on trading purpose derivatives:
Interest		(2,652,239)	(1,972,484)
Currency		(4,852,495)	(4,575,970)
Stock		(1,013)	(4,713)
Commodity		(99,225)	(38,528)
Embedded derivatives		(49,780)	(13,529)
Losses on adjustment of derivatives		(11,014)	(8,444)

		(7,665,766)	(6,613,668)

	~~W~~	(154,407)	21,619

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	2014		2013
Net loss on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest	~~W~~	248,913	44,233
Currency		65,389	98,508
Gains on adjustment of derivatives		2,034	2,021

		316,336	144,762

Losses on hedging purpose derivatives:
Interest		(50,015)	(228,126)
Currency		(539,804)	(296,768)
Losses on adjustment of derivatives		(2,349)	(2,174)

		(592,168)	(527,068)

		(275,832)	(382,306)

Net gain (loss) on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		332,194	644,381
Gains on redemption		88,528	208,451

		420,722	852,832

Losses on fair value hedged items:
Losses on valuation		(260,306)	(76,291)
Losses on redemption		(49,795)	(164,575)

		(310,101)	(240,866)

		110,621	611,966

	~~W~~	(319,618)	251,279

There is no ineffective portion of changes in the fair value of derivative designated as cash flow hedge recognized in profit or loss for the years ended December 31, 2014 and 2013.

30. Net Foreign Currency Transaction Gain (Loss)

Net foreign currency transaction gain (loss) for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Net gain (loss) on foreign exchange transactions:
Gains on sales	~~W~~	716,348	813,930
Losses on sales		(604,495)	(843,468)

		111,853	(29,538)

Net gain (loss) on foreign exchange translations:
Gains on foreign exchange translations		1,264,570	758,699
Losses on foreign exchange translations		(991,754)	(982,042)

		272,816	(223,343)

	~~W~~	384,669	(252,881)

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

31. Other Operating Income (Loss), net

Other operating income (loss) for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Other operating income:
Gains on sale of loans	~~W~~	65,963	55,199
Reversal of other provisions		117	—
Gains on disposal of investments in subsidiaries and associates		5,671	6,268
Reversal of provisions		314,620	11,227
Others		6,431	7,918

		392,802	80,612

Other operating expenses:
Losses on sale of loans		(76,258)	(203,485)
Contribution to provision for other assets		(2,533)	(2,535)
Losses on disposal of investments in subsidiaries and associates		(832)	(6,031)
Provision for other allowances		(45,336)	(461,859)
Insurance expenses		(59,540)	(62,140)
Credit guarantee fund salary		(119,790)	(105,181)
Educational taxes		(36,384)	(33,652)
Foreign security contributions		(18,049)	(19,584)
Others		(19,852)	(36,728)

		(378,574)	(931,195)

	~~W~~	14,228	(850,583)

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

32. General and Administrative Expenses

General and administrative expenses for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Payroll costs:
Short-term employee benefits	~~W~~	271,293	262,650
Defined benefit costs		34,705	36,755
Defined contribution costs		472	273
Termination benefits		4,258	9,461

		310,728	309,139

Depreciation and amortization:
Depreciation of property and equipment		26,547	26,987
Amortization of intangible assets		24,671	19,347

		51,218	46,334

Other:
Employee welfare benefits		23,725	28,769
Rent expenses		24,165	24,057
Taxes and dues		18,696	17,011
Advertising expenses		17,859	18,220
Electronic data processing expenses		49,416	42,292
Fees and charges		24,285	23,048
Others		36,708	38,005

		194,854	191,402

	~~W~~	556,800	546,875

33. Non-Operating Income and Expense

Non-operating income and expense for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Non-operating income:
Gain on disposal of property and equipment	~~W~~	8,494	817
Rental income on investment property		1,235	1,230
Others		4,087	5,906

		13,816	7,953

Non-operating expenses:
Loss on disposal of property and equipment		(87)	(502)
Depreciation of investment property		(1,559)	(1,693)
Impairment losses on intangible assets		(738)	—
Donations		(7,868)	(14,332)
Others		(356)	(1,195)

		(10,608)	(17,722)

	~~W~~	3,208	(9,769)

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

34. Income Tax Expense (Benefit)

(1)	Income tax expenses (benefit) for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Current income tax(*)	~~W~~	332,489	202,113
Changes in deferred income taxes on temporary differences		(268,965)	(651,734)
Deferred income tax recognized directly to equity		(30,182)	(64,355)
Changes in income taxes due to consolidated tax return		—	(1,918)

Income tax expense (benefit)	~~W~~	33,342	(515,894)

(*)	Includes changes such as those that arise from final tax returns

(2)	Profit (loss) before income taxes and income tax expense (benefit) for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Profit (loss) before income taxes	~~W~~	216,811	(1,963,285)
Income taxes calculated using enacted tax rates (24.2%)		52,468	(475,115)
Adjustments:
Non-deductible losses and tax free gains		10,023	(16,871)
Non-recognition effect of deferred income taxes		(2,428)	32,015
Tax credit		(14,965)	(20,926)
Changes in income taxes due to consolidated tax return		—	(1,918)
Net adjustments for prior year		(24,767)	(34,210)
Others		13,011	1,131

		(19,126)	(40,779)

Income tax expense (benefit)	~~W~~	33,342	(515,894)

Effective tax rate		15.38%	26.28%

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(3)	Changes in temporary differences and deferred tax assets (liabilities) for the years ended December 31, 2014 and 2013 are as follows:

	2014
	January 1, 2014(*)		Decrease	Increase	December 31, 2014	Deferred tax assets (liabilities)
Derivative	~~W~~	(455,982)	(455,982)	(140,271)	(140,271)	(33,946)
Investments in subsidiaries and associates		71,691	—	(12,170,522)	(12,098,831)	(2,777,795)
Gains on fair value hedged items valuation		(233,536)	(233,536)	(483,771)	(483,771)	(117,073)
Losses on foreign exchange translation for hedged liabilities		244,343	244,343	845,527	845,527	204,617
Impairment losses on investment bonds		413,928	105,239	45,000	353,689	85,593
Impairment losses on investment securities		1,326,779	92,727	407,052	1,641,104	397,147
Allowance for employee retirement benefits		173,188	9,150	15,953	179,991	43,548
Deposits for severance insurance		(178,119)	(9,015)	(733)	(169,837)	(41,101)
Held-for-trading securities		1,786	2,125	(70,118)	(70,457)	(17,051)
Available-for-sale bonds		(151,197)	(380)	—	(150,817)	(36,498)
Bad debt charge		711,947	117,193	1,321,636	1,916,390	463,766
Other provisions		447,494	549,692	322,983	220,785	53,430
Property impairment losses		7,667	173	—	7,494	1,814
Accrued dividends		226,174	213,771	—	12,403	3,002
Loan origination cost (fees)		(13,703)	(13,703)	52,551	52,551	12,717
Gains on sales of loans		(494,490)	(18,551)	3,135	(472,804)	(114,418)
Other		(173,256)	132,277	(136,035)	(441,568)	(106,858)

		1,924,714	735,523	(9,987,613)	(8,798,422)	(1,979,106)

Temporary differences from unrecognized deferred tax assets and liabilities:
Investments in subsidiaries and associates		318,779	114,838	105,695	309,636	—

	~~W~~	2,243,493	850,361	(9,881,918)	(8,488,786)	(1,979,106)

(*)	Deferred income taxes as of January 1, 2014 reflected previous year’s additional tax adjustment after the financial statements were issued.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	2013
	January 1, 2013(*)		Decrease	Increase	December 31, 2013	Deferred tax assets (liabilities)
Derivative	~~W~~	(1,108,677)	(1,108,677)	(455,982)	(455,982)	(110,348)
Investments in subsidiaries and associates		(663,003)	10,124	1,095,391	422,264	102,188
Gains (losses) on fair value hedged items valuation		250,641	250,641	(233,536)	(233,536)	(56,516)
Losses on foreign exchange translation for hedged liabilities		87,228	87,228	244,343	244,343	59,131
Impairment losses on investment bonds		404,652	68,710	140,729	476,671	115,354
Impairment losses on investment securities		880,156	51,106	496,922	1,325,972	320,885
Allowance for employee retirement benefits		157,276	10,630	26,991	173,637	42,020
Deposits for severance insurance		(146,153)	(10,630)	(32,486)	(168,009)	(40,658)
Held-for-trading securities		(19,181)	(19,177)	2,126	2,122	513
Available-for-sale bonds		(257,601)	(106,384)	—	(151,217)	(36,594)
Bad debt charge		460,140	54,839	300,152	705,453	170,720
Other provisions		(13,055)	89,143	540,085	437,887	105,969
Property impairment losses		7,840	173	—	7,667	1,856
Loan origination cost (fees)		(1,569)	(1,569)	(13,703)	(13,703)	(3,316)
Gains on sales of loans		(437,953)	(19,329)	(74,668)	(493,292)	(119,377)
Other		(423,843)	(75,111)	278,305	(70,427)	(17,044)

		(823,102)	(718,283)	2,314,669	2,209,850	534,783

Temporary differences from unrecognized deferred tax assets and liabilities:
Investments in subsidiaries and associates		199,152	12,889	132,516	318,779	—

	~~W~~	(623,950)	(705,394)	2,447,185	2,528,629	534,783

(*)	Deferred income taxes as of January 1, 2013 reflected previous year’s additional tax adjustment after the financial statements were issued.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(4)	Changes in deferred income taxes recognized directly to equity for the years ended December 31, 2014 and 2013 are as follows:

	2014
	December 31, 2014		Deferred tax assets (liabilities)	December 31, 2013	Deferred tax assets (liabilities)	Changes in deferred tax assets (liabilities)
Gains on valuation of available-for-sale financial assets	~~W~~	815,600	(260,384)	361,931	(115,532)	(144,852)
Exchange differences on translation of foreign operations		(28,365)	9,056	(49,667)	15,856	(6,800)
Losses on valuation of cash flow hedge		(13,866)	4,427	—	—	4,427
Remeasurements of defined benefit liabilities		45,053	(14,384)	20,209	(6,452)	(7,932)

	~~W~~	818,422	(261,285)	332,473	(106,128)	(155,157)

	2013
	December 31, 2013		Deferred tax assets (liabilities)	December 31, 2012	Deferred tax assets (liabilities)	Changes in deferred tax assets (liabilities)
Gains on valuation of available-for-sale financial assets	~~W~~	361,931	(115,532)	558,937	(178,386)	62,854
Exchange differences on translation of foreign operations		(49,667)	15,856	(37,385)	11,935	3,921
Remeasurements of defined benefit liabilities		20,209	(6,452)	12,629	(4,032)	(2,420)

	~~W~~	332,473	(106,128)	534,181	(170,483)	64,355

(5)	A payment of ~~W~~58,568 million was made by the Bank for income tax liabilities (which includes local tax) resulting from its 2014 annual tax audit by the Seoul Regional Tax Office. Of the payment amount, the amount of ~~W~~55,802 million are temporary differences and therefore, is recognized as deferred tax assets.

35. Earnings (Loss) per Share

(1) Basic earnings (loss) per share

The Bank’s basic earnings (loss) per share for the years ended December 31, 2014 and 2013 are computed as follows:

(i) Basic earnings (loss) per share

	2014		2013
Profit (loss) attributable to ordinary shareholders of the Bank (A)	~~W~~	183,468,922,858	(1,447,391,046,665)
Weighted-average number of ordinary shares outstanding (B)		1,859,056,365	1,850,454,427

Basic earnings (loss) per share (A/B)	~~W~~	99	(782)

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(ii) Weighted-average number of shares of ordinary shares outstanding

	2014
	Number of ordinary shares	Days	Cumulative shares
Number of ordinary shares outstanding (A)	1,852,372,235	364	674,263,493,540
Increased paid-in capital (B)	4,000,000	314	1,256,000,000
Retirement and issuance of shares (C)	3,036,079,768	1	3,036,079,768

Cumulative shares (D=A+B+C)			678,555,573,308

Weighted-average number of ordinary shares outstanding (D/365)			1,859,056,365

	2013
	Number of ordinary shares	Days	Cumulative shares
Number of ordinary shares outstanding (A)	1,850,372,235	365	675,385,865,775
Increased paid-in capital (B)	2,000,000	15	30,000,000

Cumulative shares (C=A+B)			675,415,865,775

Weighted-average number of ordinary shares outstanding (C/365)			1,850,454,427

(2) Diluted earnings (loss) per share

Diluted and basic earnings (loss) per share for the years ended December 31, 2014 and 2013 are equal because there is no potential dilutive instrument.

36. Pledged Assets

Assets pledged by the Bank as collateral as of December 31, 2014 and 2013 are as follows:

	December 31, 2014			December 31, 2013
	Pledged assets		Related liabilities	Pledged assets	Related liabilities
Available-for-sale financial assets(*)	~~W~~	8,703,923	5,586,234	8,482,074	3,950,854

(*)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

37. Guarantees and Commitments

Guarantees and commitments as of December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013
Confirmed acceptances and guarantees:
Acceptances in foreign currency	~~W~~	760,550	763,968
Guarantees for bond issuance		1,047,027	989,822
Guarantees for loans		1,075,100	566,581
Acceptances for foreign loans		1,056	2,087
Acceptances for letter of guarantee		48,285	42,374
Guarantee of on-lending debt		131,624	—
Others		5,223,067	5,214,558

		8,286,709	7,579,390

Unconfirmed acceptances and guarantees:
Letter of guarantee		2,036,364	2,846,366
Others		1,811,300	1,352,302

		3,847,664	4,198,668

Commitments:
Commitments on loans		4,970,077	5,965,549
Securities purchase agreement		2,020,595	20,709
Others		151,601	239,183

		7,142,273	6,225,441

	~~W~~	19,276,646	18,003,499

38. Day One Profit or Loss

Changes in deferred day one profit or loss for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Beginning balance	~~W~~	(4,262)	(5,999)
New deferrals		1,370	(1,056)
Recognized in current profit or loss		2,397	2,039
Others (end of transaction, etc.)		472	753

Ending balance	~~W~~	(23)	(4,263)

Deferred day one profit or loss arose from derivative financial instruments at level 3 on the fair value hierarchy.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

39. Trust Accounts

(1)	Trust accounts as of December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013
Accrued trust management fee	~~W~~	18,447	15,399
Deposits		1,720,217	1,592,582
Trust accounts payable		542,857	451,910
Accrued interest on deposits		14,757	20,367

(2)	Transactions with trust accounts for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Fees on trust accounts	~~W~~	27,190	28,688
Gains from trading of derivative instruments		2,060	1,808
Interest expenses on deposits		(45,343)	(67,015)
Interest expenses of trust accounts payable		(10,520)	(10,323)

(3)	Principals guaranteed money trust and principals and interest guaranteed money trust

The carrying amounts of principals guaranteed money trust and principals and interest guaranteed money trust as of December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013
Principals guaranteed money trust	~~W~~	279,246	284,731
Principals and interest guaranteed money trust and non-guaranteed trust		216,052	208,201

	~~W~~	495,298	492,932

Principal of money trust	~~W~~	462,619	464,661
Income from trust deposits payable		32,679	28,271

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

40. Related Party Transactions

(1)	The Bank’s related parties as of December 31, 2014 are as follows:

Classification	Corporate name
Subsidiaries	Daewoo Securities Co., Ltd., KDB Capital Corporation, KDB Asset Management Co., Ltd., Korea Infrastructure Investments Asset Management Co., Ltd, KDB Asia Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A, KDB Bank Uzbekistan, Korea Infrastructure Fund and 4 others, KDB Value PEF VI, KDB Value PEF VII, KDB Sigma PEF, KDB Venture M&A PEF, KDB Consus Value PEF, KDB Turn Around PEF, Components and Materials M&A PEF and 2 others, KoFC-KDB Materials and Components Investment Fund No.1 and 2 others, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, KDB SPC I and 4 others, KDB Win-win Together Support Special Asset Investment Trust 1 and 38 others,
Associates	Korea Electric Power Co., Ltd., Korea Aerospace Industries Co., Ltd., Korea Tourism Organization, Korea Appraisal Board, STX Offshore & Shipbuilding Co., Ltd, STX Heavy Industries Co., Ltd, STX Corporation, Korea Marine Guarantee Insurance, Daewoo Shipbuilding & Marine Engineering Co., Ltd., GM Korea Company and 113 others, Job Creating Small and Medium Enterprises Investments private equity fund and 51 others , KoFC- KIS Pioneer Champ 2010-1 venture investment fund and 1 other, KoFC-Bokwang Pioneer Champ 2010-3 investment fund and 36 others, NPS 06-2 Neoplux Corporate Restructuring Company and 12 others, KoFC- KB Man Foundation Investment Fund and 15 others.
Others	Key management personnel

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(2)	Significant balances with related parties as of December 31, 2014 and 2013 are as follows:

	Account	December 31, 2014		December 31, 2013
Subsidiaries:
Daewoo Securities Co., Ltd.	Derivative financial assets	~~W~~	118,964	53,058
	Other assets		5,089	5,089
	Deposits		35,711	5,530
	Bonds		790,584	380,069
	Derivative financial liabilities		96,481	44,658
	Other liabilities		4,434	4,185
KDB Capital Corporation	Derivative financial assets		5,030	329
	Deposits		25,295	11,248
	Derivative financial liabilities		1,276	9,771
	Other liabilities		484	535
KDB Asset Management Co., Ltd.	Deposits		282	41
KDB Infrastructure Investments Asset Management Co., Ltd.	Deposits		2,660	2,254
KDB Ireland Ltd.	Loans		268,111	268,326
	Allowance for loan losses		(87)	(93)
	Derivative financial assets		5,122	7,112
	Other assets		393	613
	Deposits		—	1,055
	Bonds		—	36,075
	Derivative financial liabilities		222	352
KDB Bank Europe Ltd.	Cash and due from banks		321,476	286,340
	Loans		10,992	79,148
	Allowance for loan losses		(11)	(87)
	Derivative financial assets		5,196	4,109
	Other assets		1,009	751
	Derivative financial liabilities		256	414
Banco KDB Do Brazil S.A.	Loans		54,960	183,220
	Allowance for loan losses		(18)	(59)
	Other assets		—	3,554
	Allowance of other assets		—	(1)
KDB Asia Ltd.	Cash and due from banks		181,873	188,250
	Loans		65,952	184,765
	Allowance for loan losses		(7)	(23)
	Derivative financial assets		1,443	2,694
	Other assets		210	547
	Deposits		2	2
	Borrowings		19,786	9,396
	Bonds		—	126,282
	Derivative financial liabilities		35	67

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	Account	December 31, 2014		December 31, 2013
KDB Value PEF VI	Securities	~~W~~	50,428	70,068
	Loans		1,357,986	1,294,365
	Allowance for loan losses		(3,208)	(944)
	Derivative financial assets		17,994	2,670
	Other assets		28,248	35,177
	Allowance of other assets		(58)	(22)
	Deposits		86,851	69,504
	Borrowings		7,057	6,890
	Bonds		—	50,000
	Derivative financial liabilities		27,889	2,670
	Other liabilities		1,680	3,644
	Other provisions		1	—
Others	Securities		354,946	341,217
	Loans		122,205	81,529
	Allowance for loan losses		(1,794)	(185)
	Derivative financial assets		10,644	228
	Other assets		5,904	6,433
	Allowance of other assets		—	(2)
	Deposits		19,943	78,890
	Borrowings		—	10,589
	Bonds		—	40,000
	Derivative financial liabilities		253	5,157
	Other liabilities		2,625	3,076
Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Loans		1,934,985	1,365,249
	Allowance for loan losses		(1,465)	(1,550)
	Other assets		476	3,259
	Deposits		14,194	204,097
	Derivative financial liabilities		36,876	145,638
	Other liabilities		40,340	363
Korea Electric Power Co., Ltd.	Loans		59,778	2,360,709
	Derivative financial assets		4,723	—
	Securities		1,513,541	5,412
	Other assets		4,837	7,586
	Borrowings		7,442	—
	Derivative financial liabilities		2,737	—
	Other liabilities		1	—
Korea Aerospace Industries Co., Ltd.	Securities		50,749	50,000
	Loans		104,484	127,235
	Other assets		201	1,346
	Deposits		1,924	76,095
	Other liabilities		159	106

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	Account	December 31, 2014		December 31, 2013
Others	Securities		52,770	60,779
	Loans		3,216,393	3,036,299
	Derivative financial assets		34,906	20,212
	Other assets		38	191
	Deposits		542,548	197,844
	Borrowings		—	1,000
Others	Derivative financial liabilities		50,028	126,512
	Other liabilities		329,520	396

		~~W~~	12,114,984	11,789,308

(3)	Significant transactions with related parties for the years ended December 31, 2014 and 2013 are as follows:

	Account	2014		2013
Subsidiaries:
Daewoo Securities Co., Ltd.	Interest income	~~W~~	261	—
	Fees and commission income, other income		174,254	4,902
	Interest expenses		(20,576)	(10,306)
	Other operating expenses		(157,796)	(20,910)
KDB Capital Corporation	Fees and commission income, other income		11,747	1,560
	Interest expenses		(37)	(114)
	Other operating expenses		(8,826)	(10,160)
KDB Asset Management Co., Ltd.	Fees and commission income, other income		—	20
	Interest expenses		(1)	(3)
	Other operating expenses		(29)	—
KDB Infrastructure Investments Asset Management Co., Ltd	Interest expenses		(36)	(106)
KDB Ireland Ltd.	Interest income		2,163	3,192
	Reversal of allowance for loan losses		40	90
	Fees and commission income, other income		149	1
	Interest expenses		—	—
	Provision for loan losses		(19)	(5)

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	Account	2014		2013
	Other operating expenses	~~W~~	(2,241)	(12)
KDB Bank Europe Ltd.	Interest income		4,536	4,436
	Reversal of allowance for loan losses		158	514
	Fees and commission income, other income		5,733	8,691
	Interest expenses		—	(60)
	Provision for loan losses		(51)	(150)
	Other operating expenses		(2,263)	(3,364)
Banco KDB Do Brazil S.A.	Interest income		2,470	11,371
	Reversal of allowance for loan losses		45	34
	Fees and commission income, other income		2	9
	Provision for loan losses		—	(41)
	Other operating expenses		4	(70)
KDB Asia Ltd.	Interest income		1,927	3,751
	Reversal of allowance for loan losses		100	92
	Fees and commission income, other income		1,376	1,378
	Interest expenses		(4)	(5)
	Provision for loan losses		(87)	(79)
	Other operating expenses		(1,793)	(1,706)
KDB Value PEF VI	Interest income		58,313	1,071
	Fees and commission income, other income		26,423	37,987
	Interest expenses		(791)	(1,071)
	Other operating expenses		(34,856)	(4,103)
Others	Interest income		10,686	72,252
	Reversal of allowance for loan losses		15,970	129
	Fees and commission income, other income		25,395	47,012
	Interest expenses		(895)	(669)
	Provision for loan losses		(7,604)	(236)
	Other operating expenses		(2,410)	(7,625)
Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Interest income		45,516	46,815
	Other operating incomes		117,274	22,997
	Interest expense		(1,079)	(1,650)
	Other operating expenses		(28,316)	(82,692)

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	Account	2014		2013
Korea Electric Power Co., Ltd.	Interest income	~~W~~	60,607	71,826
	Other operating incomes		4,683	—
	Other operating expenses		(2,746)	—
Korea Aerospace Industries Co., Ltd.	Interest income		4,391	8,017
	Other operating incomes		462	13
	Interest expense		(274)	(826)
	Other operating expenses		(164)	(1)
Others	Interest income		103,687	136,999
	Fees and commission income, other income		255,506	411,777
	Interest expenses		(3,152)	(3,560)
	Other operating expenses		(810,608)	(783,731)

		~~W~~	(152,776)	(36,319)

(4)	Details of guarantees and commitments to the related parties as of December 31, 2014 and 2013 are as follows:

	Account	2014		2013
Subsidiaries:
KDB Value VI PEF	Confirmed acceptances and guarantees	~~W~~	181,119	66,000
Others	Loan commitments		523,900	546,300
Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Confirmed acceptances and guarantees		266,470	729,560
	Unconfirmed acceptances and guarantees		409,321	134,992
Korea Electric Power Co., Ltd.	Confirmed acceptances and guarantees		198,684	193,964
Korea Aerospace Industries Co., Ltd.	Confirmed acceptances and guarantees		297,474	106,838
Others	Confirmed acceptances and guarantees		1,177,610	868,404
	Unconfirmed acceptances and guarantees		715,541	804,305
	Loan commitments		19,200	—

		~~W~~	3,789,319	3,450,363

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(5)	Details of compensation to key management personnel for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Short-term employee benefits	~~W~~	(4,853)	(16,438)
Post-employment benefits		(802)	(1,459)
Share-based Payment		(29)	—

	~~W~~	(5,684)	(17,897)

(6)	Details of assets pledged as collaterals to the related parties as of December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Carrying amounts		Amounts collateralized	Secured party
Available-for-sale debt securities	~~W~~	16,155	16,000	Daewoo Securities Co., Ltd.

	December 31, 2013
	Carrying amounts		Amounts collateralized	Secured party
Available-for-sale debt securities	~~W~~	16,064	16,000	Daewoo Securities Co., Ltd.

(7)	Details of assets pledged as collaterals from the related parties as of December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Carrying amounts		Amounts collateralized	Secured party
Securities denominated in foreign currencies	~~W~~	49,333	57,783	KDB Ireland Ltd.

	December 31, 2013
	Carrying amounts		Amounts collateralized	Secured party
Securities denominated in foreign currencies	~~W~~	55,637	61,207	KDB Ireland Ltd.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

41. Statements of Cash Flows

(1)	Cash and cash equivalents in the statements of cash flows as of December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013
Cash and due from banks:
Cash and foreign currencies	~~W~~	93,801	153,965
Due from banks denominated in Korean won		1,231,849	1,974,114
Due from banks denominated in foreign currencies		4,648,999	3,582,359

		5,974,649	5,710,438

Less: Restricted due from banks, others		(2,237,986)	(2,850,446)
Add: Financial instruments reaching maturity within three months from date of acquisition
Financial assets held for trading:
Government and public bonds		50,224	90,360
Loans:
Call-loans		4,933,613	3,980,568
Inter-bank loans		299,414	229,044

		5,233,027	4,209,612

		5,283,251	4,299,972

Cash and cash equivalents	~~W~~	9,019,914	7,159,964

(2)	Significant transactions not involving cash flows for the years ended December 31, 2014 and 2013 are as follows:

	2014		2013
Decrease in loans due to write-offs	~~W~~	(357,498)	(336,530)
Increase in available-for-sale financial assets due to debt-to-equity swap		108,653	179,596
Increase (decrease) in accumulated other comprehensive income due to securities valuation		64,363	(259,860)
Deferred income tax effect due to securities valuation		(15,586)	62,854
Reclassification of available-for-sale financial assets to investments in subsidiaries and associates		26,823	9,141
Reclassification of investments in subsidiaries and associates to available-for-sale financial assets		8,860	6,108
Transfer from investment property to property and equipment		22,561	10,098
Consideration for merger with controlling entities		5,898,538	—

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

42.	Transfers of Financial Instruments

Details of financial assets and liabilities related to repurchase agreements sold and loaned debt securities that do not qualify for derecognition as of December 31, 2014 and 2013 are as follows:

	December 31, 2014			December 31, 2013
Characteristics of transactions	Carrying amounts for transferred assets		Carrying amounts for related liabilities	Carrying amounts for transferred assets	Carrying amounts for related liabilities
Repurchase agreements sold	~~W~~	2,857,455	1,860,444	6,590,367	4,124,630
Loaned debt securities		10,205	—	59,528	—

	~~W~~	2,867,660	1,860,444	6,649,895	4,124,630

43. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as fair value level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held for trading	~~W~~	930,333	488,065	—	1,418,398
Available-for-sale financial assets		1,926,084	26,978,409	9,255,532	38,160,025
Derivative financial assets		3	4,842,756	70,033	4,912,792

	~~W~~	2,856,420	32,309,230	9,325,565	44,491,215

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	1,133,670	4,958	1,138,628
Derivative financial liabilities		5	4,744,243	44,906	4,789,154

	~~W~~	5	5,877,913	49,864	5,927,782

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	December 31, 2013
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held for trading	~~W~~	1,083,683	341,970	—	1,425,653
Available-for-sale financial assets		1,991,068	21,694,312	1,848,853	25,534,233
Derivative financial assets		5	4,235,278	83,989	4,319,272

	~~W~~	3,074,756	26,271,560	1,932,842	31,279,158

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	668,627	9,289	677,916
Derivative financial liabilities		—	3,856,378	23,723	3,880,101

	~~W~~	—	4,525,005	33,012	4,558,017

(ii)	Changes in the fair value of level 3 financial instruments for the years ended December 31, 2014 and 2013 are as follows:

	2014
	January 1, 2014		Profit or loss	Other comprehensive income	Acquisition/ Issue	Sale/ Settlement	Acquisition of parent company	December 31, 2014
Financial assets:
Available-for-sale financial assets	~~W~~	1,848,853	(46,844)	(143,983)	709,556	(137,867)	7,025,817	9,255,532
Derivative financial assets		83,989	(50,893)	—	78,806	(41,869)	—	70,033

	~~W~~	1,932,842	(97,737)	(143,983)	788,362	(179,736)	7,025,817	9,325,565

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	9,289	(2,379)	—	1,293	(3,245)	—	4,958
Derivative financial liabilities		23,723	(73,592)	—	105,180	(10,405)	—	44,906

	~~W~~	33,012	(75,971)	—	106,473	(13,650)	—	49,864

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	2013
	January 1, 2013		Profit or loss	Other comprehensive income	Acquisition/ Issue	Sale/ Settlement	Adjustments in level(*)	December 31, 2013
Financial assets:
Available-for-sale financial assets	~~W~~	1,852,733	(71,448)	(108,695)	1,090,757	(364,341)	(550,153)	1,848,853
Derivative financial assets		149,556	1,138	—	37,920	(104,625)	—	83,989

	~~W~~	2,002,289	(70,310)	(108,695)	1,128,677	(468,966)	(550,153)	1,932,842

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	10,770	230	—	5,788	(7,499)	—	9,289
Derivative financial liabilities		34,494	(9,593)	—	7,942	(9,120)	—	23,723

	~~W~~	45,264	(9,363)	—	13,730	(16,619)	—	33,012

(*)	Upon adoption of K-IFRS No. 1113 ‘Fair Value Measurement’ during the year ended December 31, 2013, available-for-sale financial assets with restrictions on disposals of publicly traded stocks are measured by quoted prices in active markets, since the restrictions are applicable to characteristics of the entity’s holding, and therefore transfer levels occur.

(iii)	Details of valuation technique and inputs used in the fair value measurement categorized within level 2 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2014 and 2013 are as follows:

	Valuation technique	Input
Financial assets held for trading:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate

Available-for-sale financial assets:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate

Derivatives financial assets:
Interest rate swaps	Discounted cash flow method,	Discount rate,
Currency forwards, swaps	Black-Scholes model,	Volatility,
Currency options	Modified Black model,	Exchange rate,
Commodities options	Formula model	Commodity index

Financial liabilities designated at FVTPL:
Bonds	Discounted cash flow method	Discount rate

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(iv)	Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2014 and 2013 are as follows:

December 31, 2014
	Valuation technique	Unobservable input	Range (%)
Available-for-sale financial assets:
Equity securities	Discounted cash flow	Discount rate	4.48 ~ 19.40
	method,	Growth rate	0.00
	Risk- adjusted discount	Rate of increase in
	rate method,	liquidation value	0.00
	Relative value approach	Discount rate of
		rent cash flow Rate of increase in property disposal price	8.01 2.00
Derivatives financial assets:
Interest rate swaps	Discounted cash flow	Volatility	12.50 ~ 21.20
	method	Correlation coefficient	(-)0.63 ~ 0.94
Interest rate options	Modified Black model	Volatility	12.50 ~ 21.20
Stock index options	Black-Scholes model	Volatility	19.00 ~ 57.00
Equity options	Finite difference	Volatility	19.00 ~ 57.00
	method	Correlation coefficient	0.1 ~ 0.48
Financial liabilities designated at FVTPL:
Borrowings	Finite difference	Volatility	19.00 ~ 57.00
	method	Correlation coefficient	0.1 ~ 0.48

December 31, 2013
	Valuation technique	Unobservable input	Range (%)
Available-for-sale financial assets:
Equity securities	Discounted cash flow	Discount rate	5.05 ~ 27.10
	method,	Growth rate	0.00
	Risk- adjusted discount	Rate of increase in
	rate method,	liquidation value	0.00
	Relative value approach	Discount rate of rent cash flow	8.01
		Rate of increase in property disposal price	0.92
Derivatives financial assets:
Interest rate swaps	Discounted cash flow	Volatility	9.50 ~ 16.00
	method	Correlation coefficient	(-)0.90 ~ 0.99
Interest rate options	Modified Black model	Volatility	9.50 ~ 16.00
Stock index options	Black-Scholes model	Volatility	15.40 ~ 57.00
Equity options	Finite difference	Volatility	15.40 ~ 57.00
	method	Correlation coefficient	0.001 ~ 0.49
Financial liabilities designated at FVTPL:
Borrowings	Finite difference	Volatility	15.40 ~ 57.00
	method	Correlation coefficient	0.001 ~ 0.49

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(v)	The sensitivity analysis on changes in unobservable inputs for financial instruments categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of December 31, 2014 and 2013 is as follows:

	December 31, 2014
	Profit(loss) for the year			Comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Available-for-sale financial assets(*1)	~~W~~	—	—	1,640,978	(389,774)
Derivatives financial instruments(*2)		10,786	(10,968)	—	—
Financial liabilities designated at FVTPL(*2)		71	(76)	—	—

	~~W~~	10,857	(11,044)	1,640,978	(389,774)

	December 31, 2013
	Profit(loss) for the year			Comprehensive income(loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Available-for-sale financial assets(*1)	~~W~~	—	—	127,054	(64,840)
Derivatives financial instruments(*2)		8,471	(7,551)	—	—
Financial liabilities designated at FVTPL(*2)		136	(132)	—	—

	~~W~~	8,607	(7,683)	127,054	(64,840)

(*1)	Sensitivity amounts of equity securities are calculated by increasing and decreasing the correlations between the discount rates(-1~1%) and the growth rates(0~1%) or the rate of increase in liquidation value(-1~1%) which are significant unobservable inputs. Sensitivity amounts for beneficiary certificates are calculated by increasing and decreasing the correlations between the discount rate of rent cash flow(-1~1%) and the rate of increase in property disposal price(-1~1%), only when it is consists of real property. Other than that, it is difficult to measure the sensitivity amounts of beneficiary certificates for practical reasons.
(*2)	Sensitivity amounts of derivatives financial instruments and financial liabilities designated at FVTPL are calculated by increasing and decreasing the correlation coefficient and volatility(-10~10%) which are significant unobservable inputs.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(2)	Fair value hierarchy of financial instruments disclosed by fair value

(i)	The fair value hierarchy of financial instruments disclosed by fair value as of December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*)	~~W~~	3,736,663	2,237,880	—	5,974,543
Loans(*)		—	4,933,613	131,592,753	136,526,366
Held-to-maturity financial assets		6,850	11,339	—	18,189
Other financial assets(*)		—	3,215,399	2,207,563	5,422,962

	~~W~~	3,743,513	10,398,231	133,800,316	147,942,060

Financial liabilities:
Deposits(*)	~~W~~	—	1,041,922	36,615,629	37,657,551
Borrowings(*)		—	2,085,951	21,531,411	23,617,362
Bonds		—	118,703,326	—	118,703,326
Other financial liabilities(*)		—	3,072,936	2,847,833	5,920,769

	~~W~~	—	124,904,135	60,994,873	185,899,008

	December 31, 2013
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*)	~~W~~	2,859,992	2,850,345	—	5,710,337
Loans(*)		—	4,224,342	93,392,378	97,616,720
Held-to-maturity financial assets		7,703	20,200	—	27,903
Other financial assets(*)		—	3,488,431	656,296	4,144,727

	~~W~~	2,867,695	10,583,318	94,048,674	107,499,687

Financial liabilities:
Deposits(*)	~~W~~	—	2,223,052	35,520,796	37,743,848
Borrowings(*)		—	1,560,347	21,695,966	23,256,313
Bonds		—	56,732,246	—	56,732,246
Other financial liabilities(*)		—	2,921,458	2,061,068	4,982,526

	~~W~~	—	63,437,103	59,277,830	122,714,933

(*)	For financial instruments categorized as level 2, the carrying amount is considered a reasonable approximation of the fair value and is thus, disclosed as the fair value.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(ii)	Details of valuation technique and inputs used in the fair value measurement categorized within level 2 and 3 of the fair value hierarchy of financial instruments disclosed by fair value as of December 31, 2014 and 2013 are as follows:

December 31, 2014
	Valuation technique	Input
Level 2
Financial assets:
Held-to-maturity financial assets	Discounted cash flow method	Discount rate
Financial liabilities:
Bonds	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans	Discounted cash flow method	Credit spread, Other spread, Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread, Prepayment rate
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

December 31, 2013
	Valuation technique	Input
Level 2
Financial assets:
Held-to-maturity financial assets	Discounted cash flow method	Discount rate
Financial liabilities:
Bonds	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans	Discounted cash flow method	Credit spread, Other spread,
Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

44. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Cash and cash equivalents		Financial instruments held for trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loan and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivatives instruments	Total
Financial assets:
Cash and due from banks	~~W~~	3,736,663	—	—	—	—	2,237,880	—	—	5,974,543
Financial assets held for trading		50,224	1,368,174	—	—	—	—	—	—	1,418,398
Available-for-sale financial assets		—	—	—	38,160,025	—	—	—	—	38,160,025
Held-to-maturity financial assets		—	—	—	—	17,238	—	—	—	17,238
Loans		5,233,027	—	—	—	—	129,081,439	—	—	134,314,466
Derivative financial assets		—	4,050,185	—	—	—	—	—	862,607	4,912,792
Other financial assets		—	—	—	—	—	5,421,457	—	—	5,421,457

	~~W~~	9,019,914	5,418,359	—	38,160,025	17,238	136,740,776	—	862,607	190,218,919

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	—	1,138,628	—	—	—	—	—	1,138,628
Deposits		—	—	—	—	—	—	37,605,714	—	37,605,714
Borrowings		—	—	—	—	—	—	23,537,531	—	23,537,531
Bonds		—	—	—	—	—	—	116,569,796	—	116,569,796
Derivative financial liabilities		—	3,884,084	—	—	—	—	—	905,070	4,789,154
Other financial liabilities		—	—	—	—	—	—	5,920,686	—	5,920,686

	~~W~~	—	3,884,084	1,138,628	—	—	—	183,633,727	905,070	189,561,509

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	December 31, 2013
	Cash and cash equivalents		Financial instruments held for trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loan and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivatives instruments	Total
Financial assets:
Cash and due from banks	~~W~~	2,859,992	—	—	—	—	2,850,345	—	—	5,710,337
Financial assets held for trading		90,360	1,335,293	—	—	—	—	—	—	1,425,653
Available-for-sale financial assets		—	—	—	25,534,233	—	—	—	—	25,534,233
Held-to-maturity financial assets		—	—	—	—	27,109	—	—	—	27,109
Loans		4,209,612	—	—	—	—	92,098,801	—	—	96,308,413
Derivative financial assets		—	3,688,950	—	—	—	—	—	630,322	4,319,272
Other financial assets		—	—	—	—	—	4,139,475	—	—	4,139,475

	~~W~~	7,159,964	5,024,243	—	25,534,233	27,109	99,088,621	—	630,322	137,464,492

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	—	677,916	—	—	—	—	—	677,916
Deposits		—	—	—	—	—	—	37,727,270	—	37,727,270
Borrowings		—	—	—	—	—	—	23,220,773	—	23,220,773
Bonds		—	—	—	—	—	—	55,924,868	—	55,924,868
Derivative financial liabilities		—	3,523,367	—	—	—	—	—	356,734	3,880,101
Other financial liabilities		—	—	—	—	—	—	4,982,513	—	4,982,513

	~~W~~	—	3,523,367	677,916	—	—	—	121,855,424	356,734	126,413,441

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

45. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amount
					Financial instruments	Cash collateral received
Derivative financial assets(*)	~~W~~	4,912,792	—	4,912,792	3,411,752	41,758	1,459,282
Receivable spot exchange(*)		2,611,319	—	2,611,319	2,575,345	—	35,974
Unsettled domestic exchange receivables		1,723,326	1,119,246	604,080	—	—	604,080
Security deposits for repurchase agreements sold		2,857,455	—	2,857,455	1,860,444	—	997,011
Repurchase agreements bought		299,451	—	299,451	299,451	—	—
Loaned debt securities		10,205	—	10,205	10,205	—	—
Receivables from securities transaction		13,046	—	13,046	13,046	—	—

	~~W~~	12,427,594	1,119,246	11,308,348	8,170,243	41,758	3,096,347

	December 31, 2014
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amount
					Financial instruments	Cash collateral received
Derivative financial liabilities(*)	~~W~~	4,789,154	—	4,789,154	3,628,140	—	1,161,014
Outstanding spot exchange(*)		2,610,986	—	2,610,986	2,575,345	—	35,641
Unsettled domestic exchange payables		1,581,196	1,119,246	461,950	—	—	461,950
Repurchase agreements sold		1,860,444	—	1,860,444	1,860,444	—	—
Payables from securities transaction		566	—	566	566	—	—

	~~W~~	10,842,346	1,119,246	9,723,100	8,064,495	—	1,658,605

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	December 31, 2013
	Gross amounts of recognized financial asset		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amount
					Financial instruments	Cash collateral received
Derivative financial assets(*)	~~W~~	4,319,272	—	4,319,272	2,796,848	67,846	1,454,578
Receivable spot exchange(*)		2,636,758	—	2,636,758	2,629,396	—	7,362
Domestic exchange receivables		1,839,647	987,974	851,673	—	—	851,673
Security deposits for repurchase agreements sold		6,590,367	—	6,590,367	4,124,630	—	2,465,737
Repurchase agreements bought		255,637	—	255,637	255,637	—	—
Loaned debt securities		59,527	—	59,527	59,527	—	—
Receivables from securities transaction		4,305	—	4,305	4,305	—	—

	~~W~~	15,705,513	987,974	14,717,539	9,870,343	67,846	4,779,350

	December 31, 2013
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amount
					Financial instruments	Cash collateral received
Derivative financial liabilities(*)	~~W~~	3,880,101	—	3,880,101	2,486,797	—	1,393,304
Outstanding spot exchange(*)		2,635,493	—	2,635,493	2,629,396	—	6,097
Unsettled domestic exchange payables		1,273,939	987,974	285,965	—	—	285,965
Repurchase agreements sold		4,124,630	—	4,124,630	4,124,630	—	—
Payables from securities transaction		3,020	—	3,020	3,020	—	—

	~~W~~	11,917,183	987,974	10,929,209	9,243,843	—	1,685,366

(*)	For the derivatives covered by the ISDA derivative contracts, all contracts are settled and the net amount of derivative contracts is measured and paid based on the liquidation value if the counterparty files for bankruptcy or has any credit issues.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

46. Operating Segments

(1)	The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. The following summary describes the operations in each of the Bank’s reportable segments:

Industry	General information
Corporate finance	Provides trading services , and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

(2)	Operating income (loss) from external customers and among operating segments for the years ended December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	385,735	(566,121)	21,047	584,028	424,689
Operating income (loss) from intersegment sales		34,823	204,807	—	(239,630)	—

	~~W~~	420,558	(361,314)	21,047	344,398	424,689

	December 31, 2013
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	(475,122)	(380,773)	21,509	(23,739)	(858,125)
Operating income (loss) from intersegment sales		6,472	(137,600)	—	131,128	—

	~~W~~	(468,650)	(518,373)	21,509	107,389	(858,125)

(3)	Details of segment results for the Bank’s reportable segments for the years ended December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Corporate finance		Investment finance	Asset management	Others	Total
Operating revenues:
Net interest income	~~W~~	1,465,790	(5,200)	5,029	522,875	1,988,494
Non-interest income (loss), net		305,883	166,629	26,768	(143,740)	355,540
Income (loss) related to securities(*1)		125,889	(157,909)	—	79,589	47,569

		1,897,562	3,520	31,797	458,724	2,391,603
General administrative expenses		(354,526)	(88,256)	(10,750)	(103,268)	(556,800)
Provision for loan losses and others(*2)		(1,122,478)	(276,578)	—	(11,058)	(1,410,114)

Operating income (loss)	~~W~~	420,558	(361,314)	21,047	344,398	424,689

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	December 31, 2013
	Corporate finance		Investment finance	Asset management	Others	Total
Operating revenues:
Net interest income	~~W~~	1,434,723	(31,083)	2,208	324,617	1,730,465
Non-interest income (loss), net		298,971	248,007	30,399	(190,982)	386,395
Income (loss) related to securities(*1)		(137,023)	(163,523)	—	85,344	(215,202)

		1,596,671	53,401	32,607	218,979	1,901,658
General administrative expenses		(345,912)	(81,225)	(11,098)	(108,640)	(546,875)
Provision for loan losses and others(*2)		(1,719,409)	(490,549)	—	(2,950)	(2,212,908)

Operating income (loss)	~~W~~	(468,650)	(518,373)	21,509	107,389	(858,125)

(*1)	Income related to securities is composed of losses (gains) related to financial assets held for trading and available-for-sale financial assets.
(*2)	Provision for loan losses and others comprises of provision for loan losses, provision for derivative credit risks, losses (gains) on sales of loans, and provision for other losses.

(4)	Geographical revenue information about the Bank’s operating segments for the years ended December 31, 2014 and 2013 and the geographical non-current asset information as of December 31, 2014 and 2013 are as follows:

	Revenues(*1)			Non-current assets(*2)
	December 31, 2014		December 31, 2013	December 31, 2014	December 31, 2013
Domestic	~~W~~	13,866,661	12,832,760	27,556,072	5,574,413
Overseas		940,277	795,166	3,887	3,355

	~~W~~	14,806,938	13,627,926	27,559,959	5,577,768

(*1)	Revenues consist of interest income, fees and commission income, income related to securities, foreign currency transaction gain, gain on derivative, other operating income and provision for loan losses. Operating revenues are not reconciled to the income statement which discloses net amounts of some accounts.
(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipments, investment properties, and intangible assets.

47. Merger with Controlling Entities

(1) General Information

The Bank merged with its controlling entities, KDB Financial Group Inc. and Korea Finance Corporation, in accordance with the Korean Development Bank Act as of December 31, 2014. Through the merger, KDB Financial Group Inc. and Korea Finance Corporation become predecessor entities, and the Bank, the sole existing entity after the merger. Progress of the merger is as follows:

•	October 7, 2014, Merger agreement approved and agreed by board of directors (*)

•	October 17, 2014, Merger agreement signed

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

•	October 29, 2014, Merger plans approved by the Financial Service Commission

•	December 31, 2014, Announcement of merger during the general meeting of shareholders, merger registration

(*)	the merger agreement approval during the general shareholders meeting is replaced with the agreement approved by the board of directors according to the Korean Development Bank Act.

All of the 1,856,372,235 shares(par value of ~~W~~9,281,861 million, ~~W~~5,000 per share) that were originally issued and 100% retained by KDB Financial Group Inc., were retired following the merger. The government of the Republic of Korea, a shareholder of KDB Financial Group Inc. and Korea Finance Corporation, was issued new shares of 3,036,079,768 shares (par value of ~~W~~15,180,399 million, ~~W~~5,000 per share).

(2) Measurement of assets and liabilities

The business combination is a transaction under common control. Therefore the Group recognizes the acquired assets and liabilities as carrying amounts in the consolidated financial statements of the ultimate parent company, KoFC, as of December 30, 2014. And the Group reflects the difference between the consideration paid and the capital of the acquiree in the capital surplus.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(3) Amount of acquired assets and liabilities

The acquired assets and liabilities recognized as of December 31, 2014 are as follows.

Classification	Amounts
Assets
Cash and due from banks	~~W~~	3,135,742
Available-for-sale financial assets		14,496,982
Loans		26,739,472
Derivative financial assets		254,739
Investments in subsidiaries and associates		21,884,099
Property and equipment		64,428
Investment property		18,064
Intangible assets		14,094
Deferred tax assets		650
Other assets		1,533,263

		68,141,533

Liabilities
Borrowings		3,677,446
Bonds		52,077,882
Derivative financial liabilities		299,430
Defined benefit liabilities		11,224
Provisions		41,234
Deferred tax liabilities		2,838,223
Other liabilities		420,149

		59,365,588

Equity
Valuation gain on available-for-sale financial assets		404,892
Valuation loss on cash flow hedge		(12,843)
Remeasurements of defined benefit liabilities		(598)

		391,451

The acquired assets, liabilities and equity	~~W~~	8,384,494

Consideration transferred in the acquisition		5,898,538
Registration tax		7,309

Other capital surplus	~~W~~	2,478,647

48. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

•	recognized timely, evaluated exactly and managed effectively,

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘quantification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management, and seeks to change from its previously adaptive and limited role to more leading and comprehensive role.

Furthermore, the Bank focuses on consistent communication among different departments in order to establish a progressive consensus on risk management.

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is composed of the President of the committee (an outside director), and four other commissioners including the CEO of the Bank. The Committee functions to establish policies of risk management, evaluate the capital adequacy of the Bank, discuss material issues relating to risk management, and present preliminary decisions on such matters.

The CEO of the Bank and the head of Risk Management Department

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management in order to sustain efficiency and internal control. The head of the Risk Management Department is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Risk Management Practice Committee

The Bank’s Risk Management Practice Committee is composed of the main leaders of business segments, and exercises its role to review matters for decision on allocation by segment of internal capital limits and other material risk-related matters.

(iv) Performance of Risk Management Committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the year ended December 31, 2014 the key activities of the Risk Management Committee are as follows:

•	Major deliberation and resolution

•	Changes in probability of default for BIS capital ratio

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

•	Changes in applying interest rate on principal and interest guaranteed retirement pension

•	Major reporting

•	Resolutions from the Credit Committee and the Board of Investment in the fourth quarter of 2013

•	Resolutions from the Credit Committee and the Board of Investment in the first quarter of 2014

•	Resolutions from the Credit Committee and the Board of Investment in the second quarter of 2014

•	Resolutions from the Credit Committee in the third quarter of 2014

•	Integrated crisis analysis on first half-year for 2014

•	Integrated crisis analysis on second half-year for 2014

•	Recent global financial trends and regulatory countermeasures

•	Allocation and management standards of internal capital limits for 2014

•	BIS capital ratio management objectives and internal capital planning for 2014

•	Corporate credit ratings for 2014

•	Management of credit risk premiums for household loans

•	Report on simulation of Business Continuity Planning (BCP)

•	Compatibility evaluation for the credit rating model and default rates for 2014

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (“FSS”) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (“LDP”)

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

•	Pre-operation of the Advanced Measurement Approach (“AMA”) since 2009, in arrangement with the FSS, to apply the risk management AMA

•	Expansion of risk management infrastructure to the global IB level

•	Establishment of the RAPM system in order to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s Front Office

•	Risk management of retail banking

•	On-going planning of asset expansion in the retail banking risk management operations sector of the department of risk management since the introduction of retail loan business in 2010

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

•

Establishment and application of assessment and approval standards by retail loan instruments, and expansion of retail banking risk management infrastructure such as accumulating databases in order to support analytic decision-making and develop a personal credit assessment model through the establishment of a “retail banking Data Mart”

•	To supplement the limit of an evaluation process with computerized system, the group adopted ‘underwriter’ which complements the evaluation system.

(vi) Risk management reporting and measuring system

The Bank endeavours consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Jun. 2004 Mar. 2008 Mar. 2010	Calculate corporate credit rating
Credit Risk Measurement System	Credit Risk+ Credit Metrics	Jul. 2003 Nov. 2007	Summarize exposures, manage exposure limits and calculate Credit VaR
Market Risk Management System	Risk Watch	Jun. 2002	Summarize position, manage exposure limits and calculate Market VaR
Interest/Liquidity Risk Management System	OFSA	Feb. 2006	Calculate repricing gap, duration gap, VaR and EaR
Operational Risk Management System	Standardized Approach AMA	May 2006 May 2009	Manage process and calculate CSA, KRI, OP and VaR Pre-operate the AMA

(vii) Response to Basel

The Korean authority implemented Basel II as of January 2008, and adopted the Standardized Approach and the Foundation Internal Ratings-Based Approach. The Advanced Approaches were adopted later in 2009.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

To establish credibility and maintain financial soundness, the Bank plans to adopt the Advanced Approaches (Credit risk: Advanced Internal Ratings-Based Approach, Operational risk: Advanced Measurement Approach etc) by continuously improving related systems and policies. Furthermore, the Bank completed the “Basel III standard risk management system” in preparation of the adoption of the Basel III regulations announced on December 1, 2013. Starting from 2013 year-end, the BIS capital adequacy ratio was measured in accordance to the Basel III regulations.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy.

•	Internal capital adequacy assessment

For the purpose of the internal capital adequacy assessment, the Bank calculates its aggregated internal capital and available capital by evaluating all significant risks and taking into account the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, in order to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements(“BIS”) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management

•	Allocation of internal capital

The Bank’s entire internal capital is allocated to each headquarter and department, according to the extent of possible risk faced and size of operations, after the Risk Management Committee’s deliberation and the board of directors’ approval. The allocated internal capital is monitored regularly and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non-quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk, residual risk on asset securitization and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methodologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be redeemed properly or from substitute payments.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most significant risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (“RM”), the credit officer (“CO”) and the Credit Review Committee manage each borrower’s credit risk.

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently, and inspects the borrower’s status regularly and frequently in order to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

Under the early warning system, a borrower that is highly likely to be insolvent is classified as an early warning borrower or a precautionary borrower The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used in order to provision an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward Looking Criteria (“FLC”), which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

Loans

Details of loans as of December 31, 2014 and 2013 are as follows:

	December 31, 2014		December 31, 2013
Neither past due nor impaired	~~W~~	129,807,569	93,616,632
Past due but not impaired		128,759	142,150
Impaired		6,823,773	4,361,030

		136,760,101	98,119,812
Allowance for loan losses		(2,398,658)	(1,773,150)
Present value discount		(55,418)	(43,577)
Deferred loan origination costs and fees		8,441	5,328

Net value	~~W~~	134,314,466	96,308,413

Ratio of allowance for loan losses to total loans		1.75%	1.81%

Loans that are neither past due nor impaired

Loans that are neither past due nor impaired as of December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
AAA ~ B- (Normal)	~~W~~	37,482,930	49,669,053	4,322,696	24,353,063	2,417,248	9,960,031	128,205,021
CCC (Precautionary)		673,429	300,685	—	177,311	34,668	294,278	1,480,371
CC (Substandard)		31,866	9,362	—	218	56,932	23,799	122,177
C (Doubtful)		—	—	—	—	—	—	—
D (Estimated loss)		—	—	—	—	—	—	—

	~~W~~	38,188,225	49,979,100	4,322,696	24,530,592	2,508,848	10,278,108	129,807,569

	December 31, 2013
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
AAA ~ B- (Normal)	~~W~~	24,327,659	32,669,282	2,765,568	19,941,319	2,993,711	8,585,850	91,283,389
CCC (Precautionary)		889,345	420,820	—	351,995	26,493	201,321	1,889,974
CC (Substandard)		190,426	70,222	—	37,560	104,296	40,765	443,269
C (Doubtful)		—	—	—	—	—	—	—
D (Estimated loss)		—	—	—	—	—	—	—

	~~W~~	25,407,430	33,160,324	2,765,568	20,330,874	3,124,500	8,827,936	93,616,632

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

Loans that are past due but not impaired

Loans that are past due but not impaired as of December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Within 30 days	~~W~~	21,549	59,255	2,876	39,598	1,450	574	125,302
Within 30 ~ 60 days		368	450	274	—	—	—	1,092
Within 60 ~ 90 days		—	317	178	—	1,870	—	2,365

	~~W~~	21,917	60,022	3,328	39,598	3,320	574	128,759

	December 31, 2013
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Within 30 days	~~W~~	47,318	35,477	2,947	29,249	12,200	11,326	138,517
Within 30 ~ 60 days		250	—	198	—	—	—	448
Within 60 ~ 90 days		1,170	991	—	1,024	—	—	3,185

	~~W~~	48,738	36,468	3,145	30,273	12,200	11,326	142,150

Impaired loans

Impaired loans as of December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Impaired Loans:
Individual	~~W~~	3,794,515	1,498,110	—	114,604	533,207	668,579	6,609,015
Collective		82,158	37,215	4,271	63,222	7,850	20,042	214,758

	~~W~~	3,876,673	1,535,325	4,271	177,826	541,057	688,621	6,823,773

	December 31, 2013
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Impaired Loans:
Individual	~~W~~	2,316,343	583,176	—	73,123	706,576	491,821	4,171,039
Collective		90,433	59,652	305	18,636	3,780	17,185	189,991

	~~W~~	2,406,776	642,828	305	91,759	710,356	509,006	4,361,030

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(iii) Measurement methodology of credit risk

Pursuant to Basel II, the Bank selects the measurement methodology of credit risk considering the complexity of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating(*)	Corporate	Country	Bank	Asset securitization
AAA ~ AA-	20.00%	0.00%	20.00%	20.00%
A+ ~ A-	50.00%	20.00%	50.00%	50.00%
BBB+ ~ BBB-	100.00%	50.00%	100.00%	100.00%
BB+ ~ BB-	100.00%	100.00%	100.00%	350.00%
B+ ~ B-	150.00%	100.00%	100.00%	Deducted from Equity (1,250%)
Below B-	150.00%	150.00%	150.00%	”
Unrated	100.00%	100.00%	100.00%	”

(*)	Credit rating refer to those evaluated by global credit rating agencies such as S&P or Moody’s

The OECD, S&P, Moody’s and Fitch are designated as foreign ECAI and Korea Investors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (second best criteria) is applied.

Internal Ratings-Based Approach (“IRB”)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach as of December 31, 2014.

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures according to the interpretation of the FSS permanently, and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

The Standard Approach is applied to special finance, non-residents, non-banking financial institutions currently, and will be replaced by the Internal Ratings-Based Approach in the future.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent
	SA(*1)	—Countries, public institutions and banks
	SA(*2)	—Overseas subsidiaries and branches, and other assets
Foundation Internal Ratings-Based Approach		—Corporate and small and medium enterprises and asset securitization (at each credit level)
Application of IRB by phase		—Special lending, non-residence, non-bank financial institutions

(*1)	Pursuant to the interpretation of the FSS, the Standardized Approach is applied to the exposures of governments, banks and other public institutions.
(*2)	The Standardized Approach is applied, pursuant to prior consultation with the FSS, in the case the credit risk-weighted assets of a specific business segment is less than 15% of the entire credit risk-weighted assets.

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Exposure less credit risk mitigation by asset type as of December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Exposure		Credit risk mitigation	Exposure less credit risk mitigation
Government	~~W~~	17,598,368	—	17,598,368
Bank		19,771,779	—	19,771,779
Corporate		133,890,444	(314,084)	133,576,360
Stock		28,961,181	—	28,961,181
Indirect investments		3,080,647	—	3,080,647
Asset securitization		4,026,945	—	4,026,945
Over-the-counter derivatives		8,331,185	(4,932,238)	3,398,947
Retail assets		3,289,945	(54,860)	3,235,085
Others		54,382,011	(1,972,114)	52,409,897

	~~W~~	273,332,505	(7,273,296)	266,059,209

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	December 31, 2013
	Exposure		Credit risk mitigation	Exposure less credit risk mitigation
Government	~~W~~	6,316,470	—	6,316,470
Bank		7,755,382	—	7,755,382
Corporate		112,830,802	(89,317)	112,741,485
Stock		4,961,023	—	4,961,023
Indirect investments		4,011,423	—	4,011,423
Asset securitization		4,512,448	(4)	4,512,444
Over-the-counter derivatives		7,473,065	(4,101,307)	3,371,758
Retail assets		1,950,113	(41,619)	1,908,494
Others		31,298,951	(4,377,195)	26,921,756

	~~W~~	181,109,677	(8,609,442)	172,500,235

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 10 grades (AAA~D). Plus sign (+) and minus sign (-) are attached to the grades (AA~B) to distinguish the difference between credits in the same grade. As a result, the Bank’s credit rating model uses 20 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating is applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for loan losses assessment.

Credit process control structure

According to the Principle of Checks and Balances the Bank has established the credit process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (CO) are independently operated

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s Risk Management Department.

•	Independent verification of credit rating system: Credit rating system is independently verified by the validation team of the Consulting Service Department.

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt serviceability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method

(iv) Credit exposure

Geographical information of credit exposure

Geographical information of credit exposure as of December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	3,367,266	121,938	261,916	1,002,566	4,753,686
Available-for-sale financial assets:
Bonds (excluding government bonds)		13,662,439	677,198	510,356	442,494	15,292,487
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	—	—	11,340	11,340
Loans		128,650,703	276,292	650,727	4,652,097	134,229,819
Derivative financial assets		863,183	1,474	—	191	864,848
Other assets		5,351,109	45,985	6,432	28,762	5,432,288

		151,894,700	1,122,887	1,429,431	6,137,450	160,584,468

Financial guarantees		11,863,362	—	143,317	127,695	12,134,374
Credit related commitment (Commitments on loans and others)		6,485,046	111,516	199,731	345,980	7,142,273

		18,348,408	111,516	343,048	473,675	19,276,647

	~~W~~	170,243,108	1,234,403	1,772,479	6,611,125	179,861,115

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	December 31, 2013
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	2,723,248	89,746	77,600	697,309	3,587,903
Available-for-sale financial assets:
Bonds (excluding government bonds)		13,796,914	615,908	502,198	433,866	15,348,886
Held-to-maturity financial assets:
Bonds (excluding government bonds)		20,000	—	—	—	20,000
Loans		130,786,722	212,432	363,786	3,517,216	134,880,156
Derivative financial assets		623,473	2,670	—	150	626,293
Other assets		3,870,697	7,489	1,516	10,025	3,889,727

		151,821,054	928,245	945,100	4,658,566	158,352,965

Financial guarantees		32,039,012	—	16,773	301,854	32,357,639
Credit related commitment (Commitments on loans and others)		6,219,899	228,875	759,216	3,162,384	10,370,374

		38,258,911	228,875	775,989	3,464,238	42,728,013

	~~W~~	190,079,965	1,157,120	1,721,089	8,122,804	201,080,978

Industry information of credit exposure

Industry information of credit exposure as of December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	4,182,831	570,855	4,753,686
Available-for-sale financial assets:
Bonds (excluding government bonds)		4,532,118	8,919,309	1,841,060	15,292,487
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	—	11,340	11,340
Loans		62,661,910	60,470,685	11,097,224	134,229,819
Derivative financial assets		—	864,848	—	864,848
Other assets		96,384	217,810	5,118,094	5,432,288

		67,290,412	74,655,483	18,638,573	160,584,468

Financial guarantees		8,682,351	2,245,665	1,206,358	12,134,374
Credit related commitment (Commitments on loans and others)		615,758	4,210,578	2,315,937	7,142,273

		9,298,109	6,456,243	3,522,295	19,276,647

	~~W~~	76,588,521	81,111,726	22,160,868	179,861,115

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	December 31, 2013
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	906,468	2,681,435	3,587,903
Available-for-sale financial assets:
Bonds (excluding government bonds)		3,594,458	9,516,201	2,238,227	15,348,886
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	20,000	—	20,000
Loans		68,029,275	55,442,757	11,408,124	134,880,156
Derivative financial assets		—	619,937	6,356	626,293
Other assets		1,497	35,883	3,852,347	3,889,727

		71,625,230	66,541,246	20,186,489	158,352,965

Financial guarantees		23,175,529	3,719,758	5,462,352	32,357,639
Credit related commitment (Commitments on loans and others)		2,556,736	7,175,084	638,554	10,370,374

		25,732,265	10,894,842	6,100,906	42,728,013

	~~W~~	97,357,495	77,436,088	26,287,395	201,080,978

Credit rating information of credit exposure

Credit rating information of credit exposure as of December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	~~W~~	709,082	2,107,957	—	2,817,039
A+ ~ A-		3,255,871	3,494,789	—	6,750,660
BBB+ ~ BB-		601,381	7,772,633	11,340	8,385,354
Less than BB-		—	443,804	—	443,804
Unrated		187,352	1,473,304	—	1,660,656

	~~W~~	4,753,686	15,292,487	11,340	20,057,513

	December 31, 2013
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	~~W~~	82,722	2,808,254	—	2,890,976
A+ ~ A-		197,251	3,920,254	20,000	4,137,505
BBB+ ~ BB-		628,927	7,280,183	—	7,909,110
Less than BB-		—	335,455	—	335,455
Unrated		2,679,003	1,004,740	—	3,683,743

	~~W~~	3,587,903	15,348,886	20,000	18,956,789

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk-weighted assets since the end of June, 2008.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for the purpose of such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis. The equity capital ratio and equity capital are calculated on a consolidated basis. In conformity with the Banking Act, which is based on the implementation of Basel III on December 1, 2013, the regulatory capital is divided into the following two categories.

Tier 1 capital

- Common Equity Tier 1

Regulatory capital that represents the most subordinated claim in liquidation of the Bank, takes the first and proportionately greatest share of any losses as they occur, and which principal is never repaid outside of liquidation meets the criteria for classification as common equity, including capital stock, capital surplus, retained earnings, qualifying noncontrolling interest in subsidiaries, and accumulated other comprehensive income as common equity Tier 1.

- Additional Tier 1 capital

Capital stock and capital surplus related to issuance of capital securities that are subordinated, have non-cumulative and conditional dividends or interests, and have no maturity or step-up conditions.

Tier 2 capital (Supplementary capital)

Regulatory capital that fulfills supplementary capital adequacy requirements, and includes subordinated debt with maturities over 5 years and allowance for loan losses in conformity with external regulatory standards and internal standards.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

The BIS capital adequacy ratio and capital in accordance to Basel III standards as of December 31, 2014 and 2013 are as follows:

BIS capital adequacy ratio

	December 31, 2014		December 31, 2013
Equity capital based on BIS (A):
Tier 1 capital
Common equity Tier 1	~~W~~	23,956,799	15,300,310
Additional Tier 1 capital		1,882,284	14,679

		25,839,083	15,314,989
Tier 2 capital		3,897,953	2,890,445

		29,737,036	18,205,434

Risk-weighted assets (B):
Credit risk-weighted assets		204,073,901	119,304,037
Market risk-weighted assets		7,371,563	523,154
Operational risk-weighted assets		6,033,418	4,515,292

	~~W~~	217,478,882	124,342,483

BIS capital adequacy ratio (A/B):		13.67%	14.64%
Tier 1 capital ratio		11.88%	12.32%
Common equity Tier 1 ratio		11.02%	12.30%
Additional Tier 1 capital ratio		0.86%	0.02%
Tier 2 capital ratio		1.79%	2.32%

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

Equity capital based on BIS

	December 31, 2014		December 31, 2013
Equity capital (A+B)	~~W~~	29,737,036	18,205,434
Tier 1 capital (A=C+D):
Common Equity Tier 1 (C)
Capital stock		15,180,399	9,261,811
Capital surplus		1,608,052	46,977
Retained earnings		6,657,673	5,687,488
Non-controlling interest		1,831	1,030
Other comprehensive income		718,536	446,657
Other capital adjustments		220,562	(1,238)
Common stock deductibles		(430,254)	(142,415)

		23,956,799	15,300,310
Additional Tier 1 Capital (D)
Non-controlling interest		1,882,284	14,679

		25,839,083	15,314,989

Tier 2 capital (B):
Allowance for doubtful accounts, etc.		1,050,981	567,543
Non-qualified capital securities		2,064,477	2,322,537
Qualified capital securities		700,000	—
Non-controlling interest		82,495	365

	~~W~~	3,897,953	2,890,445

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss on a trading position resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks 1and derivatives. Trading position is exposed to risks, such as interest rate, stock price, and foreign exchange rate, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

Trading position includes securities, foreign exchange position, and derivatives which are traded for short-term profits.

Market risk is managed using VaR limit and loss limit. VaR limit is calculated in the view of entire bank and the calculated VaR limit is distributed into each department and each type (stock price, interest rate, foreign exchange rate and option). The trading department regulates and operates terms of stop loss and investment limits.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

Using the Standardized Approach and internal model of VaR, the Bank’s VaR is measured daily and the measured VaR is used for risk monitoring and limit management. In the estimation of VaR, the historical simulation and two other supplemental procedures are used: variance-covariance matrix and Monte Carlo simulation. Through the stress test and back test, the estimation of VaR is validated daily.

In estimating market risk, the Standardized Approach and the internal model are used. The Standardized Approach is used in order to calculate the required capital from market risk and the internal model is used in order to manage risks internally.

Since July 2007 the Bank has measured one-day VaR through the historical simulation method using the time series data of past 250 days under a 99% confidence level. The calculated VaR is monitored on a daily basis.

In the implementation of the stress test, the Bank applies three scenarios based on the fluctuation of market index that occurred at the time of the historical events that resulted in the significant shock such as the IMF crisis and the 9/11 attacks. The stress test is implemented by the system daily in order to provide for crisis occurrences. Furthermore, the Bank is conducting a contingency plan for market risk management. The plan distinguishes the crisis condition into three stages—precautious stage, precrisis stage and crisis stage—through the measurement of the market volatility.

For the validation of the market risk measurement methodology, the Bank daily implements the back testing that compares the simulated loss, the actual loss and the previous day’s VaR. In addition, the Bank enforces the market risk management relating to irregular compound derivatives through the validation of the derivative pricing model developed by the Bank’s Front Office.

VaR of trading position

The Bank’s VaR of trading position as of December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Average		Max	Min	December 31, 2014
Interest rate	~~W~~	2,652	5,214	1,005	1,280
Stock price		747	1,358	110	546
Foreign exchange rate		808	3,777	243	1,040
Option		272	1,192	80	252
Diversification effect		(1,310)	(5,468)	(65)	(1,040)

	~~W~~	3,169	6,073	1,373	2,078

	December 31, 2013
	Average		Max	Min	December 31, 2013
Interest rate	~~W~~	2,701	4,483	1,079	3,937
Stock price		541	1,123	174	302
Foreign exchange rate		591	5,375	202	841
Option		156	614	50	147
Diversification effect		(1,146)	(4,557)	(93)	(1,163)

	~~W~~	2,843	7,038	1,412	4,064

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by interest rate VaR and interest rate EaR.

Interest rate VaR is the maximum amount of decrease in net asset value resulting from the unfavorable fluctuation of interest rate. Interest rate EaR is the maximum amount of decrease in net interest income resulting from the unfavorable fluctuation of interest rate for a year.

The Bank’s interest rate VaR and interest rate EaR are measured through the simulation of conclusive interest rate scenario with the Oracle Financial Services Application (OFSA) and are reported on a monthly basis to the Risk Management Committee. The Management’s target of interest rate VaR and interest rate EaR are approved at the beginning of the year. Additionally, the interest rate VaR and interest rate EaR on consolidated basis are calculated using the Standardized Approach in order to retain the consistency in the methods used by the Bank and its subsidiaries.

EaR/VaR of non-trading positions

The Bank’s EaR and VaR of non-trading positions as of December 31, 2014 and 2013 are as follows:

December 31, 2014
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	~~W~~1,870,845	164,035

December 31, 2013
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	~~W~~2,875	112,001

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of December 31, 2014 and 2013 are as follows:

	December 31, 2014
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	1,316,343	4,549,959	4,891	57,706	1,294	44,350	5,974,543
Financial assets held for trading		1,378,674	39,724	—	—	—	—	1,418,398
Available-for-sale financial assets		34,293,488	3,567,314	62,315	150,914	—	85,994	38,160,025
Held-to-maturity financial assets		5,898	11,340	—	—	—	—	17,238
Loans		100,839,819	30,665,306	760,736	1,802,938	79,205	166,462	134,314,466
Derivative financial assets		3,860,104	995,400	39,640	8,864	—	8,784	4,912,792
Other assets		2,434,937	2,568,998	256,556	79,303	10,269	71,394	5,421,457

Total financial assets	~~W~~	144,129,263	42,398,041	1,124,138	2,099,725	90,768	376,984	190,218,919

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	1,138,628	—	—	—	—	—	1,138,628
Deposits		31,932,943	5,230,164	35,575	406,094	73	865	37,605,714
Borrowings		9,851,886	11,507,929	705,425	1,466,261	—	6,030	23,537,531
Bonds		90,357,163	16,875,121	1,847,216	1,910,870	433,870	5,145,556	116,569,796
Derivative financial liabilities		3,818,699	897,559	38,599	30,417	—	3,880	4,789,154
Other liabilities		3,539,019	1,974,354	229,820	64,519	11,244	101,730	5,920,686

Total financial liabilities		140,638,338	36,485,127	2,856,635	3,878,161	445,187	5,258,061	189,561,509

Net financial position	~~W~~	3,490,925	5,912,914	(1,732,497)	(1,778,436)	(354,419)	(4,881,077)	657,410

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	December 31, 2013
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	2,119,233	3,529,451	1,607	35,384	1,124	23,538	5,710,337
Financial assets held for trading		1,404,759	20,894	—	—	—	—	1,425,653
Available-for-sale financial assets		21,639,102	3,465,472	138,337	205,708	—	85,614	25,534,233
Held-to-maturity financial assets		27,109	—	—	—	—	—	27,109
Loans		66,851,650	26,240,730	528,628	2,415,978	19,424	252,003	96,308,413
Derivative financial assets		3,584,242	669,708	55,189	8,697	—	1,436	4,319,272
Other assets		2,190,361	1,735,274	62,896	138,133	—	12,811	4,139,475

Total financial assets	~~W~~	97,816,456	35,661,529	786,657	2,803,900	20,548	375,402	137,464,492

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	677,916	—	—	—	—	—	677,916
Deposits		31,767,629	5,347,742	31,449	580,214	23	213	37,727,270
Borrowings		9,007,826	11,937,635	335,076	1,936,532	—	3,704	23,220,773
Bonds		36,876,366	12,133,924	2,236,678	1,003,595	—	3,674,305	55,924,868
Derivative financial liabilities		3,215,329	605,391	46,867	12,355	—	159	3,880,101
Other liabilities		3,128,124	1,254,518	34,999	524,533	3,481	36,858	4,982,513

Total financial liabilities		84,673,190	31,279,210	2,685,069	4,057,229	3,504	3,715,239	126,413,441

Net financial position	~~W~~	13,143,266	4,382,319	(1,898,412)	(1,253,329)	17,044	(3,339,837)	11,051,051

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(ii) Approach to liquidity risk management

Since the methodology to quantifiably measure liquidity risk does not formally exist, the Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets liquidity ratio and remaining maturity gap

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines.

<Measurement Methodology>

•	Liquidity ratio : (Maturing liquidity asset in the interval / Maturing liquidity liability in the interval) X 100

•	Remaining maturity gap : (Maturing liquidity asset in the interval—Maturing liquidity liability in the interval) / total assets X 100

Early Warning Indicator

In order to identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 13 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly, weekly and daily as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crisis specific to the Bank, market risk and complex emergency, and reports to the Risk Management Committee for the purpose of the Bank’s solvency securitization.

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity risks of non-derivative financial instruments including interest payment as of December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	4,885,386	317,448	436,954	250,801	105,064	5,995,653
Financial assets held for trading		1,418,398	—	—	—	—	1,418,398
Available-for-sale financial assets		370,345	4,201,999	7,980,954	15,502,215	11,838,387	39,893,900
Held-to-maturity financial assets		35	—	2,038	16,819	—	18,892
Loans		11,099,336	11,724,522	41,696,127	65,649,662	14,993,470	145,163,117
Other assets		3,220,682	—	—	—	7,174,423	10,395,105

Total financial asset	~~W~~	20,994,182	16,243,969	50,116,073	81,419,497	34,111,344	202,885,065

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	—	318,061	335,726	1,122,980	1,776,767
Deposits		5,810,417	6,836,178	18,463,724	7,272,797	376,997	38,760,113
Borrowings		5,289,378	5,743,308	6,799,281	4,619,720	1,444,371	23,896,058
Bonds		3,833,701	7,764,941	29,405,642	68,274,544	17,332,918	126,611,746
Other liabilities		3,777,958	2,130,024	10,950	48,306	7,943,813	13,911,051

Total financial liabilities	~~W~~	18,711,454	22,474,451	54,997,658	80,551,093	28,221,079	204,955,735

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	December 31, 2013
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	4,958,851	206,795	255,254	304,808	379	5,726,087
Financial assets held for trading		1,436,395	—	—	—	—	1,436,395
Available-for-sale financial assets		187,690	4,375,759	6,280,637	12,725,473	3,455,035	27,024,594
Held-to-maturity financial assets		290	17	21,886	9,069	—	31,262
Loans		10,165,962	10,578,681	31,023,490	41,609,722	10,246,540	103,624,395
Other assets		3,488,432	—	1,295	11,560	1,236,880	4,738,167

Total financial asset	~~W~~	20,237,620	15,161,252	37,582,562	54,660,632	14,938,834	142,580,900

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	—	5,155	215,120	1,024,216	1,244,491
Deposits		12,728,291	6,311,823	19,004,697	726,971	97,323	38,869,105
Borrowings		4,782,025	3,551,858	8,544,509	5,429,467	1,459,190	23,767,049
Bonds		3,082,781	2,582,567	14,851,710	32,099,514	10,094,139	62,710,711
Other liabilities		3,412,590	310	9,019	35,875	2,346,279	5,804,073

Total financial liabilities	~~W~~	24,005,687	12,446,558	42,415,090	38,506,947	15,021,147	132,395,429

Remaining contractual maturity risks of derivative financial instruments as of December 31, 2014 and 2013 are as follows:

Net settlement of derivative financial instruments

	December 31, 2014
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	893	1,260	1,926	—	—	4,079
Interest rate		(3,795)	(3,113)	(48,398)	(24,433)	150,673	70,934
Stock		217	34	3	—	—	254
Hedging purpose derivatives:
Interest rate		9,658	132,619	100,586	746,674	3,816,007	4,805,544

	~~W~~	6,972	130,800	54,116	722,242	3,966,681	4,880,811

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

	December 31, 2013
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	(36,151)	(72,308)	(11,277)	—	—	(119,736)
Interest rate		2,193	185,839	146,451	369,453	1,543,637	2,247,573
Stock		—	(5,541)	(3,225)	(12,016)	—	(20,782)
Hedging purpose derivatives:
Interest rate		—	177,537	(10,651)	(708,914)	(111,157)	(653,185)

	~~W~~	(33,958)	285,527	121,298	(351,477)	1,432,480	1,453,870

Gross settlement of derivative instruments

	December 31, 2014
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	12,935,380	12,999,424	37,026,139	33,702,490	1,348,906	98,012,339
Outflow		12,865,373	12,959,933	36,932,889	33,548,466	1,357,014	97,663,675
Hedging purpose derivatives:
Currency
Inflow		175,735	529,898	6,366,830	16,797,720	1,448,433	25,318,616
Outflow		181,838	564,432	6,593,476	17,191,962	1,432,264	25,963,972

Total inflow	~~W~~	13,111,115	13,529,322	43,392,969	50,500,210	2,797,339	123,330,955

Total outflow	~~W~~	13,047,211	13,524,365	43,526,365	50,740,428	2,789,278	123,627,647

	December 31, 2013
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	10,176,000	7,606,397	15,909,252	9,917,810	245,199	43,854,658
Outflow		10,186,032	7,559,472	16,062,327	10,243,482	247,038	44,298,351
Hedging purpose derivatives:
Currency
Inflow		94,184	471,653	1,309,717	3,374,745	168,028	5,418,327
Outflow		96,143	471,782	1,283,639	3,461,882	168,377	5,481,823

Total inflow	~~W~~	10,270,184	8,078,050	17,218,969	13,292,555	413,227	49,272,985

Total outflow	~~W~~	10,282,175	8,031,254	17,345,966	13,705,364	415,415	49,780,174

Korea Development Bank

Notes to the Separate Financial Statements—(Continued)

For the years ended December 31, 2014 and 2013

(In millions of won)

Remaining contractual maturity risks of guarantees and commitments as of December 31, 2014 and 2013 are as follows:

	December 31, 2014
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Off-Balance:
Guarantees	~~W~~	1,535,124	1,743,053	3,991,669	4,797,363	67,164	12,134,373
Commitments		525,607	27,480	1,083,979	3,013,767	2,491,440	7,142,273

	~~W~~	2,060,731	1,770,533	5,075,648	7,811,130	2,558,604	19,276,646

	December 31, 2013
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Off-Balance:
Guarantees	~~W~~	564,006	1,177,969	2,443,375	3,059,609	4,533,099	11,778,058
Commitments		24,039	141,659	2,188,537	3,233,299	637,907	6,225,441

	~~W~~	588,045	1,319,628	4,631,912	6,292,908	5,171,006	18,003,499

THE REPUBLIC OF KOREA

Land and History

Territory and Population

Located generally south of the 38th parallel on the Korean peninsula, The Republic of Korea covers about 38,000 square miles, approximately one-fourth of which is arable. The Republic has a population of approximately 51 million people. The country’s largest city and capital, Seoul, has a population of about 10 million people.

Map of the Republic of Korea

Political History

Dr. Rhee Seungman, who was elected President in each of 1948, 1952, 1956 and 1960, dominated the years after the Republic’s founding in 1948. Shortly after President Rhee’s resignation in 1960 in response to student-led demonstrations, a group of military leaders headed by Park Chung Hee assumed power by coup. The military leaders established a civilian government, and the country elected Mr. Park as President in October 1963. President Park served as President until his assassination in 1979 following a period of increasing strife between the Government and its critics. The Government declared martial law and formed an interim government under

Prime Minister Choi Kyu Hah, who became the next President. After clashes between the Government and its critics, President Choi resigned, and General Chun Doo Hwan, who took control of the Korean army, became President in 1980.

In late 1980, the country approved, by national referendum, a new Constitution, providing for indirect election of the President by an electoral college and for certain democratic reforms, and shortly thereafter, in early 1981, re-elected President Chun.

Responding to public demonstrations in 1987, the legislature revised the Constitution to provide for direct election of the President. In December 1987, Roh Tae Woo won the Presidency by a narrow plurality, after opposition parties led by Kim Young Sam and Kim Dae Jung failed to unite behind a single candidate. In February 1990, two opposition political parties, including the one led by Kim Young Sam, merged into President Roh’s ruling Democratic Liberal Party.

In December 1992, the country elected Kim Young Sam as President. The election of a civilian and former opposition party leader considerably lessened the controversy concerning the legitimacy of the political regime. President Kim’s administration reformed the political sector and deregulated and internationalized the Korean economy.

In December 1997, the country elected Kim Dae Jung as President. President Kim’s party, the Millennium Democratic Party (formerly known as the National Congress for New Politics), formed a coalition with the United Liberal Democrats led by Kim Jong Pil, with Kim Jong Pil becoming the first prime minister in President Kim’s administration. The coalition, which temporarily ended before the election held in April 2000, continued with the appointment of Lee Han Dong of the United Liberal Democrats as the Prime Minister in June 2000. The coalition again ended in September 2001.

In December 2002, the country elected Roh Moo Hyun as President. President Roh and his supporters left the Millennium Democratic Party in 2003 and formed a new party, the Uri Party, in November 2003. On August 15, 2007, 85 members of the National Assembly, previously belonging to the Uri Party, or the Democratic Party, formed the United New Democratic Party (the “UNDP”). The Uri Party merged into the UNDP in August 20, 2007. In February 2008, the UNDP merged back into the Democratic Party. In December 2011, the Democratic Party merged with the Citizens Unity Party to form the Democratic United Party, which changed its name to the Democratic Party in May 2013.

In December 2007, the country elected Lee Myung-Bak as President. He commenced his term on February 25, 2008. The Lee administration pursued a lively market economy through deregulation, free trade and the attraction of foreign investment.

In December 2012, the country elected Park Geun-hye as President. She commenced her term on February 25, 2013. The Park administration’s key policy priorities include:

•	facilitating the growth of small and medium-enterprises and job creation;

•	seeking a productive welfare system based on customized welfare benefits and job training;

•	promoting clean and renewable energy technologies;

•	facilitating new growth engine industries;

•	taking initiatives on the denuclearization of North Korea; and

•	establishing an efficient government by reorganizing government functions.

Government and Politics

Government and Administrative Structure

Governmental authority in the Republic is centralized and concentrated in a strong Presidency. The President is elected by popular vote and can only serve one term of five years. The President chairs the State

Council, which consists of the prime minister, the deputy prime ministers, the respective heads of Government ministries and the ministers of state. The President can select the members of the State Council and appoint or remove all other Government officials, except for elected local officials.

The President can veto new legislation and take emergency measures in cases of natural disaster, serious fiscal or economic crisis, state of war or other similar circumstances. The President must promptly seek the concurrence of the National Assembly for any emergency measures taken and failing to do so automatically invalidates the emergency measures. In the case of martial law, the President may declare martial law without the consent of the National Assembly; provided, however, that the National Assembly may request the President to rescind such martial law.

The National Assembly exercises the country’s legislative power. The Constitution and the Election for Public Offices Act provide for the direct election of about 82% of the members of the National Assembly and the distribution of the remaining seats proportionately among parties winning more than 5 seats in the direct election or receiving over 3% of the popular vote. National Assembly members serve four-year terms. The National Assembly enacts laws, ratifies treaties and approves the national budget. The executive branch drafts most legislation and submits it to the National Assembly for approval.

The country’s judicial branch comprises the Supreme Court, the Constitutional Court and lower courts of various levels. The President appoints the Chief Justice of the Supreme Court and appoints the other Justices of the Supreme Court upon the recommendation of the Chief Justice. All appointments to the Supreme Court require the consent of the National Assembly. The Chief Justice, with the consent of the conference of Supreme Court Justices, appoints all the other judges in Korea. Supreme Court Justices serve for six years and all other judges serve for ten years. Other than the Chief Justice, justices and judges may be reappointed to successive terms.

The President formally appoints all nine judges of the Constitutional Court, but three judges must be designated by the National Assembly and three by the Chief Justice of the Supreme Court. Constitutional Court judges serve for six years and may be reappointed to successive terms.

Administratively, the Republic comprises eight provinces, one special autonomous province (Jeju), one special city (Seoul), six metropolitan cities (Busan, Daegu, Incheon, Gwangju, Daejon and Ulsan) and one special autonomous city (Sejong). From 1961 to 1995, the national government controlled the provinces and the President appointed provincial officials. Local autonomy, including the election of provincial officials, was reintroduced in June 1995.

Political Organizations

The 19th legislative general election was held on April 11, 2012 and the term of the National Assembly members elected in the 19th legislative general election commenced on May 30, 2012. In March 2014, the Democratic Party merged with the New Politics Alliance and changed its name to the New Politics Alliance for Democracy, or the NPAD. Currently, there are two major political parties, the Saenuri Party (formerly known as the Grand National Party), or SP, to which President Park Geun-hye belongs, and the NPAD.

As of May 31, 2015, the parties control the following number of seats in the National Assembly:

	SP	NPAD	Others	Total
Number of Seats	160	130	8	298

Relations with North Korea

Relations between the Republic and North Korea have been tense over most of the Republic’s history. The Korean War, which took place between 1950 and 1953 began with the invasion of the Republic by communist forces from North Korea and, following a military stalemate, an armistice was reached establishing a demilitarized zone monitored by the United Nations in the vicinity of the 38th parallel.

North Korea maintains a regular military force estimated at more than 1,000,000 troops, mostly concentrated near the northern border of the demilitarized zone. The Republic’s military forces, composed of approximately 650,000 regular troops and almost 3.0 million reserves, maintain a state of military preparedness along the southern border of the demilitarized zone. In addition, the United States has historically maintained its military presence in the Republic. In October 2004, the United States and the Republic agreed to a three-phase withdrawal of approximately one-third of the 37,500 troops stationed in the Republic by the end of 2008. By the end of 2004, 5,000 U.S. troops departed the Republic in the first phase of such withdrawal and in the plan’s second phase, the United States removed 5,000 troops by the end of 2006. In the final phase, another 2,500 U.S. troops were scheduled to depart by the end of 2008. In April 2008, however, the United States and the Republic decided not to proceed with the final phase of withdrawal and agreed to maintain 28,500 U.S. troops in the Republic. In February 2007, the United States and the Republic agreed to dissolve their joint command structure by 2012, which would allow the Republic to assume the command of its own armed forces in the event of war on the Korean peninsula. In June 2010, however, the United States and the Republic agreed to delay the dissolution of their joint command structure to 2015. In October 2014, the United States and the Republic further agreed to implement a conditions-based approach to the dissolution of their joint command structure at an appropriate future date.

The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. There have been heightened security concerns stemming from North Korea’s nuclear weapons and long-range missile programs and increased uncertainty regarding North Korea’s actions and possible responses from the international community. In December 2002, North Korea removed the seals and surveillance equipment from its Yongbyon nuclear power plant and evicted inspectors from the United Nations International Atomic Energy Agency. In January 2003, North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty. Since the renouncement, the Republic, the United States, North Korea, China, Japan and Russia have held numerous rounds of six party multi-lateral talks in an effort to resolve issues relating to North Korea’s nuclear weapons program.

In addition to conducting test flights of long-range missiles, North Korea announced in October 2006 that it had successfully conducted a nuclear test, which increased tensions in the region and elicited strong objections worldwide. In response, the United Nations Security Council passed a resolution that prohibits any United Nations member state from conducting transactions with North Korea in connection with any large scale arms and material or technology related to missile development or weapons of mass destruction and from providing luxury goods to North Korea, imposes an asset freeze and travel ban on persons associated with North Korea’s weapons program, and calls upon all United Nations member states to take cooperative action, including thorough inspection of cargo to or from North Korea. In response, North Korea agreed in February 2007 at the six-party talks to shut down and seal the Yongbyon nuclear facility, including the reprocessing facility, and readmit international inspectors to conduct all necessary monitoring and verifications.

In April 2009, North Korea launched a long-range rocket over the Pacific Ocean. The Republic, Japan and the United States responded that the launch poses a threat to neighboring nations and that it was in violation of the United Nations Security Council resolution adopted in 2006 against nuclear tests by North Korea, and the United Nations Security Council unanimously passed a resolution that condemned North Korea for the launch and decided to tighten sanctions against North Korea. Subsequently, North Korea announced that it would permanently pull out of the six-party talks and restart its nuclear program, and the International Atomic Energy Agency reported that its inspectors had been ordered to remove surveillance devices and other equipment at the Yongbyon nuclear power plant and to leave North Korea. In May 2009, North Korea announced that it had successfully conducted a second nuclear test and test-fired three short-range, surface-to-air missiles. In response, the United Nations Security Council unanimously passed a resolution that condemned North Korea for the nuclear test and decided to expand and tighten sanctions against North Korea. In March 2010, a Korean warship was destroyed by an underwater explosion, killing many of the crewmen on board. The Government formally accused North Korea of causing the sinking in May 2010. North Korea denied responsibility for the sinking and threatened retaliation for any attempt to punish it for the act. In November 2010, North Korean forces fired more than one hundred artillery shells targeting Yeonpyeong Island located near the maritime border between the Republic and North Korea on the west coast of the Korean peninsula, killing two Korean soldiers and two civilians as well as causing substantial property damage. The Republic responded by firing approximately 80 artillery shells and putting the military on its highest alert level. The Government condemned North Korea for the act and vowed stern retaliation should there be further provocation. In April 2012, North Korea launched a long-range rocket over the Yellow Sea. The Republic, Japan and the United States condemned the launch and the United Nations Security Council adopted a chairman’s statement condemning North Korea for the launch. In December 2012, North Korea successfully launched a satellite into orbit using a long-range rocket after an unsuccessful attempt in April 2012, despite concerns in the international community that such a launch would be in violation of the United Nations Security Council resolutions that prohibit North Korea from conducting launches that use ballistic missile technology. In February 2013, North Korea announced that it had successfully conducted a third nuclear test, which increased tensions in the region. In response, the United Nations Security Council strongly condemned North Korea for the nuclear test. In March 2013, North Korea stated that it had entered “a state of war” with the Republic, declaring the 1953 armistice invalid, and put its artillery at the highest level of combat readiness to protest the Republic-United States allies’ military drills and additional sanctions imposed on North Korea for its missile and nuclear tests. In April 2013, North Korea blocked access to the inter-Korean industrial complex in its border city of Gaeseong to South Koreans, while the U.S. deployed nuclear-capable stealth bombers and destroyers to Korean air and sea space. From time to time, North Korea has also fired short to medium range missiles from the coast of the Korean peninsula into the sea. Most recently in March 2015, North Korea fired seven surface-to-air missiles into waters off its east coast in apparent protest of annual joint military exercises being held by the Republic and the United States.

In addition, North Korea’s economy faces severe challenges including chronic food shortages. In November 2009, the North Korean government redenominated its currency at a ratio of 100 to 1 as part of a currency reform undertaken in an attempt to control inflation and reduce income gaps. In tandem with the currency redenomination, the North Korean government banned the use or possession of foreign currency by its residents and closed down privately run markets, which led to severe inflation and food shortages. Such developments may further aggravate social and political tensions within North Korea.

Since the death of Kim Jong-il, the former North Korean ruler, in mid-December 2011, there has been increased uncertainty with respect to the future of North Korea’s political leadership and concern regarding its implications for political and economic stability in the region. Although Kim Jong-eun, Kim Jong-il’s third son, assumed power as North Korea’s new ruler, the eventual outcome of the leadership transition remains uncertain. Furthermore, as only limited information is available outside of North Korea about Kim Jong-eun, and it is unclear which individuals or factions, if any, will share political power with Kim Jong-eun or assume the leadership if the transition is not successful, there is significant uncertainty regarding the policies, actions and initiatives that North Korea might pursue in the future.

There can be no assurance that the level of tension on the Korean peninsula will not escalate in the future or that such escalation will not have a material adverse impact on the Republic’s economy or its ability to obtain future funding. Any further increase in tension, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts between the Republic and North Korea break down or military hostilities occur, could have a material adverse effect on the Republic’s economy.

Over the longer term, reunification of the two Koreas could occur. Reunification may entail a significant economic commitment by the Republic. In former President Lee’s national address in August 2010, he suggested the possible adoption of a reunification tax as a potential means of alleviating the potential long-term economic burden associated with reunification. Such discussions on reunification are very preliminary, and it has not been decided whether or when such a reunification tax would be implemented. If a reunification tax is implemented, depending on how it is structured, it may lead to a decrease in domestic consumption, which in turn may have a material adverse effect on the Republic’s economy.

Foreign Relations and International Organizations

The Republic maintains diplomatic relations with most nations of the world, most importantly with the United States with which it entered into a mutual defense treaty and several economic agreements. The Republic also has important relationships with Japan and China, its largest trading partners together with the United States.

The Republic belongs to a number of supranational organizations, including:

•	United Nations;

•	the International Monetary Fund, or the IMF;

•	the World Bank;

•	the Asian Development Bank, or ADB;

•	the Multilateral Investment Guarantee Agency;

•	the International Finance Corporation;

•	the International Development Association;

•	the African Development Bank;

•	the European Bank for Reconstruction and Development;

•	the Bank for International Settlements;

•	the World Trade Organization, or WTO;

•	the Inter-American Development Bank, or IDB; and

•	the Organization for Economic Cooperation and Development, or OECD.

The Economy

The following table sets forth information regarding certain of the Republic’s key economic indicators for the periods indicated.

	As of or for the year ended December 31,
	2010		2011		2012		2013		2014
	(billions of dollars and trillions of Won, except percentages)
GDP Growth (at current prices)		9.9%		5.3%		3.4%		3.8%		3.9%
GDP Growth (at chained 2010 year prices)		6.5%		3.7%		2.3%		2.9%		3.3%
Inflation		3.0%		4.0%		2.2%		1.3%		1.3%
Unemployment(1)		3.7%		3.4%		3.2%		3.1%		3.5%
Trade Surplus(2)		$41.2		$30.8		$28.3		$44.0		$47.2
Foreign Currency Reserves		$291.6		$306.4		$327.0		$346.5		$363.6
External Liabilities(3)		$355.9		$400.0		$408.9		$423.5		$425.4	(6)
Fiscal Balance	~~W~~	16.7	~~W~~	18.6	~~W~~	18.5	~~W~~	14.2	~~W~~	8.5	(6)
Direct Internal Debt of the Government(4) (as % of GDP(5))		28.5%		29.7%		30.9%		32.8%		34.6	(6)
Direct External Debt of the Government(4) (as % of GDP(5))		0.8%		0.7%		0.6%		0.6%		0.5	(6)

(1)	Average for year.
(2)	Derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(3)	Calculated under the criteria based on the sixth edition of Balance of Payment Manual, or BPM6, published by the International Monetary Fund in December 2010.

(4)	Does not include guarantees by the Government. See “—Debt—External and Internal Debt of the Government—Guarantees by the Government” for information on outstanding guarantees by the Government.
(5)	At chained 2010 year prices.
(6)	Preliminary.

Source: The Bank of Korea

Current Worldwide Economic and Financial Difficulties

In recent years, adverse conditions and volatility in the worldwide financial markets, fluctuations in oil and commodity prices and the general weakness of the U.S. and global economy have contributed to the uncertainty of global economic prospects in general and have adversely affected, and may continue to adversely affect, the Korean economy.

As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, the value of the Won relative to the U.S. dollar depreciated at an accelerated rate during the fourth quarter of 2008 and first half of 2009. See “Monetary Policy—Foreign Exchange.” Such depreciation of the Won increased the cost of imported goods and services and the Won revenue needed by Korean companies to service foreign currency-denominated debt. Furthermore, as a result of adverse global and Korean economic conditions, there was a significant overall decline and continuing volatility in the stock prices of Korean companies. The Korea Composite Stock Price Index declined by 27.8% from 1,852.0 on May 30, 2008 to 1,336.7 on April 16, 2009. See “The Financial System—Securities Markets”. Moreover, gross domestic product, or GDP, in the first quarter of 2009 contracted by 4.3% at chained 2005 year prices compared with the same period in 2008, and exports in the first quarter of 2009 decreased by 24.8% to US$74.7 billion from US$99.4 billion in the same period in 2008. In addition, increases in credit spreads, as well as limitations on the availability of credit resulting from heightened concerns about the stability of the markets generally and the strength of counterparties specifically that led many lenders and institutional investors to reduce or cease funding to borrowers, adversely affected Korean banks’ ability to borrow, particularly with respect to foreign currency funding, in the fourth quarter of 2008 and first half of 2009.

In response to these developments, legislators and financial regulators in the United States and other jurisdictions, including Korea, implemented a number of policy measures designed to add stability to the financial markets, including the provision of direct and indirect assistance to distressed financial institutions. In particular, the Government implemented, among other things, the following measures in the fourth quarter of 2008 and in 2009:

•

in October 2008, the Government implemented a guarantee program to guarantee foreign currency-denominated debt incurred by Korean banks and their overseas branches between October 20, 2008 and June 30, 2009 (subsequently extended to December 31, 2009), up to an aggregate amount of US$100 billion, for a period of three years (subsequently extended to five years) from the date such debt was incurred;

•

in October 2008, The Bank of Korea established a temporary reciprocal currency swap arrangement with the Federal Reserve Board of the United States for up to US$30 billion, effective until April 30, 2009 (subsequently extended to October 30, 2009). The Bank of Korea provided U.S. dollar liquidity, through competitive auction facilities, to financial institutions established in Korea, using funds from the swap line;

•

in December 2008, a ~~W~~10 trillion bond market stabilization fund was established to purchase financial and corporate bonds and debentures in order to provide liquidity to companies and financial institutions;

•

in December 2008, The Bank of Korea agreed with the People’s Bank of China to establish a bilateral currency swap arrangement for up to ~~W~~38 trillion, effective for three years, and agreed with the Bank of Japan to increase the maximum amount of their bilateral swap arrangement from US$3 billion to US$20 billion, effective until April 30, 2009;

•	in December 2008 and March 2009, the Government, through Korea Asset Management Corporation, purchased approximately ~~W~~1.7 trillion of non-performing loans held by savings banks;

•

during the first quarter of 2009, the Government, through the Bank of Korea and the Korea Development Bank, purchased from Korean banks approximately ~~W~~4 trillion of hybrid securities and subordinated bonds;

•

during the fourth quarter of 2008 and the first quarter of 2009, The Bank of Korea decreased the policy rate by a total of 3.25% points to 2.00% in order to address financial market instability and to help combat the slowdown of the domestic economy;

•	in April 2009, the National Assembly authorized the expansion of the 2009 national budget by ~~W~~28.4 trillion to provide stimulus for the Korean economy; and

•

in December 2009, the Government, together with the member countries of the Association of Southeast Asian Nations, China and Japan, signed the Chiang Mai Initiative Multilateralization Agreement to address balance-of-payments and short-term liquidity difficulties in the region and to supplement the existing international financial arrangements.

The global financial markets have experienced significant volatility in recent years as a result of, among other things, the downgrading by Standard & Poor’s Rating Services of the long-term sovereign credit rating of the United States to “AA+” from “AAA” in August 2011, as well as the continuing financial difficulties affecting many other governments worldwide, including Greece, Spain, Italy and Portugal. In November 2009, the Dubai government announced a moratorium on the outstanding debt of Dubai World, a government-affiliated investment company. In November 2008, the Icelandic government, facing mounting debt problems, reached an agreement with the IMF to receive loans in the amount of US$2.1 billion over a two-year period, and in May 2010 and March 2012, the Greek government reached an agreement with the IMF and the European Union to receive loans in the amount of Euro 110 billion over a three-year period and to receive additional loans in the amount of Euro 130 billion over a four-year period, respectively. In July 2012, the Spanish government reached an agreement with the European Union under the European Stability Mechanism, or ESM, to receive up to Euro 100 billion to cover the capitalization needs of the Spanish banking sector. In connection with the agreement with the Spanish government, the ESM disbursed Euro 37 billion and Euro 1.9 billion in December 2012 and February 2013, respectively, for the recapitalization of certain Spanish banks. Any of these or other developments could potentially trigger another financial and economic crisis, which could have a material adverse effect on the Korean economy and financial markets (including depreciation of the value of the Won, decline and volatility in the stock prices of Korean companies, increases in credit spreads and funding costs and decreases in exports).

There has been significant volatility in the Korea Composite Stock Index in recent years, due to adverse global financial and economic conditions. See “—The Financial System—Securities Markets”. There is no guarantee that the stock prices of Korean companies will not decline again in the future. Future declines in the index and large amounts of sales of Korean securities by foreign investors and subsequent repatriation of the proceeds of such sales may continue to adversely affect the value of the Won, the foreign currency reserves held by financial institutions in Korea, and the ability of Korean companies and banks to raise capital. In the event that such difficult conditions in the global credit markets continue or the global economy deteriorates in the future, the Korean economy could be adversely affected and Korean banks may be forced to fund their operations at a higher cost or may be unable to raise as much funding as they need to support their lending and other activities.

Furthermore, while many governments worldwide are considering or are in the process of implementing “exit strategies”, in the form of reduced government spending, higher interest rates or otherwise, with respect to the economic stimulus measures adopted in response to the global financial crisis, such strategies may, for reasons related to timing, magnitude or other factors, have the unintended consequence of prolonging or worsening global economic and financial difficulties.

Any of the foregoing global developments may have a material adverse effect on the Korean economy. In addition, domestic developments that could lead or contribute to a material adverse effect on the Korean economy include, among other things, the following:

•

steadily rising household debt consisting of housing loans and merchandise credit, which increased to ~~W~~1,089.0 trillion as of December 31, 2014 from ~~W~~843.2 trillion as of December 31, 2010, primarily due to increases in mortgage loans and purchases with credit cards;

•

a slowdown in consumer spending and depressed consumer sentiment, due in part to a decrease in consumer spending following the sinking of the Sewol passenger ferry in April 2014 that led to the death of hundreds of passengers;

•

a decrease in tax revenue and a substantial increase in the Korean government’s expenditures for pension and social welfare programs, due in part to an aging population (defined as the population of people aged 65 years or older) that accounts for 12.7% of the Republic’s total population as of December 31, 2014, an increase from 7.2% as of December 31, 2000, and is expected to surpass 15% in 2020 and 20% in 2026, which could lead to the Korean government’s budget deficit;

•	increasing delinquencies and credit defaults by consumer and small- and medium-sized enterprise borrowers;

•	decreases in the market prices of Korean real estate; and

•	the occurrence of severe health epidemics, including epidemics that affect the livestock industry.

Gross Domestic Product

GDP measures the market value of all final goods and services produced within a country for a given period and reveals whether a country’s productive output rises or falls over time. Economists present GDP in both current market prices and “real” or “inflation-adjusted” terms. In March 2009, the Republic adopted a method known as the “chain-linked” measure of GDP, replacing the previous fixed-base, or “constant” measure of GDP, to show the real growth of the aggregate economic activity, as recommended by the System of National Accounts 1993. GDP at current market prices values a country’s output using the actual prices of each year, whereas the “chain-linked” measure of GDP is compiled by using “chained indices” linking volume growth between consecutive time periods. In March 2014, the Republic published a revised GDP calculation method by implementing the System of National Accounts 2008 and updating the reference year from 2005 to 2010 to align Korean national accounts statistics with the recommendations of the new international standards for compiling national economic accounts and to maintain comparability with other nations’ accounts. The main components of these revisions include, among other things, (i) recognizing expenditures for research and development and creative activity for the products of entertainment, literary and artistic originals as fixed investment, (ii) incorporating a wide array of new and revised source data such as the economic census, the population and housing census and 2010 benchmark input-output tables, which provide thorough and detailed information on the structure of the Korean economy, (iii) developing supply-use tables, which provide a statistical tool for ensuring consistency among the production, expenditure and income approaches to measuring GDP and (iv) recording merchandise trade transactions based on ownership changes rather than movements of goods across the national frontier.

The following table sets out the composition of the Republic’s GDP at current market and chained 2010 year prices and the annual average increase in the Republic’s GDP.

Gross Domestic Product

	2010	2011	2012	2013	2014(1)	As % of GDP 2014(1)
	(billions of Won)
Gross Domestic Product at Current Market Prices:
Private	636,712.7	679,141.5	707,614.0	727,799.9	748,906.5	50.4
Government	183,108.5	194,381.2	204,324.2	214,467.3	224,045.2	15.1
Gross Capital Formation	405,188.0	439,236.1	427,028.5	416,000.3	433,068.9	29.2
Exports of Goods and Services	625,308.8	742,936.0	776,062.4	770,114.8	752,061.8	50.6
Less Imports of Goods and Services	(585,010.0)	(723,013.8)	(737,572.4)	(698,936.9)	(672,822.1)	(45.3)
Statistical Discrepancy	—	—	—	—	(182.4)	(0.0)
Expenditures on Gross Domestic Product	1,265,308.0	1,332,681.0	1,377,456.7	1,429,445.4	1,485,078.0	100.0
Net Factor Income from the Rest of the World	1,271.9	7,848.8	14,138.8	10,199.0	11,515.4	0.8
Gross National Income(2)	1,266,579.8	1,340,529.8	1,391,595.5	1,439,644.4	1,496,593.4	100.8
Gross Domestic Product at Chained 2010 Year Prices:
Private	636,712.7	655,181.1	667,781.2	680,349.5	692,594.0	48.6
Government	183,108.5	187,158.2	193,473.5	199,783.4	205,417.7	14.4
Gross Capital Formation	405,188.0	419,282.7	409,639.9	409,153.8	429,714.9	30.1
Exports of Goods and Services	625,308.8	719,943.2	756,558.4	788,788.0	810,723.2	56.8
Less Imports of Goods and Services	(585,010.0)	(668,931.5)	(685,009.4)	(696,724.6)	(711,437.3)	(49.9)
Statistical Discrepancy	—	(740.9)	(142.1)	(172.8)	409.1	0.0
Expenditures on Gross Domestic Product(3)	1,265,308.0	1,311,892.7	1,341,966.5	1,380,832.6	1,426,540.3	100.0
Net Factor Income from the Rest of the World in the Terms of Trade	1,271.9	7,573.1	13,577.8	10,037.5	11,255.7	0.8
Trading Gains and Losses from Changes in the Terms of Trade	—	(32,183.6)	(33,075.1)	(19,138.8)	(13,984.6)	(1.0)
Gross National Income(4)	1,266,579.8	1,287,282.2	1,322,449.9	1,371,733.1	1,423,790.2	99.8
Percentage Increase (Decrease) of GDP over Previous Year At Current Prices	9.9	5.3	3.4	3.8	3.9
At Chained 2010 Year Prices	6.5	3.7	2.3	2.9	3.3

(1)	Preliminary.
(2)	GDP plus net factor income from the rest of the world is equal to the Republic’s gross national product.
(3)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.
(4)	Under the “chain-linked” measure of Gross National Income, the components of Gross National Income will not necessarily add to the total Gross National Income.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at current market prices:

Gross Domestic Product by Economic Sector

(at current market prices)

	2010	2011	2012	2013	2014(1)	As % of GDP 2013(1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	28,297.4	30,454.0	30,775.1	30,437.2	31,710.3	2.1
Mining and Manufacturing	353,969.9	381,808.0	390,288.6	406,127.7	412,732.5	27.8
Mining and Quarrying	2,199.3	2,287.0	2,278.5	2,471.0	2,518.3	0.2
Manufacturing	351,770.6	379,521.0	388,010.1	403,656.7	410,214.2	27.6
Electricity, Gas and Water Supply	25,632.3	23,994.1	26,178.2	30,238.7	38,114.8	2.6
Construction	58,633.7	58,587.3	59,959.4	64,250.5	66,954.8	4.5
Services:	678,590.8	715,112.9	744,253.9	772,184.1	804,774.1	54.2
Wholesale and Retail Trade, Restaurants and Hotels	130,351.2	140,705.3	146,807.7	150,251.9	152,118.1	10.2
Transportation and Storage	44,539.1	42,458.7	43,570.7	46,772.0	50,190.1	3.4
Finance and Insurance	71,669.6	77,872.6	75,808.5	72,478.1	75,557.6	5.1
Real Estate and Leasing	91,042.0	94,716.1	98,923.6	103,527.1	108,004.5	7.3
Information and Communication	45,364.1	46,827.0	48,774.2	50,589.2	52,079.0	3.5
Business Activities	77,950.1	83,277.4	88,828.1	94,758.4	99,799.3	6.7
Public Administration and Defense	78,885.9	83,290.8	88,654.6	93,776.3	98,279.6	6.6
Education	63,749.4	66,559.6	68,546.3	71,599.3	74,294.1	5.0
Health and Social Work	43,925.1	46,656.1	50,031.3	52,851.5	57,178.3	3.9
Cultural and Other Services	31,114.5	32,749.4	34,309.0	35,580.3	37,273.5	2.5
Taxes Less Subsidies on Products	120,183.9	122,724.8	126,001.4	126,207.2	130,791.5	8.8
Gross Domestic Product at Current Market Prices	1,265,308.0	1,332,681.0	1,377,456.7	1,429,445.4	1,485,078.0	100.0
Net Factor Income from the Rest of the World	1,271.9	7,848.8	14,138.8	10,199.0	11,515.4	0.8
Gross National Income at Current Market Price	1,266,579.8	1,340,529.8	1,391,595.5	1,439,644.4	1,496,593.4	100.8

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP per capita:

Gross Domestic Product per capita

(at current market prices)

	2010	2011	2012	2013	2014(1)
GDP per capita (thousands of Won)	25,608	26,772	27,547	28,464	29,452
GDP per capita (U.S. dollar)	22,147	24,160	24,445	25,993	27,964
Average Exchange Rate (in Won per U.S. dollar)	1,156.3	1,108.1	1,126.9	1,095.0	1,053.2

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s Gross National Income, or GNI, per capita:

Gross National Income per capita

(at current market prices)

	2010	2011	2012	2013	2014(1)
GNI per capita (thousands of Won)	25,634	26,929	27,829	28,667	29,680
GNI per capita (U.S. dollar)	22,170	24,302	24,696	26,179	28,180
Average Exchange Rate (in Won per U.S. dollar)	1,156.3	1,108.1	1,126.9	1,095.0	1,053.2

(1)	Preliminary.

Source: The Bank of Korea.

The following table sets out the Republic’s GDP by economic sector at chained 2010 year prices:

Gross Domestic Product by Economic Sector

(at chained 2010 year prices)

	2010	2011	2012	2013	2014(1)	As % of GDP 2014(1)
	(billions of Won)
Industrial Sectors:
Agriculture, Forestry and Fisheries	28,297.4	27,744.6	27,506.9	28,357.7	29,086.8	2.0
Mining and Manufacturing	353,969.9	376,958.3	385,853.1	399,773.1	415,513.0	29.1
Mining and Quarrying	2,199.3	2,176.3	2,170.5	2,347.1	2,343.1	0.2
Manufacturing	351,770.6	374,782.0	383,682.6	397,426.0	413,169.9	29.0
Electricity, Gas and Water Supply	25,632.3	25,687.4	26,710.3	26,629.2	27,220.5	1.9
Construction	58,633.7	55,432.2	54,430.5	56,044.1	56,369.4	4.0
Services:	678,590.8	699,580.8	718,906.2	739,463.1	762,553.9	53.5
Wholesale and Retail Trade, Restaurants and Hotels	130,351.2	137,058.1	141,698.2	145,620.3	149,258.4	10.5
Transportation and Storage	44,539.1	46,157.9	46,877.6	47,556.1	48,713.4	3.4
Finance and Insurance	71,669.6	72,741.3	75,547.3	78,583.9	83,067.2	5.8
Real Estate and Leasing	91,042.0	93,383.7	93,182.9	93,999.5	95,726.9	6.7
Information and Communication	45,364.1	47,931.6	50,199.3	52,773.2	54,432.7	3.8
Business Activities	77,950.1	80,913.7	83,352.8	87,244.6	90,794.2	6.4
Public Administration and Defense	78,885.9	80,639.1	82,940.5	85,024.5	87,133.4	6.1
Education	63,749.4	63,806.6	64,386.6	64,773.0	65,211.2	4.6
Health and Social Work	43,925.1	45,483.3	48,693.4	51,247.1	55,071.1	3.9
Cultural and Other Services	31,114.5	31,465.5	31,972.6	32,683.2	33,586.1	2.4
Taxes Less Subsidies on Products	120,183.9	126,489.5	128,708.4	130,627.4	136,207.0	9.5
Gross Domestic Product at Chained 2010 Year Prices(2)	1,265,308.0	1,311,892.7	1,341,966.5	1,380,832.6	1,426,540.3	100.0

(1)	Preliminary.
(2)	Under the “chain-linked” measure of GDP, the components of GDP will not necessarily add to the total GDP.

Source: The Bank of Korea.

GDP growth in 2010 was 6.5% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 4.3%, exports of goods and services increased by 12.7% and gross domestic fixed capital formation increased by 5.5%, each compared with 2009.

GDP growth in 2011 was 3.7% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.7%, exports of goods and services increased by 15.1% and gross domestic fixed capital formation increased by 0.8%, each compared with 2010.

GDP growth in 2012 was 2.3% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.2% and exports of goods and services increased by 5.1%, which more than offset a decrease in gross domestic fixed capital formation by 0.5%, each compared with 2011.

GDP growth in 2013 was 2.9% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.2%, exports of goods and services increased by 4.3% and gross domestic fixed capital formation increased by 3.3%, each compared with 2012.

Based on preliminary data, GDP growth in 2014 was 3.3% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.0%, exports of goods and services increased by 2.8% and gross domestic fixed capital formation increased by 3.1%, each compared with 2013.

Principal Sectors of the Economy

Industrial Sectors

The following table sets out production indices for the principal industrial products of the Republic and their relative contribution to total industrial production:

Industrial Production

(2010 = 100)

	Index Weight(1)	2010	2011	2012	2013	2014(2)
All Industries	10,000.0	100.0	106.0	107.4	108.2	108.2
Mining and Manufacturing	9,611.6	100.0	106.0	107.5	108.2	107.8
Mining	33.9	100.0	104.5	99.8	103.8	95.7
Petroleum, Crude Petroleum and Natural Gas	8.7	100.0	91.6	90.2	86.2	71.1
Metal Ores	0.9	100.0	124.9	108.5	98.4	99.9
Non-metallic Minerals	24.3	100.0	108.4	102.9	110.3	104.3
Manufacturing	9,577.7	100.0	106.0	107.5	108.2	108.3
Food Products	434.4	100.0	101.9	103.4	103.7	104.7
Beverage Products	82.4	100.0	103.5	108.2	108.8	110.0
Tobacco Products	43.2	100.0	101.6	105.6	96.5	103.9
Textiles	160.6	100.0	101.5	99.1	97.6	95.8
Wearing Apparel, Clothing Accessories and Fur Articles	145.2	100.0	100.6	97.9	93.6	88.1
Tanning and Dressing of Leather, Luggage and Footwear	42.1	100.0	101.1	98.2	111.5	109.8
Wood and Products of Wood and Cork (Except Furniture)	31.7	100.0	97.5	87.9	92.9	89.1
Pulp, Paper and Paper Products	126.8	100.0	102.3	102.7	105.1	105.2
Printing and Reproduction of Recorded Media	50.2	100.0	91.8	90.5	86.8	86.5
Coke, hard-coal and lignite fuel briquettes and Refined Petroleum Products	471.0	100.0	106.9	109.1	104.6	108.9
Chemicals and Chemical Products	847.5	100.0	102.7	106.6	110.9	111.8
Pharmaceuticals, Medicinal Chemicals and Botanical Products	144.1	100.0	100.3	101.2	103.2	104.6
Rubber and Plastic Products	421.1	100.0	105.1	106.4	109.9	110.4
Non-metallic Minerals	271.7	100.0	100.3	95.2	100.6	96.7
Basic Metals	827.6	100.0	106.2	106.8	106.0	109.9
Fabricated Metal Products	557.8	100.0	108.9	117.9	117.3	121.2
Electronic Components, Computer, Radio, Television and Communication Equipment and Apparatuses	1,794.3	100.0	107.1	109.7	113.6	111.5
Medical, Precision and Optical Instruments, Watches and Clocks	148.1	100.0	105.6	111.6	124.2	110.6
Electrical Equipment	479.5	100.0	100.8	98.8	97.0	97.7
Other Machinery and Equipment	803.6	100.0	109.3	107.0	102.7	104.8
Motor Vehicles, Trailers and Semitrailers	1,076.4	100.0	114.7	114.5	116.1	118.9
Other Transport Equipment	506.5	100.0	101.7	107.1	101.7	89.5
Furniture	69.5	100.0	105.4	98.2	97.2	104.2
Other Products	42.4	100.0	102.2	103.8	104.9	104.8
Electricity, Gas	388.4	100.0	104.5	106.4	106.8	107.6
Total Index	10,000.0	100.0	106.0	107.4	108.2	108.2

(1)	Index weights were established on the basis of an industrial census in 2010 and reflect the average annual value added by production in each of the classifications shown, expressed as a percentage of total value added in the mining, manufacturing and electricity and gas industries in that year.
(2)	Preliminary.

Source: The Bank of Korea; Korea National Statistical Office.

Industrial production increased by 16.3% in 2010, primarily due to increased exports and domestic consumption. Industrial production increased by 6.0% in 2011, primarily due to increased exports and domestic consumption. Industrial production increased by 1.3% in 2012, primarily due to increased domestic consumption. Industrial production increased by 0.7% in 2013, primarily due to increased exports. Based on preliminary data, industrial production remained unchanged in 2014.

Manufacturing

The manufacturing sector increased production by 16.7% in 2010, primarily due to the recovery of domestic and global demand for automobiles, mobile phones and consumer electronics products, by 6.0% in 2011, primarily due to increased domestic consumption and exports, and by 1.4% in 2012, primarily due to increased demand for consumer electronics products, electronic equipment and chemical products. In 2013, the manufacturing sector increased production by 0.3%, primarily due to increased demand for consumer electronics products, electronic equipment, chemical products, medical equipment and transport equipment. Based on preliminary data, the manufacturing sector increased production by 0.1% in 2014, primarily due to increased demand for basic metals, machinery and equipment and motor vehicles, trailers and semitrailers.

Automobiles. In 2010, automobile production increased by 21.6%, domestic sales volume recorded an increase of 5.1% and export sales volume recorded an increase of 29.0%, compared with 2009, primarily due to the recovery of global demand for automobiles. In 2011, automobile production increased by 9.0%, domestic sales volume recorded an increase of 0.6% and export sales volume recorded an increase of 13.7%, compared with 2010, primarily due to increased demand for automobiles in the United States, Brazil, Russia and China. In 2012, automobile production decreased by 2.1%, domestic sales volume recorded a decrease of 4.3% and export sales volume recorded an increase of 0.6%, compared with 2011, primarily due to decreased domestic demand for automobiles. In 2013, automobile production decreased by 0.9%, domestic sales volume recorded a decrease of 2.0% and export sales volume recorded a decrease of 2.6%, compared with 2012, primarily due to decreased supply of automobiles resulting mainly from partial strikes by unionized workers of automobile manufacturers in August 2013 and the appreciation of the Won against the US dollar and the Japanese Yen. Based on preliminary data, in 2014, automobile production increased by 0.1% and domestic sales volume recorded an increase of 4.4%, compared with 2013, primarily due to increased domestic demand for recreational vehicles, and export sales volume recorded a decrease of 0.9%, compared with 2013, primarily due to decreased demand for automobiles in countries of Eastern Europe and South America.

Electronics. In 2010, electronics production amounted to ~~W~~309,777 billion, an increase of 22.9% from the previous year, and exports amounted to US$153.9 billion, an increase of 27.3% from the previous year, primarily due to the recovery of global demand for consumer electronics products. In 2010, export sales of semiconductor memory chips constituted approximately 10.9% of the Republic’s total exports. In 2011, electronics production amounted to ~~W~~314,314 billion, an increase of 1.5% from the previous year, and exports amounted to US$156.6 billion, an increase of 1.8% from the previous year, primarily due to continued increase in global demand for mobile phones and tablet computers. In 2011, export sales of semiconductor memory chips constituted approximately 9.0% of the Republic’s total exports. In 2012, electronics production amounted to ~~W~~314,558 billion, an increase of 0.1% from the previous year, primarily due to increased domestic demand for mobile phones and non-memory semiconductors, and exports amounted to US$155.2 billion, a decrease of 0.9% from the previous year, primarily due to adverse economic conditions in European countries. In 2012, export sales of semiconductor memory chips constituted approximately 9.2% of the Republic’s total exports. In 2013, electronics production amounted to ~~W~~334,402 billion, an increase of 6.3% from the previous year, and exports amounted to US$169.4 billion, an increase of 9.1% from the previous year, primarily due to increases in demand for mobile phones in emerging markets and global demand for non-memory semiconductors. In 2013, export sales of semiconductor memory chips constituted approximately 10.2% of the Republic’s total exports. Based on preliminary data, in 2014, electronics production amounted to ~~W~~339,805 billion, an increase of 1.6% from the previous year, and exports amounted to US$173.9 billion, an increase of 2.7% from the previous year, primarily due to increases in demand for mobile phones and semiconductors. In 2014, export sales of semiconductor memory chips constituted approximately 10.9% of the Republic’s total exports.

Iron and Steel. In 2010, crude steel production totaled 58.9 million tons, an increase of 20.2% from 2009, and domestic sales volume and export sales volume increased by 21.6% and 21.1%, respectively, primarily due to the recovery of global demand for crude steel products. In 2011, crude steel production totaled 68.5 million tons, an increase of 16.3% from 2010, and domestic sales volume and export sales volume increased by 5.8% and 16.9%, respectively, primarily due to continued increase in global demand for crude steel products. In 2012, crude steel production totaled 69.1 million tons, an increase of 0.9% from 2011, and domestic sales volume decreased by 5.1% but export sales volume increased by 4.8%, primarily due to adverse conditions in the domestic shipbuilding and construction industries. Based on preliminary data, in 2013, crude steel production totaled 66.1 million tons, a decrease of 4.4% from 2012, and domestic sales volume and export sales volume decreased by 4.3% and 4.2%, respectively, primarily due to the appreciation of the Won against the US dollar and the Japanese Yen and excess supply from China. Based on preliminary data, in 2014, crude steel production totaled 71.5 million tons, an increase of 8.3% from 2013, and domestic sales volume and export sales volume increased by 7.1% and 10.5%, respectively, primarily due to the recovery of domestic and global demand for crude steel products.

Shipbuilding. In 2009, the Republic’s shipbuilding orders amounted to approximately 2 million compensated gross tons, a decrease of 85.7% compared to 2008 as a result of a decrease in ship orders due to adverse global economic conditions. In 2010, the Republic’s shipbuilding orders amounted to approximately 8 million compensated gross tons, an increase of 300.0% compared to 2009, primarily due to the recovery of global demand for bulk carriers and tank vessels. In 2011, the Republic’s shipbuilding orders amounted to approximately 12 million compensated gross tons, an increase of 50.0% compared to 2010, primarily due to increased demand for large container carriers, LNG carriers and floating production storage and offloading vessels. In 2012, the Republic’s shipbuilding orders amounted to approximately 7 million compensated gross tons, a decrease of 41.7% compared to 2011, primarily due to a downturn in the shipping and shipbuilding industry. Based on preliminary data, in 2013, the Republic’s shipbuilding orders amounted to approximately 17 million compensated gross tons, an increase of 142.8% compared to 2012, primarily due to increased demand for LNG carriers, bulk carriers and container carriers.

Agriculture, Forestry and Fisheries

The Government’s agricultural policy has traditionally focused on:

•	grain production;

•	development of irrigation systems;

•	land consolidation and reclamation;

•	seed improvement;

•	mechanization measures to combat drought and flood damage; and

•	increasing agricultural incomes.

Recently, however, the Government has increased emphasis on cultivating profitable crops and strengthening international competitiveness in anticipation of opening the domestic agricultural market.

In 2010, rice production decreased 12.2% from 2009 to 4.3 million tons. In 2011, rice production decreased 2.3% from 2010 to 4.2 million tons. In 2012, rice production decreased 4.7% from 2011 to 4.0 million tons. In 2013, rice production increased 5.0% from 2012 to 4.2 million tons. In 2014, rice production remained at 4.2 million tons. Due to limited crop yields resulting from geographical and physical constraints, the Republic depends on imports for certain basic foodstuffs.

The Government is seeking to develop the fishing industry by encouraging the building of large fishing vessels and modernizing fishing equipment, marketing techniques and distribution outlets.

In 2010, the agriculture, forestry and fisheries industry decreased by 4.4% compared to 2009, primarily due to decreases in production of rice, fruits and corns and fishing catch resulting from unusually unfavorable weather conditions, which more than offset an increase in the livestock industry. In 2011, the agriculture, forestry and fisheries industry decreased by 2.1% compared to 2010, primarily due to unfavorable weather conditions, including heavy rains, during the summer and a decrease in fishing catch. In 2012, the agriculture, forestry and fisheries industry decreased by 0.6% compared to 2011, primarily due to unfavorable weather conditions, including severe typhoons, which more than offset an increase in the livestock industry. In 2013, the agriculture, forestry and fisheries industry increased by 3.1% compared to 2012, primarily due to an increase in the cultivation and livestock industry. Based on preliminary data, in 2014, the agriculture, forestry and fisheries industry increased by 2.6% compared to 2013.

Construction

In 2010, the construction industry decreased by 2.7% compared to 2009, primarily due to a decrease in residential construction which more than offset an increase in commercial construction. In 2011, the construction industry decreased by 4.3% compared to 2010, primarily due to a decrease in the construction of residential and commercial buildings. In 2012, the construction industry decreased by 1.6% compared to 2011, primarily due to a decrease in the construction of residential buildings and port facilities. In 2013, the construction industry increased by 3.0% compared to 2012, primarily due to an increase in the construction of residential and commercial buildings. Based on preliminary data, in 2014, the construction industry increased by 0.6% compared to 2013. The construction industry has experienced a significant downturn since the second half of 2009, due to excessive investment in recent years in residential property development projects, stagnation of real property prices and reduced demand for residential property, especially in areas outside of Seoul, as a result of deteriorating conditions in the Korean economy in the second half of 2009 and into 2010. The Government has taken measures to support the Korean construction industry, including a ~~W~~5 trillion program to buy unsold housing units and land from construction companies, the exemption of acquisition tax for first-time homebuyers, the reduction of acquisition tax for homebuyers and the reduction of transfer income tax for multiple home owners. However, the effect of these measures is uncertain and the construction industry may continue to experience adverse conditions.

Electricity and Gas

The following table sets out the Republic’s dependence on imports for energy consumption:

Dependence on Imports for Energy Consumption

	Total Energy Consumption	Imports	Imports Dependence Ratio
	(millions of tons of oil equivalents, except ratios)
2010	263.8	254.6	96.5
2011	276.6	266.8	96.4
2012	278.7	267.6	96.0
2013	280.3	268.1	95.7
2014(1)	281.9	269.5	95.6

(1)	Preliminary

Source: Korea Energy Economics Institute; Korea National Statistical Office.

Korea has almost no domestic oil or gas production and depends on imported oil and gas to meet its energy requirements. Accordingly, the international prices of oil and gas significantly affect the Korean economy. Any significant long-term increase in the prices of oil and gas will increase inflationary pressures in Korea and adversely affect the Republic’s balance of trade.

To reduce its dependence on oil and gas imports, the Government has encouraged energy conservation and energy source diversification emphasizing nuclear energy. The following table sets out the principal primary sources of energy consumed in the Republic, expressed in oil equivalents and as a percentage of total energy consumption.

Consumption of Energy by Source

	Coal		Petroleum		Nuclear		Others(1)		Total
	Quantity	%	Quantity	%	Quantity	%	Quantity	%	Quantity	%
	(millions of tons of oil equivalents, except percentages)
2010	77.1	29.2	104.3	39.5	31.9	12.1	50.5	19.1	263.8	100.0
2011	83.5	30.2	105.1	38.0	33.2	12.0	54.8	19.8	276.6	100.0
2012	81.1	29.1	106.2	38.1	31.8	11.4	59.6	21.4	278.7	100.0
2013	81.9	29.2	105.8	37.7	29.3	10.5	63.3	22.6	280.3	100.0
2014	84.8	30.1	105.0	37.2	33.0	11.7	59.1	21.0	281.9	100.0

(1)	Includes natural gas, hydroelectric power and renewable energy.

Source: Korea Energy Economics Institute; The Bank of Korea.

The Republic’s first nuclear power plant went into full operation in 1978 with a rated generating capacity of 587 megawatts. As of December 31, 2014, the Republic has 23 nuclear plants with a total estimated nuclear power generating capacity of 20,716 megawatts and six nuclear plants under construction. In January 2014, the Ministry of Trade, Industry and Energy revised the target proportion of nuclear supply in the Korea’s energy supply mix from 41% by 2030 to 29% by 2035 while also approving the construction of two additional plants in line with previously announced plans to build 10 new nuclear plants by 2030 to replace aging nuclear power plants. The Government plans to expand infrastructure to supply natural gas to households, pursue a long-term strategy of overseas energy development projects to ensure supply stability, increase clean and renewable energy and provide support for research and development pertaining to green technologies.

Services Sector

In 2010, the service industry increased by 4.4% compared to 2009 as the transportation and storage sector increased by 9.6%, the finance and insurance sector increased by 2.5% and the real estate and leasing sector increased by 0.3%, each compared with 2009. In 2011, the service industry increased by 3.0% compared to 2010 as the transportation and storage sector increased by 3.8%, the wholesale and retail trade, restaurants and hotels sector increased by 5.1% and the real estate and leasing sector increased by 2.2%, each compared with 2010. In 2012, the service industry increased by 2.7% compared to 2011 as the health and social work sector increased by 7.1%, the finance and insurance sector increased by 3.6% and the wholesale and retail trade, restaurants and hotels sector increased by 3.4%, each compared with 2011. In 2013, the service industry increased by 2.8% compared to 2012 as the business activities sector increased by 4.7%, the finance and insurance sector increased by 3.6% and the health and social work sector increased by 5.2%, each compared with 2012. Based on preliminary data, in 2014, the service industry increased by 3.1% compared to 2013 as the health and social work sector increased by 7.5%, the financial intermediation sector increased by 3.6% and the business activities sector increased by 4.1%, each compared with 2013.

Prices, Wages and Employment

The following table shows selected price and wage indices and unemployment rates:

	Producer Price Index(1)	Increase (Decrease) Over Previous Year	Consumer Price Index(1)	Increase (Decrease) Over Previous Year	Wage Index(1)(2)		Increase (Decrease) Over Previous Year		Unemployment Rate(1)(3)
	(2010=100)	(%)	(2010=100)	(%)	(2010=100)		(%)		(%)
2010	100.0	3.8	100.0	3.0	100.0		(2.3)		3.7
2011	106.7	6.7	104.0	4.0	100.3		0.3		3.4
2012	107.5	0.7	106.3	2.2	107.1		6.8		3.2
2013	105.7	(1.6)	107.7	1.3	112.7		5.2		3.1
2014	105.2	(0.5)	109.0	1.3	N/A	(4)	N/A	(4)	3.5

(1)	Average for year.
(2)	Nominal wage index of average earnings in manufacturing industry.
(3)	Expressed as a percentage of the economically active population.
(4)	Not available.

Source: The Bank of Korea; Korea National Statistical Office.

In 2010, the inflation rate increased to 3.0% from 2.8% in 2009, primarily due to increased oil prices and agricultural goods prices caused by abnormal weather in the second half of 2010. In 2011, the inflation rate increased to 4.0%, primarily due to increased oil prices in the first quarter as well as decreased supply in agricultural goods caused by unusually low temperatures in the spring and heavy rainfall in the summer. In 2012, the inflation rate decreased to 2.2%, primarily due to weakened aggregate demand and the implementation of new policies, including free school lunches. In 2013, the inflation rate decreased to 1.3%, primarily due to increased supply of agricultural goods. In 2014, the inflation rate remained at 1.3%, primarily due to increases in the prices of electricity, gas, water supply, food products and education, which were offset by lower oil prices.

In 2010, the unemployment rate increased to 3.7% from 3.6% in 2009, primarily due to a steeper increase in the economically active population than the increase in the number of employed workers. In 2011, the unemployment rate decreased to 3.4%, primarily due to an increase in the number of workers employed in the service industry (including healthcare, social welfare and education). In 2012, the unemployment rate decreased to 3.2%, primarily due to the continued increase in the number of workers employed in the service industry. In 2013, the unemployment rate decreased to 3.1%, primarily due to the continued increase in the number of workers employed in the service industry. In 2014, the unemployment rate increased to 3.5%, primarily due to the sluggishness of the domestic economy.

From 1992 to 2009, the economically active population of the Republic increased by approximately 24.8% to 24.3 million, while the number of employees increased by approximately 23.7% to 23.5 million. The economically active population over 15 years old as a percentage of the total over-15 population has remained between 60% and 63% over the past decade. Literacy among workers under 50 is almost universal. As of December 31, 2014, the economically active population of the Republic was 26.5 million and the number of employees was 25.6 million.

The following table shows selected employment information by industry and by gender:

	2010	2011	2012	2013	2014
	(all figures in percentages, except as indicated)
Labor force (in thousands of persons)	23,829	24,244	24,681	25,066	25,599
Employment by Industry:
Agriculture, Forestry and Fishing	6.6	6.4	6.2	6.1	5.7
Mining and Manufacturing	17.0	16.9	16.7	16.8	17.0
S.O.C & Services	76.5	76.7	77.1	77.2	77.4
Electricity, Transport, Communication and Finance	11.9	12.2	12.1	12.2	11.9
Business, Private & Public Service and Other Services	34.2	34.6	35.1	35.5	35.5
Construction	7.4	7.2	7.2	7.0	7.0
Wholesale & Retail Trade, Hotels and Restaurants	23.0	22.7	22.7	22.5	23.0

Total Employed	100.0	100.0	100.0	100.0	100.0

Employment by Gender:
Male	58.4	58.4	58.3	58.1	58.0
Female	41.6	41.6	41.7	41.9	42.0

Total Employed	100.0	100.0	100.0	100.0	100.0

Source: The Bank of Korea

As of July 1, 2004, the Republic adopted a five-day workweek for large corporations with over 1,000 employees, publicly-owned (state-run) companies, banks and insurance companies, reducing working hours from 44 to 40 hours a week. The adoption of the five-day workweek has been extended to companies with over 300 employees and to government employees as of July 1, 2005 and to companies with over 100 employees as of July 1, 2006. Companies with more than 50 employees adopted the five-day workweek as of July 1, 2007 and those with over 20 adopted the five-day workweek as of July 1, 2008. Companies with less than 20 employees also adopted the five-day workweek on July 1, 2011.

Approximately 10.3% of the Republic’s workers were unionized as of December 31, 2012. Labor unrest in connection with demands by unionized workers for better wages and working conditions and greater job security occur from time to time in the Republic. Some of the significant incidents in recent years include the following:

•

In December 2010, unionized workers at Hanjin Heavy Industries went on strike when the company laid-off workers. While the company reached an agreement with the majority of workers in June 2011, one worker continued her protest by occupying a shipyard crane until November 2011.

•

In July 2011, unionized employees at Standard Chartered Korea (formerly, SC First Bank) engaged in a two-month strike, the longest in the Republic’s banking sector, demanding that the bank scrap performance-related pay reforms.

•	In June 2012, unionized taxi drivers went on their first nationwide strike demanding fare increases and protesting against increased fuel costs.

•	In August 2012, unionized workers of Hyundai Motor Company went on a series of partial strikes demanding a higher bonus increase and the end of overnight shifts.

•	In August 2013, unionized workers at Hyundai Motor Company and Kia Motors Corporation went on partial strikes demanding higher wages.

•

In December 2013, unionized workers at the state owned Korea Railroad Corporation (“Korail”) went on strike against Korail’s plan to establish a separate company to operate a new bullet train line fearing that such plan would eventually lead to privatization of Korail and layoffs of existing workers.

•	In November 2014, unionized workers at Hyundai Heavy Industries went on a series of partial strikes demanding higher wages.

Actions such as these by labor unions may hinder implementation of the labor reform measures and disrupt the Government’s plans to create a more flexible labor market. Although much effort is being expended to resolve labor disputes in a peaceful manner, there can be no assurance that further labor unrest will not occur in the future. Continued labor unrest in key industries of the Republic may have an adverse effect on the economy.

In 1997, the Korean Confederation of Trade Unions organized a political alliance, which led to the formation of the Democratic Labor Party in January 2000. The Democratic Labor Party merged with The New People’s Participation Party and changed its name to The Unified Progressive Party (“UPP”) in December 2011. In October 2012, the UPP split and seven UPP members of the National Assembly and their supporters formed a new party, the Progressive Justice Party, which changed its name to the Justice Party in July 2013. After certain of its members were convicted of trying to instigate an armed rebellion and supporting North Korea, the Constitutional Court ordered the dissolution of the UPP and the removal of the party’s five lawmakers for violating the Republic’s Constitution.

The Financial System

Structure of the Financial Sector

The Republic’s financial sector includes the following categories of financial institutions:

•	The Bank of Korea;

•	banking institutions;

•	non-bank financial institutions; and

•	other financial entities, including:

•	financial investment companies;

•	credit guarantee institutions;

•	venture capital companies; and

•	miscellaneous others.

To increase transparency in financial transactions and enhance the integrity and efficiency of the financial markets, Korean law requires that financial institutions confirm that their clients use their real names when transacting business. To ease the liquidity crisis, the Government altered the real-name financial transactions system during 1998, to allow the sale or deposit of foreign currencies through domestic financial institutions and the purchase of certain bonds, including Government bonds, without identification. The Government also strengthened confidentiality protection for private financial transactions.

In July 2007, the Korean National Assembly passed the Financial Investment Services and Capital Markets Act or FSCMA, under which various industry-based capital markets regulatory systems currently were consolidated into a single regulatory system. The FSCMA, which became effective in February 2009, expands the scope of permitted investment-related financial products and activities through expansive definitions of financial instruments and function-based regulations that allow financial investment companies to offer a wider range of financial services, as well as strengthening investor protection and disclosure requirements. The Enforcement Decree of the FSCMA classifies the financial investment companies into a total of 78 categories depending on the types of (i) financial investment services, (ii) financial investment products, and (iii) investors.

Prior to the effective date of the Financial Investment Services and Capital Markets Act, separate laws regulated various types of financial institutions depending on the type of the financial institution (for example, securities companies, futures companies, trust business companies and asset management companies) and subjected financial institutions to different licensing and ongoing regulatory requirements (for example, under the Securities and Exchange Act, the Futures Business Act and the Indirect Investment Asset Management Business Act). By applying one uniform set of rules to financial businesses having the same economic function, the

Financial Investment Services and Capital Markets Act attempts to improve and address issues caused by the previous regulatory system under which the same economic function relating to capital markets-related business were governed by multiple regulations. To this end, the Financial Investment Services and Capital Markets Act categorizes capital markets-related businesses into six different functions, as follows:

•	investment dealing (trading and underwriting of financial investment products);

•	investment brokerage (brokerage of financial investment products);

•	collective investment (establishment of collective investment schemes and the management thereof);

•	investment advice;

•	discretionary investment management; and

•	trusts (together with the five businesses set forth above, “Financial Investment Businesses”).

Accordingly, all financial businesses relating to financial investment products are reclassified as one or more of the Financial Investment Businesses described above, and financial institutions are subject to the regulations applicable to their relevant Financial Investment Businesses, irrespective of what type of financial institution it is. For example, under the Financial Investment Services and Capital Markets Act, derivative businesses conducted by securities companies and future companies will be subject to the same regulations under the Financial Investment Services and Capital Markets Act, at least in principle.

The banking business and the insurance business are not subject to the Financial Investment Services and Capital Markets Act and will continue to be regulated under separate laws; provided, however, that they are subject to the Financial Investment Services and Capital Markets Act if their activities involve any Financial Investment Businesses requiring a license based on the Financial Investment Services and Capital Markets Act.

Banking Industry

The banking industry comprises commercial banks and specialized banks. Commercial banks serve the general public and corporate sectors. They include nationwide banks, regional banks and branches of foreign banks. Regional banks provide services similar to nationwide banks, but operate in a geographically restricted region. Branches of foreign banks have operated in the Republic since 1967 but provide a relatively small proportion of the country’s banking services. As of December 31, 2013, commercial banks consisted of seven nationwide banks, all of which have branch networks throughout the Republic, six regional banks and 55 branches of 39 foreign banks operating in the country. Nationwide and regional banks had, in the aggregate, 5,616 domestic branches and offices, 49 overseas branches, 21 overseas representative offices and 31 overseas subsidiaries as of December 31, 2013.

Specialized banks meet the needs of specific sectors of the economy in accordance with Government policy; they are organized under, or chartered by, special laws. Specialized banks include:

•	The Korea Development Bank;

•	The Export-Import Bank of Korea;

•	The Industrial Bank of Korea;

•	National Federation of Fisheries Cooperatives; and

•	NH Bank (which was established by a spin-off of the credit and banking unit from the National Agricultural Cooperative Federation in March 2012).

The economic difficulties in 1997 and 1998 caused an increase in Korean banks’ non-performing assets and a decline in capital adequacy ratios of Korean banks. From 1998 through 2002, the Financial Services Commission amended banking regulations several times to adopt more stringent criteria for non-performing assets that more closely followed international standards. Non-performing assets are assets classified as doubtful or estimated loss under Korean banking regulations.

The following table sets out the total loans (including loans in Won and loans in foreign currencies) and non-performing assets of Korean banks.

	Total Loans	Non-Performing Assets	Percentage of Total
	(trillions of won)		(percentage)
December 31, 2010	1,308.9	24.8	1.9
December 31, 2011	1,387.6	18.8	1.4
December 31, 2012	1,390.9	18.5	1.3
December 31, 2013	1,441.6	25.8	1.8
December 31, 2014	1,558.0	23.8	1.5

Source: Financial Supervisory Service.

As of December 31, 2013, loans denominated in Won held by these banks increased by 5.1% to ~~W~~1,162.8 trillion from ~~W~~1,106.4 trillion as of December 31, 2012, primarily due to (i) an increase in loans to small and medium-enterprises by 6.0% to ~~W~~489.0 trillion as of December 31, 2013 from ~~W~~461.3 trillion as of December 31, 2012 and (ii) an increase in household loans by 3.1% to ~~W~~479.0 trillion as of December 31, 2013 from ~~W~~464.5 trillion as of December 31, 2012. Based on preliminary data, as of December 31, 2014, loans denominated in Won held by these banks increased by 8.0% to ~~W~~1,255.8 trillion from ~~W~~1,162.8 trillion as of December 31, 2013, primarily due to (i) an increase in household loans by 8.2% to ~~W~~518.2 trillion as of December 31, 2014 from ~~W~~479.0 trillion as of December 31, 2013, (ii) an increase in loans to small and medium-enterprises by 6.8% to ~~W~~522.4 trillion as of December 31, 2014 from ~~W~~489.0 trillion as of December 31, 2013 and (iii) an increase in loans to large corporations by 10.5% to ~~W~~183.5 trillion as of December 31, 2014 from ~~W~~166.1 trillion as of December 31, 2013.

In 2010, these banks posted an aggregate net profit of ~~W~~9.3 trillion, compared to an aggregate net profit of ~~W~~6.9 trillion in 2009, primarily due to increased net interest income. In 2011, these banks posted an aggregate net profit of ~~W~~11.8 trillion, compared to an aggregate net profit of ~~W~~9.3 trillion in 2010, primarily due to decreased non-performing loans. In 2012, these banks posted an aggregate net profit of ~~W~~8.7 trillion, compared to an aggregate net profit of ~~W~~11.8 trillion in 2011, primarily due to a decrease in gain on sale of equity securities and an increase in impairment loss on available-for-sale securities. In 2013, these banks posted an aggregate net profit of ~~W~~3.9 trillion, compared to an aggregate net profit of ~~W~~8.7 trillion in 2012, primarily due to decreased net interest income and increased loan loss provisions. Based on preliminary data, in 2014, these banks posted an aggregate net profit of ~~W~~6.2 trillion, compared to an aggregate net profit of ~~W~~3.9 trillion in 2013, primarily due to decreased loan loss provisions.

Non-Bank Financial Institutions

Non-bank financial institutions include:

•	savings institutions, including trust accounts of banks, mutual savings banks, credit unions, mutual credit facilities, community credit cooperatives and postal savings;

•	life insurance institutions; and

•	credit card companies.

The country had 89 mutual savings banks as of December 31, 2013, with assets totaling ~~W~~39.0 trillion.

As of December 31, 2013, 14 domestic life insurance institutions, two joint venture life insurance institutions and nine wholly-owned subsidiaries of foreign life insurance companies, with assets totaling approximately ~~W~~597.3 trillion as of December 31, 2013, were operating in the Republic.

As of December 31, 2013, eight credit card companies operated in the country with loans totaling approximately ~~W~~86.5 trillion.

Money Markets

In the Republic, the money markets consist of the call market and markets for a wide range of other short-term financial instruments, including treasury bills, monetary stabilization bonds, negotiable certificates of deposits, repurchase agreements and commercial paper.

Securities Markets

On January 27, 2005, the Korea Exchange was established pursuant to the now repealed Korea Securities and Futures Exchange Act by consolidating the Korea Stock Exchange, the Korea Futures Exchange, the KOSDAQ Stock Market, Inc., or the KOSDAQ, and the KOSDAQ Committee of the Korea Securities Dealers Association, which had formerly managed the KOSDAQ. There are three different markets operated by the Korea Exchange: the KRX KOSPI Market, the KRX KOSDAQ Market, and the KRX Derivatives Market. The Korea Exchange has two trading floors located in Seoul, one for the KRX KOSPI Market and one for the KRX KOSDAQ Market, and one trading floor in Busan for the KRX Derivatives Market. The Korea Exchange is a joint stock company with limited liability, the shares of which are held by (i) financial investment companies that were formerly members of the Korea Futures Exchange or the Korea Stock Exchange and (ii) the stockholders of the KOSDAQ. Currently, the Korea Exchange is the only stock exchange in Korea and is operated by membership, having as its members Korean financial investment companies and some Korean branches of foreign financial investment companies.

The Korea Exchange publishes the Korea Composite Stock Price Index every ten seconds, which is an index of all equity securities listed on the Korea Exchange. The Korea Composite Stock Price Index is computed using the aggregate value method, whereby the market capitalizations of all listed companies are aggregated, subject to certain adjustments, and this aggregate is expressed as a percentage of the aggregate market capitalization of all listed companies as of the base date, January 4, 1980.

The following table shows the value of the Korea Composite Stock Price Index as of the dates indicated:

December 31, 2009	1,682.8
January 29, 2010	1,602.4
February 26, 2010	1,594.6
March 31, 2010	1,692.9
April 30, 2010	1,741.6
May 31, 2010	1,641.3
June 30, 2010	1,698.3
July 30, 2010	1,759.3
August 31, 2010	1,742.8
September 30, 2010	1,872.8
October 29, 2010	1,883.0
November 30, 2010	1,904.6
December 31, 2010	2,051.0
January 31, 2011	2,069.7
February 28, 2011	1,939.3
March 31, 2011	2,106.7
April 30, 2011	2,192.4
May 29, 2011	2,142.5
June 30, 2011	2,100.7
July 31, 2011	2,133.2
August 31, 2011	1,880.1
September 30, 2011	1,769.7
October 31, 2011	1,909.0
November 30, 2011	1,847.5
December 31, 2011	1,825.7
January 31, 2012	1,955.8
February 29, 2012	2,030.3
March 31, 2012	2,014.0
April 30, 2012	1,982.0
May 31, 2012	1,843.5
June 29, 2012	1,854.0
July 31, 2012	1,882.0
August 31, 2012	1,905.1
September 28, 2012	1,996.2
October 31, 2012	1,912.1
November 30, 2012	1,932.9
December 31, 2012	1,997.1
January 31, 2013	1,961.9
February 28, 2013	2,026.5
March 29, 2013	2,004.9
April 30, 2013	1,964.0
May 30, 2013	2,001.1
June 28, 2013	1,863.3
July 31, 2013	1,914.0
August 30, 2013	1,926.4
September 30, 2013	1,997.0
October 31, 2013	2,030.1
November 29, 2013	2,044.9

December 31, 2013	2,011.3
January 29, 2014	1,941.2
February 28, 2014	1,980.0
March 31, 2014	1,985.6
April 30, 2014	1,961.8
May 30, 2014	1,995.0
June 30, 2014	2,002.2
July 31, 2014	2,076.1
August 29, 2014	2,068.5
September 30, 2014	2,020.1
October 31, 2014	1,964.4
November 28, 2014	1,980.8
December 30, 2014	1,915.6
January 30, 2015	1,949.3
February 27, 2015	1,985.8
March 31, 2015	2,041.0
April 30, 2015	2,127.2
May 29, 2015	2,114.8

On December 27, 1997, the last day of trading in 1997, the index stood at 376.3, a sharp decline from 647.1 on September 30, 1997. The fall resulted from growing concerns about the Republic’s weakening financial and corporate sectors, the Republic’s falling foreign currency reserves, the sharp depreciation of the Won against the U.S. Dollar and other external factors, such as a sharp decline in stock prices in Hong Kong on October 24, 1997 and financial turmoil in Southeast Asian countries. The Korea Composite Stock Price Index recovered to reach 2,064.9 in late 2007 but since then the index declined. As liquidity and credit concerns and volatility in the global financial markets increased significantly since September 2008, there was a significant overall decline in the stock prices of Korean companies during the fourth quarter of 2008 and first half of 2009 and continuing volatility since then. The index was 2,051.3 on June 10, 2015.

Supervision System

The Office of Bank Supervision, the Securities Supervisory Board, the Insurance Supervisory Board and all other financial sector regulatory bodies merged in January 1999 to form the Financial Services Commission. The Financial Services Commission acts as the executive body over the Financial Supervisory Service. The Financial Services Commission reports to, but operates independently of, the Prime Minister’s office.

The Ministry of Strategy and Finance focuses on financial policy and foreign currency regulations. The Bank of Korea manages monetary policy focusing on price stabilization.

Deposit Insurance System

The Republic’s deposit insurance system insures amounts on deposit with banks, non-bank financial institutions, securities companies and life insurance companies.

Since January 2001, deposits at any single financial institution are insured only up to ~~W~~50 million per person regardless of the amount deposited.

The Government excluded certain deposits, such as repurchase agreements, from the insurance scheme, expanded the definition of unsound financial institutions to which the insurance scheme would apply and gradually increased the insurance premiums payable by insured financial institutions.

Monetary Policy

The Bank of Korea

The Bank of Korea was established in 1950 as Korea’s central bank and the country’s sole currency issuing bank. A seven-member Monetary Policy Committee, chaired by the Governor of The Bank of Korea, formulates and controls monetary and credit policies.

Inflation targeting is the basic system of operation for Korean monetary policy. The consumer price index is used as The Bank of Korea’s target indicator. To achieve its established inflation target, the Monetary Policy Committee of The Bank of Korea determines and announces the “Bank of Korea Base Rate,” the reference rate applied in transactions such as repurchase agreements between The Bank of Korea and its financial institution counterparts. The Bank of Korea uses open market operations as its primary instrument to keep the call rate in line with the Monetary Policy Committee’s target rate. In addition, The Bank of Korea is able to establish policies regarding its lending to banks in Korea and their reserve requirements.

Interest Rates

On July 12, 2007, The Bank of Korea raised the policy rate to 4.75% from 4.5%, and raised it further to 5.0% on August 9, 2007. The rationale for this change was the concern that the ample market liquidity might put upside pressure on inflation in the medium to long term as the economic upswing continued. On August 7, 2008, The Bank of Korea raised the policy rate to 5.25% from 5.0%, taking the view that inflation in consumer prices had picked up its pace, due to the direct and indirect effects of high oil prices, at a time when domestic economic activity had slackened. On October 9, 2008, The Bank of Korea cut its policy rate to 5.0% from 5.25%, and continued to lower it further to 4.25% on October 27, 2008, 4.0% on November 7, 2008, 3.0% on December 11, 2008, 2.5% on January 9, 2009 and 2.0% on February 12, 2009, in order to address financial market instability and to help combat the slowdown of the domestic economy. On July 9, 2010, The Bank of Korea raised the policy rate to 2.25% from 2.0%, which was further raised to 2.5% on November 16, 2010, in response to signs of inflationary pressures and the continued growth of domestic economy. On January 13, 2011, The Bank of Korea raised the policy rate to 2.75%, which was further increased to 3.0% on March 10, 2011 and to 3.25% on June 10, 2011, in response to inflationary pressures driven mainly by rises in the prices of petroleum products and farm products. The Bank of Korea lowered its policy rate to 3.0% from 3.25% on July 12, 2012, which was further lowered to 2.75% on October 11, 2012, 2.5% on May 9, 2013, 2.25% on August 14, 2014, 2.0% on October 15, 2014, 1.75% on March 12, 2015 and 1.5% on June 11, 2015, in order to address the sluggishness of the global and domestic economy.

With the deregulation of interest rates on banks’ demand deposits on February 2, 2004, The Bank of Korea completed the interest rate deregulation based upon the “Four-Stage Interest Rate Liberalization Plan” announced in 1991. The prohibition on the payment of interest on ordinary checking accounts was, however, maintained.

Money Supply

The following table shows the volume of the Republic’s money supply:

	December 31,
	2010	2011	2012	2013	2014
	(billions of Won)
Money Supply (M1)(1)	427,791.6	442,077.5	470,010.6	515,643.4	585,822.6
Quasi-money(2)	1,232,738.4	1,309,380.9	1,365,631.0	1,405,151.6	1,491,411.4
Money Supply (M2)(3)	1,660,530.0	1,751,458.4	1,835,641.6	1,920,795.0	2,077,234.0
Percentage Increase Over Previous Year	6.0%	5.5%	4.8%	4.6%	8.1%

(1)	Consists of currency in circulation and demand and instant access savings deposits at financial institutions.

(2)	Includes time and installment savings deposits, marketable instruments, yield-based dividend instruments and financial debentures, excluding financial instruments with a maturity of more than two years.
(3)	Money Supply (M2) is the sum of Money Supply (M1) and quasi-money.

Source: The Bank of Korea.

Exchange Controls

Authorized foreign exchange banks, as registered with the Ministry of Strategy and Finance, handle foreign exchange transactions. The ministry has designated other types of financial institutions to handle foreign exchange transactions on a limited basis.

Korean laws and regulations generally require a report to either the Ministry of Strategy and Finance, The Bank of Korea or authorized foreign exchange banks, as applicable, for issuances of international bonds and other instruments, overseas investments and certain other transactions involving foreign exchange payments.

In 1994 and 1995, the Government relaxed regulations of foreign exchange position ceilings and foreign exchange transaction documentation and created free Won accounts which may be opened by non-residents at Korean foreign exchange banks. The Won funds deposited into the free Won accounts may be converted into foreign currencies and remitted outside Korea without any governmental approval. In December 1996, after joining the OECD, the Republic freed the repatriation of investment funds, dividends and profits, as well as loan repayments and interest payments. The Government continues to reduce exchange controls in response to changes in the world economy, including the new trade regime under the WTO, anticipating that such foreign exchange reform will improve the Republic’s competitiveness and encourage strategic alliances between domestic and foreign entities.

In September 1998, the National Assembly passed the Foreign Exchange Transactions Act, which became effective in April 1999 and has subsequently been amended numerous times. In principle, most currency and capital transactions, including, among others, the following transactions, have been liberalized:

•	the investment in real property located overseas by Korean companies and financial institutions;

•	the establishment of overseas branches and subsidiaries by Korean companies and financial institutions;

•	the investment by non-residents in deposits and trust products having more than one year maturities; and

•	the issuance of debentures by non-residents in the Korean market.

To minimize the adverse effects from further opening of the Korean capital markets, the Ministry of Strategy and Finance is authorized to introduce a variable deposit requirement system to restrict the influx of short-term speculative funds.

The Government has also embarked on a second set of liberalization initiatives starting in January 2001, under which ceilings on international payments for Korean residents have been eliminated, including overseas travel expenses, overseas inheritance remittances and emigration expenses. Overseas deposits, trusts, acquisitions of foreign securities and other foreign capital transactions made by residents and the making of deposits in Korean currency by non-residents have also been liberalized. In line with the foregoing liberalization, measures will also be adopted to curb illegal foreign exchange transactions and to stabilize the foreign exchange market.

Effective as of January 1, 2006, the Government liberalized the regulations governing “capital transactions.” The regulations provide that no regulatory approvals are required for any capital transactions. The capital transactions previously subject to approval requirements are now subject only to reporting requirements.

In January 2010, the Financial Supervisory Services released FX Derivative Transactions Risk Management Guideline to prevent over-hedging of foreign exchange risk by corporate investors. According to the guideline as amended in July 2010, if a corporate investor, other than a financial institution or a public enterprise, wishes to enter into a foreign exchange forward, option or swap agreement with a bank, the bank is required to verify whether the corporate investor’s assets, liabilities or contracts face foreign exchange risks that could be mitigated by a foreign exchange forward, option or swap agreement. In addition, the bank is required to ensure that the corporate investor’s risk hedge ratio, which is the ratio of the aggregate notional amount to the aggregate amount of risk, does not exceed 100%.

Foreign Exchange

The following table shows the exchange rate between the Won and the U.S. Dollar (in Won per U.S. Dollar) as announced by the Seoul Money Brokerage Services, Ltd. as of the dates indicated:

Won/U.S. Dollar Exchange Rate
December 31, 2009	1,167.6
January 29, 2010	1,156.5
February 26, 2010	1,158.4
March 31, 2010	1,130.8
April 30, 2010	1,115.5
May 31, 2010	1,200.2
June 30, 2010	1,210.3
July 30, 2010	1,187.2
August 31, 2010	1,189.1
September 30, 2010	1,142.0
October 29, 2010	1,126.6
November 30, 2010	1,157.3
December 31, 2010	1,138.9
January 31, 2011	1,114.3
February 28, 2011	1,127.9
March 31, 2011	1,107.2
April 30, 2011	1,072.3
May 31, 2011	1,080.6
June 30, 2011	1,078.1
July 30, 2011	1,052.6
August 31, 2011	1,071.7
September 30, 2011	1,179.5
October 31, 2011	1,104.9
November 30, 2011	1,150.3
December 31, 2011	1,153.3
January 31, 2012	1,125.0
February 29, 2012	1,126.5
March 31, 2012	1,137.8
April 30, 2012	1,134.2
May 31, 2012	1,177.8
June 29, 2012	1,153.8
July 31, 2012	1,136.2
August 31, 2012	1,134.6
September 28, 2012	1,118.6
October 31, 2012	1,094.1
November 30, 2012	1,084.7
December 31, 2012	1,071.1
January 31, 2013	1,082.7
February 28, 2013	1,085.4
March 29, 2013	1,112.1

Won/U.S. Dollar Exchange Rate
April 30, 2013	1,108.1
May 30, 2013	1,128.3
June 28, 2013	1,149.7
July 31, 2013	1,113.6
August 31, 2013	1,110.9
September 30, 2013	1,075.6
October 31, 2013	1,061.4
November 29, 2013	1,062.1
December 31, 2013	1,055.3
January 29, 2014	1,079.2
February 28, 2014	1,067.7
March 31, 2014	1,068.8
April 30, 2014	1,031.7
May 30, 2014	1,021.6
June 30, 2014	1,014.4
July 31, 2014	1,024.3
August 29, 2014	1,013.6
September 30, 2014	1,059.6
October 31, 2014	1,054.0
November 28, 2014	1,101.1
December 31, 2014	1,099.2
January 30, 2015	1,090.8
February 27, 2015	1,099.2
March 31, 2015	1,105.0
April 30, 2015	1,068.1
May 29, 2015	1,108.0

Prior to November 1997, the Government had permitted exchange rates to float within a daily range of 2.25%. In response to the substantial downward pressures on the Won caused by the Republic’s economic difficulties in late 1997, in November 1997, the Government expanded the range of permitted daily exchange rate fluctuations to 10%. The Government eliminated the daily exchange rate band in December 1997, and the Won now floats according to market forces. The value of the Won relative to the U.S. dollar depreciated from ~~W~~888.1 to US$1.00 on June 30, 1997 to ~~W~~1,964.8 to US$1.00 on December 24, 1997. Due to improved economic conditions and increases in trade surplus, the Won has generally appreciated against the U.S. dollar, although the trend reversed in March 2008. During the period from January 2, 2008 through April 16, 2009, the value of the Won relative to the U.S. dollar declined by approximately 29.9%, due primarily to adverse economic conditions resulting from liquidity and credit concerns and volatility in the global credit and financial markets and repatriations by foreign investors of their investments in the Korean stock market. The market average exchange rate was ~~W~~1,119.3 to US$1.00 on June 10, 2015.

Balance of Payments and Foreign Trade

Balance of Payments

Balance of payments figures measure the relative flow of goods, services and capital into and out of the country as represented in the current balance and the capital balance. The current balance tracks a country’s trade in goods and services and transfer payments and measures whether a country is living within its income from trading and investments. The capital balance covers all transactions involving the transfer of capital into and out of the country, including loans and investments. The overall balance represents the sum of the current and capital balances. An overall balance surplus indicates a net inflow of foreign currencies, thereby increasing demand for and strengthening the local currency. An overall balance deficit indicates a net outflow of foreign currencies, thereby decreasing demand for and weakening the local currency. The financial account mirrors the overall balance. If the overall balance is positive, the surplus, which represents the nation’s savings, finances the overall deficit of the country’s trading partners. Accordingly, the financial account will indicate cash outflows equal to the overall surplus. If, however, the overall balance is negative, the nation has an international deficit which must be financed. Accordingly, the financial account will indicate cash inflows equal to the overall deficit.

The following table sets out certain information with respect to the Republic’s balance of payments:

Balance of Payments(1)

Classification	2010	2011	2012	2013	2014(4)
	(millions of dollars)
Current Account	28,850.4	18,655.8	50,835.0	81,148.2	89,220.1
Goods	47,915.4	29,089.9	49,406.0	82,781.0	92,687.6
Exports(2)	463,769.6	587,099.7	603,509.2	618,156.9	621,298.9
Imports(2)	415,854.2	558,009.8	554,103.2	535,375.9	528,611.3
Services	(14,238.4)	(12,279.1)	(5,213.6)	(6,499.2)	(8,163.4)
Income	489.9	6,560.6	12,116.7	9,055.7	10,197.7
Current Transfers	(5,316.5)	(4,715.6)	(5,474.1)	(4,189.3)	(5,501.8)
Capital and Financial Account	(23,253.2)	(24,427.8)	(51,624.1)	(80,131.6)	(90,392.3)
Capital Account	(63.2)	(112.0)	(41.7)	(27.0)	(9.0)
Financial Account(3)	(23,190.0)	(24,315.8)	(51,582.4)	(80,104.6)	(90,383.3)
Net Errors and Omissions	(5,597.2)	5,772.0	789.1	(1,016.6)	1,172.2

(1)	Figures are prepared based on the sixth edition of Balance of Payment Manual, or BPM6, published by International Monetary Fund in December 2010 and implemented by the Government in December 2013.
(2)	These entries are derived from trade statistics and are valued on a free on board basis, meaning that the insurance and freight costs are not included.
(3)	Includes borrowings from the IMF, syndicated bank loans and short-term borrowings.
(4)	Preliminary.

Source: The Bank of Korea.

The Republic recorded a current account surplus of approximately US$81.1 billion in 2013. The current account surplus in 2013 increased from the current account surplus of US$50.8 billion in 2012, primarily due to an increase in surplus from the goods account.

Based on preliminary data, the Republic recorded a current account surplus of approximately US$89.4 billion in 2014. The current account surplus in 2014 increased from the current account surplus of US$81.1 billion in 2013, primarily due to an increase in surplus from the goods account.

Foreign Direct Investment

Since 1960, the Government has adopted a broad range of related laws, administrative rules and regulations, providing a framework for the conduct and regulation of foreign investment activities. In September 1998, the Government promulgated the Foreign Investment Promotion Act, or the FIPA, which replaced previous foreign direct investment related laws, rules and regulations, to promote inbound foreign investments by providing incentives to, and facilitating investment activities in the Republic by, foreign nationals. The FIPA prescribes, among others, procedural requirements for inbound foreign investments, incentives for foreign investments such as tax reductions, and requirements relating to designation and development of foreign investment target regions. The Government believes that providing a stable and receptive environment for foreign direct investment will accelerate the inflow of foreign capital, technology and management techniques.

The following table sets forth information regarding annual foreign direct investment in the Republic for the periods indicated.

Foreign Direct Investment

	2010	2011	2012	2013	2014
	(billions of dollars)
Contracted and Reported Investment
Greenfield Investment(1)	11.1	11.7	12.5	9.6	11.0
Merger & Acquisition	2.0	2.0	3.8	5.0	8.0

Total	13.1	13.7	16.3	14.5	19.0

Actual Investment	5.4	6.6	10.7	9.8	11.8

(1)	Includes building new factories and operational facilities.

Source: Ministry of Trade, Industry and Energy

In 2014, the contracted and reported amount of foreign direct investment in the Republic increased to US$19.0 billion from US$14.5 billion in 2013, primarily due to an increase in foreign investment in the manufacturing sector to US$7.6 billion in 2014 from US$4.6 billion in 2013.

The following table sets forth information regarding the source of foreign direct investment by region and country for the periods indicated:

Foreign Direct Investment by Region and Country

	2010	2011	2012	2013	2014
	(billions of dollars)
North America
U.S.A	2.0	2.4	3.7	3.5	3.6
Others	0.7	1.3	0.7	1.1	1.4

	2.7	3.7	4.4	4.6	5.0
Asia
Japan	2.1	2.3	4.5	2.7	2.5
Hong Kong	0.1	0.6	1.7	1.0	1.1
Singapore	0.8	0.6	1.4	0.4	1.7
China	0.4	0.7	0.7	0.5	1.2
Others	3.5	0.2	0.5	0.4	0.3

	6.9	4.4	8.8	5.0	6.8
European Union
England	0.6	0.9	0.4	0.1	0.4
Netherlands	1.2	1.0	0.6	0.6	2.4
Germany	0.3	1.5	0.4	0.4	0.2
France	0.2	0.2	0.2	0.5	0.2
Luxembourg	0.1	0.1	0.2	0.7	1.9
Others	0.9	1.7	1.2	2.6	1.6

	3.3	5.4	3.0	4.9	6.7
Others regions and countries	0.2	0.2	0.1	0.0	0.5

Total	13.1	13.7	16.3	14.5	19.0

Source: Ministry of Trade, Industry and Energy

Trade Balance

Trade balance figures measure the difference between a country’s exports and imports. If exports exceed imports the country has a trade balance surplus while if imports exceed exports the country has a deficit. A deficit, indicating that a country’s receipts from abroad fall short of its payments to foreigners, must be financed, rendering the country a debtor nation. A surplus, indicating that a country’s receipts exceed its payments to foreigners, allows the country to finance its trading partners’ net deficit to the extent of the surplus, rendering the country a creditor nation.

The following table summarizes the Republic’s trade balance for the periods indicated:

Trade Balance

	Exports(1)	As % of GDP(2)	Imports(3)	As % of GDP(2)	Balance of Trade	Exports as % of Imports
	(billions of dollars, except percentages)
2010	466.4	42.6%	425.2	38.9%	41.2	109.6
2011	555.2	46.9%	524.4	44.3%	30.8	105.8
2012	547.9	46.0%	519.6	43.6%	28.3	105.4
2013	559.6	44.4%	515.6	40.9%	44.0	108.5
2014(4)	572.7	44.1%	525.5	40.5%	47.2	109.0

(1)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(2)	At chained 2010 year prices.
(3)	These entries are derived from customs clearance statistics on a C.I.F. basis, meaning that the price of goods include insurance and freight cost.
(4)	Preliminary.

Source: The Bank of Korea; Korea Customs Service.

The Republic, due to its lack of natural resources, relies on extensive trading activity for growth. The country meets virtually all domestic requirements for petroleum, wood and rubber with imports, as well as much of its coal and iron needs. Exports consistently represent a high percentage of GDP and, accordingly, the international economic environment is of crucial importance to the Republic’s economy.

The following tables give information regarding the Republic’s exports and imports by major commodity groups:

Exports by Major Commodity Groups (C.I.F.)(1)

	2010	As % of 2010 Total	2011	As % of 2011 Total	2012	As % of 2012 Total	2013	As % of 2013 Total	2014(2)	As % of 2014 Total(2)
	(billions of dollars, except percentages)
Foods & Consumer Goods	5.3	1.2	6.5	1.2	6.8	1.2	6.7	1.1	7.0	1.2
Raw Materials and Fuels	38.5	8.3	61.7	11.1	65.4	11.9	61.2	10.9	59.2	10.3
Petroleum & Derivatives	31.9	6.8	52.0	9.4	56.6	10.3	53.2	9.5	51.2	8.9
Others	6.6	1.4	9.7	1.7	8.8	1.6	8.0	1.4	8.0	1.4
Light Industrial Products	32.7	7.0	38.9	7.0	40.5	7.4	39.0	6.9	38.6	6.7
Heavy & Chemical Industrial Products	389.9	83.6	448.0	80.7	435.2	79.3	452.8	77.8	467.9	81.7
Electronic & Electronic Products	154.2	33.1	156.9	28.3	156.0	28.5	171.2	30.6	174.4	30.5
Chemicals & Chemical Products	47.5	10.2	59.1	10.6	59.6	10.9	64.4	11.5	65.6	11.5
Metal Goods	37.7	8.1	48.6	8.8	47.2	8.6	43.6	7.8	47.5	8.3
Machinery & Precision Equipment	44.0	9.4	54.5	9.8	55.7	10.2	55.3	9.9	57.9	10.1
Transport Equipment	103.4	22.2	124.7	22.5	112.1	20.5	113.1	20.2	116.5	20.3
Passenger Cars	31.8	6.8	40.9	7.4	42.4	7.7	44.3	7.9	44.8	7.8
Ship & Boat	47.1	10.1	54.6	9.8	38.2	7.0	36.2	6.5	38.7	6.8
Others	3.1	0.7	4.2	0.8	4.6	0.8	5.2	0.9	6.0	1.0

Total	466.4	100.0	555.2	100.0	547.9	100.0	559.6	100.0	572.7	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary

Source: The Bank of Korea; Korea Customs Service.

Imports by Major Commodity Groups (C.I.F.)(1)

	2010	As % of 2010 Total	2011	As % of 2011 Total	2012	As % of 2012 Total	2013	As % of 2013 Total	2014(2)	As % of 2014 Total(2)
	(billions of dollars, except percentages)
Industrial Materials and Fuels	247.2	58.1	324.8	61.9	325.1	62.6	313.8	60.9	311.2	59.2
Crude Petroleum	68.7	16.2	100.8	19.2	108.3	20.8	99.4	19.3	94.9	18.1
Mineral	21.4	5.0	31.1	5.9	28.3	5.4	24.7	4.8	24.6	4.7
Chemicals	37.7	8.9	44.2	8.4	43.8	8.4	43.2	8.4	43.9	8.4
Iron & Steel Products	27.3	6.4	30.4	5.8	26.4	5.1	24.6	4.8	27.0	5.1
Non-ferrous Metal	12.6	3.0	15.1	2.9	12.6	2.4	12.5	2.4	12.8	2.4
Others	79.5	18.7	103.2	19.7	105.7	20.3	109.4	21.2	108.0	20.5
Capital Goods	135.7	31.9	146.5	27.9	140.3	27.0	144.2	28.0	149.0	28.3
Machinery & Precision Equipment	47.7	11.2	50.5	9.6	49.8	9.6	50.1	9.7	50.8	9.7
Electric & Electronic Machines	73.3	17.2	80.1	15.3	76.3	14.7	80.9	15.7	84.5	16.1
Transport Equipment	12.9	3.0	13.9	2.7	12.1	2.3	11.3	2.2	11.6	2.2
Others	1.8	0.4	2.0	0.4	2.1	0.4	1.9	0.4	2.1	0.4
Consumer Goods	42.3	9.9	53.1	10.1	54.2	10.4	58.2	11.3	65.3	12.4
Cereals	5.9	1.4	7.5	1.4	7.9	1.5	8.5	1.6	7.9	1.5
Goods for Direct Consumption	11.0	2.6	15.0	2.9	14.3	2.8	14.5	2.8	16.7	3.2
Consumer Durable Goods	16.2	3.8	18.6	3.5	19.4	3.7	21.0	4.1	24.7	4.7
Consumer Nondurable Goods	9.2	2.2	12.1	2.3	12.6	2.4	14.3	2.8	16.0	3.0

Total	425.2	100.0	524.4	100.0	519.6	100.0	515.6	100.0	525.5	100.0

(1)	These entries are derived from customs clearance statistics. C.I.F. means that the price of goods includes insurance and freight costs.
(2)	Preliminary.

Source: The Bank of Korea; Korea Customs Service.

In 2010, the Republic recorded a trade surplus of US$41.2 billion. Exports increased by 28.3% to US$466.4 billion in 2010 from US$363.5 billion in 2009, primarily due to increased demand for electronics products and automobiles from China and the emerging markets. Imports increased by 31.6% to US$425.2 billion from US$323.1 billion in 2009, primarily due to increases in domestic consumption and oil and raw material prices.

In 2011, the Republic recorded a trade surplus of US$30.8 billion. Exports increased by 19.0% to US$555.2 billion in 2011 from US$466.4 billion in 2010, primarily due to increased demand for mobile phones, consumer electronics products and automobiles from China and the emerging markets. Imports increased by 23.3% to US$524.4 billion in 2011 from US$425.2 billion in 2010, primarily due to an increase in oil and raw material prices.

In 2012, the Republic recorded a trade surplus of US$28.3 billion. Exports decreased by 1.3% to US$547.9 billion in 2012 from US$555.2 billion in 2011, primarily due to adverse economic conditions in European countries. Imports decreased by 0.9% to US$519.6 billion in 2012 from US$524.4 billion in 2011, primarily due to decreased investment spending.

In 2013, the Republic recorded a trade surplus of US$44.1 billion. Exports increased by 2.1% to US$559.7 billion in 2013 from US$547.9 billion in 2012, primarily due to increased demand for wireless communication devices, semiconductors and other information technology related products from the United States, China and the Southeast Asian nations. Imports decreased by 0.8% to US$515.6 billion in 2013 from US$519.6 billion in 2012, primarily due to decreased imports of oil, iron and steel.

Based on preliminary data, the Republic recorded a trade surplus of US$47.2 billion in 2014. Exports increased by 2.3% to US$572.7 billion in 2014 from US$559.6 billion in 2013, primarily due to increased demand for semiconductors, wireless communication devices, iron and steel from the United States, the EU and the Southeast Asian nations. Imports increased by 1.9% to US$525.5 billion in 2014 from US$515.6 billion in 2013, primarily due to increased imports of cars, components for wireless communication devices and beef.

The following table sets forth the Republic’s exports trading partners:

Exports

	2010	As % of 2010 Total	2011	As % of 2011 Total	2012	As % of 2012 Total	2013	As % of 2013 Total	2014(1)	As % of 2014 Total(1)
	(millions of dollars, except percentages)
China	116,837.8	25.1	134,185.0	24.2	134,322.6	24.5	145,869.5	26.1	145,287.7	25.4
United States	49,816.1	10.7	56,207.7	10.1	58,524.6	10.7	62,052.5	11.1	70,284.9	12.3
Japan	28,176.3	6.0	39,679.7	7.1	38,796.1	7.1	34,662.3	6.2	32,183.8	5.6
Hong Kong	25,294.3	5.4	30,968.4	5.6	32,606.2	6.0	27,756.3	5.0	27,256.4	4.8
Singapore	15,244.2	3.3	20,839.0	3.8	22,887.9	4.2	22,289.0	4.0	23,749.9	4.1
Vietnam	9,652.1	2.1	13,464.9	2.4	15,946.0	2.9	21,087.6	3.8	22,351.7	3.9
Taiwan	14,830.5	3.2	18,206.0	3.3	14,814.9	2.7	15,699.1	2.8	15,077.4	2.6
India	11,434.6	2.5	12,654.1	2.3	11,922.0	2.2	11,375.8	2.0	12,782.5	2.2
Indonesia	8,897.3	1.9	13,564.5	2.4	13,955.0	2.5	11,568.2	2.1	11,360.7	2.0
Mexico	8,845.5	1.9	9,729.1	1.8	9,042.4	1.7	9,727.4	1.7	10,846.0	1.9
Australia	6,641.6	1.4	8,163.8	1.5	9,250.5	1.7	9,563.1	1.7	10,282.5	1.8
Russia	7,759.8	1.7	10,304.9	1.9	11,097.1	2.0	11,149.1	2.0	10,129.2	1.8
Germany	10,702.2	2.3	9,500.9	1.7	7,509.7	1.4	7,907.9	1.4	7,570.9	1.3
Others(2)	152,251.5	32.6	177,745.7	32.0	167,194.8	30.5	168,924.6	30.2	173,501.0	30.3

Total	466,383.8	100.0	555,213.7	100.0	547,869.8	100.0	559,632.4	100.0	572,664.6	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service.

The following table sets forth the Republic’s imports trading partners:

Imports

	2010	As % of 2010 Total	2011	As % of 2011 Total	2012	As % of 2012 Total	2013	As % of 2013 Total	2014(1)	As % of 2014 Total(1)
	(millions of dollars, except percentages)
China	71,573.6	16.8	86,432.2	16.5	80,784.6	15.5	83,052.9	16.1	90,082.2	17.1
Japan	64,296.1	15.1	68,320.2	13.0	64,363.1	12.4	60,029.4	11.6	53,768.3	10.2
United States	40,402.7	9.5	44,569.0	8.5	43,341.0	8.3	41,511.9	8.1	45,283.3	8.6
Saudi Arabia	26,820.0	6.3	36,972.6	7.1	39,707.1	7.6	37,665.2	7.3	36,694.5	7.0
Qatar	11,915.5	2.8	20,749.4	4.0	25,504.7	4.9	25,873.8	5.0	25,723.1	4.9
Australia	20,456.2	4.8	26,316.3	5.0	22,987.9	4.4	20,784.6	4.0	20,413.0	3.9
Germany	14,304.9	3.4	16,962.6	3.2	17,645.4	3.4	19,336.0	3.8	21,298.8	4.0
Kuwait	10,850.1	2.6	16,959.6	3.2	18,297.1	3.5	18,725.1	3.6	16,892.0	3.2
Taiwan	13,647.1	3.2	14,693.6	2.8	14,012.0	2.7	14,632.6	2.8	15,689.8	3.0
United Arab Emirates	12,170.1	2.9	14,759.4	2.8	15,115.3	2.9	18,122.9	3.5	16,194.3	3.1
Indonesia	13,985.8	3.3	17,216.4	3.3	15,676.3	3.0	13,190.0	2.6	12,266.3	2.3
Malaysia	9,531.0	2.2	10,467.8	2.0	9,796.4	1.9	11,095.8	2.2	11,097.9	2.1
Others(2)	115,259.1	27.1	149,994.0	28.6	152,353.6	29.3	151,565.3	29.4	160,111.0	30.5

Total	425,212.2	100.0	524,413.1	100.0	519,584.5	100.0	515,585.5	100.0	525,514.5	100.0

(1)	Preliminary
(2)	Includes more than 200 countries and regions.

Source: The Bank of Korea; Korea Customs Service.

In 2003, the outbreak of severe acute respiratory syndrome, or SARS, and the avian influenza in Asia (including China) and other parts of the world increased uncertainty about prospects for international trade and economic growth for affected countries, as well as world economic prospects in general. The avian influenza carried by migrating wild birds spread to several Asian countries, Russia, Romania and Turkey. In response to these outbreaks of avian influenza, the Government issued an advisory on disease prevention as of October 14, 2005 and conducted special monitoring of poultry farms. In addition, the Government continued to cooperate with regional and international efforts to develop and implement additional measures to contain and prevent SARS, the avian influenza and other diseases. Another outbreak of SARS, the avian influenza or similar incidents in the future may have an adverse effect on Korean and world economies and on international trade.

In recent years, the value of the Won relative to the U.S. dollar and Japanese Yen has fluctuated widely. An appreciation of the Won against the U.S. dollar and Japanese Yen increases the Won value of the Republic’s export sales and diminishes the price-competitiveness of export goods in foreign markets in U.S. dollar and Japanese Yen terms, respectively. However, it also decreases the cost of imported raw materials in Won terms and the cost in Won of servicing the Republic’s U.S. dollar and Japanese Yen denominated debt. In general, when the Won appreciates, export dependent sectors of the Korean economy, including automobiles, electronics and shipbuilding, suffer from the resulting pressure on the price-competitiveness of export goods, which may lead to reduced profit margins and loss in market share, more than offsetting a decrease in the cost of imported raw materials. If the Won continues to appreciate, the export dependent sectors of the Korean economy may suffer reduced profit margins or a net loss, which could result in a material adverse effect on the Korean economy.

Since the Government announced its plans to pursue free trade agreements, or FTAs, in 2003, the Republic has signed FTAs with key trading partners. The Republic has had bilateral FTAs in effect with Chile since 2004, Singapore since 2006, Peru since 2011, the United States since 2012, Turkey since 2013, Australia since 2014 and Canada since January 2015. The Republic has also signed bilateral FTAs with Columbia, China, New Zealand and Vietnam, which have yet to come into effect, and is currently in negotiations with a number of other key trading partners including Indonesia. In addition, the Republic has had regional FTAs in effect with the European Free Trade Association since 2006, Association of Southeast Asian Nations since 2009 and the European Union since 2011.

Non-Commodities Trade Balance

The non-commodities trade deficit was US$19.1 billion in 2010 and US$10.4 billion in 2011. The Republic had a non-commodities trade surplus of US$1.4 billion in 2012 and a non-commodities trade deficit of US$1.6 billion in 2013. Based on preliminary data, the Republic had a non-commodities trade deficit of US$3.5 billion in 2014.

Foreign Currency Reserves

The foreign currency reserves are external assets that are readily available to and controlled by monetary authorities for meeting balance of payments financing needs and for other related purposes. The following table shows the Republic’s total official foreign currency reserves:

Total Official Reserves

	December 31,
	2010	2011	2012	2013	2014
	(millions of dollars)
Gold(1)	$79.6	$2,166.6	$3,761.4	$4,794.5	$4,794.7
Foreign Exchange(2)	286,926.4	298,232.9	316,897.7	335,647.5	353,600.5

Total Gold and Foreign Exchange	287,006.0	300,399.5	320,659.1	340,442.0	358,395.2

Reserve Position at IMF	1,024.7	2,556.2	2,783.6	2,527.7	1,917.1
Special Drawing Rights	3,539.9	3,446.7	3,525.6	3,489.9	3,280.5

Total Official Reserves	$291,570.7	$306,402.5	$326,968.4	$346,459.6	$363,592.7

(1)	For this purpose, domestically-owned gold is valued at US$42.22 per troy ounce (31.1035 grams) and gold deposited overseas is calculated at cost of purchase.
(2)	More than 95% of the Republic’s foreign currency reserves are comprised of convertible foreign currencies.

Source: The Bank of Korea; International Monetary Fund

The Government’s foreign currency reserves increased to US$262.2 billion as of December 31, 2007 from US$8.9 billion as of December 31, 1997, primarily due to continued balance of trade surpluses and capital inflows. In 2008, the Government’s foreign currency reserves decreased, falling to US$201.2 billion as of December 31, 2008, partially as a result of the Government’s use of the foreign currency reserve to provide foreign currency liquidity to Korean financial institutions. The Government’s foreign currency reserves increased to US$270.0 billion as of December 31, 2009, US$291.6 billion as of December 31, 2010, US$306.4 billion as of December 31, 2011, US$327.0 billion as of December 31, 2012, US$346.5 billion as of December 31, 2013 and US$363.6 billion as of December 31, 2014, primarily due to continued trade surpluses and capital inflows. The amount of the Government’s foreign currency reserve was US$371.5 billion as of May 31, 2015.

Government Finance

The Ministry of Strategy and Finance prepares the Government budget and administers the Government’s finances.

The Government’s fiscal year commences on January 1. The Government must submit the budget, which is drafted by the Minister of Strategy and Finance and approved by the President of the Republic, to the National Assembly not later than 90 days prior to the start of the fiscal year and may submit supplementary budgets revising the original budget at any time during the fiscal year.

2014 budgeted revenues increased by 3.7% to ~~W~~338.9 trillion from ~~W~~326.9 trillion in 2013, led by an increase in budgeted tax revenues (including revenues from income tax and value added tax). 2014 budgeted expenditures and net lending increased by 3.3% to ~~W~~325.4 trillion from ~~W~~315.1 trillion in 2013, led by increases in budgeted expenditures on social security, public assistance, childcare and welfare services for senior citizens. The 2014 budget anticipated a ~~W~~13.5 billion budget surplus.

2015 budgeted revenues increased by 3.6% to ~~W~~351.1 trillion from ~~W~~338.9 trillion in 2014, led by an increase in budgeted tax revenues (including revenues from income tax, value added tax and social security contributions). 2015 budgeted expenditures and net lending increased by 5.8% to ~~W~~344.2 trillion from

~~W~~325.4 trillion in 2014, led by increases in budgeted expenditures on economic growth, social security, public assistance, military services and welfare services for senior citizens, unemployed people and temporary workers. The 2015 budget anticipated a ~~W~~6.9 billion budget surplus.

The following table shows consolidated Government revenues and expenditures:

Consolidated Central Government Revenues and Expenditures

	Actual					Budget
	2010	2011	2012	2013	2014	2013	2014	2015
	(billions of Won)
Total Revenues	270,923	292,323	311,456	314,438	320,895	326,910	338,867	351,139
Current Revenues	268,540	289,797	307,754	311,136	318,185	321,898	334,653	346,636
Total Tax Revenues	213,319	231,273	246,918	248,046	255,313	256,765	268,415	276,583
Taxes on income, profits and capital gains	74,730	87,161	91,699	91,674	95,976	95,742	100,400	103,378
Social security contributions	35,601	38,892	43,904	46,140	49,793	46,367	51,962	55,441
Tax on property	7,772	8,713	8,832	8,591	9,054	10,367	9,754	10,134
Taxes on goods and services	71,035	71,519	77,811	77,642	79,055	78,498	80,924	83,272
Taxes on international trade and transaction	10,666	10,990	9,816	10,562	8,721	10,269	10,551	9,882
Other tax	13,514	13,998	14,857	13,438	12,715	15,522	14,824	14,477
Non-Tax Revenues	55,221	58,524	60,836	63,089	62,872	65,133	66,238	70,053
Operating surpluses of departmental enterprise sales and property income	23,173	24,675	25,242	24,591	23,112	25,282	23,999	23,816
Administration fees & charges and non-industrial sales	6,345	6,973	7,364	8,537	7,997	8,130	8,437	10,403
Fines and forfeits	15,730	17,180	17,488	18,164	19,556	19,822	20,769	21,962
Contributions to government employee pension fund	7,213	7,303	8,134	8,776	9,915	9,067	10,034	10,458
Current revenue of non-financial public enterprises	2,760	2,393	2,608	3,021	2,292	2,254	2,999	3,415
Capital Revenues	2,383	2,527	3,702	3,302	2,710	5,012	4,214	4,502
Total Expenditures and Net Lending	254,231	273,694	292,977	300,238	312,394	315,116	325,378	344,174
Total Expenditures	251,146	269,768	286,921	302,036	311,507	311,231	320,075	335,397
Current Expenditures	216,937	235,458	252,620	268,019	280,466	275,757	287,226	300,963
Expenditure on goods and service	49,821	52,989	55,384	57,769	59,616	63,675	64,470	68,865
Interest payment	13,387	14,566	14,239	13,386	14,057	13,660	14,439	14,293
Subsidies and other current transfers	151,030	165,233	179,433	193,451	203,649	195,048	204,638	214,125
Current expenditure of non-financial public enterprises	2,699	2,670	3,564	3,414	3,143	3,373	3,679	3,681
Capital Expenditures	34,209	34,310	34,301	34,017	31,041	35,474	32,850	34,433
Net Lending	3,084	3,926	6,056	(1,798)	888	3,885	5,303	8,778

Source: Ministry of Strategy and Finance; The Bank of Korea; Korea National Statistical Office

The consolidated Government account consists of a General Account, Special Accounts (including a non-financial public enterprise special account) and Public Funds. The Government segregates the accounts of certain functions of the Government into Special Accounts and Public Funds for more effective administration and fiscal control. The Special Accounts and Public Funds relate to business type activities, such as economic development, road and railway construction and maintenance, monopolies, and communications developments and the administration of loans received from official international financial organizations and foreign governments.

Revenues derive mainly from national taxes and non-tax revenues. Taxes in Korea can be roughly classified into the following types:

•	income tax and capital gains tax,

•	property tax,

•	value-added tax,

•	customs duty tax, and

•	other taxes.

Income tax and capital gains tax are imposed on income derived from labor, business operation and ownership of assets and profits derived from capital appreciation. Income tax and capital gains tax, depending on the type of taxpayer, can be further classified into corporate income tax and individual income tax. Property tax is imposed on exchange or ownership of property and includes inheritance tax and gift tax. Value-added tax is imposed on value added to goods and services. Customs duty tax is imposed on imported goods. Other taxes include tax on certain securities transactions and a stamp tax for certain documents.

Expenditures include general administration, national defense, community service, education, health, social security, certain annuities and pensions and local finance, which involves the transfer of tax revenues to local governments.

For 2010, the Republic recorded total revenues of ~~W~~270.9 trillion and total expenditures and net lending of ~~W~~254.2 trillion. The Republic had a fiscal surplus of ~~W~~16.7 trillion in 2010.

For 2011, the Republic recorded total revenues of ~~W~~292.3 trillion and total expenditures and net lending of ~~W~~273.7 trillion. The Republic had a fiscal surplus of ~~W~~18.6 trillion in 2011.

For 2012, the Republic recorded total revenues of ~~W~~311.5 trillion and total expenditures and net lending of ~~W~~293.0 trillion. The Republic had a fiscal surplus of ~~W~~18.5 trillion in 2012.

For 2013, the Republic recorded total revenues of ~~W~~314.4 trillion and total expenditures and net lending of ~~W~~300.2 trillion. The Republic had a fiscal surplus of ~~W~~14.2 trillion in 2013.

Based on preliminary data, the Republic recorded total revenues of ~~W~~320.9 trillion and total expenditures and net lending of ~~W~~312.4 trillion in 2014. The Republic had a fiscal surplus of ~~W~~8.5 trillion in 2014.

Debt

The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2013 amounted to approximately ~~W~~497.0 trillion, an increase of 8.5% over the previous year. The Government estimates that the total outstanding debt of the Government (including guarantees by the Government) as of December 31, 2014 amounted to approximately ~~W~~532.2 trillion, an increase of 7.1% over the previous year. The Ministry of Strategy and Finance administers the national debt of the Republic.

External and Internal Debt of the Government

The following table sets out, by currency and the equivalent amount in U.S. Dollars, the estimated outstanding direct external debt of the Government as of December 31, 2014:

Direct External Debt of the Government

	Amount in Original Currency		Equivalent Amount in U.S. Dollars(1)
	(millions)
US$	US$	4,443.7	US$	4,443.7
Japanese Yen (¥)		¥461.7		3.9
Euro (EUR)	EUR	1,625.1		1,976.0

Total			US$	6,423.6

(1)	Amounts expressed in currencies other than US$ are converted to US$ at the arbitrage rate announced by the Seoul Money Brokerage Services, Ltd. in effect on December 31, 2014.

The following table summarizes, as of December 31 of the years indicated, the outstanding direct internal debt of the Republic:

Direct Internal Debt of the Government

(billions of Won)
2010	360,804.5
2011	390,249.4
2012	414,213.5
2013	453,674.0
2014	493,584.9

The following table sets out all guarantees by the Government of indebtedness of others:

Guarantees by the Government

	December 31,
	2010	2011	2012	2013	2014
	(billions of Won)
Domestic	33,291.7	33,799.1	32,783.6	32,978.5	29,158.4
External(1)	1,508.3	1,258.6	—	—	—

Total	34,800.0	35,057.7	32,783.6	32,978.5	29,158.4

(1)	Converted to Won at foreign exchange banks’ telegraphed transfer selling rates to customers or the market average exchange rates in effect on December 31 of each year.

For further information on the outstanding indebtedness, including guarantees, of the Republic, see “—Tables and Supplementary Information”.

External Liabilities

The following tables set out certain information regarding the Republic’s external liabilities calculated under the criteria based on the sixth edition of Balance of Payment Manual, or BPM6, published by the International Monetary Fund in December 2010 and implemented by the Government in December 2013. Under BPM6, in particular, prepayments received in connection with the construction of ships are excluded from the external debt.

	December 31,
	2010	2011	2012	2013	2014
	(billions of dollars)
Long-term Debt	219.5	260.3	281.0	311.7	310.1
General Government	50.5	59.8	60.8	63.0	65.2
Monetary Authorities	18.4	14.2	21.2	29.2	25.9
Banks	71.0	93.4	97.8	102.2	104.1
Other Sectors	79.6	92.9	101.2	117.4	114.9

Short-term Debt	136.5	139.8	128.0	111.8	115.3
General Government	0.2	0.5	0.0	0.0	0.0
Monetary Authorities	10.3	8.9	14.9	10.8	12.2
Banks	101.9	102.9	85.4	77.9	81.9
Other Sectors	24.0	27.5	27.7	23.0	21.2

Total External Liabilities	355.9	400.0	408.9	423.5	425.4

Debt Record

The Government has always paid when due the full amount of principal of, interest on, and amortization of sinking fund requirements of, all of its indebtedness.

Tables and Supplementary Information

A. External Debt of the Government

(1) External Bonds of the Government

Series	Issue Date	Maturity Date	Interest Rate (%)	Currency	Original Principal Amount	Principal Amount Outstanding as of December 31, 2014
2005-001	November 2, 2005	November 3, 2025	5.625	USD	400,000,000		400,000,000
2005-002	November 2, 2005	November 2, 2015	3.625	EUR	500,000,000		500,000,000
2006-001	December 7, 2006	December 7, 2016	5.125	USD	500,000,000		500,000,000
2006-002	December 7, 2006	December 7, 2021	4.25	EUR	375,000,000		375,000,000
2009-002	April 16, 2009	April 16, 2019	7.125	USD	1,500,000,000		1,500,000,000
2013-001	September 11, 2013	September 11, 2023	3.875	USD	1,000,000,000		1,000,000,000
2014-001	June 10, 2014	June 10, 2044	4.125	USD	1,000,000,000		1,000,000,000
2014-002	June 10, 2014	June 10, 2024	2.125	EUR	750,000,000		750,000,000

Total External Bonds in Original Currencies						USD	4,400,000,000
						EUR	1,625,000,000

Total External Bonds in Equivalent Amount of Won(1)						~~W~~	7,008,325,000,000

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ~~W~~1,099.20, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd. Euro amounts are converted to Won amounts at the rate of EUR1.00 to ~~W~~1,336.52, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.

(2) External Borrowings of the Government

a. Borrowings in U.S. Dollars

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (USD)	Principal Amount Outstanding as of December 31, 2014 (USD)
April 12, 1973	42	3	96,300,000		3,008,566
April 12, 1973	43	3	5,300,000		330,417
September 11, 1974	41	3	25,700,000		636,450
September 13, 1975	41	3	5,000,000		327,648
September 13, 1975	41	3	5,000,000		327,289
September 13, 1975	41	3	5,000,000		480,086
February 18, 1976	40	3	11,900,000		798,233
February 18, 1976	40	3	27,900,000		1,547,994
February 18, 1976	40	3	23,400,000		2,498,271
February 18, 1976	40	3	90,800,000		5,509,692
July 21, 1977	41	3	59,500,000		7,174,690
July 21, 1977	40	3	43,800,000		3,972,366
June 7, 1979	30	3	40,000,000		6,045,710
January 25, 1980	40	3	30,000,000		5,441,294
May 18, 1981	40	3	27,000,000		5,593,152

Subtotal in Original Currency				USD	43,691,857

Subtotal in Equivalent Amount of Won(1)				~~W~~	48,026,088,800

(1)	U.S. dollar amounts are converted to Won amounts at the rate of US$1.00 to ~~W~~1,099.2, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.

b. Borrowings in Euro

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (EUR)	Principal Amount Outstanding as of December 31, 2014 (EUR)
March 27, 1985	30	2.2	6,000,000		73,170

Subtotal in Original Currency					EUR 73,170

Subtotal in Equivalent Amount of Won(1)				~~W~~	97,792,910

(1)	Euro amounts are converted to Won amounts at the rate of EUR1.00 to ~~W~~1,336.52, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.

c. Borrowings in Japanese Yen

Date of Borrowing	Original Maturity (Years)	Interest Rate (%)	Original Principal Amount (JPY)	Principal Amount Outstanding as of December 31, 2014 (JPY)
October 31, 1990	25	4	4,320,000,000		225,322,000
October 31, 1990	25	4	5,414,000,000		119,748,000
October 31, 1990	25	4	2,160,000,000		116,678,000

Subtotal in Original Currency					JPY 461,748,000

Subtotal in Equivalent Amount of Won(1)				~~W~~	4,248,728,050

Total External Borrowings in Equivalent Amount of Won				~~W~~	52,372,609,760

(1)	Japanese yen amounts are converted to Won amounts at the rate of JPY100.00 to ~~W~~929.14, the market average exchange rate in effect on December 31, 2014, as announced by Seoul Money Brokerage Services, Ltd.

B. External Guaranteed Debt of the Government

None.

C. Internal Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2014
	(%)			(billions of Won)
1. Bonds
Interest-Bearing Treasury Bond for Treasury Bond Management Fund	1.125-5.75	2005-2014	2015-2044	438,254.8
Interest-Bearing Treasury Bond for National Housing I	2.0-3.0	2004-2014	2009-2019	49,566.8
Interest-Bearing Treasury Bond for National Housing II	0.0-3.0	1990-2012	2010-2030	2,620.6
Interest-Bearing Treasury Bond for National Housing III	0	2005	2015	594.2
Non-interest-Bearing Treasury Bond for Contribution to International Organizations(1)	—	1967-1985	—	11.3

Total Bonds				491,047.7

2. Borrowings
Borrowings from The Bank of Korea	2.68	2014	2015	1,117.2
Borrowings from the Sports Promotion Fund	2.845	2014	2017	100.0
Borrowings from The Korea Foundation Fund	2.845	2014	2016	30.0
Borrowings from the Korea Credit Guarantee Fund	2.305-2.755	2014	2018	455.0
Borrowings from Korea Technology Finance Corporation	2.305-2.755	2014	2018	195.0
Borrowings from the Credit Guarantee Fund for Agriculture, Forestry and Fisheries Suppliers	2.425~3.215	2014	2019	600.0
Borrowings from the Government Employees’ Pension Fund	2.74	2012	2015	10.0
Borrowings from the Film Industry Development Fund	2.06~2.87	2014	2017	30.0

Total Borrowings				2,537.2

Total Internal Funded Debt				493,584.9

(1)	Interest Rates and Years of Maturity not applicable.

D. Internal Guaranteed Debt of the Government

Title	Range of Interest Rates	Range of Years of Issue	Range of Years of Original Maturity	Principal Amounts Outstanding as of December 31, 2014
	(%)			(billions of Won)
1. Bonds of Government-Affiliated Corporations
Korea Deposit Insurance Corporation	2.74-5.0	2010-2014	2015-2018	18,520.0
Korea Student Aid Foundation	Floating-5.26	2010-2014	2015-2032	10,580.0

Total Bonds				29,100.0

2. Borrowings of Government-Affiliated Corporations
Rural Development Corporation and Federation of Farmland	5.5	1989	2023	58.4
Total Borrowings				58.4

Total Internal Guaranteed Debt				29,158.4

DESCRIPTION OF THE SECURITIES

Description of Debt Securities

We will issue debt securities under a fiscal agency agreement or agreements. The description below summarizes the material provisions of the debt securities and the fiscal agency agreement. Since it is only a summary, the description may not contain all of the information that may be important to you as a potential investor in the debt securities. Therefore, we urge you to read the form of fiscal agency agreement and the form of global debt security before deciding whether to invest in the debt securities. We have filed a copy of these documents with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus is a part. You should refer to such exhibits for more complete information.

The financial terms and other specific terms of your debt securities will be described in the prospectus supplement relating to your debt securities. The description in the prospectus supplement will supplement this description or, to the extent inconsistent with this description, replace it.

We will appoint a fiscal agent or agents in connection with debt securities whose duties will be governed by the fiscal agency agreement. We may replace the fiscal agent or appoint different fiscal agents for different series of debt securities.

General Terms of the Debt Securities

We may issue debt securities in separate series at various times. The Republic may irrevocably guarantee the payment of principal of, and interest on, one or more series of debt securities. The prospectus supplement that relates to your debt securities will specify some or all of the following terms:

•	the aggregate principal amount;

•	the currency of denomination and payment;

•	any limitation on principal amount and authorized denominations;

•	the percentage of their principal amount at which the debt securities will be issued;

•	the maturity date or dates;

•	the interest rate for the debt securities and, if variable, the method by which the interest rate will be calculated;

•	whether any amount payable in respect of the debt securities will be determined based on an index or formula, and how any such amount will be determined;

•	the dates from which interest, if any, will accrue for payment of interest and the record dates for any such interest payments;

•	where and how we will pay principal and interest;

•	whether and in what circumstances the debt securities may be redeemed before maturity;

•	any sinking fund or similar provision;

•	whether any part or all of the debt securities will be in the form of a global security and the circumstances in which a global security is exchangeable for certificated securities;

•

if issued in certificated form, whether the debt securities will be in bearer form with interest coupons, if any, or in registered form without interest coupons, or both forms, and any restrictions on exchanges from one form to the other;

•	whether any of the terms set out herein will differ for the debt securities;

•	whether the Republic will irrevocably guarantee the payment of principal of, and interest on, the debt securities; and

•	other specific provisions.

Depending on the terms of the debt securities we issue, the prospectus supplement relating to the debt securities may also describe applicable U.S. federal income tax and other considerations additional to the disclosure in this prospectus.

Unless otherwise specified in the applicable prospectus supplement, we will maintain at an office in the Borough of Manhattan, The City of New York, a register for the registration of transfers of debt securities issued in registered form.

Payments of Principal, Premium and Interest

On every payment date specified in the relevant prospectus supplement, we will pay the principal, premium and/or interest due on that date to the registered holder of the relevant debt security at the close of business on the related record date. We will make all payments at the place and in the currency set out in the prospectus supplement. Unless otherwise specified in the relevant prospectus supplement or the debt securities, we will make payments in U.S. dollars at the New York office of the fiscal agent or, outside the United States, at the office of any paying agent. Unless otherwise specified in the applicable prospectus supplement or debt securities, we will pay interest by check, payable to the registered holder.

We will make any payments on debt securities in bearer form at the offices and agencies of the fiscal agent or any other paying agent outside the United States as we may designate. At the option of the holder of the bearer debt securities, we will make such payments by check or by transfer to an account maintained by the holder with a bank located outside of the United States. We will not make payments on bearer debt securities at the corporate trust office of the fiscal agent in the United States or at any other paying agency in the United States. In addition, we will not make any payment by mail to an address in the United States or by transfer to an account maintained by a holder of bearer debt securities with a bank in the United States. Nevertheless, we will make payments on a bearer debt security denominated and payable in U.S. dollars at an office or agency in the United States if:

•	payment outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions; and

•	the payment is then permitted under United States law, without material adverse consequences to us.

If we issue bearer debt securities, we will designate the offices of at least one paying agent outside the United States as the location for payment.

Repayment of Funds; Prescription

If no one claims money paid by us to the fiscal agent for the payment of principal or interest in respect of any series of debt securities for two years after the payment was due and payable, the fiscal agent or paying agent will repay the money to us. After such repayment, the fiscal agent or paying agent will not be liable with respect to the amounts so repaid, and you may look only to us for any payment under the debt securities.

Under Korean law, you will not be permitted to file a claim against us for payment of principal or interest on any series of debt securities unless you do so within five years, in the case of principal, and two years, in the case of interest, from the date on which payment was due.

Global Securities

The prospectus supplement relating to a series of debt securities will indicate whether any of that series of debt securities will be represented by a global security. The prospectus supplement will also describe any unique specific terms of the depositary arrangement with respect to that series. Unless otherwise specified in the prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Registered Ownership of the Global Security

The global security will be registered in the name of a depositary identified in the prospectus supplement, or its nominee, and will be deposited with the depositary, its nominee or a custodian. The depositary, or its nominee, will therefore be considered the sole owner or holder of debt securities represented by the global security for all purposes under the fiscal agency agreement. Except as specified below or in the applicable prospectus supplement, beneficial owners:

•	will not be entitled to have any of the debt securities represented by the global security registered in their names;

•	will not receive physical delivery of any debt securities in definitive form;

•	will not be considered the owners or holders of the debt securities;

•

must rely on the procedures of the depositary and, if applicable, any participants (institutions that have accounts with the depositary or a nominee of the depositary, such as securities brokers and dealers) to exercise any rights of a holder; and

•	will receive payments of principal and interest from the depositary or its participants rather than directly from us.

We understand that, under existing industry practice, the depositary and participants will allow beneficial owners to take all actions required of, and exercise all rights granted to, the registered holders of the debt securities.

We will register debt securities in the name of a person other than the depositary or its nominee only if:

•	the depositary for a series of debt securities is unwilling or unable to continue as depositary; or

•	we determine, in our sole discretion, not to have a series of debt securities represented by a global security.

In either such instance, an owner of a beneficial interest in a global security will be entitled to registration of a principal amount of debt securities equal to its beneficial interest in its name and to physical delivery of the debt securities in definitive form.

Beneficial Interests in and Payments on a Global Security

Only participants, and persons that may hold beneficial interests through participants, can own a beneficial interest in the global security. The depositary keeps records of the ownership and transfer of beneficial interests in the global security by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global security by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global security will be kept.

All payments on a global security will be made to the depositary or its nominee. When the depositary receives payment of principal or interest on the global security, we expect the depositary to credit its participants’ accounts with amounts that correspond to their respective beneficial interests in the global security. We also expect that, after the participants’ accounts are credited, the participants will credit the accounts of the owners of beneficial interests in the global security with amounts that correspond to the owners’ respective beneficial interests in the global security.

The depositary and its participants establish policies and procedures governing payments, transfers, exchanges and other important matters that affect owners of beneficial interests in a global security. The depositary and its participants may change these policies and procedures from time to time. We have no responsibility or liability for the records of ownership of beneficial interests in the global security, or for payments made or not made to owners of such beneficial interests. We also have no responsibility or liability for any aspect of the relationship between the depositary and its participants or for any aspect of the relationship between participants and owners of beneficial interests in the global security.

Bearer Securities

We may issue debt securities in a series in the form of one or more bearer global debt securities deposited with a common depositary for the Euroclear and Clearstream, or with a nominee identified in the applicable prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Additional Amounts

We will make all payments of principal of, and premium and interest, if any, on the debt securities without withholding or deducting any present or future taxes imposed by the Republic or any of its political subdivisions, unless required by law. If Korean law requires us to deduct or withhold taxes, we will pay additional amounts as necessary to ensure that you receive the same amount as you would have received without such withholding or deduction.

We will not pay, however, any additional amounts if you are liable for Korean tax because:

•	you are connected with the Republic other than by merely owning the debt security or receiving income or payments on the debt security;

•	you failed to complete and submit a declaration of your status as a non-resident of the Republic after we or the relevant tax authority requested you to do so; or

•

you failed to present your debt security for payment within 30 days of when the payment is due or, if the fiscal agent did not receive the money prior to the due date, the date notice is given to holders that the fiscal agent has received the full amount due to holders. Nevertheless, we will pay additional amounts to the extent you would have been entitled to such amounts had you presented your debt security for payment on the last day of the 30-day period.

We will not pay any additional amounts for taxes on the debt securities except for taxes payable through deduction or withholding from payments of principal, premium or interest. Examples of the types of taxes for which we will not pay additional amounts include the following: estate or inheritance taxes, gift taxes, sales or transfer taxes, personal property or related taxes, assessments or other governmental charges. We will also not pay any additional amounts for taxes imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations or administrative guidance promulgated thereunder or any law implementing an intergovernmental approach thereto (“FATCA”). We will pay stamp or other similar taxes that may be imposed by the Republic, the United States or any political subdivision or taxing authority in one of those two countries on the fiscal agency agreement or be payable in connection with the issuance of the debt securities.

Status of Debt Securities

The debt securities will:

•	constitute our direct, unconditional, unsecured and unsubordinated obligations;

•	rank at least equally in right of payment among themselves, regardless of when issued or currency of payment; and

•	rank at least equally in right of payment with all of our other unsecured and unsubordinated obligations, subject to certain statutory exceptions under Korean law.

Negative Pledge Covenant

If any debt securities are outstanding, we will not create or permit any security interests on our assets as security for any of our indebtedness or guarantees issued by us, unless the security interest also secures our obligations under the debt securities.

We may, however, create or permit a security interest:

•

on any promissory debt securities or commercial paper discounted or otherwise provided as security to or issued or held by us created in favor of The Bank of Korea in the normal operation of The Bank of Korea’s discount facilities or facilities for the funding of loans by us to our customers; or

•	on any asset (or documents of title to such asset) incurred when the asset was purchased or improved to secure payment of the cost of the activity; or

•	of a statutory nature arising in the ordinary course of our business but unrelated to our activities of borrowing or raising money; or

•	on any real estate owned by us imposed by a tenant of such real estate as security for repayment of any key money paid by the tenant; or

•	arising by operation of Korean law or given preference by law following our failure to meet an obligation, although we will not permit such a security interest to exist for more than 30 days.

Events of Default

Unless otherwise specified in the applicable prospectus supplement in connection with a particular offering of debt securities, each of the following constitutes an event of default with respect to any series of debt securities:

1.	Non-Payment: we do not pay principal or interest or premium or deposit any sinking fund payment on any debt securities of the series when due and such failure to pay continues for 30 days.

2.	Breach of Other Obligations: we fail to observe or perform any of the covenants in the series of debt securities (other than non-payment) for 60 days after written notice of the default is delivered to us at the corporate trust office of the fiscal agent in New York City by holders representing at least 10% of the aggregate principal amount of the debt securities of the series.

3.	Cross Default and Cross Acceleration:

•	we default on any External Indebtedness, and, as a result, becomes obligated to pay an amount equal to or greater than US$10,000,000 in aggregate principal amount prior to its due date; or

•

we fail to pay when due, including any grace period, any of our External Indebtedness in aggregate principal amount equal to or greater than US$10,000,000 or we fail to pay when requested and required by the terms thereof any guarantee for External Indebtedness of another person equal to or greater than US$10,000,000 in aggregate principal amount.

4,	Moratorium/Default:

•	the Republic declares a general moratorium on the payment of its External Indebtedness, including obligations under guarantees;

•

the Republic becomes liable to repay prior to maturity any amount of External Indebtedness, including obligations under guarantees, as a result of a default under such External Indebtedness or obligations; or

•	the international monetary reserves of the Republic become subject to a security interest or segregation or other preferential arrangement for the benefit of any creditors.

5.	Bankruptcy:

•	we are declared bankrupt or insolvent by any court or administrative agency with jurisdiction over us;

•	we pass a resolution to apply for bankruptcy or to request the appointment of a receiver or trustee or similar official in insolvency;

•	a substantial part of our assets are liquidated; or

•	we cease to conduct the banking business.

6.	Cessation of Government Control or Failure of Support: the Republic ceases to (directly or indirectly) control us or fails to provide financial support for us as required under Article 32 of the KDB Act as of the issue date of the debt securities of such series.

For purposes of the foregoing, “External Indebtedness” means any obligation for the payment or repayment of money borrowed that is denominated in a currency other than the currency of the Republic.

As used in paragraph 6 above, “control” means the acquisition or control of a majority of our voting share capital or the right to appoint and/or remove all or the majority of the members of our board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise.

If an event of default occurs, any holder may declare the principal amount of debt securities that it holds to be immediately due and payable by written notice to us and the fiscal agent.

You should note that:

•	despite the procedure described above, no debt securities may be declared due and payable if we cure the applicable event of default before we receive the written notice from the debt security holder;

•	we are not required to provide periodic evidence of the absence of defaults; and

•	the fiscal agency agreement does not require us to notify holders of the debt securities of an event of default or grant any debt security holder a right to examine the security register.

Modifications and Amendments; Debt Securityholders’ Meetings

Each holder of a series of debt securities must consent to any amendment or modification of the terms of that series of debt securities or the fiscal agency agreement that would, among other things:

•	change the stated maturity of the principal of the debt securities or any installment of interest;

•	reduce the principal amount of such series of debt securities or the portion of the principal amount payable upon acceleration of such debt securities;

•	change the debt security’s interest rate or premium payable;

•	change the currency of payment of principal, interest or premium;

•	amend either the procedures provided for a redemption event or the definition of a redemption event;

•	shorten the period during which we are not allowed to redeem the debt securities or grant us a right to redeem the debt securities which we previously did not have; or

•	reduce the percentage of the outstanding principal amount needed to modify or amend the fiscal agency agreement or the terms of such series of debt securities.

We may, with the exception of the above changes, with the consent of the holders of at least 66 2/3% in principal amount of the debt securities of a series that are outstanding, modify and amend other terms of that series of debt securities.

We may at any time call a meeting of the holders of a series of debt securities to seek the holders of the debt securities’ approval of the modification, or amendment, or obtain a waiver, of any provision of that series of debt securities. The meeting will be held at the time and place in the Borough of Manhattan in New York City as determined by the fiscal agent. The notice calling the meeting must be given at least 30 days and not more than 60 days prior to the meeting.

While an event of default with respect to a series of debt securities is continuing, holders of at least 10% of the aggregate principal amount of that series of debt securities may compel the fiscal agent to call a meeting of all holders of debt securities of that series.

Holders of debt securities who hold, in the aggregate, a majority in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum at a meeting. At the reconvening of any meeting adjourned for a lack of a quorum, the persons entitled to vote 25% in principal amount of the debt securities of the series that are outstanding at the time will constitute a quorum for taking any action set out in the original notice. To vote at a meeting, a person must either hold outstanding debt securities of the relevant series or be duly appointed as a proxy for a debt securityholder. The fiscal agent will make all rules governing the conduct of any meeting.

The fiscal agency agreement and a series of debt securities may be modified or amended, without the consent of the holders of the debt securities, to:

•	add covenants made by us that benefit holders of the debt securities;

•	surrender any right or power given to us;

•	secure the debt securities;

•

permit registered securities to be exchanged for bearer securities or relax or eliminate restrictions on the payment of principal, premium or interest on bearer securities to the extent permitted under United States Department of Treasury regulations, provided that holders of the debt securities do not suffer any adverse tax consequences as a result; and

•

cure any ambiguity or correct or supplement any defective provision in the fiscal agency agreement or the debt securities, without materially and adversely affecting the interests of the holders of the debt securities.

Fiscal Agent

The fiscal agency agreement governs the duties of each fiscal agent. We may maintain bank accounts and a banking relationship with each fiscal agent. The fiscal agent is our agent and does not act as a trustee for the holders of the debt securities.

Further Issues of Debt Securities

We may, without the consent of the holders of the debt securities, create and issue additional debt securities with the same terms and conditions as any series of debt securities (or that are the same except for the amount of the first interest payment and for the interest paid on the series of debt securities prior to the issuance of the additional debt securities). We may consolidate such additional debt securities with the outstanding debt securities to form a single series.

Description of Warrants

The description below summarizes some of the provisions of warrants for the purchase of debt securities that we may issue from time to time and of the warrant agreement. Copies of the forms of warrants and the warrant agreement are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential investor in the warrants.

The description of the warrants that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Warrants

Each series of warrants will be issued under a warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The prospectus supplement relating to the series of warrants will describe:

•	the terms of the debt securities purchasable upon exercise of the warrants, as described above under “—Description of Debt Securities—General Terms of the Debt Securities”;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the exercise price;

•	the procedures and conditions for the exercise of the warrants;

•	the dates on which the right to exercise the warrants begins and expires;

•	whether and under what conditions the warrants may be terminated or canceled by us;

•	whether and under what conditions the warrants and any debt securities issued with the warrants will be separately transferable;

•	whether the warrants will be issued in bearer or registered form;

•	whether the warrants will be exchangeable between registered and bearer form, and, if issued in registered form, where they may be transferred and registered; and

•	other specific provisions.

Terms Applicable to Debt Securities and Warrants

Governing Law

The fiscal agency agreement, any warrant agreement and the debt securities and any warrants will be governed by the laws of the State of New York without regard to any principles of New York law requiring the application of the laws of another jurisdiction. Nevertheless, all matters governing our authorization, execution and delivery of the debt securities and the fiscal agency agreement and any warrants and warrant agreement by us will be governed by the laws of the Republic.

Jurisdiction and Consent to Service

We are owned by a foreign sovereign government and all of our directors and executive officers and some of the experts named in this prospectus are residents of Korea. In addition, all or most of our assets and the assets of the people named in the preceding sentence are located outside of the United States. For that reason, you may have difficultly serving process on us or the individuals described above in the United States or enforcing in a U.S. court a U.S.-court judgment based on the U.S. federal securities laws. Our Korean counsel has informed us that there would be certain conditions to be met under Korean law regarding the enforceability in Korea, either in original actions or in actions for the enforcement of U.S.-court judgments, of civil liabilities based on the U.S. federal securities laws.

We have appointed the General Manager of our New York Branch, Mr. Nak Joo Seong, and the Senior Deputy General Manager of our New York Branch, Mr. Jin Hwan Sah, and each of their successors in the future, as our authorized agents to receive service of process in any suit which a holder of any series of debt securities or warrants may bring in any state or federal court in New York City and we have accepted the jurisdiction of those courts for those actions. Our New York Branch is located at 320 Park Avenue, 32nd Floor, New York, New York 10022. These appointments are irrevocable as long as any amounts of principal, premium or interest remain payable by us to the Fiscal Agent under any series of debt securities or any warrants have not expired or otherwise terminated under their terms. If for any reason either of these two men ceases to act as our authorized agent or ceases to have an address in Manhattan, we shall appoint a replacement. The appointment of agents for receipt of service of process and the acceptance of jurisdiction of state or federal courts in New York City do not, however, apply to actions brought under the United States federal securities laws. We may also be sued in courts having jurisdiction over us located in the Republic.

We will irrevocably consent to any relief and process in connection with a suit against us in relation to the debt securities or warrants, including the enforcement or execution of any order or judgment of the court. To the extent permitted by law, we will waive irrevocably any immunity from jurisdiction to which we might otherwise be entitled in any suit based on any series of debt securities or warrants.

Foreign Exchange Controls

Before we may issue debt securities outside the Republic, the Minister of Strategy and Finance of Korea must receive a report with respect to the issuance by us of debt securities in accordance with the Foreign Exchange Transaction Act and Regulation of Korea. After issuance of debt securities outside the Republic, we are required to notify the Minister of Strategy and Finance of such issuance. No further approval or authorization is required for us to pay principal of or interest on the debt securities.

Description of Guarantees to be Issued by Us

The description below summarizes some of the provisions of the guarantees that we may issue from time to time. Copies of the forms of guarantees are or will be filed as exhibits to the registration statement of which this prospectus is a part. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The description of a guarantee that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by us as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to our other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

Description of Guarantees to be Issued by The Republic of Korea

The description below summarizes some of the provisions of the guarantees that the Republic may issue from time to time to guarantee our debt securities. Since it is only a summary, the description may not contain all of the information that is important to you as a potential beneficiary of a guarantee.

The prospectus supplement relating to a guarantee to be issued by the Republic will specify other specific provisions. The description of a guarantee to be issued by the Republic that will be contained in the prospectus supplement will supplement this description and, to the extent inconsistent with this description, replace it.

General Terms of the Guarantees

Each guarantee will be issued by the Republic as guarantor. The prospectus supplement relating to a guarantee will specify:

•	the relevant obligor and the obligations guaranteed under the guarantee;

•	the nature and scope of the guarantee, including whether or not it is irrevocable and unconditional;

•	the status of the guarantee in relation to the Republic’s other obligations;

•	the governing law of the guarantee; and

•	other relevant provisions of the guarantee.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

Bearer securities will not be offered, sold or delivered in the United States or its possessions or to a United States person; except in certain circumstances permitted by United States tax regulations. Bearer securities will initially be represented by temporary global securities, without interest coupons, deposited with a common depositary in London for Euroclear and Clearstream for credit to designated accounts. Unless otherwise indicated in the prospectus supplement:

•

each temporary global security will be exchangeable for definitive bearer securities on or after the date that is 40 days after issuance only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations, provided that no bearer security will be mailed or otherwise delivered to any location in the United States in connection with the exchange; and

•

any interest payable on any portion of a temporary global security with respect to any interest payment date occurring prior to the issuance of definitive bearer securities will be paid only upon receipt of certification of non-United States beneficial ownership of the temporary global security as provided for in United States tax regulations.

Bearer securities, other than temporary global debt securities, and any related coupons will bear the following legend: “Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Section 165(j) and 1287(a) of the Internal Revenue Code.” The sections referred to in the legend provide that, with certain exceptions, a United States person who holds a bearer security or coupon will not be allowed to deduct any loss realized on the disposition of the bearer security, and any gain, which might otherwise be characterized as capital gain, recognized on the disposition will be treated as ordinary income.

For purposes of this section, “United States person” means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof; or

•	an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

For purposes of this section, “United States” means the United States of America, including each state and the District of Columbia, its territories, possessions and other areas subject to its jurisdiction.

TAXATION

The following discussion summarizes certain Korean tax and U.S. federal income tax considerations that may be relevant to you if you invest in debt securities. This summary is based on laws, regulations, rulings and decisions in effect as of the date of this Prospectus. These laws, regulations, rulings and/or decisions may change; any such change could apply retroactively and could affect the continued validity of this summary.

This summary does not describe all of the tax considerations that may be relevant to you or your situation, particularly if you are subject to special tax rules. You should consult your tax adviser about the tax consequences of holding the debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Korean Taxation

The following summary of Korean tax considerations applies to you so long as you are not:

•	a resident of Korea;

•	a corporation with registered head office or main office located in Korea;

•	a corporation of which the place of effective management is located in Korea; or

•	engaged in a trade or business in Korea through a permanent establishment or a fixed base to which the relevant income is attributable or with which the relevant income is effectively connected.

Tax on Interest Payments

Under current Korean tax laws, when we make payments of interest to you (excluding payments to your permanent establishment in Korea) on the debt securities denominated in a foreign currency, no amount will be withheld from such payments for, or on account of, taxes of any kind imposed, levied, withheld or assessed by Korea or any political subdivision or taxing authority thereof or therein, provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law.

Tax on Capital Gains

You will not be subject to any Korean income or withholding taxes in connection with the sale, exchange or other disposition of the debt securities, if (i) such sale, exchange or disposition is made to other non-residents or non-Korean corporations (other than their permanent establishments in Korea) or (ii) such sale, exchange or disposition takes place outside Korea, provided that the issuance of the debt securities is deemed to be an overseas issuance under Korean tax law. If you sell, exchange or otherwise dispose of the debt securities to a Korean resident or a Korean corporation (or the Korean permanent establishment of a non-resident or a non-Korean corporation) and such sale, exchange or disposition is made within Korea, any gain realized on the transaction will be taxable at ordinary Korean withholding tax rates (the lower of (subject to the production of satisfactory evidence of the acquisition costs and certain direct transaction costs) 22% of net gain or 11% of the gross sale proceeds with respect to such transaction), unless an exemption is available under an applicable income tax treaty. For example, if you are a resident of the United States for the purposes of the income tax treaty currently in force between Korea and the United States, you are generally entitled to an exemption from Korean taxation in respect of any gain realized on a disposition of the debt securities, regardless of whether the disposition is to a Korean resident. For more information regarding tax treaties, please refer to the heading “—Tax Treaties” below.

Inheritance Tax and Gift Tax

If you die while you are the holder of the debt security, the subsequent transfer of the debt security by way of succession will be subject to Korean inheritance tax. Similarly, if you transfer the debt security as a gift, the donee will be subject to Korean gift tax and you may be required to pay the gift tax if the donee fails to do so or the donee is a non-resident.

Stamp Duty

You will not be subject to any Korean securities transaction tax, stamp duty, registration tax or similar documentary tax in respect of or in connection with a transfer of any debt securities or in connection with the exercise of exchange rights or conversion rights that may be acquired with the debt securities.

Guarantees

Although there are no Korean tax laws, regulations, rulings or decisions specific to the payment under the guarantee herein, we believe any payments of interest on and principal amount of the debt securities (or the issue price if the debt securities were originally issued at a discount) by the Republic under the Republic’s guarantee on the debt securities denominated in a foreign currency (provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law) and issued by us or any payments of interest on and principal amount of the debt securities (or the issue price if the debt securities were originally issued at a discount) by us under our guarantee on the debt securities denominated in a foreign currency (provided that the offering of the debt securities is deemed to be an overseas issuance under Korean tax law) and issued by a third-party Korean issuer are not subject to withholding tax. Further details of the tax consequences of the holders of our debt securities guaranteed by the Republic or third-party debt securities guaranteed by us may be provided in the relevant prospectus supplement.

Tax Treaties

At the date of this prospectus, Korea has tax treaties with, among others, Australia, Austria, Bangladesh, Belgium, Brazil, Bulgaria, Canada, China, Czech Republic, Denmark, Egypt, Finland, France, Germany, Hungary, India, Indonesia, Ireland, Italy, Japan, Luxembourg, Malaysia, Mexico, Mongolia, the Netherlands, New Zealand, Norway, Pakistan, Philippines, Poland, Republic of Fiji, Romania, Singapore, Spain, Sri Lanka, Sweden, Switzerland, Thailand, Tunisia, Turkey, the United Kingdom, the United States of America and Vietnam under which the rate of withholding tax on interest and dividends is reduced, generally to between 5% and 15%, and the tax on capital gains is often eliminated.

With respect to any gains subject to Korean withholding tax, as described under “—Tax on Capital Gains” above, you should inquire for yourself whether you are entitled to the benefit of a tax treaty with Korea. It will be your responsibility to claim the benefits of any tax treaty that may exist between your country and Korea in respect of capital gains, and to provide to the purchaser of the debt securities, or the relevant securities company handling the debt securities, as applicable, a certificate as to your country of tax residence. In the absence of sufficient proof, the purchaser, or the relevant securities company, as the case may be, must withhold tax at the normal rates.

Furthermore, in order to claim the benefit of a tax rate reduction or tax exemption available under the applicable tax treaties, you should submit to the payer of such Korean source income an application (for reduced withholding tax rate, “application for entitlement to reduced tax rate” and in the case of exemption from withholding tax, “application for exemption” under a tax treaty along with a certificate of the non-resident holder’s tax residence issued by a competent authority of the non-resident holder’s residence country) as the beneficial owner (“BO Application”). Such application should be submitted to the withholding agent prior to the payment date of the relevant income. Subject to certain exceptions, where the relevant income is paid to an overseas investment vehicle (which is not the beneficial owner of such income) (“OIV”), a beneficial owner claiming the benefit of an applicable tax treaty with respect to such income must submit its BO Application to such OIV, which must submit an OIV report and a schedule of beneficial owners to the withholding agent prior to the payment date of such income. In the case of a tax exemption application, the withholding agent is required to submit such application (together with the applicable OIV report in the case of income paid to an OIV) to the relevant district tax office by the ninth day of the month following the date of the payment of such income.

At present, Korea has not entered into tax treaties regarding inheritance or gift tax.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

United States Tax Considerations

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder, and, to a limited extent, if you are a non-U.S. holder. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of its investment in a debt security. This summary deals only with U.S. holders that hold debt securities as capital assets for tax purposes. This summary does not apply to you if you are an investor that is subject to special tax rules, such as:

•	a bank or thrift;

•	a real estate investment trust;

•	a regulated investment company;

•	an insurance company;

•	a dealer in securities or currencies;

•	a trader in securities or commodities that elects mark-to-market treatment;

•	a person that will hold debt securities as a hedge against currency risk or as a position in a straddle or conversion transaction for tax purposes;

•	an entity taxed as a partnership and partners therein;

•	a tax exempt organization; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

A non-U.S. holder is a beneficial owner of a debt security that is not a U.S. holder.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations promulgated thereunder, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

This summary deals only with debt securities that are properly treated as indebtedness for U.S. federal income tax purposes. Any special U.S. federal income tax considerations relevant to a particular issuance of debt securities will be discussed in the applicable prospectus supplement. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as of state, local or other tax laws.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting. If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars, a “foreign currency”, the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year. Alternatively, as an accrual-basis U.S. holder you may elect to translate all interest income on foreign currency-denominated debt securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year), or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. The rules for determining these amounts are discussed below. If you purchase a debt security that is denominated in a foreign currency, the cost to you, and therefore generally your initial tax basis, will be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If the foreign currency-denominated debt security is traded on an established securities market and you are a cash-basis taxpayer, or if you are an accrual-basis taxpayer that makes a special election, then you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot rate of exchange on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a foreign currency-denominated debt security in respect of original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the purchase.

When you sell or exchange a debt security, or if a debt security is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above, and your tax basis in the debt security. If you sell or exchange a debt security for a foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder, or if you are an accrual-basis holder that makes a special election, then you will determine the U.S. dollar value of the amount realized by translating the amount at the spot rate of exchange on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, which is discussed in the two preceding paragraphs, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the Internal Revenue Service.

Except as discussed below with respect to market discount, short-term debt securities and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be long-term capital gain or loss if you have held the debt security for more than one year. The Code provides preferential treatment under certain circumstances for net long-term capital gains recognized by individual investors. The ability of U.S. holders to offset capital losses against ordinary income is limited.

The gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of whole years to their maturity, the debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and their stated redemption price at maturity will be the “original issue discount.” The “issue price” of the debt securities will be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by the Company, at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in Original Issue Discount Debt Securities you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain Treasury regulations (the “OID regulations”). You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, before you receive the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity of the debt security and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the debt security had borne interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. Additional rules may apply if interest on a floating rate debt security is based on more than one interest index. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security, other than qualified stated interest, will generally be viewed first as payments of previously accrued original issue discount, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a debt security is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars will generally be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. For debt securities purchased at a premium or bearing market discount in your hands, if you make this election you will also be deemed to have made the election (discussed below under “Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant yield basis.

In the case of an Original Issue Discount Debt Security that is also a foreign currency-denominated debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method, and (ii) translating the foreign currency amount so determined at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period). Alternatively, you may translate the foreign currency amount so determined at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described under “—Payments or Accruals of Interest” above. Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount, whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security, you will recognize ordinary income or loss measured by the difference between the amount received, translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be, and the amount accrued, using the exchange rate applicable to such previous accrual.

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its “remaining redemption amount”, or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the debt security’s issue price, you will also generally be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, you will be entitled to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price. The remaining redemption amount for an Original Issue Discount Debt Security is the total of all future payments to be made on the debt security other than qualified stated interest.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the OID regulations. Accordingly, the stated interest on a floating rate debt security generally will be treated as qualified stated interest, and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. A floating rate debt security that does not qualify as a variable rate debt instrument will be subject to special rules (the “contingent payment regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). A detailed description of the tax considerations relevant to U.S. holders of any such debt securities will be provided in the applicable prospectus supplement.

Certain debt securities may be redeemed prior to maturity, either at our option or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about their treatment since the tax consequences with respect to original issue discount will depend, in part, on the particular terms and features of the debt securities.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities will be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security you may elect to accrue original issue discount on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, regulated investment companies and certain trust funds, generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash- or accrual-basis holder, if you are the holder of a short-term debt security you can elect to accrue any “acquisition discount” with respect to the debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

As described above, certain of the debt securities may be subject to special redemption features. These features may affect the determination of whether a debt security has a maturity of one year or less and thus is a short-term debt security. If you purchase debt securities with these features, you should carefully examine the prospectus supplement and consult your tax adviser about these features.

Premium and Market Discount

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you will be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Amortization deductions attributable to a period reduce interest payments in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for those interest payments. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency debt security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the exchange rate on the date when the holder acquired the debt security. For a U.S. holder that does not elect to amortize premium, the amount of premium will be included in your tax basis when the debt security matures or is disposed of. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount, or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the debt security will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Indexed Notes and Other Notes Providing for Contingent Payments

The contingent payment regulations generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. In addition, special rules may apply to floating rate debt securities if the interest payable on the debt securities is based on more than one interest index. We will provide a detailed description of the tax considerations relevant to U.S. holders of any debt securities that are subject to the special rules discussed in this paragraph in the relevant prospectus supplement.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

In addition, a U.S. holder may be subject to certain reporting requirements with respect to the holding of certain foreign financial assets, including debt of foreign issuers, if the aggregate value of all of such assets exceeds US$50,000. A U.S. holder should consult its own tax advisor regarding the application of the information reporting rules to our debt securities and to its particular situation.

Foreign Account Tax Compliance Act

We or a non-U.S. financial institution through which payments are made may be required pursuant to FATCA to collect and provide to the U.S. Internal Revenue Service or another tax authority substantial information regarding investors in debt securities. As such, holders may be required to provide information and tax documentation regarding their tax identities as well as that of their direct and indirect owners. Additionally, starting at the earliest on January 1, 2017, “foreign passthru payments” (a term not yet defined) may be subject to withholding under FATCA. Withholding on such payments under FATCA will not apply to debt securities issued before the date that is six months after the publication of final regulations defining “foreign passthru payment,” unless the debt securities are materially modified on or after such date.

By purchasing the Notes, U.S. holders agree to provide an IRS form W-9, and whatever other information may be necessary for us to comply with these reporting obligations. If an amount of, or in respect of, U.S. withholding tax were to be deducted or withheld from payments on the debt securities as a result of an investor’s failure to comply with these rules, neither we nor any paying agent nor any other person would be required to pay additional amounts with respect to any debt securities as a result of the deduction or withholding of such tax. You should consult your tax advisors on how FATCA may apply to payments you receive under the debt securities.

Warrants

A description of the tax consequences of an investment in warrants will be provided in the applicable prospectus supplement.

Guarantees

A description of the tax consequences of an investment in guarantees will be provided in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and the Republic, if a guarantee by the Republic is furnished, may sell or issue the debt securities, warrants or guarantees in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

The prospectus supplement relating to a particular series of debt securities, warrants or guarantees will state:

•	the names of any underwriters;

•	the purchase price of the securities;

•	the proceeds to us from the sale;

•	any underwriting discounts and other compensation;

•	the initial public offering price;

•	any discounts or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities will be listed.

Any underwriter involved in the sale of securities will acquire the securities for its own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale. The securities may be offered to the public either by underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless the prospectus supplement states otherwise, certain conditions must be satisfied before the underwriters become obligated to purchase securities from us and the Republic, if applicable, and they will be obligated to purchase all of the securities if any are purchased. The underwriters may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we and the Republic, if a guarantee by the Republic is furnished, sell any securities through agents, the prospectus supplement will identify the agent and indicate any commissions payable by us and the Republic, if applicable. Unless the prospectus supplement states otherwise, all agents will act on a best efforts basis and will not acquire the securities for their own account.

We and the Republic, if a guarantee by the Republic is furnished, may authorize agents, underwriters or dealers to solicit offers by certain specified entities to purchase the securities from us and the Republic, if applicable, at the public offering price set forth in a prospectus supplement pursuant to delayed delivery contracts. The prospectus supplement will set out the conditions of the delayed delivery contracts and the commission receivable by the agents, underwriters or dealers for soliciting the contracts.

We and the Republic, if a guarantee by the Republic is furnished, may offer debt securities as consideration for the purchase of other of our debt securities, either in connection with a publicly announced tender offer or in privately negotiated transactions. The offer may be in addition to or in lieu of sales of debt securities directly or through underwriters or agents. We may offer guarantees as consideration for transactions involving securities of other issuers.

Agents and underwriters may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution from us with respect to certain payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with, or perform services (including commercial and investment banking services) for us and the Republic in the ordinary course of business.

LEGAL MATTERS

The validity of any particular series of debt securities or warrants issued with debt securities or any guarantees will be passed upon for us and any underwriters or agents by United States and Korean counsel identified in the related prospectus supplement.

AUTHORIZED REPRESENTATIVES IN THE UNITED STATES

Our authorized agents in the United States are Mr. Nak Joo Seong, General Manager of our New York Branch, or Mr. Jin Hwan Sah, Senior Deputy General Manager of our New York Branch. The address of our New York Branch is 320 Park Avenue, 32nd Floor, New York, New York 10022. The authorized representative of the Republic in the United States is Mr. Suk-Kwon Na, Financial Attache, Korean Consulate General in New York, located at 335 East 45th Street, New York, New York 10017.

OFFICIAL STATEMENTS AND DOCUMENTS

Our President and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth under “The Korea Development Bank” (except for the information set out under “The Korea Development Bank—Business—Government Support and Supervision”). Such information is stated on his authority.

The Minister of Strategy and Finance of The Republic of Korea, in his official capacity, has supplied the information set out under “The Korea Development Bank—Business—Government Support and Supervision” and “The Republic of Korea.” Such information is stated on his authority. The documents identified in the portion of this prospectus captioned “The Republic of Korea” as the sources of financial or statistical data are official public documents of the Republic or its agencies and instrumentalities.

EXPERTS

Our separate financial statements as of and for the years ended December 31, 2013 and 2014 have been included in this prospectus in reliance upon the report of KPMG Samjong Accounting Corp., independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

FORWARD-LOOKING STATEMENTS

This prospectus includes future expectations, projections or “forward-looking statements”, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “expect”, “anticipate”, “estimate”, “project” and similar words identify forward-looking statements. In addition, all statements other than statements of historical facts included in this prospectus are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove correct. This prospectus discloses important factors that could cause actual results to differ materially from our expectations (“Cautionary Statements”). All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the Cautionary Statements.

Factors that could adversely affect the future performance of the Korean economy include:

•	difficulties in the financial sectors in Europe and elsewhere and increased sovereign default risks in selected countries and the resulting adverse effects on the global financial markets;

•	adverse conditions and volatility in the United States and worldwide credit and financial markets and the general weakness of the global economy;

•

adverse changes or volatility in foreign currency reserve levels, commodity prices (including oil prices), exchange rates (including fluctuation of the U.S. dollar or Japanese Yen exchange rates or revaluation of the Chinese Renminbi), interest rates and stock markets;

•	increasing levels of household debt;

•

continuing adverse conditions in the economies of countries and regions that are important export markets for Korea, such as the United States, Europe, Japan and China, or in emerging market economies in Asia or elsewhere;

•	substantial decreases in the market prices of Korean real estate;

•	increasing delinquencies and credit defaults by consumer and small and medium sized enterprise borrowers;

•	declines in consumer confidence and a slowdown in consumer spending;

•

adverse developments in the economies of countries that are important export markets for the Republic, such as the United States, Europe, Japan and China, or in emerging market economies in Asia or elsewhere;

•	difficulties in the financial sector in Korea, including the savings bank sector;

•

the continued emergence of the Chinese economy, to the extent its benefits (such as increased exports to China) are outweighed by its costs (such as competition in export markets or for foreign investment and the relocation of the manufacturing base from the Republic to China);

•	social and labor unrest;

•

a decrease in tax revenues and a substantial increase in the Government’s expenditures for fiscal stimulus measures, unemployment compensation and other economic and social programs that, together, would lead to an increased government budget deficit;

•	financial problems or lack of progress in the restructuring of Korean conglomerates, other large troubled companies, their suppliers or the financial sector;

•	loss of investor confidence arising from corporate accounting irregularities and corporate governance issues at certain Korean conglomerates;

•	increases in social expenditures to support an aging population in Korea or decreases in economic productivity due to the declining population size in Korea;

•	the economic impact of any pending or future free trade agreements;

•	geo-political uncertainty and risk of further attacks by terrorist groups around the world;

•	the occurrence of severe health epidemics in Korea and other parts of the world including an outbreak of severe acute, respiratory syndrome, or SARS, swine or avian flu, or Ebola;

•	deterioration in economic or diplomatic relations between the Republic and its trading partners or allies, including deterioration resulting from trade disputes or disagreements in foreign policy;

•	political uncertainty or increasing strife among or within political parties in the Republic;

•	hostilities or unrest involving oil producing countries in the Middle East and Northern Africa and any material disruption in the supply of oil or increase in the price of oil;

•

the occurrence of severe earthquakes, tsunamis or other natural disasters in Korea and other parts of the world, particularly in trading partners (such as the March 2011 earthquake in Japan, which also resulted in the release of radioactive materials from a nuclear plant that had been damaged by the earthquake); and

•	an increase in the level of tension or an outbreak of hostilities between North Korea and the Republic or the United States.

FURTHER INFORMATION

We filed a registration statement with respect to the securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and its related rules and regulations. You can find additional information concerning ourselves and the securities in the registration statement and any pre- or post-effective amendment, including its various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. These filings are also available to the public from the Securities and Exchange Commission’s website at http://www.sec.gov.

HEAD OFFICE OF THE BANK

14, Eunhaeng-ro

Yeongdeungpo-gu, Seoul 07242

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

101 Barclay Street, 21st Floor West

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Kim & Chang Seyang Building 39, Sajik-ro 8-gil, Jongno-gu Seoul 03170 The Republic of Korea	Cleary Gottlieb Steen & Hamilton LLP c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 The Republic of Korea

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Davis Polk & Wardwell LLP

c/o 18th Floor

The Hong Kong Club Building

3A Chater Road

Hong Kong

AUDITOR OF THE BANK

KPMG Samjong Accounting Corp.

10th Floor, Gangnam Finance Center

152, Teheran-ro

Gangnam-gu, Seoul 06236

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542